FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286968-06

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated January 16, 2026, may be amended or completed prior to time of sale.

PROSPECTUS

$757,200,000 (Approximate)

BBCMS Mortgage Trust 2026-5C40

(Central Index Key Number 0002104401)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

(Central Index Key Number 0001541480)

as Depositor
Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Argentic Real Estate Finance 2 LLC

(Central Index Key Number 0001968416)

German American Capital Corporation
(Central Index Key Number 0001541294)

KeyBank National Association
(Central Index Key Number 0001089877)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

UBS AG New York Branch
(Central Index Key Number 0001685185)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Natixis Real Estate Capital LLC
(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-5C40

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5C40 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2026-5C40. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in March 2026. The rated final distribution date for the offered certificates is the distribution date in February 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$6,215,000%	(6)	September 2030
Class A-2	(7)%	(6)	(7)
Class A-3	(7)%	(6)	(7)
Class X-A	$584,066,000	(8)%	Variable(9)	NAP
Class A-S	$108,470,000%	(6)	January 2031
Class B	$36,504,000%	(6)	January 2031
Class C	$28,160,000%	(6)	January 2031

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 58 and page 60, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., SG Americas Securities, LLC, Goldman Sachs & Co. LLC, Natixis Securities Americas LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 59.9% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 23.5% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 6.5% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as co-lead manager and joint bookrunner with respect to approximately 5.4% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 3.0% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 1.7% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Drexel Hamilton, LLC, Bancroft Capital, LLC and Natixis Securities Americas LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 12, 2026. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from February 1, 2026, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	KeyBanc Capital Markets	Société Générale
UBS Securities LLC Co-Lead Managers and Joint Bookrunners

Bancroft Capital, LLC	Drexel Hamilton	Natixis
Co-Managers

January [__], 2026

BBCMS Mortgage Trust 2026-5C40

Wyoming
1 property
$14,000,000
1.7% of total
Illinois
4 properties
$74,050,000
8.9% of total
Indiana
1 property
$19,450,000
2.3% of total
Michigan
1 property
$13,950,000
1.7% of total
Pennsylvania
2 properties
$68,962,024
8.3% of total
New York
11 properties
$121,527,876
14.6% of total
Washington
5 properties
$19,345,070
2.3% of total
Ohio
2 properties
$20,991,620
2.5% of total
Massachusetts
1 property
$28,000,000
3.4% of total
Oregon
3 properties
$11,746,479
1.4% of total
Connecticut
1 property
$14,000,000
1.7% of total
Nevada
1 property
$75,000,000
9.0% of total
New Jersey
1 property
$6,800,000
0.8% of total
California
10 properties
$190,927,909
22.9% of total
Maryland
1 property
$24,740,000
3.0% of total
West Virginia
1 property
$7,350,000
0.9% of total
North Carolina
3 properties
$15,240,000
1.8% of total
Georgia
1 property
$10,500,000
1.3% of total
Colorado
1 property
$12,700,000
1.5% of total
Florida
1 property
$8,500,000
1.0% of total
Percentage of Initial Pool Balance
0.8% – 1.0%
1.1% – 5.0%
5.1% – 22.9%
Texas
2 properties
$30,275,000
3.6% of total
Arkansas
1 property
$7,575,000
0.9% of total
Alabama
1 property
$8,750,000
1.0% of total
Kentucky
3 properties
$30,000,000
3.6% of total

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$6,215,000		$6,034,000		$181,000		30.000%	[__]%	(6)	September 2030	2.56	3/26-9/30
A-2	(7)		(7)		(7)		30.000%	[__]%	(6)	(7)	(7)	(7)
A-3	(7)		(7)		(7)		30.000%	[__]%	(6)	(7)	(7)	(7)
X-A	$584,066,000	(8)	$567,069,000	(8)	$16,997,000	(8)	NAP	[__]%	Variable(9)	NAP	NAP	NAP
A-S	$108,470,000		$105,313,000		$3,157,000		17.000%	[__]%	(6)	January 2031	4.93	1/31-1/31
B	$36,504,000		$35,441,000		$1,063,000		12.625%	[__]%	(6)	January 2031	4.93	1/31-1/31
C	$28,160,000		$27,340,000		$820,000		9.250%	[__]%	(6)	January 2031	4.93	1/31-1/31
Non-Offered Certificates								[__]%
X-B	$173,134,000	(10)	$168,094,000	(10)	$5,040,000	(10)	NAP	[__]%	Variable(11)	NAP	NAP	NAP
X-D	$20,860,000	(12)	$20,252,000	(12)	$608,000	(12)	NAP	[__]%	Variable(13)	NAP	NAP	NAP
X-E	$15,644,000	(14)	$15,188,000	(14)	$456,000	(14)	NAP	[__]%	Variable(15)	NAP	NAP	NAP
D	$20,860,000		$20,252,000		$608,000		6.750%	[__]%	(6)	January 2031	4.93	1/31-1/31
E	$15,644,000		$15,188,000		$456,000		4.875%	[__]%	(6)	January 2031	4.93	1/31-1/31
F-RR	$8,344,000		$8,101,000		$243,000		3.875%	[__]%	(6)	January 2031	4.93	1/31-1/31
G-RR	$32,332,977		$31,392,000		$940,977		0.000%	[__]%	(6)	February 2031	4.94	1/31-2/31
R(16)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.9100% of the certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $577,851,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $200,000,000	$0 – $194,180,000	$0 – $5,820,000	NAP – December 2030	NAP – 4.79	NAP / 9/30-12/30
Class A-3	$377,851,000 – $577,851,000	$366,855,000 – $561,035,000	$10,996,000 – $16,816,000	January 2031	4.91 – 4.87	12/30-1/31 / 9/30-1/31
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
3

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-E certificates are notional amount certificates. The notional amount of the Class X-E certificates will be equal to the certificate balance of the Class E certificates outstanding from time to time. The Class X-E certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	25
Summary of Risk Factors	58
Risks Relating to the Mortgage Loans	58
Risks Relating to Conflicts of Interest	59
Other Risks Relating to the Certificates	59
Risk Factors	60
Risks Related to Market Conditions and Other External Factors	60
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	60
Risks Relating to the Mortgage Loans	61
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	61
Risks of Commercial and Multifamily Lending Generally	61
Risks Relating to Affiliation with a Franchise or Hotel Management Company	63
Hotel Properties Have Special Risks	64
Risks Related to Casino Properties	66
Multifamily Properties Have Special Risks	67
Office Properties Have Special Risks	70
Mixed Use Properties Have Special Risks	71
Retail Properties Have Special Risks	71
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	71
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	72
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially

Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	72
Industrial Properties Have Special Risks	73
Self-Storage Properties Have Special Risks	75
Manufactured Housing Community Properties Have Special Risks	76
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	77
General	77
A Tenant Concentration May Result in Increased Losses	78
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	79
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	79
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	79
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	80
Early Lease Termination Options May Reduce Cash Flow	80
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	81
Condominium Ownership May Limit Use and Improvements	81
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	83
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83

5

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	85
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	86
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	87
Risks Related to Zoning Non-Compliance and Use Restrictions	89
Risks Relating to Inspections of Properties	91
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	91
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	91
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	91
Insurance May Not Be Available or Adequate	92
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	93
Terrorism Insurance May Not Be Available for All Mortgaged Properties	94
Risks Associated with Blanket Insurance Policies or Self-Insurance	95
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	96
Limited Information Causes Uncertainty	96
Historical Information	96
Ongoing Information	96
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	97
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	97

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	98
Static Pool Data Would Not Be Indicative of the Performance of this Pool	99
Appraisals May Not Reflect Current or Future Market Value of Each Property	99
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	101
The Borrower’s Form of Entity May Cause Special Risks	101
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	103
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	104
Other Financings or Ability to Incur Other Indebtedness Entails Risk	105
Tenancies-in-Common May Hinder Recovery	106
Risks Relating to Delaware Statutory Trusts	107
Risks Relating to Enforceability of Cross-Collateralization	107
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	107
Risks Associated with One Action Rules	108
State Law Limitations on Assignments of Leases and Rents May Entail Risks	108
Various Other Laws Could Affect the Exercise of Lender’s Rights	108
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	109

6

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	110
Risks Related to Ground Leases and Other Leasehold Interests	111
Sale-Leaseback Transactions Have Special Risks	113
Increases in Real Estate Taxes May Reduce Available Funds	114
Risks Relating to Tax Credits	114
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	115
Risks Related to Conflicts of Interest	115
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	115
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	118
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	119
Potential Conflicts of Interest of the Operating Advisor	121
Potential Conflicts of Interest of the Asset Representations Reviewer	122
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	122
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	124
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	126
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	126
Other Potential Conflicts of Interest May Affect Your Investment	126
Other Risks Relating to the Certificates	127
EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements	127

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	132
General	132
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	133
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	135
Losses and Shortfalls May Change Your Anticipated Yield	135
Risk of Early Termination	136
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	136
You Have Limited Voting Rights	136
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	137
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.	139
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	140
Risks Relating to Modifications of the Mortgage Loans	141

7

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Risks Relating to Interest on Advances and Special Servicing Compensation	143
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	143
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	144
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	145
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	145
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	146
Tax Considerations Relating to Foreclosure	146
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	147
REMIC Status	148
Material Federal Tax Considerations Regarding Original Issue Discount	148
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules	148
General Risks	150
The Certificates May Not Be a Suitable Investment for You	150

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	150
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	150
Other Events May Affect the Value and Liquidity of Your Investment	151
The Certificates Are Limited Obligations	151
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	151
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	152
Description of the Mortgage Pool	153
General	153
Co-Originated and Third-Party Originated Mortgage Loans	155
Certain Calculations and Definitions	156
Definitions	156
Mortgage Pool Characteristics	170
Overview	170
Property Types	171
Hotel Properties	171
Multifamily Properties	174
Office Properties	176
Mixed Use Properties	176
Retail Properties	177
Industrial Properties	177
Self Storage Properties	178
Manufactured Housing Community Properties	178
Specialty Use Concentrations	179
Mortgage Loan Concentrations	180
Top Fifteen Mortgage Loans	180
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	180
Geographic Concentrations	181
Mortgaged Properties with Limited Prior Operating History	182
Tenancies-in-Common or Diversified Ownership	182
Delaware Statutory Trusts	182
Condominium and Other Shared Interests	183

8

Fee & Leasehold Estates; Ground Leases	183
Environmental Considerations	184
Redevelopment, Renovation and Expansion	188
Assessment of Property Value and Condition	188
Litigation and Other Considerations	189
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	190
Tenant Issues	192
Tenant Concentrations	192
Lease Expirations and Terminations	193
Expirations	193
Terminations	193
Other	194
Purchase Options and Rights of First Refusal	195
Affiliated Leases	195
Competition from Certain Nearby Properties	196
Insurance Considerations	196
Use Restrictions	198
Appraised Value	199
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	201
Delinquency Information	203
Certain Terms of the Mortgage Loans	203
Amortization of Principal	203
Due Dates; Mortgage Rates; Calculations of Interest	203
Single Purpose Entity Covenants	205
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	205
Voluntary Prepayments	206
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	207
Defeasance	208
Releases; Partial Releases	209
Escrows	210
Mortgaged Property Accounts	210
Exceptions to Underwriting Guidelines	212
Additional Indebtedness	212
General	212
Whole Loans	213
Mezzanine Indebtedness	213
Other Secured Indebtedness	215
Preferred Equity	215
Other Unsecured Indebtedness	217
The Whole Loans	217
General	217

The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	223
Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans	223
Control Rights with respect to the Servicing Shift Whole Loans	223
Certain Rights of each Non-Controlling Holder	224
Sale of Defaulted Mortgage Loan	225
The Non-Serviced Pari Passu Whole Loans	225
Intercreditor Agreement	225
Control Rights	226
Certain Rights of each Non-Controlling Holder	226
Custody of the Mortgage File	227
Sale of Defaulted Mortgage Loan	227
The Non-Serviced A/B Whole Loan	228
General	228
Servicing	229
Custody of the Mortgage File	229
Advances	230
Application of Payments	230
Consultation and Control	233
Workout	235
Sale of Defaulted Whole Loan	236
Special Servicer Appointment Rights	236
Additional Information	237
Transaction Parties	237
The Sponsors and Mortgage Loan Sellers	237
Barclays Capital Real Estate Inc.	237
General	237
Barclays’ Securitization Program	238
Review of Barclays Mortgage Loans	239
Barclays’ Underwriting Guidelines and Processes	241
Compliance with Rule 15Ga-1 under the Exchange Act	243
Retained Interests in This Securitization	244
Argentic Real Estate Finance 2 LLC	244
General	244
Argentic’s Securitization Program	244
Argentic’s Underwriting Standards and Processes	245

9

Review of Mortgage Loans for Which Argentic is the Sponsor	250
Compliance with Rule 15Ga-1 under the Exchange Act	251
Retained Interests in this Securitization	251
German American Capital Corporation	251
GACC’s Securitization Program	252
Review of GACC Mortgage Loans	253
DB Originators’ Underwriting Guidelines and Processes	255
Exceptions to DB Originators’ Underwriting Guidelines	260
Compliance with Rule 15Ga-1 under the Exchange Act	260
Retained Interests in This Securitization	260
KeyBank National Association	260
General	260
KeyBank’s Securitization Program	260
Review of KeyBank Mortgage Loans	261
KeyBank’s Underwriting Guidelines and Process	262
Exceptions	265
Compliance with Rule 15Ga-1 under the Exchange Act	265
Retained Interests in This Securitization	265
Goldman Sachs Mortgage Company	266
General	266
GSMC’s Commercial Mortgage Securitization Program	266
Review of GSMC Mortgage Loans	266
The Goldman Originator	268
Goldman Originator’s Underwriting Guidelines and Processes	269
Servicing	274
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	274
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	275
UBS AG New York Branch	275
General	275
UBS AG New York Branch’s Securitization Program	275

Review of the UBS AG New York Branch Mortgage Loans	276
UBS AG New York Branch’s Underwriting Standards	278
Exceptions	280
Compliance with Rule 15Ga-1 under the Exchange Act	280
Retained Interests in This Securitization	283
LMF Commercial, LLC	283
General	283
LMF’s Securitization Program	283
LMF’s Underwriting Standards and Loan Analysis	284
Review of Mortgage Loans for Which LMF is the Sponsor	287
Compliance with Rule 15Ga-1 under the Exchange Act	289
Retained Interests in This Securitization	289
Citi Real Estate Funding Inc.	289
General	289
CREFI’s Commercial Mortgage Origination and Securitization Program	289
Review of the CREFI Mortgage Loans	290
CREFI’s Underwriting Guidelines and Processes	294
Compliance with Rule 15Ga-1 under the Exchange Act	297
Retained Interests in This Securitization	298
Societe Generale Financial Corporation	298
General	298
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	298
Societe Generale Financial Corporation’s Underwriting Standards	299
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	302
Compliance with Rule 15Ga-1 under the Exchange Act	304
Retained Interests in This Securitization	305
Natixis Real Estate Capital LLC	305
General	305
NREC’s Commercial Real Estate Securitization Program	305

10

Review of NREC Mortgage Loans	306
NREC’s Underwriting Standards	307
Compliance with Rule 15Ga-1 under the Exchange Act	311
Retained Interests in This Securitization	313
The Depositor	313
The Issuing Entity	313
The Master Servicer	314
The Special Servicer	318
The Primary Servicer	321
Summary of the KeyBank Primary Servicing Agreement	324
The MSBAM 2025-5C2 Primary Servicing Agreement	330
The Certificate Administrator and Trustee	334
Trustee	335
Certificate Administrator	335
Custodian	336
The Operating Advisor and Asset Representations Reviewer	337
Credit Risk Retention	339
General	339
Qualifying CRE Loans; Required Credit Risk Retention Percentage	340
Material Terms of the Eligible Vertical Interest	340
The Eligible Horizontal Residual Interest	340
Material Terms of the Eligible Horizontal Interest	342
The Retaining Party	342
Determination of Amount of Required Horizontal Credit Risk Retention	343
General	343
Treasury-Priced Principal Balance Certificates	343
Treasury Yield Curve	343
Credit Spread Determination	343
Discount Yield Determination	344
Determination of Class Sizes	344
Target Price Determination	345
Determination of Assumed Certificate Coupon	345
Determination of Treasury-Priced Expected Price	346
Interest-Only Certificates	346
Treasury Yield Curve	346
Credit Spread Determination	347
Discount Yield Determination	347
Determination of Scheduled Certificate Interest Payments	347

Determination of Interest–Only Expected Price	347
Yield-Priced Certificates	348
Determination of Class Size	348
Determination of Yield-Priced Expected Price	348
Calculation of Estimated Fair Value	348
Hedging, Transfer and Financing Restrictions	349
Operating Advisor	350
Representations and Warranties	351
Description of the Certificates	353
General	353
Distributions	355
Method, Timing and Amount	355
Available Funds	355
Priority of Distributions	357
Pass-Through Rates	360
Interest Distribution Amount	362
Principal Distribution Amount	362
Certain Calculations with Respect to Individual Mortgage Loans	364
Application Priority of Mortgage Loan Collections or Whole Loan Collections	365
Allocation of Yield Maintenance Charges and Prepayment Premiums	368
Assumed Final Distribution Date; Rated Final Distribution Date	370
Prepayment Interest Shortfalls	371
Subordination; Allocation of Realized Losses	372
Reports to Certificateholders; Certain Available Information	374
Certificate Administrator Reports	374
Information Available Electronically	381
Voting Rights	385
Delivery, Form, Transfer and Denomination	386
Book-Entry Registration	386
Definitive Certificates	389
Certificateholder Communication	389
Access to Certificateholders’ Names and Addresses	389
Requests to Communicate	389
List of Certificateholders	390
Description of the Mortgage Loan Purchase Agreements	390
General	390
Dispute Resolution Provisions	400
Asset Review Obligations	400
Pooling and Servicing Agreement	400
General	400
Assignment of the Mortgage Loans	401

11

Servicing Standard	401
Subservicing	403
Advances	403
P&I Advances	403
Servicing Advances	404
Nonrecoverable Advances	405
Recovery of Advances	406
Accounts	408
Withdrawals from the Collection Account	409
Servicing and Other Compensation and Payment of Expenses	412
General	412
Master Servicing Compensation	416
Special Servicing Compensation	420
Disclosable Special Servicer Fees	424
Certificate Administrator and Trustee Compensation	425
Operating Advisor Compensation	425
Asset Representations Reviewer Compensation	426
CREFC® Intellectual Property Royalty License Fee	426
Appraisal Reduction Amounts	427
Maintenance of Insurance	432
Modifications, Waivers and Amendments	435
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	439
Inspections	441
Collection of Operating Information	441
Special Servicing Transfer Event	442
Asset Status Report	444
Realization Upon Mortgage Loans	447
Sale of Defaulted Loans and REO Properties	449
The Directing Certificateholder	452
General	452
Major Decisions	454
Asset Status Report	457
Replacement of the Special Servicer	457
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	457
Servicing Override	459
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	460
Rights of the Holders of Serviced Pari Passu Companion Loans	460
Limitation on Liability of Directing Certificateholder	460

The Operating Advisor	461
General	461
Duties of Operating Advisor at All Times	462
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	465
Recommendation of the Replacement of the Special Servicer	465
Eligibility of Operating Advisor	465
Other Obligations of Operating Advisor	466
Delegation of Operating Advisor’s Duties	467
Termination of the Operating Advisor With Cause	467
Rights Upon Operating Advisor Termination Event	468
Waiver of Operating Advisor Termination Event	468
Termination of the Operating Advisor Without Cause	468
Resignation of the Operating Advisor	469
Operating Advisor Compensation	469
The Asset Representations Reviewer	469
Asset Review	469
Asset Review Trigger	469
Asset Review Vote	471
Review Materials	471
Asset Review	472
Eligibility of Asset Representations Reviewer	474
Other Obligations of Asset Representations Reviewer	475
Delegation of Asset Representations Reviewer’s Duties	475
Assignment of Asset Representations Reviewer’s Rights and Obligations	475
Asset Representations Reviewer Termination Events	475
Rights Upon Asset Representations Reviewer Termination Event	476
Termination of the Asset Representations Reviewer Without Cause	477
Resignation of Asset Representations Reviewer	477
Asset Representations Reviewer Compensation	477

12

The Risk Retention Consultation Party	477
Limitation on Liability of Risk Retention Consultation Party	478
Replacement of the Special Servicer Without Cause	478
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	480
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	482
Termination of the Master Servicer or Special Servicer for Cause	482
Servicer Termination Events	482
Rights Upon Servicer Termination Event	483
Waiver of Servicer Termination Event	485
Resignation of the Master Servicer or Special Servicer	485
Limitation on Liability; Indemnification	486
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	489
Dispute Resolution Provisions	489
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	489
Repurchase Request Delivered by a Party to the PSA	490
Resolution of a Repurchase Request	490
Mediation and Arbitration Provisions	492
Servicing of the Servicing Shift Mortgage Loans	493
Servicing of the Non-Serviced Mortgage Loans	494
General	395
Servicing of the CityCenter (Aria & Vdara) Mortgage Loan	497
Rating Agency Confirmations	498
Evidence as to Compliance	500
Limitation on Rights of Certificateholders to Institute a Proceeding	501
Termination; Retirement of Certificates	501
Amendment	503
Resignation and Removal of the Trustee and the Certificate Administrator	505
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	506

Certain Legal Aspects of Mortgage Loans	506
General	507
Types of Mortgage Instruments	508
Leases and Rents	508
Personalty	508
Foreclosure	509
General	509
Foreclosure Procedures Vary from State to State	509
Judicial Foreclosure	509
Equitable and Other Limitations on Enforceability of Certain Provisions	509
Nonjudicial Foreclosure/Power of Sale	510
Public Sale	510
Rights of Redemption	511
Anti-Deficiency Legislation	511
Leasehold Considerations	512
Bankruptcy Laws	512
Environmental Considerations	518
General	518
Superlien Laws	519
CERCLA	519
Certain Other Federal and State Laws	519
Additional Considerations	520
Due-on-Sale and Due-on-Encumbrance Provisions	520
Subordinate Financing	520
Default Interest and Limitations on Prepayments	521
Applicability of Usury Laws	521
Americans with Disabilities Act	521
Servicemembers Civil Relief Act	522
Anti-Money Laundering, Economic Sanctions and Bribery	522
Potential Forfeiture of Assets	522
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	523
Interim Servicing Arrangements	525
Interim and Other Custodial Arrangements	526
Pending Legal Proceedings Involving Transaction Parties	526
Use of Proceeds	527
Yield and Maturity Considerations	527
Yield Considerations	527
General	527
Rate and Timing of Principal Payments	527

13

Losses and Shortfalls	528
Certain Relevant Factors Affecting Loan Payments and Defaults	529
Delay in Payment of Distributions	529
Yield on the Certificates with Notional Amounts	530
Weighted Average Life	530
Pre-Tax Yield to Maturity Tables	533
Material Federal Income Tax Considerations	536
General	536
Qualification as a REMIC	536
Status of Offered Certificates	538
Taxation of Regular Interests	539
General	539
Original Issue Discount	539
Acquisition Premium	541
Market Discount	541
Premium	542
Election To Treat All Interest Under the Constant Yield Method	542
Treatment of Losses	542
Yield Maintenance Charges and Prepayment Premiums	543
Sale or Exchange of Regular Interests	543
Taxes That May Be Imposed on a REMIC	544
Prohibited Transactions	544
Contributions to a REMIC After the Startup Day	544
Net Income from Foreclosure Property	544
REMIC Partnership Representative	545
Taxation of Certain Foreign Investors	545
FATCA	546
Backup Withholding	546
Information Reporting	547
3.8% Medicare Tax on “Net Investment Income”	547
Reporting Requirements	547

Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	548
Incorporation of Certain Information by Reference	551
Where You Can Find More Information	551
Financial Information	552
Certain ERISA Considerations	552
General	552
Plan Asset Regulations	553
Administrative Exemptions	553
Insurance Company General Accounts	555
Legal Investment	556
Legal Matters	557
Ratings	557
Index of Defined Terms	559

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

14

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

15

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2026-5C40 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

16

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (“UK MIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS

17

DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a UK professional client; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

18

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) (I) THE SECURITISATION REGULATIONS 2024 (si 2024/102) OF THE UK, (II) THE SECURITISATION SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY AND (III) THE SECURITISATION PART OF THE RULEBOOK OF PUBLISHED POLICY OF THE PRUDENTIAL REGULATION AUTHORITY OF THE BANK OF ENGLAND, TOGETHER WITH THE RELEVANT PROVISIONS OF THE FSMA ((I), (II) AND (III) TOGETHER THE “UK SECURITIZATION FRAMEWORK”). IN PARTICULAR, NO SUCH PARTY

19

WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION FRAMEWORK, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization FRAMEWORK Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

20

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS

21

OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

•	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST
22

SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

•	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
•	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
•	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS

23

COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

24

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates BBCMS Mortgage Trust 2026-5C40, Commercial Mortgage Pass-Through Certificates, Series 2026-5C40.

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity BBCMS Mortgage Trust 2026-5C40, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage Loan Sellers;

Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	German American Capital Corporation, a Maryland corporation
●	KeyBank National Association, a national banking association
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	LMF Commercial, LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	Societe Generale Financial Corporation, a Delaware corporation
●	Natixis Real Estate Capital LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

25

The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	10	$ 214,826,176	25.7%
Argentic Real Estate Finance 2 LLC(3)	12	$ 210,009,096	25.2
German American Capital Corporation(4)(5)(6)	11	$ 196,398,011	23.5
KeyBank National Association	4	$ 54,026,458	6.5
Goldman Sachs Mortgage Company(5)	2	$ 45,000,000	5.4
UBS AG New York Branch	2	$ 36,500,000	4.4
LMF Commercial, LLC	5	$ 33,325,000	4.0
Citi Real Estate Funding Inc.(5)	1	$ 25,000,000	3.0
Societe Generale Financial Corporation(6)	1	$ 13,996,237	1.7
Natixis Real Estate Capital LLC	1	$ 5,300,000	0.6
Total	44	$ 834,380,978	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the 300 Four Falls mortgage loan (6.9%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $38,834,556 and Argentic Real Estate Finance 2 LLC is contributing one or more notes with an aggregate outstanding principal balance of $19,127,468.
(4)	With respect to the 9911 Belward mortgage loan (3.0%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $17,240,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $7,500,000.
(5)	With respect to the CityCenter (Aria & Vdara) mortgage loan (9.0%), Citi Real Estate Funding Inc. is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000, German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000 and Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000.
(6)	With respect to the 535 & 545 5th Avenue mortgage loan (4.8%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $25,993,011 and Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $13,996,237.

Other than described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

The 300 Four Falls mortgage loan (6.9%) was originated by Barclays Capital Real Estate Inc. and note A-2 will be acquired by Argentic Real Estate Finance 2 LLC prior to the closing date. Such mortgage loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.

Each of the CityCenter (Aria & Vdara), 300 Four Falls, 535 & 545 5th Avenue and 9911 Belward mortgage loans (collectively,

26

23.7%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	Argentic Services Company LP, a Delaware limited partnership, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan(s) other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the

27

pooling and servicing agreement for this transaction. The principal servicing office of Argentic Services Company LP is located at 500 North Central Expressway, Suite 261, Plano, Texas 75074. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Argentic Services Company LP is expected to be appointed as the special servicer by Argentic Securities Income USA 2 LLC, which, on the closing date, is expected to be appointed as the initial directing certificateholder (other than with respect to the servicing shift whole loans and any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, each related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

28

Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to the 658 Driggs Financial mortgage loan, the FG Communities NC Portfolio mortgage Loan and the Bear Valley Medical and Business Center mortgage loans (collectively, 4.2%). See “Transaction Parties—The Primary Servicer”. KeyBank also will act as primary servicer of The MC whole loan (2.3%), which primary servicing is governed by the MSBAM 2025-5C2 primary servicing agreement and the related to MSBAM 2025-5C2 pooling and servicing agreement. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to a servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction

29

Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to a servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for such servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of (i) the related controlling companion loan holder with respect to the servicing shift whole loans prior to the related servicing shift date the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loans and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by

30

certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which, the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR and Class G-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class G-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date (i) Argentic Securities Holdings 2 Cayman Limited, an affiliate of Argentic Real Estate Finance 2 LLC and Argentic Services Company LP, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”), and the holder of the “eligible horizontal residual interest”, which will be comprised of the Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (ii) Argentic Securities Income USA 2 LLC or an affiliate is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, (b) any servicing shift mortgage loan or (c) any excluded loan with respect to the directing certificateholder) and (iii) Argentic CMBS Holdings II Limited is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion that comprises the “VRR Interest” as described in “Credit Risk Retention”).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor

31

agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. Argentic Real Estate Finance 2 LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Argentic Services Company LP or an affiliate thereof is appointed as the risk retention consultation party and Argentic Services Company LP, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a

32

borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in February 2026 (or, in the case of any mortgage loan that has its first due date after February 2026, the date that would have been its due date in February 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about February 12, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in March 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Georgia, Florida, Kansas, North Carolina, New York, Ohio, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

33

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	September 2030
Class A-2	NAP – December 2030(1)
Class A-3	January 2031
Class X-A	NAP
Class A-S	January 2031
Class B	January 2031
Class C	January 2031

(1) The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $200,000,000.

The rated final distribution date for the offered certificates will be the distribution date in February 2059.

34

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

35

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5C40:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class X-E, Class D, Class E, Class F-RR, Class G-RR and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$6,215,000		$6,034,000		$181,000		0.745%	30.000%
Class A-2	$0 - $200,000,000	(4)	$0 - $194,180,000	(4)	$0 - $5,820,000	(4)	0.000% - 23.970%(4)	30.000%
	$377,851,000 –	(4)	$366,855,000	–	$10,996,000	–	45.285% - 69.255%(4)	30.000%
Class A-3	$577,851,000	(4)	$561,035,000	(4)	$16,816,000	(4)
Class X-A	$584,066,000		$567,069,000		$16,997,000		NAP	NAP
Class A-S	$108,470,000		$105,313,000		$3,157,000		13.000%	17.000%
Class B	$36,504,000		$35,441,000		$1,063,000		4.375%	12.625%
Class C	$28,160,000		$27,340,000		$820,000		3.375%	9.250%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	On the closing date, Argentic Real Estate Finance 2 LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 2.91000% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. See “Credit Risk Retention”.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $577,851,000, subject to a variance of plus or minus 5%. Accordingly, the initial available and retained certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart.

36

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class X-A	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D and Class X-E certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

37

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.0012590% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01130%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a

38

per annum rate equal to 0.00170%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general

39

collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
CityCenter (Aria & Vdara)	0.000009%	0.15%
9911 Belward	0.00125%	0.25%
Amazon LAX	0.00125%	0.25%
The MC	0.01000%	0.25%

(1)	Does not reflect the 535 & 545 5th Avenue and Northshore Mall mortgage loans, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans and/or subordinate companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order of

Distributions on Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata;

40

Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-B, Class X-D, Class X-E and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

41

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D and Class X-E certificates although principal payment and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates and, therefore, the amount of interest they accrue.

42

Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1) and Class X-E(1)

Class A-S

Class B

Class C

Non-offered certificates(2)

(1)	The Class X-A, Class X-B, Class X-D and Class X-E certificates are interest-only certificates and the Class X-B, Class X-D and Class X-E certificates are not offered by this prospectus.
(2)	Other than the Class X-B, Class X-D, Class X-E and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-E or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D certificates. The notional amount of the Class X-E certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

43

E. Shortfalls in Available Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be

44

nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

45

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-four (44) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in fifty-nine (59) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $834,380,978.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-four (44) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

46

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
CityCenter (Aria & Vdara)	$75,000,000	9.0%	$2,472,800,000	$902,200,000	36.2%	4.46x	24.8%	49.1%	3.28x	18.3%
ActivSpace Portfolio	$50,000,000	6.0%	$21,000,000	N/A	59.8%	2.02x	11.8%	59.8%	2.02x	11.8%
535 & 545 5th Avenue	$39,989,247	4.8%	$269,927,419	N/A	63.2%	1.30x	9.7%	63.2%	1.30x	9.7%
Northshore Mall	$28,000,000	3.4%	$147,000,000	N/A	59.5%	2.30x	15.6%	59.5%	2.30x	15.6%
9911 Belward	$24,740,000	3.0%	$104,000,000	N/A	40.6%	3.41x	17.3%	40.6%	3.41x	17.3%
Amazon LAX	$20,000,000	2.4%	$96,266,961	N/A	53.8%	1.85x	10.4%	53.8%	1.85x	10.4%
The MC	$19,000,000	2.3%	$71,000,000	N/A	53.3%	1.31x	8.2%	53.3%	1.31x	8.2%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the CityCenter (Aria & Vdara), ActivSpace Portfolio and 9911 Belward mortgage loans (collectively, 17.9%), the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

The 535 & 545 5th Avenue whole loan and the Northshore Mall whole loan (each, a “servicing shift whole loan” and the related mortgage loans, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

47

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
CityCenter (Aria & Vdara)	BX 2025-ARIA	9.0%	Trimont LLC	Trimont LLC	Computershare Trust Company National Association
9911 Belward	Benchmark 2025-V18	3.0%	Trimont LLC	Torchlight Loan Services, LLC	Computershare Trust Company, National Association
Amazon LAX	Benchmark 2025-V19	2.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Savings Fund Society, FSB
The MC	MSBAM 2025-5C2	2.3%	Trimont LLC(4)	LNR Partners, LLC	Deutsche Bank National Trust Company

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
CityCenter (Aria & Vdara)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	(5)
9911 Belward	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Torchlight Debt Fund VIII Holdings (US), LLC
Amazon LAX	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
The MC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the 535 & 545 5th Avenue whole loan or the Northshore Mall whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(4)	KeyBank National Association acts as primary servicer of The MC whole loan.
(5)	As of the closing date of the BX 2025-ARIA securitization, no directing certificateholder had been appointed.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a

48

pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

49

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$834,380,978
Number of mortgage loans	44
Number of mortgaged properties	59
Range of Cut-off Date Balances	$4,000,000 to $75,000,000
Average Cut-off Date Balance	$18,963,204
Range of Mortgage Rates	5.00000% to 8.31000%
Weighted average Mortgage Rate	6.39483%
Original term to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Original amortization term(2)	360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 360 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)	36.2% to 72.4%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.6%
Range of LTV Ratios as of the maturity date(3)(4)	36.2% to 72.4%
Weighted average LTV Ratio as of the maturity date(3)(4)	59.1%
Range of U/W NCF DSCRs(4)(5)(6)	1.20x to 4.46x
Weighted average U/W NCF DSCR(4)(5)(6)	1.96x
Range of U/W NOI Debt Yields(4)(6)	8.0% to 24.8%
Weighted average U/W NOI Debt Yield(4)(6)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	79.7%
Amortizing Balloon	16.9%
Interest Only, Amortizing Balloon	3.3%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-seven (37) mortgage loans (collectively, 79.7%) that are interest-only for the entire term and the 535 & 545 5th Avenue mortgage loan (4.8%). The 535 & 545 5th Avenue whole loan is subject to monthly debt service payments equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower will pay the outstanding principal balance of the 535 & 545 5th Avenue whole loan by $999,999.96 on an annual basis, therefore, its “Original amortization term” reflects an amortizing period of approximately 3,720 months.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of seven (7) mortgage loans (collectively, 30.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield have been calculated including the related pari passu companion loan(s). With respect to the CityCenter (Aria & Vdara) mortgage loan (9.0%), the debt service coverage ratio, loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, debt service coverage ratio, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield

50

including the related subordinate companion loans are, 3.28x, 49.1%, 49.1% and 18.3%, respectively.

(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”,“—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
(6)	In addition, with respect to the CityCenter (Aria & Vdara) mortgage loan (9.0%), the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated based on the appraised value and income of the related Mortgaged Properties without giving effect to the related MGM master lease. The borrowers are solely entitled to the rent under the MGM master lease and not the underlying income of the Mortgaged Properties. The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt yield and underwritten net operating income debt yield based on the cut-off date principal balance and the MGM master lease are, 57.3%, 57.3%, 1.71x and 9.1%, respectively with respect to the related senior notes, and 77.5%, 77.5%, 1.26x and 6.8% respectively, with respect to the related whole loan.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Five (5) of the mortgage loans (collectively, 14.4%) were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Willow Glen mortgage loan (7.0%), the prior mortgage loan secured by the mortgaged property was subject to loan modifications during the original term of such loan and briefly went into maturity default while a modification to extend the loan term was being negotiated. The prior loan was subsequently modified to extend the maturity date by one year. The borrower refinanced the prior loan with the mortgage loan on December 19, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full.

With respect to the 535 & 545 5th Avenue mortgage loan (4.8%), the prior mortgage loan matured on March 6, 2025 and was transferred to special servicing on March 20, 2025. The MSBAM 2015-C24 trustee filed a foreclosure action on July 9, 2025. The borrower refinanced the prior loan with the mortgage loan on January 9, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full, inclusive of default and liquidation fees, net of certain default interest waived by the prior lender.

With respect to the Bear Valley Medical and Business Center mortgage loan (1.0%), the prior mortgage loan secured by the

51

mortgaged property went into maturity default on December 1, 2025. The borrower refinanced the prior loan with the mortgage loan on December 5, 2025. Proceeds from the mortgage loan were used to repay the prior loan in full, including default interest and fees.

With respect to the 146-150 Broadway mortgage loan (0.9%), the prior loan matured in March 2025 and the mortgage loan was originated on September 22, 2025. The prior lender gave the related borrower an informal extension and did not declare a maturity default. Proceeds from the mortgage loan were used to repay the prior loan in full, including the related extension fee.

With respect to the Golf Plaza mortgage loan (0.7%), the prior loan secured by the mortgaged property matured on December 6, 2025, resulting in a maturity default. Based on this, the lender for the prior loan charged per diem default interest from its maturity through the mortgage loan origination date (December 19, 2025), when the borrower refinanced the prior loan and proceeds from the mortgage loan were used to repay the prior loan in full.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to eight (8) of the mortgaged properties (collectively, 11.5%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic

52

Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Argentic Real Estate Finance 2 LLC, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Framework (as

53

each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

54

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or

55

pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s), and, in the case of the A/B whole loan, the related subordinate companion loan(s), pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal

56

advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

57

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, industrial, manufactured housing, office, mixed use, retail, self storage and hospitality) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
58

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

59

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

60

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;

61

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
62

●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

63

The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other

64

commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hotel properties also operate a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the

65

governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”

Risks Related to Casino Properties

Certain mortgaged properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the

66

right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
67

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	certain multifamily and student housing properties may be master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution. In such event, the non-renewal of the master lease may result in a large number of units at the mortgaged property becoming vacant simultaneously.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

68

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain properties may have tenants whose rent is paid in whole or in part by local or federal rental assistance government programs. The programs may have eligibility criteria, and the related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program or the borrower is unable to continue leasing units to tenants who qualify for such program, or if the program is changed or terminated. In addition, some of such programs may provide for, and the related mortgage loans may have been underwritten based on, above market rents, which would no longer continue if tenants were no longer eligible for such programs or if the programs were terminated.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

Certain of the mortgaged properties may contain co-living space, which is generally leased on a per bedroom basis, and may have characteristics similar to student housing, such as common living areas, kitchens and/or amenities. Co-living space is typically leased to subtenants for shorter terms than typical for leases of multifamily housing; for example, for periods of three to 12 months. Accordingly, turnover may be higher than for traditional multifamily space. Co-living space may also be more sensitive to economic fluctuations than traditional multifamily space. Further, co-living space may be leased in blocks; for example, by a company for certain of its employees. In such event, expiration or termination of the related leases may result in a large block of space being unoccupied. Tenants that operate co-living space may experience high operating costs, and revenues may lag expenses until the co-living space is subleased. Further, if multifamily rents decrease, shorter-term co-living space users may move to properties with lower rent, while tenants that operate co-living space would be left with longer-term lease obligations. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

69

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product

70

research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

71

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

72

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
73

●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

74

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

75

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications

76

set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant was to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to

77

consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

78

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

79

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
80

●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

81

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings

82

constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with

83

respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are hospitality, multifamily, office, mixed use, retail, industrial and self storage properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Nevada, Illinois and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

84

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

85

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity, or the special servicer assumes operation of the property, the special servicer will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination

86

of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
87

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

88

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in

89

income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and

90

warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to

91

bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

92

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on January 30, 2026. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender

93

against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism

94

Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

95

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

96

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of

97

interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to

98

originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may

99

have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

100

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent

101

directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such

102

guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Risks Relating to Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that

103

have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and

104

affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

105

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a

106

substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment

107

premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

108

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

109

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. With respect to the CityCenter (Aria & Vdara) mortgage loan (9.0%), for purposes of calculating interest and other amounts payable on the whole loan, the notes were divided into multiple components with varying interest rates, with the senior notes being allocated the interest rate of a specific related component, and the subordinate notes being allocated the weighted average interest rate of two of the components. The interest rate of the notes (in the aggregate) represents the weighted average interest rate of the related components. Prepayments of such notes will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the CityCenter (Aria & Vdara) whole loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the whole loan.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily, industrial, office, mixed use, retail, hospitality, manufactured housing community and self storage real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
110

●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

111

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

112

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate

113

assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum

114

15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for

115

securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have

116

interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Argentic Securities Holdings 2 Cayman Limited or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that Argentic Securities Holdings 2 Cayman Limited or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Argentic Services Company LP, the expected special servicer, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the holder of the “eligible horizontal residual interest”, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial controlling class certificateholder and be appointed as the initial directing certificateholder for the mortgage loans (other than with respect to any servicing shift mortgage loan or any excluded mortgage loan).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts

117

of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates. As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than

118

the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan

119

could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS Mortgage Trust 2026-5C40 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as

120

applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Argentic Services Company LP is expected to be appointed by Argentic Securities Income USA 2 LLC to act as the special servicer.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, the operating advisor and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, the operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of

121

interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, the asset representation reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of the asset representation reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representation reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Argentic Securities Income USA 2 LLC will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan) (or in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift date), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to

122

any excluded loan, any non-serviced mortgage loan or the servicing shift mortgage loan as to which it does not have control rights), (ii) the loan-specific directing certificateholder with respect to the servicing shift mortgage loan or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, if applicable, a controlling noteholder), may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart under “Summary of Terms—The Mortgage Pool—Non-Serviced Whole Loans” above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing

123

shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated group of affiliated initial investors in the Class X-E, Class E, Class F-RR and Class G-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-

124

piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Argentic Services Company LP, the expected special servicer for this transaction, is an affiliate of (a) Argentic Real Estate Finance 2 LLC, the retaining sponsor and a mortgage loan seller, (b) Argentic Securities Holdings 2 Cayman Limited, which is expected to purchase the VRR Interest as well as the Class F-RR and Class G-RR certificates (and may purchase certain other classes of certificates), (c) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) and (d) Argentic Securities Income USA 2 LLC, which is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or any excluded loan with respect to the directing certificateholder).

Argentic Services Company LP is expected to act as a special servicer and it or an affiliate assisted Argentic Real Estate Finance 2 LLC and/or one or more of its affiliates with its due diligence of certain of the mortgage loans prior to the closing date.

125

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the 535 & 545 5th Avenue whole loan and the Northshore Mall whole loans are expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to the servicing shift whole loan, and (iii) with respect to or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder (or with respect to the servicing shift whole loan, the holder of the related controlling companion loan) under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans or a servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

126

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Framework, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in

127

Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each “Securitization Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

(a)   that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);

(b)   that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and
(c)   that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)   that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Securitization Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);

(b)   that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the

128

securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and

(c)   that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

129

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the

130

certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a

131

result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

132

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
133

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2 and Class A-3 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid

134

rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction of the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction of the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

135

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to

136

matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan (other than the A/B mortgage loan in certain circumstances), a servicing shift mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to a servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than a servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan

137

that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to a servicing shift whole loan, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and as and to the extent provided in the related intercreditor agreement and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan or any A/B whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan or any A/B Whole Loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party , or in the case of any servicing shift whole loan or, in the case of any A/B whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)           may take actions that favor the interests of the holders of the controlling class, the VRR Interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates or in the case of any servicing shift mortgage loan or any A/B whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

138

(v)               will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan or any A/B Whole Loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if with respect to any mortgage loan or serviced whole loan, when the certificate balance of the horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is reduced to 25% or less of the initial certificate balance of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO property. There will be no operating advisor under the BX 2025-ARIA trust and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The Non-Serviced A/B Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or a servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate

139

balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter (provided that the holders of the principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each mortgage loan to the extent that the trust does not hold the controlling note. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related

140

defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan(or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and

141

resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special

142

servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event

143

would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized

144

as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service

145

the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

146

In addition, (i) the CityCenter (Aria & Vdara) mortgage loan (9.0%) is secured in part by a pledge of the revenue from the monthly transient rental fees from the residential condominium units and (ii) the Oakwood Estates mortgage loan (1.5%) is secured in part by a pledge of a controlling ownership interest in an affiliate of the borrower that owns mobile homes. Since such pledged income and equity interest may not qualify as an interest in real property or as personal property incident to real property, the REMIC provisions will restrict the issuing entity from taking title to such pledged income or equity interest upon a foreclosure unless an opinion of counsel can be delivered that taking title will not cause any Trust REMIC to fail to qualify as a REMIC. In each case, such opinion of counsel may be premised on the designation under the pooling and servicing agreement of such pledged income or equity interest being deemed part of an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h). Therefore, upon the occurrence of an event of default under the CityCenter (Aria & Vdara) mortgage loan or the Oakwood Estates mortgage loan, as applicable, the issuing entity will not be permitted to take title to such pledged income or equity interest, but rather will be required to exercise the legal remedies available to it under applicable law, including the sale of such pledged income or equity interest, as applicable, and apply the proceeds toward the repayment of the CityCenter (Aria & Vdara) mortgage loan or the Oakwood Estates mortgage loan, as applicable. Depending on market conditions, the proceeds from the sale of such pledged income or equity interest could be less than the proceeds that would be received if such pledged income or equity interest were foreclosed on by the applicable issuing entity and sold at a later date.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

147

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code, during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Argentic Securities Holdings 2 Cayman Limited or any other applicable majority-owned affiliate of Argentic Real Estate Finance 2 LLC (each, an “AREF Repo Seller”), in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between an AREF Repo Seller and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Argentic Real Estate Finance 2 LLC (“AREF”), Argentic Securities Holdings 2 Cayman Limited or such other AREF Repo Seller to finance a portion of the purchase price of the VRR Interest to be acquired by Argentic Securities Holdings 2 Cayman Limited. The VRR Interest will be purchased in order for AREF to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause AREF, in its capacity as retaining sponsor, or such applicable AREF Repo Seller, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the loan sellers (other than AREF), makes any representation as to the compliance of AREF or Argentic Securities Holdings 2 Cayman Limited in any respect with the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which AREF is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Argentic Securities Holdings 2 Cayman Limited or any other applicable AREF Repo Seller is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause AREF to fail to comply with the Credit Risk Retention Rules.

In connection with the repurchase financing transaction, the AREF Repo Seller and the repurchase counterparty will acknowledge and agree that the applicable AREF Repo Seller’s obligations under the repurchase financing facility are full recourse to it. The applicable AREF Repo Seller will also represent

148

and warrant to the repurchase counterparty that it and AREF are in compliance with the Credit Risk Retention Rules. In addition, the obligations of such AREF Repo Seller will be secured by the VRR Interest and may be secured by additional CMBS collateral from one or more other transactions or other collateral. Unless accelerated by the repurchase counterparty or terminated early by the applicable AREF Repo Seller or Argentic Securities Holdings 2 Cayman Limited, the end of the term of each repurchase transaction would be on or prior to the assumed final distribution date of the VRR Interest. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral or demand such payments from the applicable AREF Repo Seller. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from the applicable AREF Repo Seller’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of such AREF Repo Seller and not transferring legal title to the VRR Interest back to such AREF Repo Seller. In addition, such AREF Repo Seller’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility could result in an event of default for all such repurchase finance facilities. Although under the terms of any repurchase finance facility, the repurchase counterparty will generally agree to not foreclose on the VRR Interest (other than defaults related to insolvency, material misrepresentation and fraud) during the period when the VRR Interest is subject to the Credit Risk Retention Rules, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in AREF, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be transferred to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Argentic Securities Holdings 2 Cayman Limited, AREF or any other AREF Repo Seller upon payment in full of the obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not immediately constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Argentic Securities Holdings 2 Cayman Limited, AREF or the applicable AREF Repo Seller when due would likely cause the applicable regulatory authority to view AREF as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies or (ii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or AREF); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.]

149

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

150

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
151

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
152

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the risk retention rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-four (44) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $834,380,978 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in February 2026 (or, in the case of any Mortgage Loan that has its first due date after February 2026, the date that would have been its due date in

153

February 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Seven (7) Mortgage Loans (collectively, 30.8%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of one (1) Mortgage Loan (9.0%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	10	12	$ 214,826,176	25.7%
Argentic Real Estate Finance 2 LLC(3)	12	12	210,009,096	25.2
German American Capital Corporation(4)(5)(6)	11	23	196,398,011	23.5
KeyBank National Association	4	5	54,026,458	6.5
Goldman Sachs Mortgage Company(5)	2	2	45,000,000	5.4
UBS AG New York Branch	2	2	36,500,000	4.4
LMF Commercial, LLC	5	5	33,325,000	4.0
Citi Real Estate Funding Inc(5).	1	1	25,000,000	3.0
Societe Generale Financial Corporation(6)	1	1	13,996,237	1.7
Natixis Real Estate Capital LLC	1	1	5,300,000	0.6
Total	44	59	$ 834,380,978	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and one or more other entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the 300 Four Falls Mortgage Loan (6.9%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $38,834,556 and Argentic Real Estate Finance 2 LLC is contributing one or more notes with an aggregate outstanding principal balance of $19,127,468.
(4)	With respect to the 9911 Belward Mortgage Loan (3.0%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $17,240,000 and Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $7,500,000.
(5)	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), Citi Real Estate Funding Inc. is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000, German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000 and Goldman Sachs Mortgage Company is contributing one or more notes with an aggregate outstanding principal balance of $25,000,000.
(6)	With respect to the 535 & 545 5th Avenue Mortgage Loan (4.8%), German American Capital Corporation is contributing one or more notes with an aggregate outstanding principal balance of $25,993,011 and Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $13,996,237.
154

Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee interest in one or more commercial, multifamily, industrial, manufactured housing, retail, hospitality, office, mixed use or self storage real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another unaffiliated entity and transferred to the mortgage loan seller:

●	The CityCenter (Aria & Vdara) Mortgage Loan (9.0%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Citi Real Estate Funding Inc.’s, German American Capital Corporation’s and Goldman Sachs Mortgage Company’s underwriting guidelines.
●	The 300 Four Falls Mortgage Loan (6.9%) was originated by Barclays Capital Real Estate Financing Inc. and Note A-2 of such Mortgage Loan will be acquired by Argentic Real Estate Finance 2 LLC prior to the Closing Date. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The 535 & 545 5th Avenue Mortgage Loan (4.8%) is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to German American Capital Corporation’s underwriting guidelines.
●	The Northshore Mall Mortgage Loan (3.4%) is part of a Whole Loan that was co-originated by German American Capital Corporation and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to German American Capital Corporation’s underwriting guidelines.
●	The 9911 Belward Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by German American Capital Corporation and Barclays Capital Real Estate Inc. Such Mortgage
155

Loan was underwritten pursuant to German American Capital Corporation’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on February 12, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the CityCenter (Aria & Vdara) Mortgage Loan or the CityCenter (Aria & Vdara) Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the CityCenter (Aria & Vdara) Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the CityCenter (Aria & Vdara) Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
156

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third-party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

157

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
CityCenter (Aria & Vdara)(2)	9.0%	36.2%	36.2%	$7,032,800,000	57.3%	57.3%	$4,450,000,000
9911 Belward(3)	3.0%	40.6%	40.6%	$ 317,000,000	43.3%	43.3%	$ 297,000,000
Patoma Partners 4-Pack(4)	1.6%	66.8%	66.8%	$ 20,200,000	67.4%	67.4%	$ 20,025,000
Hilton Garden Inn Birmingham/Lakeshore Drive(5)	1.0%	68.4%	68.4%	$ 12,800,000	69.4%	69.4%	$ 12,600,000
Hampton Inn Monroeville(6)	1.3%	63.6%	63.6%	$ 17,300,000	71.9%	71.9%	$ 15,300,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The Appraised Value of the Mortgaged Property is a “hypothetical –fee simple” value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the lease by and among the borrowers and MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”), dated September 28, 2021 (the “MGM Master Lease”) is no longer in place. The “As-
158

Is” appraised value reflects the MGM Master Lease. With respect to the CityCenter (Aria & Vdara) Whole Loan, the Cut-off Date LTV Ratio (Other Than “As-Is”) and Maturity Date LTV Ratio (Other Than “As-Is”) are both 49.1% and the Cut-off Date LTV Ratio (“As-Is”) and Maturity Date LTV Ratio (“As-Is”) are both 77.5%.

(3)	The Appraised Value of the Mortgaged Property is a “Market Value - Assuming Outstanding TIs Funded” value of $317,000,000 as of August 25, 2025, which assumes that an outstanding $21,743,000 of tenant improvement allowance was reserved with the lender at the origination of the Mortgage Loan. At origination, the then-outstanding amount of tenant improvement allowances of $19,292,063 was reserved, as certain of the allowances were already provided between the appraisal date and the origination date.
(4)	The Appraised Value of the Mortgaged Properties (in the aggregate) is an “As Stabilized” value of $20,200,000 as of January 16, 2026 which represents the sum of the “As Stabilized” values of each Mortgaged Property which (i) utilizes a 3% annual growth rate and exposure time of nine to 12 months and (ii) is based on extraordinary assumptions that all remaining work or administrative steps required to obtain a final certificate of occupancy the (“CO”) for the 545 Metropolitan Avenue Mortgaged Property are minor in nature and that no material cost, delay, or physical modification will be required to obtain the final CO.
(5)	The Appraised Value of the Mortgaged Property represents the “As Is (Extraordinary Assumption)” value of $12,800,000 as of October 8, 2025, which assumes that a total capital expenditure of approximately $200,000, which represents the estimated cost of the property improvement plan. At origination, the borrower deposited approximately $216,381 into a PIP reserve account, which reflects 125% of the remaining PIP budget.
(6)	The Appraised Value of the Mortgaged Property represents the “As Is (Extraordinary Assumption)” value of $17,300,000 as of October 17, 2025, which assumes that the Mortgaged Property will benefit from capital improvements of approximately $2,035,631, which represents the then-estimated cost of the property improvement plan. At origination, the borrower deposited $2,000,000 into a property improvement plan reserve, reflecting the property improvement plan’s estimated costs as of December 12, 2025.

With respect to the ActivSpace Portfolio Mortgage Loan (6.0%), the Appraised Value of $118,730,000 reflects (i) the portfolio appraised value of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Mortgaged Property valued at $2,450,000. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of September 29, 2025 to October 1, 2025 is $114,630,000.

With respect to The MC Mortgage Loan (2.3%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a Cut-off Date LTV Ratio of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. The current taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a Cut-off Date LTV Ratio of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

159

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to The MC Mortgage Loan (2.3%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a Cut-off Date LTV Ratio of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a Cut-off Date LTV Ratio of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), unless otherwise indicated, Underwritten NCF DSCR reflects the WholeCo (as defined below) look through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements

160

provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers and the MGM Tenant are collectively referred to as the “WholeCo”. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the Underwritten NCF DSCR of the CityCenter (Aria & Vdara) Mortgage Loan is 1.71x, and of the CityCenter (Aria & Vdara) Whole Loan is 1.26x.

With respect to The MC Mortgage Loan (2.3%), the Underwritten Net Cash Flow Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. If the 421-a tax exemption is not applied, the Underwritten Net Cash Flow Debt Service Coverage Ratio would be 1.18x. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the CityCenter (Aria & Vdara), 300 Four Falls, 535 & 545 5th Avenue and 9911 Belward Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity ” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to The MC Mortgage Loan (2.3%), the Appraised Value for the Mortgaged Property of $168,900,000, which results in a LTV Ratio at Maturity of 53.3%, includes approximately $52,700,000 attributable to the net present value of a 421-a tax abatement, which has been applied for but has not been received as of the origination date. If the net present value of the tax abatement were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $116,200,000, resulting in a LTV Ratio at Maturity of 77.5%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property

161

would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are

162

prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity ” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain

163

assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used;

164

(ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

165

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), unless otherwise indicated, Underwritten NCF Debt Yield reflects the WholeCo look through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the NCF Debt Yield of the CityCenter (Aria & Vdara) Mortgage Loan is 9.1%, and of the CityCenter (Aria & Vdara) Whole Loan is 6.8%.

With respect to each of The MC Mortgage Loan (2.3%), the Underwritten NCF Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. If the 421-a tax exemption is not applied, the Underwritten NCF Debt Yield would be 7.35%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without

166

deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), unless otherwise indicated, Underwritten NOI DSCR reflects the WholeCo look through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the Underwritten NOI DSCR of the CityCenter (Aria & Vdara) Mortgage Loan is 1.71x and of the CityCenter (Aria & Vdara) Whole Loan is 1.26x.

With respect to each of The MC Mortgage Loan (2.3%), the Underwritten Net Operating Income Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. If the 421-a tax exemption is not applied, the Underwritten Net Operating Income Debt Service Coverage Ratio would be 1.20x. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

167

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), unless otherwise indicated, Underwritten NOI Debt Yield reflects the WholeCo look through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and has been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The borrowers are solely entitled to the Master Rent under the MGM Master Lease, and not to the WholeCo net operating income or net cash flow. Based on the Master Rent, the Underwritten NOI Debt Yield of the CityCenter (Aria & Vdara) Mortgage Loan is 9.1%, and of the CityCenter (Aria & Vdara) Whole Loan is 6.8%.

With respect to each of The MC Mortgage Loan (2.3%), the Underwritten NOI Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. If the 421-a tax exemption is not applied, the Underwritten NOI Debt Yield would be 7.42%. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the Mortgage Rate of the CityCenter (Aria & Vdara) Whole Loan is the interest rate of the respective components of the CityCenter (Aria & Vdara) Whole Loan, as follows:

Mortgage Loan Component	Interest Rate
Whole Loan Component A	5.033966900%
Whole Loan Component A-C	6.07880916113333%
Whole Loan Component B	5.179934000%
Whole Loan Component C	5.520211000%

The Mortgage Rate of the CityCenter (Aria & Vdara) Mortgage Loan and the related senior pari passu companion notes (other than Notes A-1 through A-4 which were included in the BX 2025-ARIA securitization) is 6.07880916113333%, representing the interest rate of the Whole Loan Component A-C. The Mortgage Rate of the CityCenter (Aria & Vdara) Whole Loan may change if any portion of any of the Components is paid down in accordance with the related Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” for additional information related to permitted partial release.

168

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

169

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$834,380,978
Number of Mortgage Loans	44
Number of Mortgaged Properties	59
Range of Cut-off Date Balances	$4,000,000 to $75,000,000
Average Cut-off Date Balance	$18,963,204
Range of Mortgage Rates	5.00000% to 8.31000%
Weighted average Mortgage Rate	6.39483%
Original term to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Original amortization term(2)	360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 360 months
Weighted average remaining amortization term(2)	359 months
Range of Cut-off Date LTV Ratios(3)(4)	36.2% to 72.4%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.6%
Range of LTV Ratios at Maturity(3)(4)	36.2% to 72.4%
Weighted average LTV Ratio at Maturity)(3)(4)	59.1%
Range of U/W NCF DSCRs(4)(5)(6)	1.20x to 4.46x
Weighted average U/W NCF DSCR(4)(5)(6)	1.96x
Range of U/W NOI Debt Yields(4)(6)	8.0% to 24.8%
Weighted average U/W NOI Debt Yield(4)(6)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest Only	79.7%
Amortizing Balloon	16.9%
Interest Only, Amortizing Balloon	3.3%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-seven (37) Mortgage Loans (collectively, 79.7%) that are interest-only for the entire term and the 535 & 545 5th Avenue Mortgage Loan (4.8%). The 535 & 545 5th Avenue Whole Loan is subject to monthly debt service payments equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the interest rate during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower will pay the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, its “Original amortization term” reflects an amortizing period of approximately 3,720 months.
(3)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity, as applicable) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of seven (7) Mortgage Loans (collectively, 30.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the DSCR, LTV Ratio and Debt Yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity, and U/W NOI DY including the related subordinate companion loans are, 3.28x, 49.1%, 49.1% and 18.3%, respectively.
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.
170

(6)	In addition, with respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield have been calculated based on the appraised value and income of the related Mortgaged Properties without giving effect to the related MGM Master Lease. The borrowers are solely entitled to the rent under the MGM Master Lease and not the underlying income of the Mortgaged Properties. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield based on the Cut-off Date Principal Balance and the MGM Master Lease are 57.3%, 57.3%, 1.71x and 9.1%, respectively with respect to the related senior notes, and 77.5%, 77.5%, 1.26x and 6.8% respectively, with respect to the related Whole Loan.

The issuing entity will include five (5) Mortgage Loans (collectively, 22.5%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Hospitality	8	$ 190,591,620	22.8%
Full Service	2	105,500,000	12.6
Limited Service	3	30,000,000	3.6
Extended Stay	1	25,350,000	3.0
Full Service / Extended Stay	2	20,991,620	2.5
Multifamily	16	$ 188,405,322	22.6%
Garden	9	143,675,000	17.2
Mid Rise	3	26,550,000	3.2
Low Rise	3	10,830,322	1.3
Student Housing	1	7,350,000	0.9
Office	5	$ 119,271,482	14.3%
Suburban	3	72,381,482	8.7
Lab / R& D	1	24,740,000	3.0
Medical	1	22,150,000	2.7
Mixed Use	7	$ 114,315,926	13.7%
Multifamily / Retail	5	51,176,678	6.1
Retail / Office	1	39,989,247	4.8
Office / Industrial	1	23,150,000	2.8
Retail	5	$ 92,881,628	11.1%
Anchored	4	64,881,628	7.8
Super Regional Mall	1	28,000,000	3.4
Industrial	4	$ 56,015,000	6.7%
Warehouse / Distribution	2	25,040,000	3.0
Flex	1	23,400,000	2.8
Manufacturing	1	7,575,000	0.9
Self Storage	10	$ 50,000,000	6.0%
Manufactured Housing	3	$ 22,900,000	2.7%
Total	59	$ 834,380,978	2.7%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the CityCenter (Aria & Vdara) Mortgaged Property (9.0%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
171

●	With respect to the CityCenter (Aria & Vdara) Mortgaged Property (9.0%) and the Cleveland Dual Brand Hotels Mortgaged Property (2.5%) (collectively, 11.5%), 28.6% and 27.0%, respectively, of the revenue of such Mortgaged Properties is derived from food and beverage operations. In addition, with respect to the CityCenter (Aria & Vdara) Mortgaged Property (9.0%), 26.3% of the underwritten revenue is generated from casino operations.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the related Mortgaged Property is subject to the MGM Master Lease, which has an initial term of 30 years expiring in 2051, with three, 10-year renewal options. The borrowers are entitled to a current MGM Master Lease rent of approximately $232.7 million per annum (the “Master Rent”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum. The borrowers are only entitled to receive the Master Rent and are not entitled to the underlying rents or receipts from the operation of the related Mortgaged Property. In addition to the cash flow generated by the Mortgaged Property, the MGM Master Lease is structured with a corporate guarantee for all lease obligations from MGM. The MGM Master Lease and the related guaranty have been collaterally assigned to the lenders. The MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market capitalization declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and EBITDAR to Master Rent declines below a 2.0x coverage. The MGM Master Lease requires a capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling test which schedule is as follows: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years eleven through twenty and (d) 3.5% of revenues for years twenty-one and thereafter.

The MGM Tenant has the exclusive right to operate the Mortgaged Property. The MGM Tenant is permitted to voluntarily cease operations for up to one year in any five-year period, provided that certain conditions are satisfied, including no event of default under the MGM Master Lease. MGM Tenant cannot transfer its interest in the MGM Master Lease without borrowers’ consent, except for (x) transfers to MGM or a wholly owned and controlled subsidiary of the MGM Tenant or MGM or (y) permitted tenant financing and foreclosure of such leasehold mortgage by a permitted leasehold mortgagee that satisfies certain conditions including (i) such transferee being or engaging a qualified operator with applicable gaming licenses and (ii) providing a guaranty from a qualified transferee that has a net worth (exclusive of the Mortgaged Property) of not less than $5 billion. The MGM Tenant is permitted, without the borrowers’ consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the MGM Master Lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the MGM Master Lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the MGM Master Lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Property. The lender under any fee mortgage encumbering the Mortgaged Property will be deemed, without executing any further document or instrument, to have agreed to recognize the rights of any leasehold mortgagee and to have agreed not to disturb such rights in any way except through the exercise of the rights expressly granted to borrowers under the MGM Master Lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the MGM Tenant under the MGM Master Lease, including a default triggered by a bankruptcy proceeding of the MGM Tenant or the guarantor of the MGM Master Lease. There could be a possible deterioration of the Mortgaged Properties or their business or operations during this extended cure period. The ability of the borrowers and the lender to terminate the MGM Master Lease as a result of a default by the MGM Tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold

172

mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the MGM Tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured MGM Master Lease event of default.

Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if the MGM Tenant (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all.

The MGM Tenant is not a bankruptcy remote entity. A bankruptcy of the MGM Tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the MGM Master Lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding.

Pursuant to the MGM Master Lease, so long as no event of default exists under the MGM Master Lease, the borrowers (or any successor landlord, such as the issuing entity) may not transfer their interest under the MGM Master Lease to a tenant competitor (a person among the top 10 global gaming companies or which operates or manages 1,000 rooms on the Las Vegas Strip).

Pursuant to a subordination, non-disturbance and attornment agreement among the lenders of the CityCenter (Aria & Vdara) Mortgage Loan, the borrowers, and the MGM Tenant, the lenders agreed that they would not terminate or disturb the MGM Tenant’s right to use, occupy and possess the Mortgaged Properties, nor any of MGM Tenant’s rights under the MGM Master lease so long as the MGM Tenant is not in default beyond any applicable notice and cure periods under the MGM Master Lease.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the historical financial information is based on the financial reporting package delivered by the MGM Tenant and reflects the operating results of the CityCenter (Aria & Vdara) Mortgaged Property and does not reflect the borrowers’ financial condition. The MGM Tenant’s leasehold interest in the CityCenter (Aria & Vdara) Mortgaged Property is not part of the collateral securing the CityCenter (Aria & Vdara) Whole Loan, and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Mortgaged Property that is subject to the MGM Master Lease and by the borrowers’ rights under the MGM Master Lease.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), a number of employees at the related Mortgaged Properties are covered by a collective bargaining agreement. In addition, a collective bargaining agreement covering a significant number of employees at the Mortgaged Properties requires the MGM Tenant to participate in a multiemployer pension plan. To the extent the plan is underfunded, ERISA may subject the borrowers to substantial liabilities under the plan if the MGM Tenant withdraws from the plan or the plan is terminated or experiences a mass withdrawal.
●	With respect to the Cleveland Dual Brand Hotels Mortgage Loan (2.5%), the existing liquor license with respect to the Holiday Inn portion of the Mortgaged Property is in the name of the prior owner, subject to a cooperation agreement between the prior owner and the borrower-affiliated property manager under which the property manager operates the liquor business at the Holiday Inn portion of the Mortgaged Property. Pursuant to the cooperation agreement, the prior owner must cooperate with the property manager and the borrower to obtain a new liquor license
173

in the name of the borrower and must maintain the existing liquor license in full force and effect until the borrower obtains the new liquor license.

●	With respect to the Wingate Atlanta Galleria Mortgage Loan (1.3%), the borrower is required to obtain a liquor license issued by the State of Georgia Department of Revenue by April 18, 2026. The Mortgaged Property is unable to serve alcohol until obtaining such license.
●	With respect to the Hilton Garden Inn Birmingham/Lakeshore Drive Mortgage Loan (1.0%), the existing liquor license is in the name of the prior owner, from whom the borrowers acquired the Mortgage Property as of the Mortgage Loan origination date. The borrowers are in process of obtaining a liquor license in their name. The borrowers and the prior owner entered into an interim beverage service agreement dated November 24, 2025 (the “Service Agreement”), pursuant to which the borrowers have until February 22, 2026 (plus one 30 day extension) to obtain the liquor license in their name. Pursuant to the Service Agreement, the prior owner is required to continue to hold the liquor license in its name and the borrowers are permitted to conduct beverage service at the Mortgaged Property on behalf of the prior owner for so long as the prior owner is the holder of the license (with the borrowers being entitled the related revenue).

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Embassy Suites San Luis Obispo	$30,500,000	3.7%	3/31/2030(1)	1/6/2031
Residence Inn Camarillo	$25,350,000	3.0%	12/29/2034	1/6/2031
Cleveland Dual Brand Hotels(2)	$20,991,620	2.5%	12/23/2045	1/6/2031
Hampton Inn Monroeville	$11,000,000	1.3%	12/31/2040	1/6/2031
Wingate Atlanta Galleria	$10,500,000	1.3%	1/31/2039	1/6/2031
Hilton Garden Inn Birmingham/Lakeshore Drive	$8,750,000	1.0%	11/30/2040	12/6/2030
Holiday Inn Express – Crystal River	$8,500,000	1.0%	12/19/2040	1/6/2031

(1)	The Mortgaged Property is expected to be required to undergo a franchise-mandated PIP in order to renew or replace the related franchise agreement. See “—Redevelopment, Renovation and Expansion” below.
(2)	The Mortgaged Property is a dual-branded property which consists of two hotels with separate franchise agreements. The franchise agreements are coterminous.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to The MC Mortgage Loan (2.3%), the related borrower has applied for a 35-year 421-a tax abatement under the 421-a tax abatement program that is administered by the New York City Department of Housing Preservation and Development (the “HPD”). In connection with the expected 421-a tax abatement, the related borrower will be required to reserve at least 30% (which is equal to 70 units) of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions (the “MC Affordable
174

Units”). See “—Real Estate and Other Tax Considerations”. Furthermore, with respect to the MC Affordable Units, (i) the related borrower has elected to include 38 of the MC Affordable Units in the HPD’s inclusionary housing program, which reserves units for households earning up to 80% of area median income, (ii) the MC Affordable Units will be subject to rental restrictions for the duration of the 421-a tax exemption and (iii) there are currently 16 MC Affordable Units that are leased to tenants participating in various voucher programs, including the Family Homelessness and Eviction Prevention Supplement program, the City Fighting Homelessness and Eviction Prevention Supplement program, the shelter allowance program and Section 8.

●	With respect to the Thoroughbred & Tate’s Mortgage Loan (2.3%), 12 of the 245 units at the Mortgaged Properties are leased by tenants utilizing Section 8 vouchers.
●	With respect to the White Mountain Apartments Mortgage Loan (1.7%), seven of the 306 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.
●	With respect to the Bella Vista Apartments Mortgage Loan (1.7%), the Mortgaged Property benefits from a tax incentive agreement (“TIA”) granted by the City of Ansonia. See “—Real Estate and Other Tax Considerations” below. In connection with the TIA, the borrower is required to use the Mortgaged Property solely for a mixed-use, multi-tenanted market rate complex.
●	With respect to the Warren Club Mortgage Loan (1.7%), 11 of the 216 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.
●	With respect to The Star on Southside Mortgage Loan (1.3%), 20 of the 150 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.
●	With respect to the 22-30 South Munn Avenue Mortgage Loan (0.8%), three of the 50 units at the Mortgaged Property are leased by tenants utilizing Section 8 vouchers.
●	With respect to the 982 Madison Street Mortgage Loan (0.7%), the related borrower leases two of the 18 apartment units to tenants who receive vouchers as part of the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”) program. The Mortgage Loan will become full recourse to the borrower and the guarantor if the CityFHEPS program ceases to exist. The Mortgage Loan also provides for recourse for losses (i) for the failure of the Mortgaged Property and/or the borrower to remain eligible, in whole or in part, to receive payment pursuant to the CityFHEPS program, or (ii) as a result of any amendment to the CityFHEPS program which reduces the amount of CityFHEPS payments paid or payable to the borrower. The Mortgaged Property also benefits from a 421-a tax exemption, pursuant to which the related affordability requirements apply to the two units that are subject to the CityFHEPS program. See also “Real Estate and Other Tax Considerations”.
●	With respect to the Greenwood Manor Mortgage Loan (0.5%), the Mortgaged Property operates under a Housing Assistance Payments (“HAP”) contract with an expiration date of September 27, 2034. Under the HAP contract, the residential units are leased under the Section 8 program and housing assistance is ensured for eligible families residing at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

175

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 9911 Belward Mortgage Loan (3.0%), the sole tenant at the Mortgaged Property, Human Genome Sciences, Inc., uses the Mortgaged Property as for laboratory, research, related administration, bio-pharmaceutical manufacturing and related health care uses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to 658 Driggs Financial Mortgage Loan (2.0%), the Mortgaged Property is located in a Mandatory Inclusionary Housing area pursuant to the New York City Zoning Resolution, pursuant to which a residential development must either provide affordable housing, contribute to an affordable housing fund or obtain an exemption from the same. In order to comply with such requirements, the borrower executed and recorded a Mandatory Inclusionary Housing Restrictive Declaration (the “Driggs Declaration”) pursuant to which six of the 20 residential units at the Mortgaged Property are required to be affordable housing units. According to the Driggs Declaration, three units (the “Eighty Percent Units”) at the Mortgaged Property are restricted to tenants earning not more than 80% of area median income (“AMI”) and three units (the “One Hundred Thirty Percent Units”) at the Mortgaged Property are restricted to tenants earning not more than 130% of area median income. In addition, the related borrower entered into a regulatory agreement (the “Driggs Agreement”) with the City of New York, acting through its Department of Housing Preservation and Development (“HPD”) pursuant to which it agreed that three units at the Mortgaged Property would be affordable units that are required to be leased to tenants earning not more than 80% of AMI. This requirement is satisfied by the Eighty Percent Units. The related Mortgaged Property also benefits from a 421-a tax exemption which requires that the Eighty Percent Units and One Hundred Thirty Percent Units be rent stabilized.

Each of the Driggs Declaration and the Driggs Agreement runs with the land, and is superior to the related mortgage. In addition, the lender was required to, and did, enter into a subordination agreement with HPD to confirm that the Mortgage Loan is subordinate to the Driggs Agreement (the “Driggs Subordination Agreement”). The Driggs Agreement and the Driggs Subordination Agreement contain various provisions that affect the rights of the issuing entity as holder of the 658 Driggs Financial Mortgage Loan, as follows:

●	The Driggs Subordination Agreement allows the HPD to appoint a replacement manager for the affordable housing units at the Mortgaged Property as a remedy for violation of the Driggs Agreement. Such manager is subject to the consent of the lender, not to be unreasonably withheld or delayed.
●	The Driggs Subordination Agreement also provides that any appointment of a replacement manager by the lender is subject to the consent of the HPD, not to be unreasonably withheld or delayed.
●	The Driggs Subordination Agreement provides that upon a casualty to the Mortgaged Property where the repair or reconstruction cost is less than 35% of the replacement value of the building on the Mortgaged Property, the HPD will determine how insurance proceeds will be applied, which it is required to do within 60 days after it is notified of the casualty. If the HPD determines not to apply the insurance proceeds to reconstruction or repair, then the proceeds are to be retained by the lender to the extent of sums then due under the Mortgage
176

Loan. The Mortgage Loan requires that casualty proceeds not made available for restoration or returned to the borrower as excess proceeds following a restoration must be applied to repay the Mortgage Loan in such order, priority and proportions as the lender determines, and, if the Mortgage Loan documents would require a paydown of the debt which conflicts with HPD’s requirement to restore, the borrower is required to provide funds to the lender for the paydown, as well as effecting the restoration as required by HPD. However, if the borrower is required to restore the building by HPD, insurance proceeds would be used for restoration, and there is no assurance that the borrower would have funds to make the paydown required by the lender.

●	The Driggs Agreement provides that the HPD has the right to freeze the operating accounts required to be held for the benefit of HPD with respect to the Eighty Percent Units covered by the Driggs Agreement. The Driggs Agreement requires the borrower to maintain a special operating reserve fund in the amount of approximately $7,106 for the Eighty Percent Units, which will not be subject to the lien of the Mortgage Loan and the Mortgage Loan documents require that the special reserve fund be maintained separate and apart from the borrower’s operating account which is maintained for the building and pledged to the lender pursuant to the Mortgage Loan documents.
●	The Driggs Subordination Agreement provides that in the event of any inconsistency between the terms of the Mortgage Loan documents and the provisions of the Driggs Agreement, the provisions of the Driggs Agreement control.
●	The Driggs Agreement provides that the HPD may assume responsibility for management of the affordable units created under such agreement, freeze the operating accounts relating to such affordable units, have a receiver of its choice (with powers at law including taking and holding personal property, and suing for, collecting and selling debts or claims) appointed during the pendency of any litigation, seek specific performance or an injunction, seek monetary damages and exercise any other remedies available at law or in equity. The Driggs Subordination Agreement provides that upon a declaration of default under Driggs Agreement, the HPD must give the lender notice and a reasonable opportunity to cure (if such default can be cured). If the lender cures the default during the cure period (if any) or has commenced to cure the default within such period and is diligently pursuing completion of such cure, or has commenced the exercise of remedies under the Mortgage Loan documents within such period, the HPD may not exercise its remedies under the Driggs Agreement by reason of such default; provided that the foregoing does not limit its right to consent to a replacement manager.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties or mixed-use properties with industrial components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

177

Self Storage Properties

In the case of the self storage properties set forth in the above chart, we note the following:

●	With respect to the ActivSpace Portfolio Mortgage Loan (6.0%), approximately 1,498 units of the 1,716 units at the Mortgaged Properties are used as creative space units that are utilized as affordable workspaces for hobbies and small businesses. All units leased at the Mortgaged Properties are month-to-month leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Oakwood Estates Mortgage Loan (1.5%), the Mortgaged Property has a total of 343 pads owned by the borrower. Of the 343 pads, 156 contain manufactured homes owned by an affiliate of the borrower (the “Oakwood Affiliate Owner”). At origination, the lender obtained an equity pledge of the controlling ownership interest in the Oakwood Affiliate Owner as additional collateral. The underwritten revenue does not account for any rental income from the manufactured homes, only rental income from the pads.
●	With respect to the FG Communities NC Portfolio Mortgage Loan (1.2%), the Lone Oak MHC Mortgaged Property has a total of 83 pads, of which 3 are occupied by homes owned by an affiliate of the related borrower (the “FG Affiliate Owner”). The homes owned by the FG Affiliate Owner are not part of the collateral for the related Mortgage Loan. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the FG Affiliate Owner, was underwritten. The FG View Affiliate Owner may not remove any affiliate-owned homes from the Mortgaged Property, other than (i) in connection with obsolete or unusable manufactured homes that are removed in good faith in the ordinary course of business or (ii) with the lender’s prior approval.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

178

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	4	14.0%
Grocery store(2)	4	8.6%
Gym, fitness center, spa or a health club(3)	3	7.3%
Bank branch(4)	1	6.9%
Restaurant/Bakery(5)	6	4.3%
Clean room/lab space(6)	2	3.9%
Data Center/Carrier Hotel(7)	1	2.8%
Theater/entertainment venue(8)	2	2.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as 300 Four Falls, Northshore Mall, 2730 Wilshire and Bear Valley Medical and Business Center.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Northshore Mall, Pacific Town Center, The MC and Golf Plaza.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as Northshore Mall, Pacific Town Center and Crossgates Commons.
(4)	Includes the Mortgaged Property identified on Annex A-1 as 300 Four Falls.
(5)	Includes the Mortgaged Properties identified on Annex A-1 as Patoma Partners 4-Pack, Golf Plaza and 658 Driggs Financial.
(6)	Includes the Mortgaged Properties identified on Annex A-1 as 9911 Belward and 4115 Zero Street.
(7)	Includes the Mortgaged Property identified on Annex A-1 as 2000 Corporate Center.
(8)	Includes the Mortgaged Properties identified on Annex A-1 as Crossgates Commons and 146-150 Broadway.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

179

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
CityCenter (Aria & Vdara)	$ 75,000,000	9.0%	$ 476,313	4.46x	36.2%	Hospitality
Willow Glen	$ 58,000,000	7.0%	$ 258,929	1.45x	61.8%	Multifamily
300 Four Falls	$ 57,962,024	6.9%	$ 194	1.64x	65.6%	Office
ActivSpace Portfolio	$ 50,000,000	6.0%	$ 284	2.02x	59.8%	Self Storage
535 & 545 5th Avenue	$ 39,989,247	4.8%	$ 611	1.30x	63.2%	Mixed Use
Embassy Suites San Luis Obispo	$ 30,500,000	3.7%	$ 156,410	1.64x	62.5%	Hospitality
Northshore Mall	$ 28,000,000	3.4%	$ 154	2.30x	59.5%	Retail
Northwest Marketplace	$ 26,000,000	3.1%	$ 142	2.09x	64.0%	Retail
Residence Inn Camarillo	$ 25,350,000	3.0%	$ 198,047	2.06x	63.4%	Hospitality
9911 Belward	$ 24,740,000	3.0%	$ 444	3.41x	40.6%	Office
2000 Corporate Center	$ 23,400,000	2.8%	$ 222	1.71x	64.6%	Industrial
1700 South Santa Fe	$ 23,150,000	2.8%	$ 127	1.83x	61.4%	Mixed Use
2730 Wilshire	$ 22,150,000	2.7%	$ 366	1.68x	54.7%	Office
Cleveland Dual Brand Hotels	$ 20,991,620	2.5%	$ 60,845	1.50x	67.7%	Hospitality
Amazon LAX	$ 20,000,000	2.4%	$ 165	1.85x	53.8%	Industrial
Top 3 Total/Weighted Average	$190,962,024	22.9%		2.69x	52.9%
Top 5 Total/Weighted Average	$280,951,271	33.7%		2.37x	55.6%
Top 15 Total/Weighted Average	$525,232,891	62.9%		2.21x	57.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate, but excluding any Subordinate Companion Loan(s).
(2)	In the case of the CityCenter (Aria & Vdara), ActivSpace Portfolio and 9911 Belward Mortgage Loans, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” above for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

180

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
ActivSpace Portfolio	$ 50,000,000	6.0%
Cleveland Dual Brands Hotels(2)	$ 20,991,620	2.5%
Thoroughbred & Tate’s	$ 19,000,000	2.3%
Patoma Partners 4-Pack	$ 13,500,000	1.6%
FG Communities NC Portfolio	$ 10,200,000	1.2%
Total	$ 113,691,620	13.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	The Mortgage Loan is secured by a single dual-branded Mortgaged Property.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Vernon Office Tinley Mortgaged Property (0.7%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	10	$ 190,927,909	22.9%
New York	11	$ 121,527,876	14.6%
Nevada	1	$ 75,000,000	9.0%
Illinois	4	$ 74,050,000	8.9%
Pennsylvania	2	$ 68,962,024	8.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout nineteen (19) other states, with no more than approximately 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Eighteen (18) Mortgaged Properties (collectively, 26.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	One (1) Mortgaged Property (1.0%) is located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia,
181

South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Eight (8) of the Mortgaged Properties (collectively, 11.5%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Pacific Town Center, Hilton Garden Inn Birmingham/Lakeshore Drive, 4115 Zero Street and Glenlock Apartments (collectively, 5.1%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Cleveland Dual Brand Hotels Mortgage Loan (2.5%) approximately 20 individuals or entities have direct or indirect ownership interest in the borrower.

With respect to the Thoroughbred & Tate’s Mortgage Loan (2.3%), approximately 49 individuals or entities have direct or indirect ownership interests in the borrower.

With respect to the Bear Valley Medical and Business Center (1.0%), the related borrower is a limited liability company with 20 members. The related borrower is managed by the guarantor. In order to remove the managing member of the related borrower, members holding a majority of the membership interests must vote in favor of such removal.

With respect to the Vernon Office Tinley Mortgage Loan (0.7%), approximately 20 individuals or entities have direct or indirect ownership interests in the borrower.

Delaware Statutory Trusts

With respect to the FG Communities NC Portfolio Mortgage Loan (1.2%), the related borrower is a Delaware statutory trust. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

With respect to the FG Communities NC Portfolio Mortgage Loan (1.2%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the related lender possesses the right to convert the structure of the related

182

borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower (other than in the event of a replacement with the related lender’s express consent), (ii) any event causing the dissolution of the related borrower or (iii) an event of default under the related Mortgage Loan documents (or if the related lender determines that an event of default is imminent, including if the related Mortgage Loan is not repaid in full 90 days prior to the related maturity date).

Condominium and Other Shared Interests

The CityCenter (Aria & Vdara), The MC, 658 Driggs Financial and Patoma Partners 4-Pack Mortgage Loans (collectively, 14.9%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the related CityCenter (Aria & Vdara) Whole Loan is secured in part by the related borrower’s interest in the Vdara hotel, which is subject to a condominium declaration. The Vdara hotel consists of (i) a hotel operated as the “Hotel Unit” by the MGM Tenant (in such capacity, the “Hotel Unit Owner”) which includes 1,347 units that are part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and (ii) 148 individual “Residential Units” owned by third parties. The condominium board is currently comprised of three board members and the related borrower is permitted to appoint one member to the board. As such, the borrower does not control the condominium board. In addition, while the MGM Master Lease is in effect and no MGM Master Lease event of default is continuing, the MGM Tenant has the right to exercise all rights and remedies of the related borrower under the condominium documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	59	$ 834,380,978	100.0%
Total	59	$ 834,380,978	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property or (iii) in connection with a PILOT (or other similar tax credit program), the borrower temporarily transferred the fee interest in the Mortgaged Property to a city or other municipality or related entity and the fee interest will revert back to the borrower at the conclusion of the PILOT (or other similar tax credit program).

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2, and unless the related fee interest is also encumbered by the related Mortgage,

183

each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the ActivSpace Portfolio Mortgage Loan (6.0%), the related ESAs identified the following CRECs:
o	With respect to the Ballard Mortgaged Property (0.5%), the CREC relates to soil contaminated with diesel and heavy oil range petroleum hydrocarbons on the eastern side of the Ballard Mortgaged Property. The contaminated soil was contained, controlled, and/or isolated to provide protection to human health and the improvements on the Ballard Mortgaged Property eliminate exposure pathways. A No Further Action letter was issued on November 7, 1997, with the restrictive covenant that the Ballard Mortgaged Property be used only for commercial and/or industrial purposes, the groundwater cannot be taken for residential use, and any activity that may interfere with the remedial action or creates a new exposure pathway is prohibited.
o	With respect to the Salmon Main Mortgaged Property (0.4%), the CREC relates to underground storage tanks used by a former occupant. In 2014, (i) four 12,000-gallon underground storage tanks (“USTs”) (three gasoline and one diesel) and related equipment, and (ii) an unregulated 1,000-gallon heating oil tank, were decommissioned and removed from the Salmon Main Mortgaged Property. Soil samples collected beneath the USTs and hot oil tank revealed diesel-range petroleum hydrocarbons above acceptable levels. Approximately 1,201 tons of contaminated soil was removed from the Mortgaged Property, but further removal of contaminated soil in the location of the former USTs and hot oil tank was not practicable due to structural considerations associated with an adjacent building. The ESA noted that remaining soil contamination is in the
184

vicinity of samples and/or sufficiently near the building footprint so that residents, employees and construction workers are unlikely to encounter it. The Oregon Department of Environmental Quality determined that while contamination remains onsite, such contamination does not currently pose an unacceptable risk to human health, safety, welfare or the environment and issued a No Further Action letter on February 17, 2015.

●	With respect to the 2000 Corporate Center Mortgage Loan (2.8%), the related ESA identified a REC in connection with chlorinated-solvent impacts to groundwater beneath the Mortgaged Property, attributable to historic releases of perchloroethylene and trichloroethylene at an upgradient Textron Filtration System site. The environmental consultant reported that these impacts were delineated during multiple remedial investigations dating back to 1989, including soil vapor extraction (1996–2002), groundwater treatment (1997–2004), thermal treatment (2016) and a sub-slab vapor intrusion assessment (2015). The environmental consultant further reported that while six sub-slab vapor probes were installed around the Mortgaged Property to address potential vapor intrusion, results showed low vapor intrusion risk under the current industrial/commercial use. Given the comprehensive site data, ongoing regulatory oversight and remediation at the Textron Filtration System site, and the absence of elevated sub-slab vapor concentrations under current industrial/commercial use, the environmental consultant concluded that no further investigation or mitigation is warranted for this REC.
●	With respect to the Amazon LAX Mortgage Loan (2.4%), the ESA identified RECs at the Mortgaged Property relating to historical uses for manufacturing and commercial/industrial purposes. Several environmental investigations have been completed at the Mortgaged Property that have identified volatile organic compounds (“VOCs”), including tetrachloroethene (“PCE”) and trichloroethene (“TCE”), in soil vapor and groundwater. Neutrogena/Johnson & Johnson Company Inc. (“JJCI”), a prior owner / operator of the Mortgaged Property, began using the Mortgaged Property in the 1970s to manufacture and distribute skin care products, with expansions throughout the Mortgaged Property until 1994. JJCI sold the Mortgaged Property in 2020 to LA Airport Industrial Owner LP (“LAAIO”), and continued its onsite operations under a short-term lease agreement with LAAIO, with all manufacturing operations ceasing on March 31, 2021. JJCI entered into a remediation agreement with LAAIO in December 2020 (the “Remediation Agreement”). The Remediation Agreement provides that JJCI retains environmental liability for environmental conditions existing prior to LAAIO’s acquisition of the Mortgaged Property that emanated from the Mortgaged Property, and JJCI is obligated perform all necessary investigation, risk assessment, removal, remediation, and monitoring of VOC impacted soil, soil vapor and/or groundwater, to the extent required by an environmental regulatory agency, other than vapor intrusion mitigation and monitoring. In July 2021, JJCI entered into a Standard Voluntary Agreement with the California Department of Toxic Substances Control (“DTSC”) to investigate and remediate all documented releases that originated at the Mortgaged Property. DTSC requested that JJCI submit a detailed Supplemental Site Investigation Work Plan (the “SSI Work Plan”) by August 22, 2025, to further characterize contamination at the Mortgaged Property. The SSI Work Plan was submitted to the DTSC but has not been reviewed. The identification of subsurface impacts on the Mortgaged Property due to historical operations and ongoing investigation activities with probable remedial actions required of JJCI by DTSC, such as soil vapor extraction or in-situ chemical treatment, has been identified as a REC. Due to the presence of elevated soil vapor concentrations, a vapor encroachment condition (“VEC”) exists at the Amazon LAX Mortgaged Property. A vapor intrusion mitigation system (“VIMS”) was installed beneath the warehouse building on the southern parcel to minimize the potential migration of VOCs from beneath the current warehouse building into indoor air. It is anticipated that the already installed VIMS will be part of JJCI’s future remedial action workplan to be prepared and submitted to DTSC for approval. In the interim, the VEC is considered a REC. Potential environmental impacts to the Mortgaged Property from historical operations on this adjoining site and ongoing investigation activities to define a responsible party are considered a REC. Additionally, historical RECs were identified at the Mortgaged Property related to former USTs. Based on regulatory closure by the Los Angeles Fire Department, the length of time since closure took place, and the recent redevelopment of the Mortgaged Property, the former USTs
185

are considered historical RECs. In connection with ongoing subsurface investigation, a Site Lender Environmental Asset Protection (“SLEAP”) insurance policy, issued by Beazley, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured. The SLEAP, which has a term of eight years expiring on November 7, 2033, includes a limit of liability of $12,500,000 (per claim and in the aggregate) and a $25,000 deductible.

●	With respect to The MC Mortgage Loan (2.3%), the related ESA concluded that the current regulatory status of the Mortgaged Property, the completion of site remediation, the residual soil and groundwater impacts, the establishment and management of engineering and institutional controls at the Mortgaged Property, and the implementation of a site management plan (“SMP”) collectively represents a CREC at the related Mortgaged Property. The related Mortgaged Property is listed in several regulatory databases due to the fact that it was previously used in connection with light industrial and automobile repair activities. Prior to remediation, the primary contaminants of concern for the related Mortgaged Property were semi-volatile organic compounds and metals in the soil and volatile organic compounds in the groundwater and soil vapor. Remediation at the related Mortgaged Property was done in accordance with the SMP and is now complete and the related Mortgaged Property has been issued (i) a certificate of completion (a “COC”) from the New York State Department of Environmental Conservation (“NYSDEC”) and (ii) a notice of satisfaction from the New York City Mayor’s Office of Environmental Remediation. Furthermore, the related Mortgaged Property has achieved a restricted residential use cleanup certification under the NYSDEC brownfield cleanup program. Pursuant to the SMP, the related Mortgaged Property is subject to several institutional controls, which include, among other things, (i) a requirement that the related borrower provide the NYSDEC with access to the related Mortgaged Property on an ongoing basis, (ii) annual inspections of the related Mortgaged Property and (iii) a prohibition on the use of groundwater at the related Mortgaged Property without NYSDEC approval. Furthermore, pursuant to the SMP, a recorded environmental easement is of record and this easement requires the related borrower to adhere to the requirements of the SMP and requires that the Mortgaged Property only be used for restricted residential, commercial, or industrial use. The environmental consultant recommended that the related borrower continue to adhere to the controls documented in the COC and SMP.
●	With respect to the Bella Vista Apartments Mortgage Loan (1.7%), the related ESA identified a CREC in connection with historical operations of brass and elastic webbing manufacturing at the Mortgaged Property, which involved the use of petroleum products and hazardous materials in underground and aboveground storage tanks. The environmental consultant reported that previous soil sampling and analysis identified petroleum impacts in the soil at the Mortgaged Property. The environmental consultant reported that while significant impacts to ground water were not detected, the Mortgaged Property entered into a voluntary site remediation program to address the contaminant impact on the soil, including removing the top two feet of soil at contaminant impact areas and replacing it with either clean soil or concrete as an engineering barrier to residual contamination. In addition, the environmental consultant reported that environmental land use restrictions (“ELURs”) were implemented to compliment the engineering barriers to prevent exposure to residual contamination. The environmental consultant further reported that while the available data suggest that contamination from historical industrial operations appears to have been addressed, the Connecticut Department of Energy and Environmental Protection (“CTDEEP”) determined that the licensed environmental professional final verification form (“LEP Verification Form”) was incomplete. The environmental consultant recommended that documentation should be provided to confirm that the LEP Verification Form has been accepted by CTDEEP and continued compliance with the ELURs for the Mortgaged Property.
●	With respect to the Patoma Partners 4-Pack Mortgage Loan (1.6%), the related ESAs for the 543 Metropolitan Avenue and 545 Metropolitan Avenue Mortgaged Properties each identified a REC related to groundwater contamination identified at the nearby 536 Metropolitan Avenue property. Groundwater sampling in the area revealed semi-volatile organic compound (“SVOC”)
186

concentrations and dissolved metals exceeding acceptable levels. According to the ESA, the metal and SVOC impacts are likely related to historic fill and significant disposal of hazardous waste was not suspected. Implementation of remedial action is anticipated to begin by February 2026, and a certificate of completion is anticipated to be issued in December 2027. The environmental consultants noted that exposure pathways to subsurface contamination were blocked by existing improvements and recommended no further action beyond file reviews on completion of the brownfields application process.

●	With respect to the 4115 Zero Street Mortgage Loan (0.9%), the related ESA identified a REC related to the historical use of the Mortgaged Property as a zinc smelter and lead-acid battery manufacturing facility from prior to 1947 until the late 1960s or early 1970s and the potential for metals and chlorinated solvent contamination to soil and groundwater. Between 1961 and 1971, the zinc smelter was razed and the Mortgaged Property was cleared and graded, remaining undeveloped until 1975, when the current battery manufacturing facility was constructed. Sampling occurs at the site as part of a stormwater permit, but contamination has not been detected.
●	With respect to the Golf Plaza Mortgage Loan (0.7%), the related ESA identified a CREC in connection with a previous onsite dry cleaning operations that impacted soil and groundwater and enrollment of the facility in the Illinois Site Remediation Program. A Remedial Action Completion Report (“RACR”) was prepared in September 2015 to request a Focused No Further Remediation (“NFR”) determination from the Illinois Environmental Protection Agency (“IEPA”). The NFR issued by the IEPA on November 25, 2015 includes a deed restriction that includes: industrial/commercial usage only, maintaining engineered barriers and a sub-slab depressurization system beneath the former dry cleaner space, groundwater usage restrictions and a plan for appropriate care during any excavation. A NFR Inspection Evaluation was performed by IEPA on June 1, 2020. The IEPA indicated that the restrictions were consistent with the institutional controls set forth in the NFR, except for Building Control Technology (“BCT”) and recommended the BCT be in place and operational prior to human occupancy. According to a December 4, 2025 Sub Slab Depressurization System (“SSDS”) inspection letter by Environmental Protection Industries (“EPI”), EPI inspected the SSDS system currently in use at the tenant space and concluded that the SSDS system is functioning properly as intended. In addition, an Operations Manual for Sub-Slab Ventilation System was prepared for the SSDS. The environmental consultant recommended continued implementation of (i) the existing controls and restrictions included in the NFR and (ii) the Operations Manual for Sub-Slab Ventilation System.
●	With respect to the 714 5th Avenue Mortgage Loan (0.6%), the related ESA identified a CREC in connection with historic soil contamination related to two aboveground storage tanks located in the cellar. Remediation measures were taken, however, not all of the contamination was able to be removed due to structural concerns around the doors that provide access to the basement. According to the ESA, the contaminated soil only amounted to a small portion of the soil, and the depth of such soil was determined to not have reached the local water table, presenting no health concerns to on site tenants. As such, on July 19, 2021, the related spill case was granted regulatory closure by the New York State Department of Environmental Conservation (“NYSDEC”). Based on the nature of the release, completed remedial efforts and regulatory closure with residual soil contamination remaining, the release represents a CREC. In its closure letter, NYSDEC cited concerns for possible future use at the Mortgaged Property, and note that if subsurface contamination is encountered while excavating for any construction activity, appropriate remedial and vapor mitigation efforts may need to be taken to prevent vapor intrusion into any site development and to ensure human health and safety. The ESA recommends no further action.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

187

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), pursuant to the Whole Loan agreement, the Mortgage Loan documents permit renovations at the Mortgaged Property (specifically, the Aria hotel), which include refreshing approximately 3,300 standard rooms at an estimated total project cost of $300 million (approximately $86,000 per room). Renovations are expected to commence in late November 2026 and are projected to be completed in the third quarter of 2027.
●	With respect to the Embassy Suites San Luis Obispo Mortgage Loan (3.7%), the Mortgaged Property is subject to a franchise agreement with Embassy Suites Franchise LLC expiring on March 31, 2030. The Mortgaged Property is expected to undergo a franchise-mandated PIP in order to renew or replace the related franchise agreement. A cash sweep in an amount equal to the greater of 125% of the estimated cost to perform the borrower's obligations with respect to any PIP or $3,900,000 ($20,000 per key) will commence 24 months prior to the franchise agreement expiration date if a franchise extension event has not occurred.
●	With respect to the Cleveland Dual Brand Hotels Mortgage Loan (2.5%), each Mortgaged Property is subject to a franchise agreement with Holiday Hospitality Franchising, LLC expiring on December 23, 2045. The Holiday Inn Mortgaged Property is subject to a previously existing PIP from 2018 which covered comprehensive renovations of the guestrooms and bathrooms. The franchisor has since issued a new PIP due to change of ownership. The new PIP is expected to be completed by November 2027 and will include the remaining renovations from the 2018 PIP as well as work on the exterior signage, parking lot and sustainability updates. At origination, the borrower escrowed $2,884,050 into a PIP reserve, which is equal to 100% of the estimated cost of the Holiday Inn Mortgaged Property’s PIP. The Candlewood Suites Mortgaged Property is also required to complete a separate PIP, which is estimated to cost $467,400 and will complete upgrades by April 2028 to various soft goods, such as decorative accessories, wall and ceiling finishes, hardware updates and window treatments. The Candlewood Suites Mortgaged Property PIP is expected to be funded pursuant to the Mortgage Loan agreement using fixed monthly deposits equal to 1/12th of the related PIP budget, which is required to be approved by the lender.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it

188

complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to each of the FG Communities NC Portfolio Mortgage Loan (1.2%), one of the guarantors, D. Kyle Cerminara, and borrower sponsor affiliates were named as defendants in a July 20, 2023 putative class action filed in the Court of Chancery of the State of Delaware on behalf of a purported class of OppiFi, Inc.’s (the parent entity of Opportunity Financial, LLC) stockholders. The lawsuit alleges that the defendants breached their fiduciary duties to the stockholders of FG New America Acquisition Corp. (“FGNA”) stemming from FGNA’s merger with Opportunity Financial, LLC and that the defendants were unjustly enriched. The lawsuit seeks, among other relief, unspecified damages, redemption rights, and attorneys’ fees. OppiFi, Inc. is indemnifying Kyle Cerminara and its insurance carrier, Chubb, has accepted the claim and is handling the defense.
●	With respect to the 982 Madison Street Mortgage Loan (0.7%), the borrower sponsor disclosed three HPD default judgments recorded against the borrower entity, 982 Madison Group LLC, relating to civil penalties assessed under the New York City Housing Maintenance Code. The HPD default judgments collectively total approximately $195,375. One of the HPD default judgments, in the amount of $47,900, related to six HPD violations at the Mortgaged Property which the borrower sponsor asserted had been cured before the judgment was rendered in August of 2025. The borrower sponsor settled with HPD for $5,500 prior to Mortgage Loan origination. The settlement amount was paid in full prior to the Mortgage Loan origination and HPD has authorized the release of its default judgment. Two of the HPD default judgments totaling $147,475 relate to complaints made by a prior subtenant at the Mortgaged Property (the “Prior Subtenant Complaints”), which prior subtenant was eventually evicted and no longer resides in the building. According to the borrower sponsor, they were not served in the actions related to the Prior Subtenant Complaints and therefore failed to appear resulting in HPD default judgments. The borrower sponsor moved to vacate the HPD default judgments related to the Prior Subtenant Complaints. A hearing was scheduled for December 3, 2025, at which the parties
189

agreed to settle the judgments for $30,000, which amount is expected to be paid in installments. As of January 6, 2026, the borrower and HPD are finalizing the terms of the settlement agreement. The settlement agreement requires the borrower to complete any remaining work associated with the violations and to provide HPD with inspection access to the subject apartment on or about January 30, 2026. At origination, the borrower provided the title company with a deposit in the full amount of the HPD default judgments related to the Prior Subtenant Complaints ($147,475), which the title company is still holding pending resolution of the matter. The title company did not take an exception for the HPD default judgments on the lender’s loan policy of title insurance. Additionally, Nadav Hamo (one of the borrower sponsors), is a named defendant in a pending litigation matter filed April 9, 2023, by six condominium unit owners and the board of managers of the 982 Willoughby Avenue Condominium relating to Mr. Hamo’s sale of condominium units. Per Mr. Hamo’s litigation counsel, certain of the claims have been dismissed and the remaining claims consist of fraudulent concealment and fraudulent misrepresentation primarily relating to the alleged understating of taxes in the offering plan. The case is still in discovery, however, the plaintiffs offered to settle the case for approximately $141,000, which was not accepted by the borrower sponsor. Counsel indicated that they are awaiting a modified settlement demand and expect it to be at a reduced number.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-seven (27) of the Mortgage Loans (collectively, 70.2%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Sixteen (16) of the Mortgage Loans (collectively, 28.6%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) of the Mortgage Loans (1.2%) was originated in connection with the borrower’s recapitalization and acquisition of the related Mortgaged Property.
●	With respect to the Willow Glen Mortgage Loan (7.0%), the prior mortgage loan secured by the Mortgaged Property was subject to loan modifications during the original term of such loan and briefly went into maturity default while a modification to extend the loan term was being negotiated. The prior loan was subsequently modified to extend the maturity date by one year. The borrower refinanced the prior loan with the Mortgage Loan on December 19, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the 535 & 545 5th Avenue Mortgage Loan (4.8%), the prior mortgage loan matured on March 6, 2025 and was transferred to special servicing on March 20, 2025. The MSBAM 2015-C24 trustee filed a foreclosure action on July 9, 2025. The borrower refinanced the prior loan with the Mortgage Loan on January 9, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full, inclusive of default and liquidation fees, net of certain default interest waived by the prior lender.
●	With respect to the Bear Valley Medical and Business Center Mortgage Loan (1.0%), the prior mortgage loan secured by the mortgaged property went into maturity default on December 1, 2025. The borrower refinanced the prior loan with the Mortgage Loan on December 5, 2025. Proceeds from the Mortgage Loan were used to repay the prior loan in full, including default interest and fees.
190

●	With respect to the 146-150 Broadway Mortgage Loan (0.9%), the prior loan matured in March 2025 and the Mortgage Loan was originated on September 22, 2025. The prior lender gave the related borrower an informal extension and did not declare a maturity default. Proceeds from the Mortgage Loan were used to repay the prior loan in full, including the related extension fee.
●	With respect to the Golf Plaza Mortgage Loan (0.7%), the prior loan secured by the Mortgaged Property matured on December 6, 2025, resulting in a maturity default. Based on this, the lender for the prior loan charged per diem default interest from its maturity through the Mortgage Loan origination date (December 19, 2025), when the borrower refinanced the prior loan and proceeds from the Mortgage Loan were used to repay the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the CityCenter (Aria & Vdara), Willow Glen, 300 Four Falls, 535 & 545 5th Avenue, Embassy Suites San Luis Obispo, Northshore Mall, 9911 Belward, 2730 Wilshire, Pacific Town Center, Bella Vista Apartments, Crossgates Commons, 982 Madison Street and Greenwood Manor Mortgage Loans (collectively, 47.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), affiliates of the borrower sponsor, Blackstone Real Estate Partners IX L.P., have sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deeds-in-lieu of foreclosure.
●	With respect to the Willow Glen Mortgage Loan (7.0%), one of the borrower sponsors reported one prior securitized commercial mortgage loan unrelated to the mortgaged property which was subject to a casualty payoff after the related property suffered damage due to a flood. The borrower sponsor reported that the payoff resulted in an approximate 0.87% loss to the related securitization trust.
●	With respect to the 300 Four Falls Mortgage Loan (6.9%), the borrower sponsor reported one prior deed-in-lieu of foreclosure in connection with a prior mortgage loan securing an office property unrelated to the Mortgaged Property. The borrower sponsor reported that the related property was affected by the COVID-19 pandemic and that two major tenants vacated the related
191

property. The borrower sponsor reported that it spent approximately $3,600,000 to pay the full partial guarantee amount.

●	With respect to the 535 & 545 5th Avenue Mortgage Loan (4.8%), the borrower sponsor, who is also the recourse guarantor for the Mortgage Loan, is the subject of prior defaults, foreclosures and other litigation including: (i) a July 2025 foreclosure action on a defaulted $375,000,000 loan for an office property and a lawsuit against the borrower sponsor for full repayment of the defaulted loan as a result alleged bad acts involving the transfer of funds from tenants in breach of the loan documents; (ii) a 2025 lawsuit by a ground lessee for a residential property resulting in termination of a ground lease and foreclosure action filed by Fannie Mae against a borrower sponsor-owned entity; (iii) a 2025 lawsuit for full repayment of two loans, which as of December 2024, included an outstanding principal balance of $4,035,000, plus over $1,239,739 in accrued interest and default interest; (iv) a June 2025 UCC foreclosure by a mezzanine lender on a $25,000,000 mezzanine loan for a hotel property; and (v) an August 2025 foreclosure action on a $27,500,000 loan for a hotel property and a lawsuit against the borrower sponsor for full repayment of the defaulted loan, both of which were dismissed after the sale of the collateral on December 31, 2025.
●	With respect to the Embassy Suites San Luis Obispo Mortgage Loan (3.7%), the borrower sponsor reported a bankruptcy related to an affiliated entity in July 2012 along with two other loans placed into special servicing in July 2021 and January 2022, respectively. Both loans were reinstated and returned to the applicable master servicer in November 2021 and October 2022, respectively.
●	With respect to the Northshore Mall Mortgage Loan (3.4%), the related borrower sponsor and/or affiliates of the borrower sponsor have sponsored other real estate projects that have been the subject of deeds-in-lieu of foreclosure or discounted payoffs on loans secured by such projects within the last 10 years.
●	With respect to the 9911 Belward Mortgage Loan (3.0%), a commercial mortgage loan sponsored by GI Partners, the controlling member of the borrower sponsor, was foreclosed in 2024, resulting in an approximately $13,000,000 loss to the lender.
●	With respect to the 2730 Wilshire Mortgage Loan (2.7%), the borrower sponsor reported ongoing litigation in connection with a maturity default on a property unrelated to the Mortgaged Property. The borrower sponsor reported that a fall in occupancy prevented it from securing refinancing or paying off the loan in full by its maturity date. The borrower sponsor further reported that no foreclosure is pending and that it and the servicer are finalizing a modification to extend the loan term for a minimum of three years and divide the principal balance into two tranches.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties (collectively, 7.1%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.
192

●	Two (2) of the Mortgaged Properties (collectively, 4.8%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 300 Four Falls, Northwest Market Place, 1700 South Santa Fe and 2730 Wilshire.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow”

193

that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A- 3, in particular those related to the Mortgaged Property identified on Annex A-1 as 535 & 545 5th Avenue.

Set forth below are certain government leases and non-government leases that have termination rights if government funding is reduced or eliminated that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Bear Valley Medical and Business Center	1.0%	County of San Bernardino DAAS(1)	14.2%	19.6%
Bear Valley Medical and Business Center	1.0%	County of San Bernardino Workforce Development(2)	11.8%	13.2%

(1)	The tenant may terminate its lease at any time and must provide at least 90 days’ prior written notice.
(2)	The tenant may terminate its lease at any time and must provide at least 90 days’ prior written notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the 300 Four Falls Mortgage Loan (6.9%), the third largest tenant at the Mortgaged Property, BTG International, subleases 11,886 square feet of its 29,041 square feet leased premises to PM Group USA. The sublease is co-terminus with BTG International’s lease and scheduled to expire on December 31, 2029.
●	With respect to the 535 & 545 5th Avenue Mortgage Loan (4.8%), the largest tenant, Empire Offices 535 Fifth Holdings LLC, leasing approximately 9.6% of the net rentable area at the Mortgaged Property as a co-working space, has not yet taken occupancy of approximately 61.5% of its space (the “Empire Expansion Space”) pending the completion of the related build out. We cannot assure you that Empire Offices 535 Fifth Holdings LLC will take occupancy of the Empire Expansion Space as expected or at all.
●	With respect to the Northshore Mall Mortgage Loan (3.4%), the largest tenant at the Mortgaged Property, DICK’s House of Sport, has a assumed the prior Nordstrom ground lease and is expected to open for business in February 2027. The related lender underwrote $1 in ground rent and common area maintenance charges for such tenant. We cannot assure you that DICK’S House of Sport takes occupancy at the Mortgaged Property or begins paying rent.
●	With respect to the Northwest Marketplace Mortgage Loan (3.1%), the third largest tenant at the Mortgaged Property, Melrose, is expected to open for business during the first quarter of 2026. Melrose’s rent will commence upon the earlier to occur of (i) 180 days after taking occupancy and
194

(ii) the date Melrose opens for business. The lender reserved six months of gap rent and the partial rent due in the seventh month.

●	With respect to the Amazon LAX Mortgage Loan (2.4%), prior to the completion of construction on the Mortgaged Property, Amazon.com Services LLC, the sole tenant at the Mortgaged Property, was paying higher rent based on the estimated development costs pursuant to its lease and a development agreement. Since the final costs to complete construction at the Mortgaged Property were lower than the estimated costs of completion the tenant is now receiving a base rent credit of $271,626.72. Additionally, the tenant is entitled to liquidated damages in the form of a rent credit of $165,000 in connection with the delayed completion of the construction.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 as Northwest Marketplace.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The CityCenter (Aria & Vdara) and 4115 Zero Street Mortgaged Properties (collectively, 9.9%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations”. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-1, we note the following:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the holder of the preferred equity in the indirect owner of the borrowers has a ROFO as described under “Additional Indebtedness—Preferred Equity” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—

195

Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to The MC Mortgage Loan (2.3%), the sole tenant of the commercial unit, FS Market, Inc. d/b/a Food Bazaar (“Food Bazaar”), representing approximately 18.4% of the net rentable area and 25.5% of the underwritten net rental income at The MC Mortgaged Property, is an affiliate of the related borrower. The corporate parent of Food Bazaar and the related borrower has provided a full guaranty of the related lease.
●	With respect to the Akron Drive Mortgage Loan (0.6%), the tenants at the Mortgaged Property are all sponsor affiliated. On January 8, 2026, the borrower entered into an eleven-year master lease (the “Akron Affiliate Lease”) with an affiliated entity, Packing Systems, LLC (the “Akron Affiliate”) demising the entirety of the Mortgaged Property at a contractual rental rate of $4.75 per square foot. The Akron Affiliate subleases the Mortgaged Property to four affiliate tenants: Packaging Lines, Inc., First Choice Temporary Services, Inc., Vision Marketing Group LLC and Alternative Canning Solutions Inc. at the same contractual rental rate of $4.75 per square foot.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the related borrower sponsor or its affiliates own other hotel properties in the related market, and the related MGM Tenant owns or operates other hotel properties in the related market, that may compete with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability

196

insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Eighteen (18) of the Mortgaged Properties (collectively, 26.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 18% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-five (25) Mortgage Loans (collectively, 69.7%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the borrowers are not required to maintain the coverages on the Mortgaged Property required under the Whole Loan agreement for so long as (A) the MGM Master Lease is in full force and effect, (B) no default by the MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Master Lease and (C) the MGM Tenant maintains insurance policies on the Mortgaged Property that satisfy the requirements set forth in the Whole Loan agreement (the “MGM Policies”) (except that the MGM Policies are permitted to vary from the requirements under the Whole Loan agreement with respect to any property or terrorism deductible, which must be no greater than $5,000,000).
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), upon a casualty at the related Mortgaged Property involving proceeds of $100,000,000 or more (i) where the MGM Tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which the MGM Tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (ii) where the MGM Tenant is required by the MGM Master Lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the MGM Tenant so long as it satisfies the conditions in the MGM Master Lease.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the MGM Tenant may provide or cause to be provided self-insured retentions under the MGM Master Lease in commercially reasonable amounts. Upon (i) the termination of the MGM Master Lease, (ii) the election of any lender to apply any proceeds payable under any property policy of insurance in accordance with the applicable mortgage, or (iii) any proceeds payable under any property policy of insurance being retained by the borrowers, the MGM Tenant must pay to the borrowers the amount of any self-insured retentions. The borrowers are not required to maintain the coverages on the Mortgaged Property required under the CityCenter (Aria & Vdara) Mortgage Loan for so long as (A) the MGM Master Lease is in full force and effect, (B) no default by the MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Master Lease and (C) the MGM Tenant maintains insurance policies on each Mortgaged Property that satisfies the requirements set forth in the loan agreement (the “MGM Policies”) (except that the MGM Policies are permitted to vary from the requirements under the CityCenter (Aria &
197

Vdara) Mortgage Loan with respect to any property or terrorism deductible, which must be no greater than $5,000,000).

●	With respect to the Northshore Mall Mortgage Loan (3.4%), the third largest tenant at the Mortgaged Property, Shaw's Supermarket, operates its space under a ground lease and insures the related building. Upon a casualty event to such building, such tenant may keep the insurance proceeds and elect whether to restore such building or terminate its lease and demolish and clear such building.
●	With respect to the 9911 Belward Mortgage Loan (3.0%), the borrower may rely on blanket insurance policies maintained by the California Public Employees Retirement System (“CalPERS”), an indirect 99.5% owner of the borrower, so long as such coverage is equal to or greater than the coverage provided by the CalPERS blanket policy in effect as of the origination date or otherwise satisfies the requirements set forth in the loan documents.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the FG Communities NC Portfolio Mortgage Loan (1.2%), the related Mortgaged Properties are legal non-conforming as to use due to the fact that, following the construction of the related Mortgaged Properties, the applicable zoning codes were amended and now require specialty use permits for manufactured housing. No specialty use permits are on file with the applicable governmental authorities. Pursuant to the applicable zoning codes, a non-conforming use which has been damaged by fire, wind, flood or other causes may be repaired and used as before, provided that (i) repairs are initiated within 12 months and completed within 2 years of the casualty event and (ii) the total amount of space devoted to a non-conforming use is not increased. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the existence of any use, improvement, or other condition at or on the related Mortgaged Properties that is non-conforming or legally non-conforming under current legal requirements.
198

●	With respect to the Hilton Garden Inn Birmingham/Lakeshore Drive Mortgage Loan (1.0%), use of the Mortgaged Property as a hotel is a pre-existing legally non-conforming use, as hotel use is not a permitted use under current zoning laws. In the event of a casualty, no nonconforming building or structure which has been damaged by fire or other causes to more than 50% of its current replacement value prior to the time of such damage may be rebuilt or restored except in conformity with the current zoning laws. According to the current zoning laws, the current replacement value will be determined in accordance with the International Code Council (a nonprofit standards organization that develops model building codes adopted by many jurisdictions), under which construction costs do not factor in the cost of the land). Additionally, a nonconforming use which has been discontinued for a continuous period of six months may not be reestablished, and any future use is required to be in conformity with the provisions of the current zoning laws.
●	With respect to the 146-150 Broadway Mortgage Loan (0.9%), the certificate of occupancy for the portion of the Mortgaged Property located at 150 Broadway permits use as a “meat packing factory” which does not conform with the Mortgaged Property’s current use. The retail space at the Mortgaged Property (which covers the ground floor of both 146 and 150 Broadway) is leased by a single commercial tenant for use as a music venue. The certificate of occupancy for the 146 Broadway retail space permits this use. The Mortgagor has not yet received an updated certificate of occupancy for the 150 Broadway portion of the Mortgaged Property. According to a letter submitted by the borrower's architect, the request for a new certificate of occupancy should have been submitted for both the 146 Broadway and the 150 Broadway parcels and the approved plans filed in connection with the request for the certificate of occupancy for 146 Broadway shows both parcels. The Mortgage Loan documents provide for recourse to the borrower and the guarantor for any losses due to the failure to maintain all required certificates of occupancy at the Mortgaged Property.
●	With respect to the 22-30 South Munn Avenue Mortgage Loan (0.8%), City of East Orange (the “City”) requires the transaction parties in a transfer of real property to obtain a Certificate of Conformity from the City which verifies that a building conforms to the City’s property maintenance and housing code at the time of such transfer. The Mortgaged Property was inspected in connection with the foregoing requirement, and 19 violations were cited. The City agreed to issue a Conditional Certificate of Conformity, provided, among other things (as documented in a letter agreement between the borrower and the City), the borrower remedies all violations by June 12, 2026. The failure to remedy the violations could lead to monetary penalties and loss of the Certificate of Conformity. The prior owner (which is affiliated with the borrower’s property manager) has indicated that the work to cure 10 of the violations has already been performed. With respect to the remaining violations, $8,000 (125% of the cost to perform the outstanding required work) was reserved at Mortgage Loan origination. The Mortgage Loan documents provide for recourse to the borrower and the guarantor for any losses due to the existence of the violations and/or the failure to comply with the related requirements for obtaining the Certificate of Conformity.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—

199

Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions— Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the guaranty.
●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), there is no separate environmental indemnitor. The borrowers are required to maintain environmental insurance against claims for pollution and remediation legal liability related to each Mortgaged Property (“PLL Policy”), and have delivered endorsements of such policy to the lender. At origination, the Mortgaged Properties were covered by MGM Tenant’s environmental policy, issued by Indian Harbor Insurance Company with a policy term ending September 30, 2026, which provides coverage of $25,000,000 per incident and in the aggregate (the “PLL Limits”), subject to a $50,000 self-insured retention, except $1,000,000 for each pollution condition resulting from Legionella. The lender is an additional named insured. Pursuant to the Whole Loan documents, the borrowers are required to renew such policy at least 10 business days prior to its expiration. If the borrowers fail during the period that ends at least two years after the maturity date of the Whole Loan (the “Required PLL Period”) to have environmental insurance against claims for pollution and remediation legal liability related to each Mortgaged Property with a coverage limit of at least $25,000,000 for each incident and a combined aggregate, and with no self-insured retention of more than $250,000, the non-recourse carveout guarantor, then the guarantor will be liable under certain specified provisions of the environmental indemnity as to any liability that first arises after the expiration of the PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender, provided that such liability will be subject to a cap equal to the PLL Limits.
●	With respect to the Northshore Mall Mortgage Loan (3.4%), the related guarantor is liable solely with respect to its interest in its Series B assets. The related guarantor is a Delaware Series LLC and its operating agreement creates three separate series of assets (A, B, and AB). The related
200

Mortgaged Property is a Series B asset. Additionally, the related borrower previously owned certain additional tracts of land surrounding the related Mortgaged Property.

In addition there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Willow Glen Mortgage Loan (7.0%), the Mortgaged Property is subject to a tax increment financing (“TIF”) agreement, pursuant to which the Village of Willow Springs issued bonds and reimbursed the developer for certain eligible redevelopment costs. The Village of Willow Springs serviced those bond payments through tax increment payments collected from the borrower, and these bonds were paid off at origination. The borrower is still required to make payments to the Village of Willow Springs for TIF incentives received pursuant to the purchase and sale agreement covering increases in property taxes, and such TIF expires in December 2043, unless otherwise extended. Under the related Mortgage Loan documents, the borrower is required to comply with the terms of the TIF documents. Pursuant to the Mortgage Loan documents, there is recourse for losses incurred as a result of any modification or termination of the TIF documents without the prior written consent of the lender or any default under the TIF documents.
●	With respect to The MC Mortgage Loan (2.3%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program. In connection with the expected 421-a tax abatement, the borrower will be required to reserve the MC Affordable Units for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The 421-a tax abatement is expected to provide (i) a 100% tax exemption for the first 25 years and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The current full unabated taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. In the event that the 421-a tax exemption is not approved, U/W NOI DSCR would be 1.20x, UW NCF DSCR would be 1.18x, U/W NOI Debt Yield would be 7.42% and U/W NCF Debt Yield would be 7.35%. We cannot assure you that the 421-a tax exemption will be approved.

The commercial unit at the related Mortgaged Property is occupied by Food Bazaar which is a designated grocery store under the Food Expansion to Support Health Program (the “FRESH Program”). The FRESH Program requires this space to be utilized as a grocery store which offers affordable quality food to underserved communities. Any change in the use of the commercial unit requires the consent of the NYCIDA. In connection with this FRESH Program designation, the related borrower entered into a payment in lieu of taxes agreement (the “FRESH PILOT”) with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the related borrower leases the entire commercial unit to the NYCIDA and the NYCIDA then subleases the commercial unit back to the related borrower who in turn leases the commercial unit to Food Bazaar. The underwritten commercial rent is based on the lease between the related borrower and Food Bazaar. The FRESH PILOT runs to 2049 and abates the real estate taxes for the commercial unit to $0.00. However, the FRESH PILOT does not run with the land and will not transfer in the event of a foreclosure. The

201

related lender did not consider the FRESH PILOT abatement in its underwriting of real estate taxes.

In connection with an environmental remediation program that has been successfully completed at the related Mortgaged Property, the related borrower now receives tax credits that it may use to offset its state income taxes (the “Brownfield Tax Credits”). In total, the related borrower expects to receive $27,261,719 in Brownfield Tax Credits over the next three years. Pursuant to the related Mortgage Loan documents, in the event that at any time during the term of the related Mortgage Loan prior to related satisfaction (if ever) of the Brownfield Release Conditions (as defined below), the related borrower receives any amount in cash (the “Brownfield Cash Amount”) representing all or any portion of the Brownfield Tax Credits (as opposed to receiving a non-cash credit against any taxes), the related borrower is required to deposit the Brownfield Cash Amount within five business days of receipt into a specified reserve account. The Brownfield Cash Amount will be (i) released to the related borrower upon the satisfaction of the Brownfield Release Conditions or (ii) applied as a prepayment to the related Mortgage Loan in the event the Brownfield Release Conditions are not satisfied. The ”Brownfield Release Conditions” means on or before the 18th payment date of the Mortgage Loan, (i) the related lender has received a certificate of eligibility evidencing the implementation of the 421-a tax benefits, (ii) the related Mortgaged Property has achieved an underwritten debt yield of at least 8.0% and (iii) the related Mortgaged Property has achieved an underwritten debt service coverage ratio of at least 1.30x. In the event the Brownfield Release Conditions are not met then the Brownfield Cash Amount may be utilized to prepay the Mortgage Loan in an amount that results in (a) an underwritten debt yield that is equal to or greater than 8.0% and (b) an underwritten debt service coverage ratio that is equal to or greater than 1.30x.

●	With respect to 658 Driggs Financial Mortgage Loan (2.0%), the Mortgaged Property benefits from a 35-year 421-a tax exemption under the NYC Department of Housing Preservation and Development’s 421-a program. The tax exemption began in the 2023 tax year and consists of a 100% exemption for the first 25 years and an exemption for the percentage of affordable units for the remaining 10 years. The related appraisal estimated the net present value of such exemption as $6,000,000. According to the appraisal, estimated unabated taxes for the 2025/2026 tax year would be $273,058, compared to assessed taxes of $23,519. The Mortgage Loan was underwritten based on the assessed taxes.
●	With respect to the Bella Vista Apartments Mortgage Loan (1.7%), the Mortgaged Property benefits from a TIA granted by the City of Ansonia. The TIA provides that the Mortgaged Property will receive a 100% tax exemption for a period of six years, beginning on June 4, 2020, and concluding on June 4, 2026. Thereafter, the tax assessed value of the Mortgaged Property will be fixed for a period of five years in an amount equal to (i) $640,400 for the 153 Main Street portion of the Mortgaged Property and (ii) $1,031,400 for the 165 Main Street portion of the Mortgaged Property (the “Bella Vista Apartments Fixed Assessment Period”). Following the Bella Vista Apartments Fixed Assessment Period, the assessed value will increase by 5% per annum for a period of six years, after which the Mortgaged Property will be assessed at full market value. The full unabated taxes for the 2025 tax year are $279,615 compared to the underwritten abated taxes of $44,493. The Mortgage Loan will become full recourse if (i) the TIA is amended or modified without the lender’s prior written consent, (b) the TIA is surrendered by the borrower or terminated by the City of Ansonia, (c) the borrower and/or the Mortgaged Property fail to maintain all tax incentives under the TIA and/or (d) with respect to all or any portion of the Mortgaged Property, the City of Ansonia exercises or purports to exercise a right of reversion under the TIA documents (such right being subordinate to the lien of the Mortgage Loan).
●	With respect to the Patoma Partners 4-Pack Mortgage Loan (1.6%), an Industrial Commercial Abatement Program (“ICAP”) real estate tax exemption application has been submitted with respect to the 545 Metropolitan Avenue Property. ICAP offers property tax abatements for
202

eligible industrial and commercial buildings in New York City. As of the origination date, the ICAP was not in place.

●	With respect to the 982 Madison Street Mortgage Loan (0.7%), the Mortgaged Property benefits from a 421-a Affordable New York Housing Tax Exemption, for a term of 35 years, which is set to expire in the year 2054. As part of compliance with the exemption terms, at least 33.33% of the total units (six units) are required to be set aside for affordable housing and must rent for an amount which is affordable to tenants making no more than 130% area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax abatement of any increase in the assessed value of the Mortgaged Property for the first 25 years, and a 33.33% exemption over the next 10 years. In year 36, the Mortgaged Property becomes fully taxable.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Thirty-seven (37) Mortgage Loans (collectively, 79.7%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	Five (5) Mortgage Loans (collectively, 16.9%) require monthly payments of principal and interest for the entire term to stated maturity.
●	Two (2) Mortgage Loans (collectively, 3.3%) provide for an initial interest-only period that expires 24 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	37	$ 665,337,000	79.7%
Amortizing Balloon	5	141,093,978	16.9
Interest Only, Amortizing Balloon	2	27,950,000	3.3
Total	44	$ 834,380,978	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related

203

borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	37	$ 637,365,272	76.4%
9	2	114,989,247	13.8
1	5	82,026,458	9.8
Total	44	$ 834,380,978	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	43	$ 823,380,978	98.7%
0 (5 for the first such default during the term of the Mortgage Loan)	1	11,000,000	1.3
Total	44	$ 834,380,978	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee interest or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), for purposes of calculating interest and other amounts payable on such Whole Loan, the notes were divided into multiple components (each, a “Component”) with varying interest rates. The interest rate of each note represents the interest rate of the related Component, or in the case of the subordinate notes, which represent interests in two components, the weighted average interest rate of both such components. The CityCenter (Aria & Vdara) Mortgage Loan represents an interest in Component A-C. Prepayments of each subordinate note will be applied to the related Components in sequential order. As a result of the Components having different interest rates and the allocation of prepayments to sequentially reduce the Components, the per annum weighted average interest rate of the Components may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the CityCenter (Aria & Vdara) Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amounts are withheld, but prior to the Withheld Amounts’ inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amounts may not reflect the increased interest rate when the Withheld Amounts are included in the calculation of the Net Mortgage Rate.

204

Single Purpose Entity Covenants

With respect to the 146-150 Broadway Mortgage Loan (0.9%), the Mortgage Loan will become fully recourse to the borrower and guarantor in the event the sole retail tenant at the Mortgaged Property, which tenant occupies 49.3% of the net rentable area at the Mortgaged Property, (i) gives notice of its intention to not extend or renew its lease or to terminate its lease or if the lease is otherwise terminated, or (ii) on or prior to the date that is six (6) months prior to the then applicable expiration date under its lease, fails to extend its lease or the borrower has not re-tenanted the space, in each case in accordance with the terms and provisions of the Mortgage Loan documents. The full recourse described above will terminate upon a cure of (i) or (ii) above, as applicable, in each case, in accordance with the terms and provisions in the Mortgage Loan documents as relates to such cure. There can be no assurance that the borrower or the guarantor will have the resources to perform such recourse obligations. In addition, the existence of such guaranty increases the likelihood of a consolidation of the borrower with its affiliates in the event of a bankruptcy of such affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

205

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-three (33) of the Mortgage Loans (collectively, 69.8%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) of the Mortgage Loans (collectively, 16.5%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (9.0%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (4.8%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

206

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
7	20	56.0%
4	14	26.2
5	4	7.9
3	5	7.5
6	1	2.3
Total	44	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
207

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of thirty-five (35) Mortgage Loans (the “Defeasance Loans”) (collectively, 83.5%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, (or in some cases, the borrower is obligated to purchase such securities directly, rather than providing a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with

208

the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. For example:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), the borrowers have the right to obtain the free release of (i) unimproved non-income producing land located at each Mortgaged Property, (ii) land which does not generate material income and such income was not taken into account for purposes of the appraisals obtained in connection with the origination of the Mortgage Loan, and (iii) any air rights, development rights, mineral rights or water rights relating to a Mortgaged Property which are not necessary for the operation of such Mortgaged Property, subject to various conditions, including but not limited to compliance with the MGM Master Lease, other documents governing the applicable Mortgaged Property and applicable legal requirements, separate zoning and tax lots (or an application therefor) from the rest of the related Mortgaged Property, if reasonably necessary, entry into reciprocal easement agreements, and compliance with REMIC related conditions.
●	With respect to the ActivSpace Portfolio Mortgage Loan (6.0%), the borrowers have the right to obtain the free release of a non-income producing portion of the Salmon Main Mortgaged Property on any business day following the date that is 10 business days after the closing date of the securitization that includes the last note to be securitized of the ActivSpace Portfolio Whole Loan, provided that certain requirements are satisfied, including, among other conditions, (i) no event of default is continuing under the ActivSpace Portfolio Whole Loan documents, (ii) the borrowers deliver a REMIC opinion and (iii) after giving effect to the release, the loan-to-value ratio with respect to the remaining ActivSpace Portfolio Properties is no greater than 125.0%.
●	With respect to the Northshore Mall Mortgage Loan (3.4%), the borrower has the right, without the lender’s consent, to (i) transfer (a) non-income producing or vacant portions of the Mortgaged Property to third parties or borrower affiliates and (b) immaterial or non-income producing portions of the Mortgaged Property to any federal, state or local government or any political subdivision in connection with a taking or condemnation for dedication or public use, and (ii) dedicated portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights-of-way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, each of (i) and (ii) upon satisfaction of terms and conditions set forth in the related loan agreement, including, among other things, (a) no default or event of default has occurred and is continuing, (b) the borrower
209

delivers a REMIC opinion that is acceptable to a reasonably prudent lender of securitized commercial mortgage loans, (c) the borrower delivers an officer’s certificate stating that such transfer does not violate any major lease or any REA and (d) immediately after the such transfer, the loan-to-value ratio of the remaining Mortgaged Property is no greater than 125%.

Escrows

Thirty-seven (37) Mortgage Loans (collectively, 74.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty (30) Mortgage Loans (collectively, 63.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fourteen (14) Mortgage Loans (collectively, 34.2%) are secured in whole or in part by retail, office, multifamily, self storage, industrial, parking and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, multifamily, industrial and mixed use properties only.

Seven (7) Mortgage Loans (collectively, 13.9%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Thirty-nine (39) Mortgage Loans (collectively, 79.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

210

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing	14	$ 391,850,272	47.0%
Springing/Springing	21	266,422,000	31.9
Soft/Springing	7	122,619,458	14.7
Hard/In Place	1	39,989,247	4.8
Hard (Commercial); Soft (Residential)/Springing	1	13,500,000	1.6
Total:	44	$ 834,380,978	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing/Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third-party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
211

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third-party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
212

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Willow Glen	$58,000,000	7.0%	NAP	NAP	$ 8,000,000	$ 66,000,000	7.019%	61.8%	70.4%	1.45x	1.13x
Northwest Marketplace	$26,000,000	3.1%	NAP	NAP	$ 5,000,000	$ 31,000,000	6.363%(2)	64.0%	76.3%	2.09x	1.40x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	With respect to the Northwest Marketplace Mortgage Loan (3.1%), the full precision value of the above amount is 6.36329032258064%. The related mezzanine loan accrues interest at a rate of 13.00000%, which consists of a 9.00000% payable interest rate (the “Northwest Marketplace Mezzanine Payable Interest Rate”). The related mezzanine loan documents provide that so long as no event of default has occurred, the mezzanine borrower will only be obligated to pay the portion of the mezzanine debt service payment consisting of interest accruing at the Northwest Marketplace Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be payable in full on the related maturity date.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds

213

other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or continuing event of default with respect to the Willow Glen and Northwest Marketplace Mortgage Loans) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan. See “—Additional Indebtedness—Preferred Equity” below.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
CityCenter (Aria & Vdara)	$ 75,000,000	N/A	77.5%	N/A	6.75%(1)	Yes	No

(1)	Under the Mortgage Loan documents, (i) calculation of the debt yield test for a future mezzanine loan is based on the “look through” income of the underlying Mortgaged Property and not on the MGM Master Lease payments and (ii) it is not specified
214

whether the appraised value used in the calculation of the LTV Ratio test is to be based on the MGM Master Lease payments or on the “look through” income. The borrowers are only entitled to receive the rent from the MGM Master Lease and not the “look through” income.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to the related lender’s and mezzanine lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Northshore Mall Mortgage Loan (3.4%), the Mortgage Loan documents permit future Property Assessed Clean Energy (“PACE”) debt up to $5,000,000, subject to lender consent and receipt of a rating agency confirmation.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s PACE statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine

215

indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak. For example:

●	With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement on the origination date whereby the Investor LP will contribute $800,000,000 in exchange for 100% of the preferred limited partnership interests (the “Preferred Interests”) in a Delaware limited partnership (the “Partnership”). The general partner of the Partnership (the “General Partner”) and the holder of 100% of the common limited partnership interests in the Partnership are both owned and controlled by the borrower sponsor. The rate of return for the Investor LP is 7.40% per annum until (but excluding) December 9, 2030, subject to annual increases of 0.25% thereafter, subject to a cap of 13%. In connection with a redemption of the Preferred Interests (x) prior to December 9, 2026, the Investor LP will be entitled to an early redemption premium of 3% of the unreturned preferred capital being redeemed on such date, and (y) after December 9, 2026 but on or prior to December 9, 2029, 2% of the unreturned preferred capital being redeemed on such date. If the Preferred Interests are repaid in full or in part prior to the date on which the Investor LP has received an 8.325% internal rate of return on its capital contribution amount, the Partnership is required to pay the Investor LP a make-whole payment in an amount equal to the amount that would result in the Investor LP receiving an 8.325% internal rate of return.

The Preferred Interests do not have a fixed redemption or maturity date. The common equity manages the business of the Partnership, subject to consent rights of all partners to certain major decisions, including among others acquiring real property, and borrowing money. The general partner may cause the Partnership to redeem all or a portion of the Preferred Interests at any time, subject to payment of the amounts described above. In connection with certain bad acts by the General Partner or the common equity, including fraud, gross negligence, willful misconduct, or intentional misappropriation of funds and (ii) a voluntary bankruptcy by or with respect to the General Partner, provided that such bad act is not then being disputed or in the process of being cured, the Investor LP will have the right to cause the Partnership to fully redeem all of the Preferred Interests, and the applicable preferred rate will increase by 2%.

If the General Partner and/or the common equity intends to effectuate a change of control, the General Partner must provide at least 45 days’ prior written notice to the Investor LP, and the Investor LP and the General Partner will each have the right to cause the Partnership to fully redeem all of the Preferred Interests effective as of a redemption date, which will be the later of (x) the effective date of such change of control and (y) in the case of a redemption notice delivered by the Investor LP only, five business days after the date of such redemption notice.

The General Partner has the right to cause the Partnership or the applicable subsidiary to sell, exchange or transfer any Mortgaged Property, provided that any such sale, exchange or transfer is for substantially all cash consideration in an arms-length transaction with a third party. If the General Partner exercises its right to cause the Partnership or its applicable subsidiary to sell the Mortgaged Properties, the Preferred Interests have a right of first offer. In addition, any partner that wants to transfer its interests in the Partnership is subject to a right of first offer in favor of the other partner.

If the mortgage lender accelerates the Mortgage Loan or it is otherwise accelerated, and the lender is pursuing default remedies, and the General Partner is not diligently pursuing a workout, the Investor LP will have the right to redeem all the General Partner’s and common equity’s interests and admit a qualified investor transferee as substitute general partner or require the General Partner and common equity to sell their interests in the Partnership. However, the

216

General Partner has the right to negotiate with the lender for a refinancing or workout to cure the default, in which case the Investor LP may not consummate the redemption if the Mortgage Loan is paid in full and discharged, the default is cured or waived, or the General Partner is diligently pursing a workout.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the CityCenter (Aria & Vdara), ActivSpace Portfolio, 535 & 545 5th Avenue, Northshore Mall, 9911 Belward, Amazon LAX and The MC Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means the Non-Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column

217

“Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the CityCenter (Aria & Vdara) Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) a Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) on and after the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

218

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, any Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced A/B Whole Loan and (iii) on and after the Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

219

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, any Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, any Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to any Servicing Shift Whole Loan or any Non-Serviced Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

220

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type / Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
CityCenter (Aria & Vdara)	Non-Serviced (BX 2025-ARIA)	Note A-1	Control	$779,120,000	BX 2025-ARIA
		Note A-2	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-3	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-4	Non-Control	$389,560,000	BX 2025-ARIA
		Note A-5	Non-Control	$56,000,000	JPMorgan Chase Bank, National Association
		Note A-6	Non-Control	$40,000,000	BMO 2025-5C13
		Note A-7	Non-Control	$48,000,000	JPMorgan Chase Bank, National Association
		Note A-8	Non-Control	$48,000,000	JPMorgan Chase Bank, National Association
		Note A-9	Non-Control	$48,000,000	JPMorgan Chase Bank, National Association
		Note A-10	Non-Control	$30,000,000	CREFI
		Note A-11	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-12	Non-Control	$25,000,000	CREFI
		Note A-13	Non-Control	$20,000,000	CREFI
		Note A-14	Non-Control	$20,000,000	CREFI
		Note A-15	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-16	Non-Control	$25,000,000	GACC
		Note A-17	Non-Control	$25,000,000	GACC
		Note A-18	Non-Control	$25,000,000	GACC
		Note A-19	Non-Control	$20,000,000	GACC
		Note A-20	Non-Control	$50,000,000	Goldman Sachs Bank USA
		Note A-21	Non-Control	$30,000,000	Goldman Sachs Bank USA
		Note A-22	Non-Control	$25,000,000	BBCMS 2026-5C40
		Note A-23	Non-Control	$10,000,000	Goldman Sachs Bank USA
		Note A-24	Non-Control	$5,000,000	Goldman Sachs Bank USA
		Note B-1	Non-Control	$360,880,000	BX 2025-ARIA
		Note B-2	Non-Control	$180,440,000	BX 2025-ARIA
		Note B-3	Non-Control	$180,440,000	BX 2025-ARIA
		Note B-4	Non-Control	$180,440,000	BX 2025-ARIA

ActivSpace Portfolio	Serviced	Note A-1	Control	$50,000,000	BBCMS 2026-5C40
		Note A-2	Non-Control	$11,000,000	GACC
		Note A-3	Non-Control	$10,000,000	GACC

535 & 545 5th Avenue	Servicing Shift	Note A-1	Control	$75,000,000	DBRI
		Note A-2	Non-Control	$50,000,000	DBRI
		Note A-3	Non-Control	$26,000,000	BBCMS 2026-5C40
		Note A-4	Non-Control	$15,000,000	DBRI
		Note A-5	Non-Control	$15,000,000	DBRI
		Note A-6	Non-Control	$10,000,000	DBRI
		Note A-7	Non-Control	$9,000,000	DBRI
		Note A-8	Non-Control	$40,000,000	SGFC
		Note A-9	Non-Control	$25,000,000	SGFC
		Note A-10	Non-Control	$20,000,000	SGFC
		Note A-11	Non-Control	$14,000,000	BBCMS 2026-5C40
		Note A-12	Non-Control	$11,000,000	SGFC

221

Mortgage Loan	Mortgage Loan Type / Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
Northshore Mall	Servicing Shift	Note A-1	Control	$50,000,000	GACC
		Note A-2	Non-Control	$28,000,000	BBCMS 2026-5C40
		Note A-3	Non-Control	$15,000,000	GACC
		Note A-4	Non-Control	$12,000,000	GACC
		Note A-5	Non-Control	$10,000,000	GACC
		Note A-6	Non-Control	$10,000,000	GACC
		Note A-7	Non-Control	$38,000,000	JPMorgan Chase Bank, National Association
		Note A-8	Non-Control	$12,000,000	JPMorgan Chase Bank, National Association

9911 Belward	Non-Serviced (Benchmark 2025-V18)	Note A-1	Control	$55,000,000	Benchmark 2025-V18
		Note A-2	Non-Control	$16,500,000	Benchmark 2025-V19
		Note A-3	Non-Control	$17,240,000	BBCMS 2026-5C40
		Note A-4	Non-Control	$25,000,000	Benchmark 2025-V18
		Note A-5	Non-Control	$7,500,000	Benchmark 2025-V19
		Note A-6	Non-Control	$7,500,000	BBCMS 2026-5C40

Amazon LAX	Non-Serviced (Benchmark 2025-V19)	Note A-1	Control	$58,500,000	Benchmark 2025-V19
		Note A-2	Non-Control	$20,000,000	BBCMS 2026-5C40
		Note A-3	Non-Control	$31,500,000	Goldman Sachs Bank USA
		Note A-4	Non-Control	$6,266,961	Goldman Sachs Bank USA

The MC	Non-Serviced (MSBAM 2025-5C2)	Note A-1	Control	$71,000,000	MSBAM 2025-5C2
		Note A-2	Non-Control	$14,000,000	BBCMS 2026-5C40
		Note A-3	Non-Control	$5,000,000	BBCMS 2026-5C40

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

A Jointly Sold Mortgage Loan that is not a Whole Loan will be serviced pursuant to the PSA and in accordance with the terms of the PSA and may be governed by an Intercreditor Agreement. The terms of an Intercreditor Agreement governing a Jointly Sold Mortgage Loan that is not a Whole Loan will be substantially similar to the terms of an Intercreditor Agreement relating to a Serviced Pari Passu Whole Loan set forth in this section.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to a Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

222

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to a Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided

223

that with respect to a Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to a Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire in a specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special

224

servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to a Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
225

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced

226

PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-

227

serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loan

General

The CityCenter (Aria & Vdara) Mortgage Loan (9.0%) is part of a split loan structure comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—The Whole Loans—General”, including (a) the CityCenter (Aria & Vdara) Mortgage Loan, which is comprised of three senior promissory notes designated as Note A-11, Note A-15 and Note A-22, with an aggregate principal balance as of the Cut-off Date of $75,000,000, (b) four senior promissory notes, designated as Note A-1, Note A-2, Note A-3 and Note A-4, held by BX Trust 2025-ARIA (the “BX 2025-ARIA Trust”), with an aggregate principal balance as of the Cut-off Date of $1,947,800,000 (collectively, the “CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans”), (c) seventeen senior promissory notes, designated as Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-12, Note A-13, Note A-14, Note A-16, Note A-17, Note A-18, Note A-19, Note A-20, Note A-21, Note A-23 and Note A-24, with an aggregate principal balance as of the Cut-off Date of $525,000,000 (collectively, the “CityCenter (Aria & Vdara) Non-SASB Pari Passu Companion Loans”), and (d) four subordinate promissory notes, designated as Note B-1, Note B-2, Note B-3 and Note B-4, held by the BX 2025-ARIA Trust, with an aggregate principal balance as of the Cut-off Date of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) Subordinate Companion Loans”).

The CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans are collectively referred to herein as the “CityCenter (Aria & Vdara) SASB Loans”. The CityCenter (Aria & Vdara) Mortgage Loan and the CityCenter (Aria & Vdara) Non-SASB Pari Passu Companion Loans are collectively referred to herein as the “CityCenter (Aria & Vdara) Non-SASB Senior Loans” or the “CityCenter (Aria & Vdara) Non-SASB Loans”. The CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Non-SASB Senior Loans are collectively referred to herein as the “CityCenter (Aria & Vdara) Senior Loans”. The CityCenter (Aria & Vdara) Senior Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans are collectively referred to herein as the “CityCenter (Aria & Vdara) Loans” or the “CityCenter (Aria & Vdara) Whole Loan”. The CityCenter (Aria & Vdara) Senior Loans (other than the City Center (Aria & Vdara) Mortgage Loan) and the CityCenter (Aria & Vdara) Subordinate Companion Loans are collectively referred to herein as the “CityCenter (Aria & Vdara) Companion Loans”. The CityCenter (Aria & Vdara) Senior Loans are generally pari passu in right of payment with each other. The CityCenter (Aria & Vdara) Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the CityCenter (Aria & Vdara) Senior Loans.

As of the Closing Date, the interest rate of the CityCenter (Aria & Vdara) Mortgage Loan is 6.07880916113333%, which represents the interest rate of Component A-C of the CityCenter (Aria & Vdara) Whole Loan, and the weighted average interest rate of the CityCenter (Aria & Vdara) Whole Loan is 5.294200%.

228

Each holder of a promissory note evidencing a portion of the CityCenter (Aria & Vdara) Whole Loan is referred to herein as a “CityCenter (Aria & Vdara) Noteholder”, each holder of a promissory note evidencing a CityCenter (Aria & Vdara) Senior Loan is referred to herein as a “CityCenter (Aria & Vdara) Senior Noteholder”, and each holder of a CityCenter (Aria & Vdara) Subordinate Companion Loan is referred to herein as a “CityCenter (Aria & Vdara) Subordinate Noteholder”, and each holder of a CityCenter (Aria & Vdara) Non-SASB Senior Loan is referred to herein as a “CityCenter (Aria & Vdara) Non-SASB Noteholder”. Each such promissory note is secured by the same mortgage instrument on the same underlying portfolio Mortgaged Property, and such promissory notes have an aggregate principal balance as of the Cut-off Date of $3,450,000,000. The CityCenter (Aria & Vdara) Noteholders are subject to the terms of a co-lender agreement (the “CityCenter (Aria & Vdara) Co-Lender Agreement”) governing the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan.

Pursuant to the loan documents governing the CityCenter (Aria & Vdara) Whole Loan, each promissory note evidencing a portion of the Whole Loan is deemed to be comprised of one or more components (each, a “Component”) as follows: (i) the promissory notes evidencing the CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans comprise “Component A”, (ii) the promissory notes evidencing the CityCenter (Aria & Vdara) Non-SASB Senior Loans comprise “Component A-C” and (iii) the promissory notes evidencing the CityCenter (Aria & Vdara) Subordinate Companion Loans comprise “Component B” and “Component C”. The related loan documents provide that the interest rate of Component A is 5.033966900% per annum, the interest rate of Component A-C is 6.07880916113333% per annum, the interest rate of Component B is 5.179934000% per annum, and the interest rate of Component C is 5.520211000% per annum.

Only the CityCenter (Aria & Vdara) Mortgage Loan is included in the issuing entity. The CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans and the CityCenter (Aria & Vdara) Subordinate Companion Loans have been contributed to the BX 2025-ARIA Trust, which is governed by a trust and servicing agreement (the “BX 2025-ARIA TSA”). The CityCenter (Aria & Vdara) Non-SASB Senior Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations in the future; however, the holders of unsecuritized CityCenter (Aria & Vdara) Non-SASB Senior Loans are under no obligation to do so.

The following summaries describe certain provisions of the CityCenter (Aria & Vdara) Co-Lender Agreement.

Servicing

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the administration of the CityCenter (Aria & Vdara) Whole Loan will be governed by the CityCenter (Aria & Vdara) Co-Lender Agreement and the BX 2025-ARIA TSA. The CityCenter (Aria & Vdara) Whole Loan and any related foreclosed CityCenter (Aria & Vdara) Mortgaged Property will be serviced and administered under the BX 2025-ARIA TSA by the master servicer acting thereunder (the “BX 2025-ARIA Master Servicer”) or (if the CityCenter (Aria & Vdara) Whole Loan becomes a specially serviced loan thereunder) by the special servicer acting thereunder (the “BX 2025-ARIA Special Servicer”). The BX 2025-ARIA Master Servicer and the BX 2025-ARIA Special Servicer will be required to service and administer the CityCenter (Aria & Vdara) Whole Loan in accordance with the Accepted Servicing Practices (as defined in the BX 2025-ARIA TSA), taking into account the interests of the certificateholders under the BX 2025-ARIA TSA, the owners of the RR Interest (as defined in the BX 2025-ARIA TSA) issued under the BX 2025-ARIA TSA, and the CityCenter (Aria & Vdara) Non-SASB Noteholders.

Custody of the Mortgage File

Computershare Trust Company, National Association, is the custodian of the mortgage file related to the CityCenter (Aria & Vdara) Whole Loan (other than any promissory notes not contributed to the BX 2025-ARIA Trust).

229

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required P&I Advances on the CityCenter (Aria & Vdara) Mortgage Loan (but not on the CityCenter (Aria & Vdara) Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the CityCenter (Aria & Vdara) Mortgage Loan. Principal and interest advances in respect of the CityCenter (Aria & Vdara) Companion Loans and property protection advances in respect of the CityCenter (Aria & Vdara) Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Application of Payments

All amounts tendered by the related borrowers or otherwise available for payment on or with respect to or in connection with the CityCenter (Aria & Vdara) Whole Loan or the CityCenter (Aria & Vdara) Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the CityCenter (Aria & Vdara) Whole Loan or insurance proceeds or condemnation proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of the CityCenter (Aria & Vdara) Mortgaged Property or released to the borrowers in accordance with the terms of the CityCenter (Aria & Vdara) Whole Loan documents, to the extent permitted by the REMIC provisions, (2) all amounts for required reserves or escrows required by the CityCenter (Aria & Vdara) Whole Loan documents (to the extent and in accordance with the terms of the CityCenter (Aria & Vdara) Whole Loan documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable under the BX 2025-ARIA TSA to the BX 2025-ARIA Master Servicer or any master servicer with respect to a securitization trust holding any portion of a CityCenter (Aria & Vdara) Non-SASB Senior Loan (any such trust, a “CityCenter (Aria & Vdara) Non-SASB Securitization Trust”), (4) penalty charges and all amounts that are then due, payable or reimbursable to any of the BX 2025-ARIA Master Servicer, the certificate administrator under the BX 2025-ARIA TSA (the “BX 2025-ARIA Certificate Administrator”) or the trustee under the BX 2025-ARIA TSA (the “BX 2025-ARIA Trustee”) with respect to the CityCenter (Aria & Vdara) Whole Loan pursuant to the BX 2025-ARIA TSA (including, without limitation, reimbursement of servicing advances and administrative advances with respect to the CityCenter (Aria & Vdara) Whole Loan and principal and interest advances on the CityCenter (Aria & Vdara) SASB Loans and interest thereon) and (5) any amounts that are then due and payable or reimbursable to any master servicer or trustee with respect to a CityCenter (Aria & Vdara) Non-SASB Securitization Trust in respect of any principal and interest advances and interest thereon in respect of any CityCenter (Aria & Vdara) Non-SASB Senior Loan (pursuant to any Non-Serviced PSA) will be applied and distributed by the BX 2025-ARIA Master Servicer in the following order of priority without duplication (and payments will be made at such times as are set forth in the BX 2025-ARIA TSA):

(i)    first, to pay accrued and unpaid interest on the CityCenter (Aria & Vdara) Senior Loans (on a pro rata and pari passu basis) (other than default interest) to each CityCenter (Aria & Vdara) Senior Noteholder in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(ii)    second, to each CityCenter (Aria & Vdara) Senior Noteholder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(iii)    third, to each CityCenter (Aria & Vdara) Senior Noteholder (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such CityCenter (Aria & Vdara) Senior Noteholder in accordance with the terms of “—Workout” below or the paragraph immediately following the definition of “Reverse Sequential Order” below, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to such CityCenter (Aria & Vdara) Senior Noteholder, such

230

amount to be allocated to such CityCenter (Aria & Vdara) Senior Noteholder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such CityCenter (Aria & Vdara) Senior Noteholder;

(iv)    fourth, to pay accrued and unpaid interest on the CityCenter (Aria & Vdara) Subordinate Companion Loans (on a pro rata and pari passu basis) (other than default interest) to each CityCenter (Aria & Vdara) Subordinate Noteholder, in an amount equal to the accrued and unpaid interest on the applicable principal balances at the applicable net interest rate;

(v)    fifth, to each CityCenter (Aria & Vdara) Subordinate Noteholder (on a pro rata and pari passu basis) in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to such payment date, until the respective principal balances have been reduced to zero;

(vi)    sixth, to each CityCenter (Aria & Vdara) Subordinate Noteholder (on a pro rata and pari passu basis), an amount equal to the aggregate of unreimbursed realized losses previously allocated to such CityCenter (Aria & Vdara) Subordinate Noteholder in accordance with the terms of “—Workout” below or the paragraph immediately following the definition of “Reverse Sequential Order” below, plus interest thereon at the applicable net interest rate compounded monthly from the date the related realized loss was allocated to each CityCenter (Aria & Vdara) Subordinate Companion Loan, such amount to be allocated to such CityCenter (Aria & Vdara) Subordinate Noteholder (on a pro rata and pari passu basis) based on the amount of realized losses previously allocated to each such CityCenter (Aria & Vdara) Subordinate Noteholder;

(vii)    seventh, to pay yield maintenance premiums then due and payable in respect of first, the CityCenter (Aria & Vdara) Senior Loans (on a pro rata and pari passu basis) (and to their related Components) and second, the CityCenter (Aria & Vdara) Subordinate Companion Loans (on a pro rata and pari passu basis) (and, as relates to any such amounts allocated to the CityCenter (Aria & Vdara) Subordinate Companion Loans, first to Component B up to an amount payable in respect of Component B under the terms of the related loan agreement, and then to Component C up to an amount payable in respect of Component C under the terms of the related loan agreement, in that order);

(viii)    eighth, to pay default interest and late payment charges then due and owing under the CityCenter (Aria & Vdara) Whole Loan, all of which will be applied in accordance with the BX 2025-ARIA TSA and the CityCenter (Aria & Vdara) Co-Lender Agreement; and

(ix)    ninth, if any excess amount is available to be distributed in respect of the CityCenter (Aria & Vdara) Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), any remaining amount will be paid pro rata to each CityCenter (Aria & Vdara) Senior Noteholder and CityCenter (Aria & Vdara) Subordinate Noteholder based on their principal balances prior to the application of payments in accordance with the foregoing clauses (i)-(viii).

All payments of principal in respect of each CityCenter (Aria & Vdara) Loan will be applied to the corresponding Components of such CityCenter (Aria & Vdara) Loan in accordance with the terms of the related loan agreement in Component Sequential Order.

All expenses and losses relating to the CityCenter (Aria & Vdara) Whole Loan and the CityCenter (Aria & Vdara) Mortgaged Property, including without limitation losses of principal and interest, property protection advances, interest on such advances, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, in respect of each CityCenter (Aria & Vdara) Loan, will be allocated to the CityCenter (Aria & Vdara) Loans in Reverse Sequential Order and to the corresponding Components in Component Reverse Sequential Order; provided, however, that all principal and interest advances will be reimbursed pro rata and pari passu among the CityCenter (Aria & Vdara) Loans without regard to the subordination of each CityCenter (Aria & Vdara) Subordinate Companion Loan as set forth in the CityCenter (Aria & Vdara) Co-Lender Agreement. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the CityCenter

231

(Aria & Vdara) Whole Loan (and correspondingly any CityCenter (Aria & Vdara) Loan) will be reimbursed to the CityCenter (Aria & Vdara) Loans in Sequential Order and to the corresponding Components of such CityCenter (Aria & Vdara) Loan in Component Sequential Order after all amounts of interest and principal have otherwise been paid in full on such CityCenter (Aria & Vdara) Loan.

“Component Sequential Order” means (i) with respect to each CityCenter (Aria & Vdara) Senior Loan, (a) in the case of each CityCenter (Aria & Vdara) SASB Pari Passu Companion Loan, to the reduction of the principal balance of Component A, until the principal balance of such Component is reduced to zero, and (b) in the case of each CityCenter (Aria & Vdara) Non-SASB Senior Loan, to the reduction of the principal balance of Component A-C, until the principal balance of such Component is reduced to zero, and (ii) with respect to each CityCenter (Aria & Vdara) Subordinate Companion Loan, (a) first, to the reduction of the principal balance of Component B, until the principal balance of such Component is reduced to zero, and (b) second, to the reduction of the principal balance of Component C, until the principal balance of such Component is reduced to zero.

“Sequential Order” means (a) first, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Senior Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such CityCenter (Aria & Vdara) Senior Loan is reduced to zero and (b) second, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Subordinate Companion Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such CityCenter (Aria & Vdara) Subordinate Companion Loan is reduced to zero.

“Component Reverse Sequential Order” means (i) with respect to each CityCenter (Aria & Vdara) Subordinate Companion Loan, (a) first, to the reduction of the principal balance of Component C, until the principal balance of such Component is reduced to zero, and (b) second, to the reduction of the principal balance of Component B, until the principal balance of such Component is reduced to zero, and (ii) with respect to each CityCenter (Aria & Vdara) Senior Loan, (a) in the case of each CityCenter (Aria & Vdara) Non-SASB Senior Loan, to the reduction of the principal balance of Component A-C, until the principal balance of such Component is reduced to zero, and (b) in the case of each CityCenter (Aria & Vdara) SASB Pari Passu Companion Loan, to the reduction of the principal balance of Component A, until the principal balance of such Component is reduced to zero.

“Reverse Sequential Order” means (a) first, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Subordinate Companion Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such CityCenter (Aria & Vdara) Subordinate Companion Loan is reduced to zero and (b) second, to the reduction of the principal balance of each of the CityCenter (Aria & Vdara) Senior Loans and all interest thereon, on a pro rata and pari passu basis, until the principal balance of each such CityCenter (Aria & Vdara) Senior Loan is reduced to zero.

Prior to calculating any amount of interest or principal due to the CityCenter (Aria & Vdara) Noteholders pursuant to clauses (i)-(ix) above, the BX 2025-ARIA Master Servicer will reduce, in Reverse Sequential Order, the principal balances of the CityCenter (Aria & Vdara) Loans by any realized loss with respect to the CityCenter (Aria & Vdara) Whole Loan.

Notwithstanding anything to the contrary in the CityCenter (Aria & Vdara) Co-Lender Agreement, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of the CityCenter (Aria & Vdara) Mortgaged Property (including following a condemnation) from the lien of the applicable mortgage and loan documents must be allocated to reduce the principal balance of the CityCenter (Aria & Vdara) Whole Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to-value ratio of the CityCenter (Aria & Vdara) Whole Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Each CityCenter (Aria & Vdara) Non-SASB Noteholder agrees to pay its pro rata share of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate and (ii) any trust fund expenses under the BX 2025-ARIA TSA and any

232

other fees, costs or expenses incurred in connection with the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan (including, without, limitation, any indemnification amounts and any costs, fees and expenses related to obtaining any rating agency confirmation) in accordance with the BX 2025-ARIA TSA and the CityCenter (Aria & Vdara) Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts and any principal and interest collections allocable to the CityCenter (Aria & Vdara) Subordinate Companion Loans have been applied to pay such amounts. Any such amounts paid by the CityCenter (Aria & Vdara) Non-SASB Noteholders pursuant to this paragraph will be reimbursed thereto on a pro rata and pari passu basis, in accordance with the unreimbursed portion of such amounts paid by each such CityCenter (Aria & Vdara) Noteholder, prior to any subsequent amounts being paid under the CityCenter (Aria & Vdara) Co-Lender Agreement in respect of any CityCenter (Aria & Vdara) Subordinate Companion Loans.

In the event that the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer has determined that expected proceeds of the CityCenter (Aria & Vdara) Whole Loan or any foreclosed CityCenter (Aria & Vdara) Mortgaged Property would be insufficient for reimbursement of (i) any property protection advances or administrative advances and any interest accrued and payable on such advances at the advance rate, (ii) any indemnification amounts and (iii) any other trust fund expenses under the BX 2025-ARIA TSA and any other fees, costs or expenses incurred in connection with the servicing and administration of the CityCenter (Aria & Vdara) Whole Loan or CityCenter (Aria & Vdara) Mortgaged Property (including, without, limitation, any fees, costs and expenses related to obtaining any rating agency confirmation), each of the CityCenter (Aria & Vdara) Non-SASB Noteholders will be required to, promptly following notice from the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, pay the BX 2025-ARIA Master Servicer, the BX 2025-ARIA Special Servicer, the BX 2025-ARIA Certificate Administrator, the BX 2025-ARIA Trustee or the BX 2025-ARIA Trust, as applicable, such CityCenter (Aria & Vdara) Non-SASB Noteholder’s pro rata share of the insufficiency from general collections on the other mortgage loans in the securitization of the related CityCenter (Aria & Vdara) Non-SASB Loan.

Penalty charges paid in respect of the CityCenter (Aria & Vdara) Whole Loan will be used (i) to the extent set forth in the BX 2025-TSA, (a) to pay the parties to any securitization of a CityCenter (Aria & Vdara) Loan for any advances and any interest accrued thereon, and (b) to pay certain other expenses (including special servicing fees, unpaid work-out fees and liquidation fees) incurred with respect to the CityCenter (Aria & Vdara) Whole Loan and (ii) (a) in the case of the remaining amount of penalty charges allocable to any CityCenter (Aria & Vdara) SASB Loan, to pay the BX 2025-ARIA Master Servicer and/or the BX 2025-ARIA Special Servicer as additional servicing compensation as provided in the BX 2025-ARIA TSA and (b) in the case of the remaining amount of penalty charges allocable to any CityCenter (Aria & Vdara) Non-SASB Loan, to pay, (x) prior to the securitization of such CityCenter (Aria & Vdara) Non-SASB Loan, the related CityCenter (Aria & Vdara) Senior Noteholder and (y) following the securitization of such CityCenter (Aria & Vdara) Non-SASB Loan, the related Non-Serviced Master Servicer and/or the related Non-Serviced Special Servicer as additional servicing compensation as provided in the BX 2025-ARIA TSA.

Consultation and Control

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the controlling class or any other party assigned the right to exercise the rights of the “Controlling Holder” under the CityCenter (Aria & Vdara) Co-Lender Agreement will have certain control rights set forth in the BX 2025-ARIA TSA.

Pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement, neither the BX 2025-ARIA Trust as the “Controlling Holder” or the directing certificateholder under the BX 2025-ARIA TSA (the “BX 2025-ARIA Directing Certificateholder”), as representative of the “Controlling Holder” will have liability to the CityCenter (Aria & Vdara) Non-SASB Noteholders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement or the BX 2025-ARIA TSA, or errors in

233

judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The BX 2025-ARIA Directing Certificateholder will be entitled to advise (1) the BX 2025-ARIA Special Servicer with respect to all “Major Decisions” (as defined in the BX 2025-ARIA TSA) related to a “Specially Serviced Whole Loan” (as defined in the BX 2025-ARIA TSA) and (2) the BX 2025-ARIA Special Servicer with respect to all “Major Decisions” (as defined in the BX 2025-ARIA TSA) for which the BX 2025-ARIA Master Servicer must obtain the consent or deemed consent of the BX 2025-ARIA Special Servicer, and except as described below: (i) the BX 2025-ARIA Master Servicer will not be permitted to implement any such Major Decisions unless it has obtained the prior consent of the BX 2025-ARIA Special Servicer; and (ii) prior to a Control Event (as defined in the BX 2025-ARIA TSA), the BX 2025-ARIA Special Servicer will not be permitted to consent to the BX 2025-ARIA Master Servicer’s implementing any such Major Decisions nor will the BX 2025-ARIA Special Servicer itself be permitted to implement any such Major Decision as to which the BX 2025-ARIA Directing Certificateholder has objected in writing within 10 business days after receipt of the written analysis and such additional information requested by the BX 2025-ARIA Directing Certificateholder as may be necessary in the reasonable judgment of the BX 2025-ARIA Directing Certificateholder in order to make a judgment with respect to such Major Decision. The BX 2025-ARIA Directing Certificateholder may also direct the BX 2025-ARIA Special Servicer to take, or to refrain from taking, such other actions with respect to the CityCenter (Aria & Vdara) Whole Loan as the BX 2025-ARIA Directing Certificateholder may deem advisable.

In the event that the BX 2025-ARIA Special Servicer or the BX 2025-ARIA Master Servicer (if the BX 2025-ARIA Master Servicer is otherwise authorized by the BX 2025-ARIA TSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of, or consultation with, the BX 2025-ARIA Directing Certificateholder is necessary to protect the interests of the CityCenter (Aria & Vdara) Noteholders (as a collective whole) and the BX 2025-ARIA Special Servicer has made a reasonable effort to contact the BX 2025-ARIA Directing Certificateholder, the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as the case may be, may take any such action without waiting for the BX 2025-ARIA Directing Certificateholder’s response.

Pursuant to the CityCenter (Aria & Vdara) Co-Lender Agreement, the BX 2025-ARIA Special Servicer will be required (1) to provide to each CityCenter (Aria & Vdara) Non-SASB Noteholder or its representative (provided that the BX 2025-ARIA Special Servicer does not have knowledge that such CityCenter (Aria & Vdara) Non-SASB Noteholder is a borrower affiliate) (i) notice, information and reports with respect to any such “Major Decisions” (similar to such notice, information and reports it is required to deliver to the BX 2025-ARIA Directing Certificateholder pursuant to the BX 2025-ARIA TSA) (for this purpose, without regard to whether such items are actually required to be provided to the BX 2025-ARIA Directing Certificateholder under the BX 2025-ARIA TSA due to the occurrence of a “Control Event” or a “Consultation Termination Event” (each as defined in the BX 2025-ARIA TSA)) and (ii) a summary of the asset status report relating to the CityCenter (Aria & Vdara) Whole Loan (at the same time as it is required to deliver to the BX 2025-ARIA Directing Certificateholder pursuant to the BX 2025-ARIA TSA) (for this purpose, without regard to whether such asset status report is actually required to be provided to the BX 2025-ARIA Directing Certificateholder under the BX 2025-ARIA TSA due to the occurrence of a “Control Event” or a “Consultation Termination Event” (each as defined in the BX 2025-ARIA TSA)); and (2) to consult with each CityCenter (Aria & Vdara) Non-SASB Noteholder (or a representative thereof) on a strictly non-binding basis with respect to any such “Major Decision” or the implementation of any recommended actions in the summary of the asset status report relating to the CityCenter (Aria & Vdara) Whole Loan, and consider alternative actions recommended by the related CityCenter (Aria & Vdara) Non-SASB Noteholder (or a representative thereof).

However, after the expiration of 10 business days from the delivery to a CityCenter (Aria & Vdara) Non-SASB Noteholder (or a representative thereof) by the BX 2025-ARIA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports required to be provided to such CityCenter (Aria & Vdara) Non-SASB Noteholder, the BX 2025-ARIA Special Servicer

234

will no longer be obligated to consult with such CityCenter (Aria & Vdara) Non-SASB Noteholder (or its representative) whether or not such CityCenter (Aria & Vdara) Non-SASB Noteholder (or its representative) has responded within such 10 business days (unless the BX 2025-ARIA Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will begin anew from the date of such proposal and delivery of all information relating thereto).

Despite the consultation rights of any CityCenter (Aria & Vdara) Non-SASB Noteholder (or a representative thereof) set forth in the immediately preceding paragraph, the BX 2025-ARIA Special Servicer may make any “Major Decision” or take any action set forth in the asset status report before the expiration of the 10 business day period if the BX 2025-ARIA Special Servicer determines that immediate action is necessary to protect the interests of the CityCenter (Aria & Vdara) Noteholders. In no event will the BX 2025-ARIA Special Servicer be obligated to follow or take any alternative actions recommended by any CityCenter (Aria & Vdara) Non-SASB Noteholder (or its representative). In addition, each CityCenter (Aria & Vdara) Non-SASB Noteholder will have the right to attend annual meetings (either by telephone or in person, in the discretion of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable) with the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer at the offices of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, in which servicing issues related to the CityCenter (Aria & Vdara) Whole Loan are discussed. However, each CityCenter (Aria & Vdara) Non-SASB Noteholder, at the request of the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, will be required to execute a confidentiality agreement in form and substance satisfactory to such CityCenter (Aria & Vdara) Non-SASB Noteholder, the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer, as applicable, and the BX 2025-ARIA Trust.

Notwithstanding anything to the contrary stated in the CityCenter (Aria & Vdara) Co-Lender Agreement, a CityCenter (Aria & Vdara) Non-SASB Noteholder will not be able to exercise (i) its consent rights with respect to a sale of the Specially Serviced Whole Loan, (ii) its consultation rights or (iii) its right to direct appointment of a replacement BX 2025-ARIA Special Servicer following a special servicer termination event under the BX 2025-ARIA TSA if such CityCenter (Aria & Vdara) Non-SASB Noteholder is a borrower affiliate.

Workout

Subject to the terms and conditions of the BX 2025-ARIA TSA, and the obligation to act in accordance with the Accepted Servicing Practices under the BX 2025-ARIA TSA, if the BX 2025-ARIA Special Servicer, in connection with a workout or proposed workout of the CityCenter (Aria & Vdara) Whole Loan, modifies the terms thereof such that (i) the principal balance of the CityCenter (Aria & Vdara) Whole Loan is decreased, (ii) any interest rate is reduced, (iii) payments of interest or principal on any CityCenter (Aria & Vdara) Loan are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the CityCenter (Aria & Vdara) Whole Loan, such modification will not alter, and any modification of the CityCenter (Aria & Vdara) Whole Loan documents will be structured to preserve the Sequential Order of payment of the CityCenter (Aria & Vdara) Loans pursuant to the priority of payment described under “—Application of Payments” above will be made as though such workout did not occur, with the payment terms of each CityCenter (Aria & Vdara) Senior Loan remaining the same as they were on the closing date of the BX 2025-ARIA Trust, and the full economic effect of all waivers, reductions or deferrals of amounts due on the CityCenter (Aria & Vdara) Whole Loan attributable to such workout will be borne, first, by the CityCenter (Aria & Vdara) Subordinate Noteholders (on a pro rata and pari passu basis, based on their respective principal balances) (up to their respective principal balances, together with accrued interest thereon at the related interest rate and any other amounts due to each CityCenter (Aria & Vdara) Subordinate Noteholder, as applicable); and second, by the CityCenter (Aria & Vdara) Senior Noteholders (on a pro rata and pari passu basis, based on their respective principal balances) (up to their respective principal balances, together with accrued interest thereon at the related interest rate and any other amounts due to each CityCenter (Aria & Vdara) Senior Noteholder, as applicable).

235

Sale of Defaulted Whole Loan

Upon the CityCenter (Aria & Vdara) Whole Loan becoming a Specially Serviced Whole Loan under the BX 2025-ARIA TSA, the BX 2025-ARIA Special Servicer will be permitted to sell the CityCenter (Aria & Vdara) Whole Loan evidencing one whole loan in accordance with the terms of the BX 2025-ARIA TSA. In connection with any such sale, the BX 2025-ARIA Special Servicer shall be required to sell each CityCenter (Aria & Vdara) Non-SASB Loan together with the CityCenter (Aria & Vdara) SASB Loans in the manner set forth in the BX 2025-ARIA TSA.

However, the BX 2025-ARIA Special Servicer will not be permitted to sell the CityCenter (Aria & Vdara) Whole Loan while it is a Specially Serviced Whole Loan without the written consent of each of the CityCenter (Aria & Vdara) Non-SASB Noteholders (provided that such consent of a CityCenter (Aria & Vdara) Non-SASB Noteholder is not required if such CityCenter (Aria & Vdara) Non-SASB Noteholder is a borrower affiliate) unless the BX 2025-ARIA Special Servicer has delivered to each of the CityCenter (Aria & Vdara) Non-SASB Noteholders: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the CityCenter (Aria & Vdara) Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2025-ARIA Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the CityCenter (Aria & Vdara) Whole Loan, and any documents in the servicing file reasonably requested by such CityCenter (Aria & Vdara) Non-SASB Noteholder that are material to the price of the CityCenter (Aria & Vdara) Whole Loan; and (d) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BX 2025-ARIA Master Servicer or the BX 2025-ARIA Special Servicer in connection with the proposed sale simultaneously with being provided to other offerors until the sale is completed; provided that a CityCenter (Aria & Vdara) Non-SASB Noteholder may waive any of the delivery or timing requirements described in this sentence. Subject to the BX 2025-ARIA TSA, each CityCenter (Aria & Vdara) Non-SASB Noteholder (or a representative thereof) that is not a borrower affiliate is permitted to submit an offer at any sale of the CityCenter (Aria & Vdara) Whole Loan.

Special Servicer Appointment Rights

The CityCenter (Aria & Vdara) Co-Lender Agreement provides that the CityCenter (Aria & Vdara) Directing Certificateholder will have the right at any time and from time to time, with or without cause, to replace the BX 2025-ARIA Special Servicer and appoint a replacement special servicer with the applicable required special servicer rating.

Any designation by the CityCenter (Aria & Vdara) Directing Certificateholder of a person to serve as CityCenter (Aria & Vdara) Special Servicer will be made by delivering to the CityCenter (Aria & Vdara) Non-SASB Noteholders, the BX 2025-ARIA Master Servicer, the then existing BX 2025-ARIA Special Servicer and other parties to the BX 2025-ARIA TSA written notice stating such designation and satisfying the other conditions to such replacement set forth in the BX 2025-ARIA TSA (including one or more rating agency confirmations if required by the BX 2025-ARIA TSA). The BX 2025-ARIA Directing Certificateholder will be solely responsible for any expenses incurred in connection with any such replacement without cause.

If a special servicer termination event has occurred with respect to the BX 2025-ARIA Special Servicer that affects a CityCenter (Aria & Vdara) Non-SASB Noteholder, such CityCenter (Aria & Vdara) Non-SASB Noteholder will have the right to direct the BX 2025-ARIA Trustee to terminate the BX 2025-ARIA Special Servicer under the BX 2025-ARIA TSA. Any successor special servicer appointed to replace the BX 2025-ARIA Special Servicer that was terminated for cause at any CityCenter (Aria & Vdara) Non-SASB Noteholder’s direction cannot at any time be the person (or an affiliate thereof) that was so terminated without the prior written consent of such CityCenter (Aria & Vdara) Non-SASB Noteholder. The applicable CityCenter (Aria & Vdara) Non-SASB Noteholder will be solely responsible for reimbursing the BX 2025-ARIA Trustee’s or the BX 2025-ARIA Trust’s costs and expenses, if not paid within a reasonable time by the terminated BX 2025-ARIA Special Servicer and, in the case of the BX

236

2025-ARIA Trustee, that would otherwise be reimbursed to the BX 2025-ARIA Trustee from amounts on deposit in the collection account under the BX 2025-ARIA TSA or a subaccount maintained for the benefit of the CityCenter (Aria & Vdara) Non-SASB Noteholders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in January 2026 and ending on the hypothetical Determination Date in February 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Argentic Real Estate Finance 2 LLC, UBS AG New York Branch, KeyBank National Association, German American Capital Corporation, DBR Investments Co. Limited, Societe Generale Financial Corporation, LMF Commercial, LLC, Goldman Sachs Bank USA and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., Argentic Real Estate Finance 2 LLC, UBS AG New York Branch, KeyBank National Association, German American Capital Corporation, Societe Generale Financial Corporation, LMF Commercial, LLC, Goldman Sachs Mortgage Company and Natixis Real Estate Capital LLC on or about February 12, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

237

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2025, Barclays or its affiliates were the loan sellers in approximately 280 commercial mortgage-backed securitization transactions. Approximately $67.9 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

238

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and through 2025.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2025	$ 6,116,669,693
2024	$ 5,885,080,762
2023	$ 2,463,932,012
2022	$ 5,482,697,941
2021	$ 7,251,700,536
2020	$ 3,078,111,026
2019	$ 4,982,776,203
2018	$ 3,916,450,689
2017	$ 4,970,884,850
2016	$ 3,035,842,410
2015	$ 5,275,015,201
2014	$ 3,227,137,803
2013	$ 2,794,488,744
2012	$ 1,919,346,250

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

With respect to the 9911 Belward Whole Loan, which was originated by GACC and Barclays, portions of which are being sold by GACC and Barclays, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the 300 Four Falls Mortgage Loan, portions of which are being sold to the Depositor by each of Barclays and Argentic, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

239

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.

240

Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain

241

circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the
242

applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2025 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of

243

September 30, 2025, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 161 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $3.6 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation

244

and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loans may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loans originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net

245

cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

246

●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent

247

certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve
248

amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

249

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus, except that the Barclays Data Tape was used to provide the numerical information regarding the 300 Four Falls Mortgage Loan in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third-party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

250

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standards and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 17, 2025. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2025, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in this Securitization

Argentic is an affiliate of (i) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan), (ii) Argentic Securities Holdings 2 Cayman Limited, the entity that is expected to be the holder of the VRR Interest and the remaining Class F-RR and G-RR certificates and (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”). Except as described above, neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates (other than the VRR Interest and the HRR Interest) at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

German American Capital Corporation

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC co-originated (either directly or, in some cases, through table funding arrangements) the GACC Mortgage Loans, except with respect to the

251

Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”) and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to each of the CityCenter (Aria & Vdara), the ActivSpace Portfolio, the Northshore Mall, the Patoma Partners 4-Pack, the Oakwood Estates, the Glenlock Apartments, the Akron Drive and the Greenwood Manor Mortgage Loans, DBRI purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBRI is expected to transfer its interest in the promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of the promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including

252

affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2025 is approximately $124.050 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC

253

Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the CityCenter (Aria & Vdara) Mortgage Loan (9.0%), which was originated by Goldman Sachs Bank USA, CREFI, GACC and JPMorgan Chase Bank, National Association and portions of which are being sold by GSMC, CREFI and GACC, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of the GACC Mortgage Loans originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for the GACC Mortgage Loans reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the GACC Mortgage Loans, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of the GACC Mortgage Loans, GACC,

254

together with origination counsel, conducted a search with respect to each borrower under each related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. GACC is a sponsor, a loan seller and an originator and is affiliated with DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters. GACC and DBRI are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

255

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originators’ minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the applicable DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business

256

and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.
Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

257

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the applicable DB Originator. The typical required escrows for mortgage loans originated by the applicable DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the
258

Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

259

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more of the GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2025. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including November 1, 2022 to and including September 30, 2025, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 6.5% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2024, KeyBank’s Real Estate Capital Group originated a total of $14.4 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $18.3 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by

260

transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of September 30, 2025, KeyBank had originated approximately $22.604 billion of commercial mortgage loans that have been securitized in 129 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
261

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third-party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

262

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be

263

conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay
264

all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 12, 2025 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2024 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including September 30, 2025, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date,

265

acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of the depositor, GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2025, GSMC originated or acquired approximately 3,556 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $194.3 billion. As of December 31, 2025, GSMC had acted as a sponsor and mortgage loan seller on approximately 574 fixed and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2025, GSMC securitized approximately $124.7 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that

266

certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

267

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2025	$6.7 billion	$6.8 billion
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

268

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2025	$7.7 billion	$7.7 billion
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally

269

reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or
270

high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the

271

borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

272

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.
273

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2022 to and including September 30, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

274

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006 and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $24,117,029,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

275

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)    comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

276

(ii)    comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and

(iii)    recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under

277

the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third-party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may

278

have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

279

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

280

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

281

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

282

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $16,825,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 123rd commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million and $542 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

283

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

284

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

285

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal

286

nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to five (5) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

287

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

288

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 3, 2025. LMF’s Central Index Key number is 0001592182. With respect to the period from and including October 1, 2022 to and including September 30, 2025, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage

289

loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of

290

CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans, except that with respect to the CityCenter (Aria & Vdara) Mortgage Loan, the GSMC Data Tape was used to provide information with respect to such Mortgage Loan.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
291

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
292

●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a

293

Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination

294

of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
295

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

296

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2023 to and including December 31, 2025, CREFI has no demand, repurchase or

297

replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.
298

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through September 30, 2025, Societe Generale Financial Corporation securitized 301 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $11.9 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated or acquired by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s

299

historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
300

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to

301

determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation

302

Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

The GACC Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the 535 & 545 5th Avenue Mortgage Loan.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans

303

included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including September 30, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025.

304

SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the co-managers. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of NATIXIS, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of April 30, 2025, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $65.2 billion and the total amount of these loans that were securitized is in excess of $30.5 billion.

305

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

306

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered

307

acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

308

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain
309

circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
310

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 14, 2025. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to September 30, 2025.

311

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

312

Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2026-5C40 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of

313

defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“Morningstar DBRS”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

314

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

315

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of September 30, 2025, Midland was master and primary servicing approximately 18,976 commercial and multifamily mortgage loans with a principal balance of approximately $430 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,682 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of September 30, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $110 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 194 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

316

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

Midland may enter into one or more arrangements with a Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Societe Generale Financial Corporation or one of its affiliates’ mortgage loans.

Pursuant to certain interim servicing agreements between Natixis Real Estate Capital LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Natixis Real Estate Capital LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Goldman Sachs Mortgage Company or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

317

Pursuant to certain interim servicing agreements between UBS AG New York Branch, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG New York Branch or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG Mortgage Loans.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also the master servicer and special servicer under the Benchmark 2025-V19 pooling and servicing agreement, pursuant to which the Amazon LAX Whole Loan is serviced.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due on Sale’ and ‘Due on Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”) and will act as the special servicer (in such capacity, the “Special Servicer”) under the pooling and servicing agreement (the “PSA”). ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the PSA. ASC maintains its principal special servicing office

318

at 740 E. Campbell Road, Suite 600, Richardson, Texas 75081 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Above Average” by S&P and a Morningstar DBRS Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2024, Elliott manages approximately $72.7 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the mortgage loan seller, originator, sponsor and the retaining sponsor, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest and the remaining Class F-RR and G-RR certificates, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention” in this prospectus) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loans or any Excluded Loan).

Except as disclosed in the previous paragraph, neither ASC nor any of its affiliates intends to retain any other certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future, after the Closing Date, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the portion of the risk retention interest) at any time. Argentic Securities Holdings 2 Cayman Limited will be required to retain its portion of the risk retention risk for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules.

The following table sets forth information about ASC’s total portfolio of named special servicing for commercial and multifamily mortgage loans as of the dates indicated:

Named Special Servicing	12/31/2022	12/31/2023	12/31/2024	12/31/2025
By Approximate Number	1,206	1,346	1,458	1,778
By Approximate Aggregate Unpaid Principal Balance (in billions)	$24.51	$31.51	$38.16	$50.50

As of December 31, 2025, ASC had twenty-six (26) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging over 36 years of industry experience. ASC was named special servicer on 85 securitized pools (79 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,778 loans secured by 2,746 properties with an unpaid balance of approximately $50.50 billion as of December 31, 2025. As of December 31, 2025, ASC was actively managing 62 commercial mortgage-backed securities loans, secured by 105 properties (including 21 REO properties) with an approximate unpaid balance of $2.294 billion.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including

319

dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology.

As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the Public Company Accounting Oversight Board, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the mortgage loans or the certificates.

ASC, in its role as a Special Servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificate holders.

320

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificate holder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Special Servicer under the PSA and any related intercreditor agreement and limitations on such person’s right to replace the Special Servicer.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by ASC.

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of Argentic Services Company LP as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” and “—Inspections” in this prospectus. Argentic Services Company LP’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

Argentic Services Company LP, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to (i) The MC Mortgage Loan, which primary servicing is governed by the MSBAM 2025-5C2 Primary Servicing Agreement and the related MSBAM 2025-5C2 Non-Serviced PSA and (ii) the 658 Driggs Financial Mortgage Loan, FG Communities NC Portfolio Mortgage Loan and the Bear Valley Medical and Business Center Mortgage Loan, which will be serviced under the PSA (collectively with The MC Mortgage Loan, the “KeyBank Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501

321

Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 9/30/2025
By Approximate Number	18,346	18,238	21,269	19,648
By Approximate Aggregate Principal Balance (in billions)	$426.9	$442.1	$478.1	$459.7

Within this servicing portfolio are, as of September 30, 2025, approximately 11,880 loans with a total principal balance of approximately $287.5 billion that are included in approximately 980 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2024, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

322

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A2
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	BBB+	A-	Baa1
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments and property management. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the KeyBank Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

323

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. KeyBank, as primary servicer for certain of the KeyBank Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the 658 Driggs Financial Mortgage Loan, the FG Communities NC Portfolio Mortgage Loan and the Bear Valley Medical and Business Center Mortgage Loan (the “KeyBank Serviced Mortgage Loans”) representing in the aggregate approximately 4.2% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by KeyBank. Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of February 1, 2026 (the “KeyBank Primary Servicing Agreement”) with respect to the KeyBank Serviced Mortgage Loans. The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of the KeyBank Serviced Mortgage Loans as approved by the master servicer,
●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
324

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional servicing compensation due to KeyBank, as primary servicer and any escrow and reserve payments to be held by KeyBank,
●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,
●	performing annual inspections of the related mortgaged property and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on the KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,
●	with respect to any rate cap mortgage loan (if any), collecting and receiving all related interest rate cap payments (if any) and depositing such payments into the subservicer collection account maintained by KeyBank and remitting such funds to the Master Servicer on the primary servicer remittance date,
●	with respect to any rate cap mortgage loan (if any) providing the Master Servicer with the wiring instructions for receipt of all interest rate cap payments (if any), the name of the related rate cap provider, the expiration date of the related rate cap agreement, and confirming that such required interest rate cap payments have been made per the loan documents,
●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing the KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and
●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would

325

result in the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either Trust REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances KeyBank will not make any Special Servicer Decisions, Major Decisions or any other action requiring the approval of the Master Servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to the KeyBank Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;
●	100% of the master servicer’s share of any charges for beneficiary statements to the extent such beneficiary statements were prepared by KeyBank and amounts collected for checks returned for insufficient funds actually paid by the borrower relating to the accounts held by KeyBank;
●	100% of late payment charges, demand charges and default interest paid by the related borrowers, to the extent the Primary Servicer is performing the related collection work and to the extent not required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the KeyBank Serviced Mortgage Loans;
●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.
326

KeyBank will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Major Decision and any Special Servicer Decision in connection with a KeyBank Serviced Mortgage Loan regardless as to whether KeyBank processes such action or not. The special servicer will process all (A) Major Decisions and (B) Special Servicer Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision or Special Servicer Decision, KeyBank will be required to process such Major Decision or Special Servicer Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the master servicer resulting from (1) any breach by KeyBank of a representation or warranty made by KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

327

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);
●	immediately by the master servicer (or at the depositor’s request to the extent the depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;
●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate (as defined under the Credit Risk Retention Rules) of any third-party purchaser;
●	upon resignation by KeyBank;
●	with respect to the KeyBank Serviced Mortgage Loans, in the event the KeyBank Serviced Mortgage Loans are substituted pursuant to the PSA;
●	at the option of the master servicer in its sole discretion, in the event the KeyBank Serviced Mortgage Loans are purchased or repurchased pursuant to the PSA;
●	with respect to the KeyBank Serviced Mortgage Loan, upon defeasance of the KeyBank Serviced Mortgage Loans; or
●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;
●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;
●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar
328

law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;
●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	any Rating Agency (or any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within sixty (60) days;
●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;
●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank’s receipt of written notice thereof;
●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA;
●	any failure by KeyBank to comply with any requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates offered by the depositor; or
●	KeyBank is or becomes Risk Retention Affiliated with or a Risk Retention Affiliate of any third party purchaser.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

329

The MSBAM 2025-5C2 Primary Servicing Agreement

As part of the MSBAM 2025-5C2 transaction, KeyBank acquired the right to be appointed as the primary servicer of certain mortgage loans and any related serviced companion loans included in the MSBAM 2025-5C2 transaction, including The MC Whole Loan, pursuant to a Non-Serviced Primary Servicing Agreement (the “KeyBank MSBAM 2025-5C2 Primary Servicing Agreement”) between Trimont LLC, as Non-Serviced Master Servicer (the “5C2 Master Servicer”), and KeyBank, as Non-Serviced Primary Servicer (“KeyBank”), dated as of November 1, 2025. The primary servicing of The MC Whole Loan will be governed by such KeyBank Primary Servicing Agreement and the pooling and servicing agreement related to MSBAM 2025-5C2 (the “MSBAM 2025-5C2 Non-Serviced PSA”).

The following summary describes certain provisions of the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement relating to the primary servicing and administration of The MC Mortgage Loan. Any reference to Mortgage Loan (or related defined terms) in this section is intended to only apply to The MC Mortgage Loan.

Summary of Certain Primary Servicing Duties. With respect to The MC Mortgage Loan, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loan in a manner consistent with the MSBAM 2025-5C2 Non-Serviced PSA and the servicing standard under the MSBAM 2025-5C2 Non-Serviced PSA. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the MSBAM 2025-5C2 Non-Serviced PSA and the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement,
●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the MSBAM 2025-5C2 Non-Serviced PSA) to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,
●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,
●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the MSBAM 2025-5C2 Non-Serviced PSA and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
330

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,
●	promptly notifying master servicer of any defaults under The MC Mortgage Loan, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,
●	in connection with any request for materials by the asset representations reviewer with respect to the MSBAM 2025-5C2 Non-Serviced PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and
●	with respect to all servicing responsibilities of the master servicer under the MSBAM 2025-5C2 Non-Serviced PSA which are not being performed by KeyBank under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by the master servicer to permit it to comply with the MSBAM 2025-5C2 Non-Serviced PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the directing certificateholder or any rating agency except in very limited circumstances set forth in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any major decisions or special servicer decisions under the MSBAM 2025-5C2 Non-Serviced PSA or take any other action requiring the approval of the master servicer under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to The MC Mortgage Loan under the MSBAM 2025-5C2 Non-Serviced PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the MSBAM 2025-5C2 Non-Serviced PSA, KeyBank will also be entitled to retain, with respect to The MC Mortgage Loan, as additional primary servicing compensation, the following:

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;
●	50% of the master servicer’s share of any assumption application fees and assumption fees;
331

●	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and
●	subject to certain limitations set forth in the MSBAM 2025-5C2 Non-Serviced PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement), judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the MSBAM 2025-5C2 Non-Serviced PSA, against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, the Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the MSBAM 2025-5C2 Non-Serviced PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement.

332

Resignation. The KeyBank MSBAM 2025-5C2 Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

Termination. The KeyBank MSBAM 2025-5C2 Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);
●	upon resignation by KeyBank;
●	upon the later of the final payment or other liquidation of the last KeyBank Primary Serviced Mortgage Loan and disposition of all REO Property and remittance of all funds due under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement;
●	by mutual consent of KeyBank and the master servicer in writing;
●	upon termination of the MSBAM 2025-5C2 Non-Serviced PSA;
●	at the option of the purchaser of any KeyBank Primary Serviced Mortgage Loan pursuant to the terms of the MSBAM 2025-5C2 Non-Serviced PSA, solely with respect to such KeyBank Primary Serviced Mortgage Loan; or
●	if the master servicer’s responsibilities and duties as master servicer under the MSBAM 2025-5C2 Non-Serviced PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the MSBAM 2025-5C2 Non-Serviced PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;
●	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement subject to cure periods specified in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement;
●	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement within one business day following the date such reports are due;
●	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of KeyBank’s obligations contemplated by the MSBAM 2025-5C2 Non-Serviced PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;
●	any breach on the part of KeyBank of any representation or warranty in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be
333

remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;
●	KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement will not have been withdrawn by KBRA) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer” and is not restored to such status on such list within sixty (60) days; or
●	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement except as permitted by the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement; or
●	(1) KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the MSBAM 2025-5C2 Non-Serviced PSA or under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank MSBAM 2025-5C2 Primary Servicing Agreement or for any party to the MSBAM 2025-5C2 Non-Serviced PSA to perform its obligations under Article XI of the MSBAM 2025-5C2 Non-Serviced PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of The MC Mortgage Loan to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—The MSBAM 2025-5C2 Primary Servicing Agreement” section has been provided by KeyBank.

None of the depositor, the underwriters, the special servicer, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare

334

Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held

335

by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the initial month’s interest deposit amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire

336

certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2025, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 338 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $285 billion. As of December 31, 2025, Pentalpha Surveillance was acting as asset representations reviewer for 147 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $135 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which the Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for

337

such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pentalpha Surveillance satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

338

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, Argentic Real Estate Finance 2 LLC, one of the sponsors of this transaction (and an affiliate of Argentic Services Company LP, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be Argentic Securities Holdings 2 Cayman Limited (the “Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 2.1496% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be the Retaining Party, of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 2.91000% of the Certificate Balance or the Notional Amount or Percentage Interest, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$181,000
Class A-2	(2)
Class A-3	(2)
Class X-A	$16,997,000
Class X-B	$5,040,000
Class X-D	$608,000
Class X-E	$456,000
Class A-S	$3,157,000
Class B	$1,063,000
Class C	$820,000
Class D	$608,000
Class E	$456,000
Class F-RR	$243,000
Class G-RR	$940,977

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the Certificates (other than the Class R certificates) issued by the issuing entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be approximately 2.9100% of the Certificate Balance, Notional Amount or Percentage Interest, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial Certificate Balance to be retained are expected to be between $0 - $5,820,000 with respect to Class A-2 and $10,996,000 - $16,816,000 with respect to Class A-3.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

339

The Class F-RR and Class G-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Argentic Real Estate Finance 2 LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 25.2% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after February 12, 2030. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

CMBS such as the Certificates (other than the Class X-A, Class X-B and Class X-D certificates) are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-E, Class E, Class F-RR and Class G-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D

340

certificates are typically priced relative to the treasury yield curve. The sponsors made a determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Class X-A, Class X-B and Class X-D certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. Argentic Securities Holdings 2 Cayman Limited is expected to purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Estimated Expected Initial Certificate Balance of Horizontal Risk Retention Certificates(1)	Estimated Fair Values of Horizontal Risk Retention Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class F-RR	$8,101,000	0.4330% - 0.4481% / $3,814,622	47.08828%
Class G-RR	$31,392,000	1.6792% - 1.7380% / $14,793,756	47.12588%

(1)	This amount does not include the expected initial Certificate Balance of the Class F-RR and Class G-RR certificates that are a part of the VRR Interest.
(2)	The estimated fair value of the applicable initial available Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the Certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the Certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	The fair value dollar amounts of the Class F-RR and Class G-RR certificates are based on a targeted discount yield, and have been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(4)	Expressed as a percentage of the expected initial available Certificate Balance of the Class F-RR and Class G-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by Argentic Securities Holdings 2 Cayman Limited is approximately $18,608,378 excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be approximately 2.1496% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R certificates); however, such percentage is subject to change based upon actual final pricing terms.

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $43,283,341 representing approximately 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Certificates (other than the Class R Certificates), excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key

341

inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Retaining Party

It is anticipated that on the Closing Date, Argentic Securities Holdings 2 Cayman Limited, an exempted company incorporated in the Cayman Islands with limited liability (“ASH 2”) and a majority-owned affiliate of the Retaining Sponsor will purchase for cash the VRR Interest and the remaining Class F-RR and Class G-RR certificates. Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E Certificates (in each case, other than the portion of each such class of certificates that comprise the VRR Interest), and Argentic Securities Income USA 2 LLC, the entity that is expected to be appointed as the initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loan), are affiliates of ASH 2.

ASH 2 was formed primarily to invest in junior tranches of commercial mortgage backed securities (“CMBS B-piece Securities”). As of November 30, 2025, ASH 2 has purchased CMBS B-piece Securities in over fifteen transactions, and affiliates of ASH 2 have made over 25 purchases of CMBS B-piece Securities.

ASH 2 is managed by Argentic Investment Management LLC (“Argentic Investment Management”). Certain senior members of Argentic Investment Management’s real estate credit team have over 20 years of CMBS experience. Investment vehicles managed by Argentic Investment Management have made investments in fixed and floating rate whole loans, subordinate debt, preferred equity and commercial mortgage-backed securities.

ASH 2 and Argentic Investment Management are affiliates of the Special Servicer and the Retaining Sponsor, which is a sponsor, a mortgage loan seller and an originator.

342

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs, including, but not limited to anticipated treasury yields, rating agency feedback, observed market pricing of similar certificates and the Modeling Assumptions, factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Treasury-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.244%	3.510%	3.695%
3YR	3.318%	3.562%	3.764%
5YR	3.490%	3.714%	3.937%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of

343

Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.500%	0.700%	0.900%
Class A-2	0.560%	0.760%	0.960%
Class A-3	0.580%	0.780%	0.980%
Class A-S	0.900%	1.100%	1.400%
Class B	1.200%	1.400%	1.700%
Class C	1.700%	2.000%	2.300%
Class D	4.000%	4.500%	5.000%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.78558%	4.23922%	4.63377%
Class A-2	4.03217%	4.45824%	4.87907%
Class A-3	4.06233%	4.48722%	4.90929%
Class A-S	4.38355%	4.80830%	5.33051%
Class B	4.68355%	5.10830%	5.63051%
Class C	5.18355%	5.70830%	6.23051%
Class D	7.48355%	8.20830%	8.93051%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO. See “Risk Factors—Other Risks Relating to the

344

Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference between the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings, average lives, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100.0%	100.0%	100.0%
Class A-2	101.0%	101.0%	101.0%
Class A-3	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%	103.0%
Class B	103.0%	103.0%	103.0%
Class C	101.0%	101.0%	101.0%
Class D	(1)	(1)	(1)

(1)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to 4.25000%.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 4.25000%, which was set based on expected market demand for the Class D and Class X-D certificates. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	3.81765%	4.27165%	4.66593%
Class A-2	4.26642%	4.69158%	5.11087%
Class A-3	4.74415%	5.17262%	5.59763%
Class A-S	5.06625%	5.49409%	6.01927%
Class B	5.36850%	5.79591%	6.32055%
Class C	5.40702%	5.92830%	6.35061%	(1)
Class D	4.25000%	4.25000%	4.25000%

(1)       Equal to the WAC Rate minus 0.025579% per annum.

345

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Class X-A, Class X-B and Class X-D certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Class X-A, Class X-B and Class X-D certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each such class of certificates, the Retaining Sponsor calculated the weighted average life for each such class of certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Class X-A, Class X-B and Class X-D certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Class X-A, Class X-B and Class X-D certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values” for the Class X-A, Class X-B and Class X-D Certificates. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Class X-A, Class X-B and Class X-D certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	3.318%	3.562%	3.764%
5YR	3.490%	3.714%	3.937%

Based on the treasury yield curve, the Retaining Sponsor will determine for the Class X-A, Class X-B and Class X-D certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield

346

curves with 3 and 5 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for the Class X-A, Class X-B and Class X-D certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class X-A, Class X-B and Class X-D certificates as of the date of this prospectus. The actual credit spread for a particular class of Class X-A, Class X-B and Class X-D certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-1.000%	0.000%	0.050%
Class X-B	-1.000%	0.000%	0.050%
Class X-D	-1.000%	0.000%	0.050%

Discount Yield Determination

Discount Yield for the Class X-A, Class X-B and Class X-D certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each such class of certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.43729%	3.66743%	3.93399%
Class X-B	2.46180%	3.68904%	3.95861%
Class X-D	2.46209%	3.68936%	3.95893%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each of the Class X-A, Class X-B and Class X-D certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Class X-A, Class X-B and Class X-D certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each of the Class X-A, Class X-B and Class X-D certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net

347

present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of the Class X-A, Class X-B and Class X-D certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Class X-A, Class X-B and Class X-D certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the related class of certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are anticipated to be acquired based on a targeted discount yield to maturity (the “Targeted Discount Yield”) of approximately (i) 15.00000%, with respect to the Class E certificates, (ii) 15.00000%, with respect to the Class X-E certificates, (iii) 26.62584% with respect to the Class F-RR and (iv) 26.61645% with respect to the Class G-RR certificates, and an Assumed Certificate Coupon for the Class X-E certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class E Certificates, an Assumed Certificate Coupon for the Class E certificates of 4.25000%, an Assumed Certificate Coupon equal to the WAC Rate for the Class F-RR and Class G-RR certificates, the Modeling Assumptions and 0% CPY, as agreed to by the Retaining Sponsor.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention— Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the Targeted Discount Yield and the Scheduled Certificate Principal Payments or, with respect to the Class X-E certificates, the Scheduled Certificate Interest Payments calculated based on what the Notional Amount of the Class X-E certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions” (the “Class X-E Scheduled Certificate Interest Payments”), for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of (x) in the case of the Yield-Priced Certificates that are Principal Balance Certificates, the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Targeted Discount Yield and (y) in the case of the Class X-E certificates, the Class X-E Scheduled Certificate Interest Payments discounted at the related Targeted Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of such expected prices.

348

Range of Estimated Fair Values for the Certificates (Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$6,214,999	$6,214,999	$6,215,000
Class A-2(1)	$201,999,980	$201,999,940	$201,999,940
Class A-3(1)	$389,186,530	$389,186,417	$389,186,379
Class X-A	$24,308,243	$34,350,674	$45,564,566
Class X-B	$2,361,600	$6,235,490	$9,767,770
Class X-D	$1,962,354	$1,974,512	$2,031,355
Class X-E	$1,203,526	$1,203,526	$1,203,526
Class A-S	$111,724,078	$111,724,057	$111,724,089
Class B	$37,599,109	$37,599,113	$37,599,113
Class C	$28,441,594	$28,441,597	$28,441,600
Class D	$17,066,607	$17,594,916	$18,144,733
Class E	$9,975,331	$9,975,331	$9,975,331
Class F-RR	$3,929,046	$3,929,046	$3,929,046
Class G-RR	$15,237,200	$15,237,200	$15,237,200
Total:	$851,210,198	$865,666,816	$881,019,647

(1)       The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 and $200,000,000 and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $377,851,000 and $577,851,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $577,851,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $200,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $377,851,000.

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $851,210,198 to $881,019,647.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Credit Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on

349

which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that such Certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, when the Certificate Balance of the Horizontal Risk Retention Certificates in the aggregate

350

(taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is reduced to 25% or less of the initial Certificate Balance of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Argentic, CREFI, UBS AG, GACC, KeyBank, GSMC, SGFC, LMF and NREC will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case other than NREC to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”). NREC did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, CREFI, UBS AG, GACC, GSMC, SGFC and LMF determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, CREFI, UBS AG, GACC, GSMC, SGFC and LMF, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, CREFI, UBS AG, GACC,

351

GSMC, SGFC and LMF, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, CREFI, UBS AG, GACC, GSMC, SGFC and LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time the decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the borrower sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

352

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-5C40 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class R certificates.

The Class X-A, Class X-B, Class X-D and Class X-E certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-B, Class X-D and Class X-E Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

353

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$6,215,000
A-2	(2)
A-3	(2)
X-A	$584,066,000
A-S	$108,470,000
B	$36,504,000
C	$28,160,000
Non-Offered Certificates
X-B	$173,134,000
X-D	$20,860,000
X-E	$15,644,000
D	$20,860,000
E	$15,644,000
F-RR	$8,344,000
G-RR	$32,332,977
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity.
(2)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $200,000,000, and the initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $377,851,000 and $577,851,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $577,851,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $584,066,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $173,134,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional

354

Amount of the Class X-D certificates will be approximately $20,860,000. The Notional Amount of the Class X-E certificates will equal the Certificate Balance of the Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-E certificates will be approximately $15,644,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in March 2026.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer and special servicer are authorized but not required to direct the investment of funds held in the REO Account, Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer or the special servicer, as applicable, will be entitled to retain any interest or other income earned on such funds and the master servicer or special servicer, as applicable, will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

355

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date; and

(f)    with respect to each Actual/360 Loan and the Distribution Date occurring March 2026, the related Initial Interest Deposit Amount.

356

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Each Mortgage Loan Seller will be required to deliver to the depositor on the Closing Date for deposit in the Interest Reserve Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to two days of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date,
(a)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;
(b)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been
357

made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(c)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such

358

Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

359

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [ ]%.

360

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [ ]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-E certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class E certificates for the related Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), each Component and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan or Component will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Component, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or any Component that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan or Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Component on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Component during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the

361

Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable, and with respect to the March 2026 Due Date, the related portion of the Initial Interest Deposit Amount. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), Component or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan, Component or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan (or, in the case of the Components, the related Mortgage Loan documents) without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

362

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Property on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment

363

required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

364

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

365

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the CityCenter (Aria & Vdara) Mortgage Loan, on each Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the CityCenter (Aria & Vdara) Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

366

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the CityCenter (Aria & Vdara) Mortgage Loan, on each Component) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan (or such Component, as applicable) at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the

367

reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan (or such Component, as applicable) that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such principal to be applied to the Components sequentially, in each case until the outstanding principal balance of each such Component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to the CityCenter (Aria & Vdara) Mortgage Loan, on each Component) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan (or such Component, as applicable) that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan (or the outstanding principal balance of such Component, as applicable) equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to the CityCenter (Aria & Vdara) Mortgage Loan, such accrued and unpaid interest as between the Components to be applied sequentially);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of

368

principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D Certificates as described above, and (5) to the Class X-E Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.
369

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	September 2030
Class A-2	NAP – December 2030(1)
Class A-3	January 2031
Class X-A	NAP
Class A-S	January 2031
Class B	January 2031
Class C	January 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $200,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics

370

of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in February 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)             the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such

371

prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as an “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the certificates to them prior to any distribution being made on such Distribution Date in respect of any

372

classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances) until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

373

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the Non-Serviced A/B Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-

374

D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)a CREFC® servicer watch list;

(11)a CREFC® loan level reserve and letter of credit report;

(12)a CREFC® property file;

(13)a CREFC® financial file;

(14)a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for

375

willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending
376

December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

377

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means any Mortgage Loan or Whole Loan:

(1) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination;

(a) the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) is a Borrower Party; or

(b) the holder of the majority of the Controlling Class is a Borrower Party; or

378

(2) with respect to the Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such

379

affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

In the case of a Non-Serviced Mortgage Loan as to which the Directing Certificateholder or the holder of the majority of the Controlling Class has consultation rights, such party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term as

380

defined under the related Intercreditor Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Intercreditor Agreement.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
381

●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
382

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.
Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

383

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will

384

make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

385

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

386

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

387

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for

388

the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2026-5C40

With a copy to:
trustadministrationgroup@computershare.com

389

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)             the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)          an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that

390

assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)           the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)              an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)           the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)        originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)         any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)            an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)         the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other

391

agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)  the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the related Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)                the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

392

(ii)             the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)              the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)            any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

393

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of any origination settlement statement;

(r)    a copy of the insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)   a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)   a copy of any closure letter (environmental); and

(w)  a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a

394

statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(a)   such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)   in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)  cure such Material Defect in all material respects, at its own expense,

(B)  repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)  substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the

395

initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loans, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but

396

without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

397

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must

398

individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

399

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to a Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the related Servicing Shift Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related

400

Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to any Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced

401

Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

402

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or,

403

subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)   in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property

404

(other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance

405

is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer or trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any

406

Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has

407

expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan distributable to Certificateholders will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be another account, a sub-account or written ledger, which subaccount or written ledger will be an eligible account and of (1) the Collection Account, (2) if the master servicer is also the other servicer with respect to a related Serviced Companion Loan, the collection account established under the other pooling and servicing agreement with respect to such Serviced Companion Loan or (3) if the master servicer is not also the other servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the other servicer with respect to such Serviced Companion Loan, in each case of (1), (2) or (3), created and maintained by the master servicer pursuant to the PSA on behalf of the holders of such Serviced Whole Loan.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date (other than any Initial Interest Deposit Amount) and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions —Priority of Distributions”.

408

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans (and, in the case of the CityCenter (Aria & Vdara) Mortgage Loan, the Components) that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans, and on the Closing Date, the Depositor will be required to remit to the certificate administrator, and the certificate administrator will be required to deposit into the Interest Reserve Account, the Initial Interest Deposit Amount for each Actual/360 Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA include one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any

409

Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)              to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)           to recoup any amounts deposited in the Collection Account in error;

(xiii)        to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

410

(xiv)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)            to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)         to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)      to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance,

411

may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
412

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
413

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Principal Balance of each Mortgage Loan.
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each remittance date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, an amount equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of	In connection with each Asset Review with respect to a Delinquent Loan.
414

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	general collections on deposit in the Collection Account.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and,	Time to time
415

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties		under certain circumstances, from collections on any Serviced Companion Loan).
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.05000% per annum; (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum; and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum; provided that with respect to any Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing

416

fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer or primary servicer, as applicable, as the non-serviced primary servicing fee rate). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) and any Serviced Companion Loan, the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that does not involve a Major Decision or Special Servicer Decision;
●	(x) 100% of all assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Serviced Mortgage Loans (and any related Serviced Companion Loan); for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that does not involve a Major Decision or a Special Servicer Decision, and (y) 50% of consent fees and other similar fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by the master servicer;
417

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees and loan service transaction fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing

418

escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

419

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated at a rate of 1.00% of payments (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular Corrected Loan. After receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

420

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000 then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

421

(ii)             the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)          the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)           with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)              the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)           if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)                100% of all Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loan (to the extent not prohibited by the related Intercreditor Agreement) or any successor REO Loan;

(ii)             50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

422

(iii)          (x) 100% of assumption fees, waiver fees, loan service transaction fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and (y) 50% of assumption fees, waiver fees, loan service transaction fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(iv)           100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)              (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Major Decision or a Special Servicer Decision (in each case, regardless of who processes such consent, approval or other action);

(vi)           100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)        with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special

423

servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without consent of the master servicer, waive any or all related penalty charges, regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special

424

Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency), property condition report fee and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01130% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00170% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard;

425

provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of a certification to the master servicer that the requirements for payment set forth in the PSA have been met; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan

426

and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)   the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)   30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)   30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)   60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)   60 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated (with documentation reasonably acceptable to both the master servicer and the special servicer as described in clause (1) of the definition of “Servicing Transfer Event”) within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)   immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of

427

the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan, other than such amounts reimbursed from either (x) (only for purposes of applying Appraisal Reduction Amounts to notionally reduce the Certificate Balance of a Class of Certificates as provided in the PSA) general collections pursuant to subsection (vi) under “—Withdrawals from the Collection Account” above or otherwise pursuant to the PSA which results in a Realized Loss or (y) the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal

428

Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the

429

12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated, first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession

430

that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan that is a Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR certificates and second, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both

431

applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer) a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing

432

Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain such insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional

433

excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

434

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage

435

Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 20%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

436

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements) following three or more consecutive late deliveries of such financial statements;

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in

437

connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent, loan service transaction fees, earnout fees and other similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder), (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder) and (c) with respect to any Major Decision, after the occurrence and during the continuance of a Control Termination Event (or as otherwise required after the occurrence and during the continuance of an Operating Advisor Consultation Event), non-binding consultation with the Operating Advisor, in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment or forbearance or any other action that would have the effect of an extension of any term of any Specially Serviced Loan if that modification, waiver, amendment, forbearance or other action would:

438

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan), the Directing Certificateholder or the Risk Retention Consultation Party, the holder of any related Companion Loan, the Operating Advisor and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise

439

such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced

440

Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case, commencing in the calendar year 2027, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

441

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer or special servicer, as of the related maturity date, documentation that is satisfactory in form and substance from an acceptable lender or purchaser reasonably satisfactory to the master servicer after consultation with the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such documentation to the other such party), which provides that a refinancing or sale will occur within 60 days (or, if the refinance or sale documentation is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payments on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing or sale documentation), or (iii) the related refinancing, purchase agreement or sale documentation is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and

442

is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments,

443

including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), and, if applicable, any Serviced Whole Loan that becomes and remains a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
444

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Specially Serviced Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10-business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special

445

servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the related Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the completion of Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report by the Special Servicer.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

446

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan)) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then after a Servicing Transfer Event with respect to such defaulted Mortgage Loan, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as

447

a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No

448

determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in

449

each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan) if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party, not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within

450

30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor

451

Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a non-binding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its

452

representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be Argentic Securities Income USA 2 LLC.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of (i) the 535 & 545 5th Avenue Mortgage Loan, DBR Investments Co. Limited and (ii) the Northshore Mall, DBR Investments Co. Limited. On and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR and Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator

453

must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (xi) below, within 10 business days and (ii) within 30 days with respect to clause (xi) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)             any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

454

(iii)          following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)           any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)              any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)           any release of material collateral, including the release of any payment guaranty, or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)     any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)         (i) releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves as specifically identified in the PSA or (ii) releases from escrow accounts, reserve accounts or letters of credit if such release equals or exceeds 10% of the initial principal balance of the related Mortgage Loan at origination of the related Mortgage Loan, regardless of whether such releases are customary or routine in nature, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

(x)            any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)         any determination of an Acceptable Insurance Default;

(xii)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an

455

outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)   any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or cause the master servicer to incur additional expenses other than as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)    any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)       any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan under the circumstances described in clause (5) of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing

456

Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may, in the case of a Major Decision processed by the special servicer, at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

With respect to any Specially Serviced Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the

457

right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus,

458

with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate

459

nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or a Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or any related Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity as and to the extent provided in the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class

460

Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan, any Servicing Shift Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser”

461

within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)             if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with

462

each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)          if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations, Appraisal Reduction Amounts or Collateral Deficiency Amounts, as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision, prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5

463

Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

464

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

465

(iv)           that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor will be required to keep all such Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged

466

Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

467

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating

468

advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if

469

there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between December 1, 2020 and December 31, 2025 was approximately 22.4%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between December 1, 2020 and December 31, 2025 was approximately 5.4%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 15.9% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

470

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

471

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of any Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, will promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the

472

extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials or (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing information or documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which

473

the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to the non-Specially Serviced Loans), the special servicer (with respect to the Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Morningstar DBRS, Fitch, Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

474

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

475

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights of all the then-outstanding Certificates; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification

476

rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Principal Balance Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the

477

identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the owner of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. For the avoidance of doubt, a Loan-Specific Directing Certificateholder will be responsible for the reasonable fees and out-of-

478

pocket expenses of any termination without cause (other than a Loan-Specific Directing Certificateholder) (including the costs of obtaining a Rating Agency Confirmation) caused by such Loan-Specific Directing Certificateholder.

With respect to each Serviced Whole Loan, after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the

479

applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate),, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each

480

Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any

481

Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the related Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the related Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any the Subsequent Third Party Purchaser (an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s

482

failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days; or

(h)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied,

483

the depositor or the trustee will be authorized, and at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Whole Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the

484

Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special

485

servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA,

486

incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions.”

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses

487

that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

488

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

489

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer or the special servicer, as applicable, from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or

490

dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of

491

action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates (other than the Directing Certificateholder or any of its affiliates) will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent

492

with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which the related Servicing Shift Mortgage Loan and any related REO Property will be serviced under the related pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loans:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
493

●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to each Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

494

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2026-5C40 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
495

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS Mortgage Trust 2026-5C40 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under
496

the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the CityCenter (Aria & Vdara) Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the CityCenter (Aria & Vdara) Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the CityCenter (Aria & Vdara) Mortgage Loan

The CityCenter (Aria & Vdara) Mortgage Loan is being serviced pursuant to the BX 2025-ARIA trust and servicing agreement. The servicing terms of the BX 2025-ARIA trust and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

497

●	The related Non-Serviced Master Servicer under the BX 2025-ARIA trust and servicing agreement earns a primary servicing fee with respect to the CityCenter (Aria & Vdara) Mortgage Loan equal to 0.000009% per annum.
●	Upon the CityCenter (Aria & Vdara) Mortgage Loan becoming a specially serviced loan under the BX 2025-ARIA trust and servicing agreement, the related Non-Serviced Special Servicer under the BX 2025-ARIA trust and servicing agreement will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15%.
●	The related Non-Serviced Special Servicer under the BX 2025-ARIA trust and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the BX 2025-ARIA trust and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

Prospective investors are encouraged to review the full provisions of the BX 2025-ARIA TSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating

498

Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor's Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must

499

be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting
500

forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or

501

other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Cut-off Date Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

502

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

503

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related additional obligor under the MLPA or otherwise or change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied

504

in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a long term unsecured debt rating of "A" by Fitch or a short term rating of “F1” by Fitch and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch)), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

505

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Ten (10) Mortgaged Properties (22.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its

506

successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Eleven (11) Mortgaged Properties (14.6%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

507

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part

508

by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have

509

found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant

510

because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

511

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien

512

avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be

513

for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of

514

rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the

515

sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly

516

administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under

517

the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated

518

property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages

519

for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently

520

the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

521

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

522

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is (i) the trustee, certificate administrator and custodian under the BX 2025-ARIA trust and servicing agreement, pursuant to which the CityCenter (Aria & Vdara) Whole Loan is serviced, (ii) the trustee, certificate administrator and custodian under the Benchmark 2025-V18 pooling and servicing agreement, pursuant to which the 9911 Belward Whole Loan is serviced and (iii) the certificate administrator and custodian under the MSBAM 2025-5C2 pooling and servicing agreement, pursuant to which The MC Whole Loan is serviced.

Argentic Services Company LP, the special servicer, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, the Retaining Sponsor and a Mortgage Loan Seller, (ii) Argentic Securities Holdings 2 Cayman Limited, the entity expected to be the holder of the VRR Interest, (iii) Argentic CMBS Holdings II Limited, the entity that is expected to purchase the Class X-E and Class E certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) Argentic Securities Income USA 2 LLC, the entity that is expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan).

In the case of the repurchase facilities provided to Argentic, Barclays Bank PLC has agreed to purchase mortgage loans from Argentic’s subsidiaries on a revolving basis. Argentic guarantees the performance by its wholly-owned subsidiaries of certain obligations under the repurchase facilities. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to these repurchase facilities is projected to equal approximately $78,059,096. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiaries, from Barclays Bank PLC, each of the Argentic Mortgage Loans subject to such repurchase facilities, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Midland is also the master servicer and special servicer under the Benchmark 2025-V19 pooling and servicing agreement, pursuant to which the Amazon LAX Whole Loan is serviced.

KeyBank National Association, a sponsor, a mortgage loan seller, a primary servicer and an originator, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank National Association is the interim custodian of the loan files for some or all of the KeyBank Mortgage Loans.

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of DBR Investments Co. Limited, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

523

CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, CREFI currently holds certain of the CityCenter (Aria & Vdara) Companion Loans, but is expected to transfer such Companion Loans to one or more future securitizations.

GS Bank is an originator and an affiliate of GSMC, a sponsor, and Goldman Sachs & Co. LLC, one of the underwriters. In addition, GS Bank currently holds one or more of the Amazon LAX Companion Loans and the CityCenter (Aria & Vdara) Companion Loans, but is expected to transfer such Companion Loans (through its affiliate, GSMC) to one or more future securitizations.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $16,825,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

NREC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the co-managers.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

524

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acted as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Midland Loan Services, a Division of PNC Bank, National Association	10	$214,826,176	25.7%
German American Capital Corporation	Midland Loan Services, a Division of PNC Bank, National Association	9	$168,154,247	20.2%
KeyBank National Association	KeyBank National Association	4	$54,026,458	6.5%
UBS AG New York Branch	Midland Loan Services, a Division of PNC Bank, National Association	2	$36,500,000	4.4%
Goldman Sachs Mortgage Company	Midland Loan Services, a Division of PNC Bank, National Association	2	$45,000,000	5.4%
Natixis Real Estate Capital LLC	Midland Loan Services, a Division of PNC Bank, National Association	1	$5,300,000	0.6%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

525

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acted as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	10	$214,826,176	25.7%
Argentic Real Estate Finance 2 LLC	Computershare Trust Company, National Association	12	$210,009,096	25.2%
German American Capital Corporation	Computershare Trust Company, National Association	10	$193,154,247	23.1%
KeyBank National Association	KeyBank National Association	4	$54,026,458	6.5%
LMF Commercial, LLC	Computershare Trust Company, National Association	5	$33,325,000	4.0%
Citi Real Estate Funding Inc.	Computershare Trust Company, National Association	1	$25,000,000	3.0%
Goldman Sachs Mortgage Company	Computershare Trust Company, National Association	2	$45,000,000	5.4%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

526

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans

527

allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce its Notional Amount. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$584,066,000	Class A-1, Class A-2 and Class A-3 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

528

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

529

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$584,066,000	Class A-1, Class A-2 and Class A-3 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

530

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in March 2026;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about February 12, 2026;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan; and
●	with respect to the 535 & 545 5th Avenue Mortgage Loan, principal payments of $10,752.69 will be received each month.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if

531

the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	83%	83%	83%	83%	83%
February 2028	65%	65%	65%	65%	65%
February 2029	42%	42%	42%	42%	42%
February 2030	16%	16%	16%	16%	16%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.56	2.54	2.54	2.54	2.54

Percent of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.79	4.70	4.60	4.50	4.30

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($377,851,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.90	4.88	4.82	4.46

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
532

Percent of the Maximum Initial Certificate Balance ($577,851,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.83	4.78	4.71	4.41
(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.67
Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.68

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
February 2027	100%	100%	100%	100%	100%
February 2028	100%	100%	100%	100%	100%
February 2029	100%	100%	100%	100%	100%
February 2030	100%	100%	100%	100%	100%
February 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—

533

Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from February 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

534

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

535

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-E, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless

536

certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

537

specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties (collectively, 28.7%) securing or partially securing seventeen (17) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

538

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with OID for federal income tax purposes.

539

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [___] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

540

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

541

therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must

542

continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X-A certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the

543

Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure

544

property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the Trust REMICs, liable for any taxes arising from audit adjustments to the related Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all

545

required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

546

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee, at the written direction of the certificate administrator, will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local

547

income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Barclays Capital Inc.	$	$	$	$
Citigroup Global Markets Inc.	$	$	$	$
UBS Securities LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
Goldman Sachs & Co. LLC	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
Natixis Securities Americas LLC	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$	$	$
Citigroup Global Markets Inc.	$	$	$
UBS Securities LLC	$	$	$
KeyBanc Capital Markets Inc.	$	$	$
Deutsche Bank Securities Inc.	$	$	$
Goldman Sachs & Co. LLC	$	$	$
SG Americas Securities, LLC	$	$	$
Natixis Securities Americas LLC	$	$	$
Drexel Hamilton, LLC	$	$	$
Bancroft Capital, LLC	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor,

548

against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2026, before deducting expenses payable by the depositor (such expenses estimated at $[__] excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator and a mortgage loan seller and the holder of certain of the CityCenter (Aria & Vdara) Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, a primary servicer, a mortgage loan seller and an originator. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the CityCenter (Aria & Vdara) Companion Loans, ActivSpace Portfolio Companion Loans and Northshore Mall Companion Loans, and DBR Investments Co. Limited, an originator and holder of certain of the 535 & 545 5th Avenue Companion Loans. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the co-managers, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the 535 & 545 5th Avenue Companion Loans. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate

549

of Goldman Sachs Mortgage Company, which is a sponsor and a mortgage loan seller, Goldman Sachs Bank USA, an originator, and an affiliate of the holder of the Amazon LAX Companion Loans and the CityCenter (Aria & Vdara) Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(3) the payment by the depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG New York Branch Mortgage Loans;

(4) the payment by Argentic (if applicable) or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller, or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller;

(5) the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(6) the payment by the depositor to LMF, as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(7) the payment by the depositor to Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Goldman Sachs Mortgage Company Mortgage Loans;

(8) the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans.

(9) the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans; and

550

(10) the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Citi Real Estate Funding Inc. Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., Citigroup Global Markets Inc., UBS Securities LLC, Goldman Sachs & Co. LLC, SG Americas, LLC, Natixis Securities Americas LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-06)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

551

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

552

Prospective investors should note that the California Public Employees Retirement System (“CalPERS”), a governmental plan, is an indirect 99.5% owner of the borrower under the 9911 Belward Mortgage Loan. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all

553

payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes

554

imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account

555

assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment

556

company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more of the Rating Agencies engaged by the depositor to rate the Offered Certificates. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in February 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to

557

which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

558

Index of Defined Terms

1
17g-5 Information Provider	385
1986 Act	538
1996 Act	519
3
30/360 Basis	419
4
401(c) Regulations	555
5
5C2 Master Servicer	330
A
A/B Whole Loan	217
AB Modified Loan	431
Accelerated Mezzanine Loan Lender	378
Acceptable Insurance Default	434
Acting General Counsel’s Letter	145
Actual/360 Basis	204
Actual/360 Loans	409
ADA	521
Additional Exclusions	434
Additional Primary Servicing Compensation	326
Administrative Cost Rate	362
ADR	156
Advances	404
Affirmative Asset Review Vote	471
AIFM Regulations	127
AIM	319
Akron Affiliate Holdco	196
Akron Affiliate Lease	196
ALTA	302
AMI	176
Annual Debt Service	156
Appraisal Reduction Amount	427
Appraisal Reduction Event	427
Appraised Value	157
Appraised-Out Class	432
AREF	148
AREF Repo Seller	148
Argentic	244

Argentic Data Tape	250
Argentic Mortgage Loans	244
Argentic Review Team	250
ASC	318
Assessment of Compliance Report	500
Asset Representations Reviewer Asset Review Fee	426
Asset Representations Reviewer Fee	426
Asset Representations Reviewer Fee Rate	426
Asset Representations Reviewer Termination Event	475
Asset Representations Reviewer Upfront Fee	426
Asset Review	472
Asset Review Notice	471
Asset Review Quorum	471
Asset Review Report	473
Asset Review Report Summary	473
Asset Review Standard	473
Asset Review Trigger	470
Asset Review Vote Election	471
Asset Status Report	444
Assumed Certificate Coupon	345
Assumed Final Distribution Date	370
Assumed Scheduled Payment	363
Attestation Report	501
Available Funds	355
B
Balloon LTV Ratio	161
Balloon Payment	162
Bankruptcy Code	79
Barclays	237
Barclays Data Tape	239
Barclays Holdings	237
Barclays Mortgage Loans	239
Barclays Review Team	239
Barclays’ Qualification Criteria	240
Base Interest Fraction	369
BCT	187
Beds	168
Bella Vista Apartments Fixed Assessment Period	202
Borrower Party	378
Borrower Party Affiliate	378
Breach Notice	395
Bridge Bank	109

559

Brownfield Cash Amount	202
Brownfield Tax Credits	202
BX 2025-ARIA Certificate Administrator	230
BX 2025-ARIA Directing Certificateholder	233
BX 2025-ARIA Master Servicer	229
BX 2025-ARIA Special Servicer	229
BX 2025-ARIA Trust	228
BX 2025-ARIA Trustee	230
BX 2025-ARIA TSA	229
C
C(WUMP)O	21
CalPERS	553
CapEx	172
Cash Flow Analysis	157
CERCLA	519
Certificate Administrator/Trustee Fee	425
Certificate Administrator/Trustee Fee Rate	425
Certificate Balance	354
Certificate Owners	387
Certificateholder	379
Certificateholder Quorum	479
Certificateholder Repurchase Request	489
Certificates	353
CGMRC	290
City	199
CityCenter (Aria & Vdara) Co-Lender Agreement	229
CityCenter (Aria & Vdara) Companion Loans	228
CityCenter (Aria & Vdara) Loans	228
CityCenter (Aria & Vdara) Non-SASB Loans	228
CityCenter (Aria & Vdara) Non-SASB Noteholder	229
CityCenter (Aria & Vdara) Non-SASB Pari Passu Companion Loans	228
CityCenter (Aria & Vdara) Non-SASB Securitization Trust	230
CityCenter (Aria & Vdara) Non-SASB Senior Loans	228
CityCenter (Aria & Vdara) Noteholder	229
CityCenter (Aria & Vdara) SASB Loans	228
CityCenter (Aria & Vdara) SASB Pari Passu Companion Loans	228
CityCenter (Aria & Vdara) Senior Loans	228
CityCenter (Aria & Vdara) Senior Noteholder	229
CityCenter (Aria & Vdara) Subordinate Companion Loans	228

CityCenter (Aria & Vdara) Subordinate Noteholder	229
CityCenter (Aria & Vdara) Whole Loan	228
CityFHEPS	175
Class A Certificates	353
Class X Certificates	353
Class X-E Scheduled Certificate Interest Payments	348
Clearstream	386
Clearstream Participants	388
Closing Date	156, 237
CMBS	150, 314
CO	159
COC	186
Code	55, 114, 536
Collateral Deficiency Amount	431
Collection Account	408
Collection Period	357
Communication Request	389
Companion Distribution Account	408
Companion Holder	217
Companion Holders	217
companion loan	46
Companion Loan Rating Agency	217
Companion Loan(s)	154
Compensating Interest Payment	371
Component	204, 229
Component A-C	229
Component B	229
Component C	229
Component Reverse Sequential Order	232
Component Sequential Order	232
Component A	229
Computershare	335
Computershare Limited	335
Computershare Trust Company	334
Constant Prepayment Rate	530
Constraining Level	344
Consultation Termination Event	459
Control Eligible Certificates	453
Control Note	217
Control Termination Event	459
Controlling Class	453
Controlling Class Certificateholder	453
Controlling Holder	217
Corrected Loan	443
CPR	530
CPY	530
Credit Risk Retention Rules	339
CREFC®	375
CREFC® Intellectual Property Royalty License Fee	426
CREFC® Intellectual Property Royalty License Fee Rate	427
CREFC® Reports	375
CREFI	289

560

CREFI Data File	291
CREFI Mortgage Loans	289
CREFI Securitization Database	290
Cross-Over Date	360
CRR	127
CTDEEP	186
CTS	335
Cumulative Appraisal Reduction Amount	431, 432
Cure/Contest Period	473
Cut-off Date	153
Cut-off Date Balance	158
Cut-off Date Loan-to-Value Ratio	160
Cut-off Date LTV Ratio	160
D
D or @%(#)	163
D or YM(#)	163
D or YM@(#)	163
D(#)	162
DBRI	252
Debt Service Coverage Ratio	160
Defaulted Loan	450
Defeasance Deposit	208
Defeasance Loans	208
Defeasance Lock-Out Period	208
Defeasance Option	208
Definitive Certificate	386
Delinquent Loan	471
Depositaries	386
Determination Date	355
Deutsche Bank	252
Diligence File	392
Directing Certificateholder	452
Directing Certificateholder Approval Process	446
Disclosable Special Servicer Fees	424
Discount Rate	369
Discount Yield	344
Dispute Resolution Consultation	491
Dispute Resolution Cut-off Date	491
Distribution Accounts	408
Distribution Date	355
Distribution Date Statement	375
Distributor	17
DISTRIBUTOR	18
DMARC	252
Dodd-Frank Act	152
DOJ	252
DOL	553
Driggs Agreement	176
Driggs Declaration	176
Driggs Subordination Agreement	176
DSCR	160
DTC	386

DTC Participants	386
DTC Rules	387
DTSC	185
Due Date	204
Due Diligence Questionnaire	291
Due Diligence Requirements	128
E
EBITDAR	172
EDGAR	551
EEA	17
EEA Retail Investor	17
Effective Gross Income	157
Eighty Percent Units	176
Eligible Asset Representations Reviewer	474
Eligible Operating Advisor	465
Elliott	319
ELURs	186
Empire Expansion Space	194
Enforcing Party	489
Enforcing Servicer	489
EPI	187
ESA	184, 257
Escrow/Reserve Mitigating Circumstances	243, 259
EU Due Diligence Requirements	127
EU Institutional Investor	127
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Risk Retention Requirement	128
EU Securitization Regulation	19
EU Transparency Requirements	128
Euroclear	386
Euroclear Operator	388
Euroclear Participants	388
EUWA	17, 19
Exception Schedules	351
Excess Modification Fee Amount	420
Excess Modification Fees	419
Excess Prepayment Interest Shortfall	372
Exchange Act	237, 260
Excluded Controlling Class Holder	377
Excluded Controlling Class Loan	378
Excluded Information	378
Excluded Loan	378
Excluded Plan	554
Excluded Special Servicer	479
excluded special servicer loan	120
Excluded Special Servicer Loan	479
Exemption	553
Exemption Rating Agency	553

561

F
FATCA	546
FDIA	143
FDIC	109
FG Affiliate Owner	178
FGNA	189
FIEL	23
Final Asset Status Report	446
Final Dispute Resolution Election Notice	491
Financial Market Publisher	380
Financial Promotion Order	20
FIRREA	145, 256
Fitch	499
Flagstar	109
Food Bazaar	196
FPO Persons	20
FRESH PILOT	201
FRESH Program	201
FSMA	18, 19
G
GAAP	339
GACC	251
GACC Data Tape	253
GACC Deal Team	253
GACC Mortgage Loans	253
Gain-on-Sale Entitlement Amount	357
Gain-on-Sale Remittance Amount	357
Gain-on-Sale Reserve Account	409
Garn Act	520
General Partner	216
GLA	161
Goldman Originator	268
Government Securities	206
GS Bank	266
GSMC	266
GSMC Data Tape	267
GSMC Deal Team	266
GSMC Mortgage Loans	266
H
HAP	175
Horizontal Risk Retention Certificates	340
Hotel Unit Owner	183
HPD	174, 176
HSTP Act	68
I
IBA	145
ICAP	202
IEPA	187
Impermissible Risk Retention Affiliate	482

Impermissible TPP Affiliate	482
Indirect Participants	386
Initial Delivery Date	444
Initial Interest Deposit Amount	357
Initial Pool Balance	153
Initial Requesting Certificateholder	489
In-Place Cash Management	161
Institutional Investor	22
Institutional Investors	128
Insurance and Condemnation Proceeds	408
Intercreditor Agreement	217
Interest Accrual Amount	362
Interest Accrual Period	362
Interest Distribution Amount	362
Interest Reserve Account	409
Interest Shortfall	362
Interested Person	451
Interest-Only Expected Price	347
Interpolated Yield	343, 346
Investor Certification	379
Investor LP	216
IRS	147
J
Japanese Retention Requirement	24
JFSA	23
JJCI	185
Jointly Sold Mortgage Loans	161
JRR Rule	23
K
KBRA	474, 499
KeyBank	260, 330
KeyBank Data Tape	261
KeyBank Mortgage Loans	261, 321
KeyBank MSBAM 2025-5C2 Primary Servicing Agreement	330
KeyBank Parties	327, 332
KeyBank Primary Servicer Termination Event	328, 333
KeyBank Primary Servicing Agreement	324
KeyBank Qualification Criteria	262
KeyBank Review Team	261
KeyBank Serviced Mortgage Loans	324
L
L(#)	163
LAAIO	185
Lennar	283
LEP Verification Form	186
Liquidation Fee	421
Liquidation Fee Rate	421

562

Liquidation Proceeds	408
LMF	283
LMF Data Tape	288
LMF Review Team	287
Loan Per Unit	161
Loan-Specific Directing Certificateholder	453
Local Law 97	91
Lock-out Period	206
Loss of Value Payment	396
Losses	327
Lower-Tier Regular Interests	536
lower-tier REMIC	56
Lower-Tier REMIC	355, 536
Lower-Tier REMIC Distribution Account	408
LTV Ratio	158
LTV Ratio at Maturity	161
LTV Ratio at Maturity	161
M
MAI	398
Major Decision	454
Major Decision Reporting Package	457
MAS	22
Master Rent	172
Material Defect	395
Maturity Date Balloon Payment	162
MC Affordable Units	175
MGM	158
MGM Master Lease	158
MGM Policies	197
MGM Tenant	158
Midland	314
MiFID II	17, 18
MLPA	390
MOA	340
Modeling Assumptions	530
Modification Fees	419
Morningstar DBRS	322
Morningstar DBRS	314
Mortgage	155
Mortgage File	390
Mortgage Loans	153
Mortgage Note	155
Mortgage Pool	153
Mortgage Rate	362
Mortgaged Property	155
MSBAM 2025-5C2 Non-Serviced PSA	330
N
Natixis	305
Net Mortgage Rate	361
Net Operating Income	162

NFR	187
NI 33-105	24
Non-Control Note	217
Non-Controlling Holder	218
Nonrecoverable Advance	405
Non-Serviced A/B Whole Loan	218
Non-Serviced Certificate Administrator	218
Non-Serviced Companion Loan	218
non-serviced companion loans	47
Non-Serviced Custodian	218
Non-Serviced Directing Certificateholder	218
Non-Serviced Master Servicer	218
non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	218
Non-Serviced Pari Passu Companion Loan	218
Non-Serviced Pari Passu Mortgage Loan	218
Non-Serviced Pari Passu Whole Loan	219
Non-Serviced PSA	219
Non-Serviced Special Servicer	219
Non-Serviced Trustee	219
non-serviced whole loan	47
Non-Serviced Whole Loan	219
Non-U.S. Person	546
Northwest Marketplace Mezzanine Payable Interest Rate	213
Notional Amount	354
NRA	162
NREC	305
NREC Data Tape	306
NREC Deal Team	306
NREC Mortgage Loans	306
NRSRO	377
NRSRO Certification	380
NYCIDA	201
NYSDEC	186, 187
O
O(#)	163
Oakwood Affiliate Owner	178
OCC	145
Occupancy As-Of Date	162
Occupancy Rate	162
Offered Certificates	353
OID	538
OID Regulations	539
OLA	145
One Hundred Thirty Percent Units	176
Operating Advisor Annual Report	463
Operating Advisor Consultation Event	350
Operating Advisor Consulting Fee	425
Operating Advisor Expenses	426
Operating Advisor Fee	425

563

Operating Advisor Fee Rate	425
Operating Advisor Standard	463
Operating Advisor Termination Event	467
Operating Advisor Upfront Fee	425
Operating Statements	167
Other Master Servicer	219
Other PSA	219
Other Special Servicer	219
P
P&I Advance	403
P&I Advance Date	403
PACE	109, 215
Pads	168
PAR	257
Pari Passu Companion Loan(s)	154
Pari Passu Mortgage Loan	219
Participants	386
Parties in Interest	552
Partnership	216
Partnership Representative	545
Pass-Through Rate	360
Patriot Act	522
PCE	185
PCR	273, 297, 301
Pentalpha Surveillance	337
Percentage Interest	355
Periodic Payments	356
Permitted Investments	355
Permitted Special Servicer/Affiliate Fees	425
PIPs	188
Plans	552
PLL Limits	200
PLL Policy	200
PML	273, 6
Pooling and Servicing Agreement	353
PRC	21
Preferred Interests	216
Preliminary Dispute Resolution Election Notice	491
Prepayment Assumption	540
Prepayment Interest Excess	371
Prepayment Interest Shortfall	371
Prepayment Premium	370
Prepayment Provisions	162
Prime Rate	408
Principal Balance Certificates	353
Principal Distribution Amount	362
Principal Shortfall	364
Prior Subtenant Complaints	189
Privileged Information	466
Privileged Information Exception	466
Privileged Person	377
Professional Investors	21, 22

Prohibited Prepayment	372
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	490
Proposed Course of Action Notice	490
Prospectus	21
PSA	318, 353
PSA Party Repurchase Request	490
PTCE	555
Purchase Price	397
Q
Qualification Criteria	289, 304
Qualified Replacement Special Servicer	480
Qualified Substitute Mortgage Loan	397
Qualifying CRE Loan Percentage	340
R
RAC No-Response Scenario	498
RACR	187
Rated Final Distribution Date	371
Rating Agencies	499
Rating Agency Confirmation	499
REA	73
RealINSIGHT	319
Realized Loss	373
REC	184
Record Date	355
Registration Statement	551
Regular Certificates	353
Regular Interestholder	539
Regular Interests	536
Regulation AB	501
Reimbursement Rate	407
Related Proceeds	406
Release Date	208
Relevant Investor	22
Relevant Persons	20
Relief Act	522
Remaining Term to Maturity	163
Remediation Agreement	185
REMIC	536
REO Account	409
REO Loan	365
REO Property	443
Repurchase Request	490
Requesting Certificateholder	491
Requesting Holders	432
Requesting Investor	389
Requesting Party	498
Required Credit Risk Retention Percentage	340
Required PLL Period	200

564

Requirements	522
Residual Certificates	353
Resolution Failure	490
Resolved	490
Restricted Group	553
Restricted Party	466
Retaining Party	339
Retaining Sponsor	339
Reverse Sequential Order	232
Review Materials	471
RevPAR	163
Risk Retention Affiliate	466
Risk Retention Affiliated	466
Risk Retention Consultation Party	378, 477
Risk Retention Requirements	128
ROFO	195
ROFR	195
Rooms	168
Rule 17g-5	380
Rule 192	118
S
S&P	322, 474, 499
Scheduled Certificate Interest Payments	346
Scheduled Certificate Principal Payments	340
Scheduled Principal Distribution Amount	363
SEC	237, 260
Securities Act	500
Securitization Accounts	409
Securitization Regulation	128
SEL	273
Senior Certificates	353
Sequential Order	232
Service Agreement	174
Serviced Companion Loan	219
serviced companion loans	47
serviced mortgage loan	47
Serviced Mortgage Loan	219
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Companion Loan Securities	483
Serviced Pari Passu Mortgage Loan	219
Serviced Pari Passu Whole Loan	220
serviced whole loan	47
Serviced Whole Loan	220
Servicer Termination Event	482
Servicing Advances	404
Servicing Fee	416
Servicing Fee Rate	416
Servicing Shift Companion Loan	220
servicing shift date	47
Servicing Shift Date	220

servicing shift master servicer	47
servicing shift mortgage loan	47
Servicing Shift Mortgage Loan	220
servicing shift pooling and servicing agreement	47
Servicing Shift PSA	220
servicing shift special servicer	47
servicing shift whole loan	47
Servicing Shift Whole Loan	220
Servicing Standard	402
Servicing Transfer Event	443
SF	163
SFA	22
SFO	21
SGFC Entities	298
SGNY	298
Similar Law	552
SLEAP	186
SMMEA	556
SMP	186
Société Générale	298
Societe Generale Financial Corporation	298
Societe Generale Financial Corporation Deal Team	302
Societe Generale Mortgage Loans	299
Special Servicer	318
Special Servicer Decision	436
Special Servicing Fee	420
Special Servicing Fee Rate	420
Specially Serviced Loans	442
Sq. Ft.	163
Square Feet	163
SSDS	187
SSI Work Plan	185
Standard Qualifications	2
Startup Day	536
Stated Principal Balance	364
Structured Product	21
Subject 2022 Computershare CMBS Annual Statement of Compliance	336
Subordinate Certificates	353
Subordinate Companion Loan	220
Subordinate Companion Loan(s)	154
Subsequent Asset Status Report	444
Subsequent Third Party Purchaser	340
Sub-Servicing Agreement	403
SVB	109
SVOC	186
T
T-12	163
Target Price	345
Targeted Discount Yield	348
TCE	185

565

Term to Maturity	163
Termination Purchase Amount	502
Terms and Conditions	388
Tests	472
TIA	175
TIF	201
Title V	521
Total Operating Expenses	157
Transfer Restriction Period	350
Treasury Regulations	536
Treasury-Priced Expected Price	346
Treasury-Priced Principal Balance Certificates	340
TRIPRA	94
Trust	313
trust REMICs	56
Trust REMICs	355, 536
TTM	163
U
U.S. Person	546
U/W DSCR	160
U/W Expenses	163
U/W NCF	164
U/W NCF Debt Yield	166
U/W NCF DSCR	160
U/W Net Cash Flow	164
U/W Net Operating Income	166
U/W NOI	166
U/W NOI Debt Yield	168
U/W NOI DSCR	167
U/W Revenues	168
UBS AG New York Branch	275
UBS AG New York Branch Data Tape	276
UBS AG New York Branch Deal Team	276
UBS AG New York Branch Mortgage Loans	276
UBS Qualification Criteria	278
UBSRES	275
UCC	508
UK	17
UK CRR	128
UK Due Diligence Requirements	127
UK Institutional Investor	128
UK MiFIR	17
UK PRIIPs Regulation	18
UK PROFESSIONAL CLIENT	18
UK Retail Investor	17
UK Risk Retention Requirement	128
UK Securitization Framework	19
Underwriter Entities	118
Underwriting Agreement	548

Underwritten Debt Service Coverage Ratio	160
Underwritten Expenses	163
Underwritten NCF	164
Underwritten NCF Debt Yield	166
Underwritten Net Cash Flow	164
Underwritten Net Cash Flow Debt Service Coverage Ratio	160
Underwritten Net Operating Income	166
Underwritten Net Operating Income Debt Service Coverage Ratio	167
Underwritten NOI	166
Underwritten NOI Debt Yield	168
Underwritten Revenues	168
Units	168
Unscheduled Principal Distribution Amount	363
Unsolicited Information	472
upper-tier REMIC	56
Upper-Tier REMIC	355, 536
Upper-Tier REMIC Distribution Account	408
USTs	184
V
VEC	185
VIMS	185
VOCs	185
Volcker Rule	152
Voting Rights	385
VRR Interest	31, 339
W
WAC Rate	361
Weighted Average Mortgage Rate	168
weighted averages	169
Wells Fargo	335
Wells Fargo Bank	335
Whole Loan	154
WholeCo	161
Withheld Amounts	409
Workout Fee	420
Workout-Delayed Reimbursement Amount	407
Y
Yield Maintenance Charge	370
Yield-Priced Certificates	340
Yield-Priced Expected Price	348
YM(#)	163
YM@(#)	169

566

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	9.0%	100.0%	GSBI, CREFI, GACC, JPMCB	GSMC, CREFI, GACC	NAP	NAP	3730 South Las Vegas Boulevard and 2600 West Harmon Avenue
2	Loan	13, 16, 27	1	Willow Glen	7.0%	100.0%	Barclays	Barclays	NAP	NAP	8900 Archer Avenue
3	Loan	4	1	300 Four Falls	6.9%	100.0%	Barclays	Barclays, AREF2	NAP	NAP	300 Conshohocken State Road
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	6.0%		GACC	GACC	NAP	NAP	Various
4.01	Property		1	Mission	1.3%	22.1%					3150 18th Street
4.02	Property		1	Berkeley	0.9%	15.8%					2703 7th Street
4.03	Property		1	West Seattle	0.7%	11.8%					3400 Harbor Avenue Southwest
4.04	Property		1	Quimby Raleigh	0.6%	10.3%					1500 Northwest 18th Avenue
4.05	Property		1	Ballard	0.5%	8.1%					700 Northwest 42nd Street
4.06	Property		1	North Seattle	0.5%	8.0%					10015 Lake City Way Northeast
4.07	Property		1	Salmon Main	0.4%	6.7%					833 Southeast Main Street
4.08	Property		1	Lovejoy	0.4%	6.5%					1720 Northwest Lovejoy Street
4.09	Property		1	The Zoo	0.3%	5.7%					819 North 49th Street
4.10	Property		1	Fremont	0.3%	5.0%					4020 Leary Way Northwest
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	4.8%	100.0%	DBRI, SGFC	GACC, SGFC	NAP	NAP	535-545 Fifth Avenue
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	3.7%	100.0%	UBS AG	UBS AG	NAP	NAP	333 Madonna Road
7	Loan	1, 4, 7, 12	1	Northshore Mall	3.4%	100.0%	GACC, JPMCB	GACC	NAP	NAP	210 Andover Street
8	Loan	13, 16, 19	1	Northwest Marketplace	3.1%	100.0%	Barclays	Barclays	NAP	NAP	13706-13846 Northwest Freeway
9	Loan	19	1	Residence Inn Camarillo	3.0%	100.0%	AREF2	AREF2	NAP	NAP	2912 Petit Street
10	Loan	1, 5, 7, 10	1	9911 Belward	3.0%	100.0%	GACC, Barclays	GACC, Barclays	NAP	NAP	9911 Belward Campus Drive
11	Loan		1	2000 Corporate Center	2.8%	100.0%	AREF2	AREF2	NAP	NAP	2000 Corporate Center Drive
12	Loan	19, 20, 30	1	1700 South Santa Fe	2.8%	100.0%	AREF2	AREF2	NAP	NAP	1700 South Santa Fe Avenue
13	Loan	20	1	2730 Wilshire	2.7%	100.0%	AREF2	AREF2	NAP	NAP	2730 Wilshire Boulevard
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	2.5%	100.0%	Barclays	Barclays	NAP	NAP	6001 Rockside Road and 6125 Rockside Place
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	2.4%	100.0%	GSBI	GSMC	NAP	NAP	9785 Bellanca Avenue
16	Loan		1	Oakdale Square Apartments	2.3%	100.0%	Barclays	Barclays	NAP	NAP	1655 South Oakdale Drive
17	Loan	20, 30	1	Pacific Town Center	2.3%	100.0%	AREF2	AREF2	NAP	NAP	616-760 West Hammer Lane
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	2.3%	100.0%	KeyBank	KeyBank	NAP	NAP	1100 & 1102 Myrtle Avenue and 371 Vernon Avenue
19	Loan	6, 19	2	Thoroughbred & Tate's	2.3%		Barclays	Barclays	NAP	NAP	Various
19.01	Property		1	Throughbred Crossing	1.2%	52.6%					1346 Village Drive
19.02	Property		1	Tate's Creek Crossing	1.1%	47.4%					1123-1143 Centre Parkway
20	Loan	3, 27	1	658 Driggs Financial	2.0%	100.0%	KeyBank	KeyBank	NAP	NAP	658 Driggs Avenue
21	Loan	3	1	White Mountain Apartments	1.7%	100.0%	AREF2	AREF2	NAP	NAP	1700 Imperial Drive
22	Loan	3, 27	1	Bella Vista Apartments	1.7%	100.0%	AREF2	AREF2	NAP	NAP	153 Main Street and 497 East Main Street
23	Loan		1	Warren Club	1.7%	100.0%	AREF2	AREF2	NAP	NAP	29356 Dequindre Road
24	Loan	4, 18, 19, 23	1	Crossgates Commons	1.7%	100.0%	AREF2	AREF2	NAP	NAP	161 Washington Avenue Extension
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	1.6%		GACC	GACC	NAP	NAP	Various
25.01	Property		1	545 Metropolitan Avenue	0.7%	42.3%					545 Metropolitan Avenue
25.02	Property		1	284 Suydam	0.4%	23.6%					284 Suydam Street
25.03	Property		1	18-15 Woodbine Street	0.3%	17.3%					18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue	0.3%	16.7%					543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	1.5%	100.0%	GACC	GACC	NAP	NAP	33550 East State Highway
27	Loan	5, 19	1	Hampton Inn Monroeville	1.3%	100.0%	AREF2	AREF2	NAP	NAP	3000 Mosside Boulevard
28	Loan	10	1	The Star on Southside	1.3%	100.0%	AREF2	AREF2	NAP	NAP	7320 Southside Drive
29	Loan	19	1	Wingate Atlanta Galleria	1.3%	100.0%	Barclays	Barclays	NAP	NAP	2762 Cobb Parkway Southeast
30	Loan	6, 28	2	FG Communities NC Portfolio	1.2%		KeyBank	KeyBank	NAP	NAP	Various
30.01	Property		1	Acony Bell	0.7%	59.8%					21 Acony Bell Way and 10517 Boylston Highway
30.02	Property		1	Lone Oak MHC	0.5%	40.2%					17, 43 and 60 Lively Lane and 1764 Smokey Park Highway
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	1.0%	100.0%	LMF	LMF	NAP	NAP	520 Wildwood Circle North
32	Loan	19	1	Holiday Inn Express - Crystal River	1.0%	100.0%	Barclays	Barclays	NAP	NAP	1203 Northeast 5th Street
33	Loan	15, 23	1	Bear Valley Medical and Business Center	1.0%	100.0%	KeyBank	KeyBank	NAP	NAP	17260, 17270, 17310 and 17330 Bear Valley Road
34	Loan	2, 3, 19, 23	1	146-150 Broadway	0.9%	100.0%	LMF	LMF	NAP	NAP	146-150 Broadway
35	Loan	16, 30	1	4115 Zero Street	0.9%	100.0%	DBRI	GACC	NAP	NAP	4115 South Zero Street
36	Loan	16, 30	1	Glenlock Apartments	0.9%	100.0%	GACC	GACC	NAP	NAP	2040, 2108 and 2118 University Avenue
37	Loan		1	22-30 South Munn Avenue	0.8%	100.0%	LMF	LMF	NAP	NAP	22-30 South Munn Avenue
38	Loan	16, 23	1	Vernon Office Tinley	0.7%	100.0%	Barclays	Barclays	NAP	NAP	7851 West 185th Street
39	Loan	19	1	Golf Plaza	0.7%	100.0%	UBS AG	UBS AG	NAP	NAP	1701-1753 West Golf Road
40	Loan	27	1	982 Madison Street	0.7%	100.0%	LMF	LMF	NAP	NAP	982 Madison Street
41	Loan	16	1	714 5th Avenue	0.6%	100.0%	Natixis	Natixis	NAP	NAP	714 Fifth Avenue
42	Loan		1	Akron Drive	0.6%	100.0%	GACC	GACC	NAP	NAP	105 Akron Drive
43	Loan		1	Stone Gate Terrace	0.5%	100.0%	LMF	LMF	NAP	NAP	5201 Central East Freeway
44	Loan	16	1	Greenwood Manor	0.5%	100.0%	GACC	GACC	NAP	NAP	333 South Main Street

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)
									2	2		31	3, 31			6, 7
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Las Vegas	Clark	NV	89158	Hospitality	Full Service	2009	NAP	5,349	Rooms	476,313.33	75,000,000
2	Loan	13, 16, 27	1	Willow Glen	Willow Springs	Cook	IL	60480	Multifamily	Garden	2023	NAP	224	Units	258,928.57	58,000,000
3	Loan	4	1	300 Four Falls	Conshohocken	Montgomery	PA	19428	Office	Suburban	2003	2024	298,564	SF	194.14	58,000,000
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	249,601	SF	284.45	50,000,000
4.01	Property		1	Mission	San Francisco	San Francisco	CA	94110	Self Storage	Self Storage	1900-2003	2003	43,914	SF		11,028,169
4.02	Property		1	Berkeley	Berkeley	Alameda	CA	94710	Self Storage	Self Storage	2002	NAP	34,172	SF		7,880,282
4.03	Property		1	West Seattle	Seattle	King	WA	98126	Self Storage	Self Storage	2004	NAP	28,904	SF		5,915,493
4.04	Property		1	Quimby Raleigh	Portland	Multnomah	OR	97209	Self Storage	Self Storage	1947-2004	2004	28,832	SF		5,126,761
4.05	Property		1	Ballard	Seattle	King	WA	98107	Self Storage	Self Storage	1999	NAP	20,492	SF		4,063,380
4.06	Property		1	North Seattle	Seattle	King	WA	98125	Self Storage	Self Storage	2000	NAP	23,464	SF		4,021,127
4.07	Property		1	Salmon Main	Portland	Multnomah	OR	97214	Self Storage	Self Storage	2003	NAP	22,391	SF		3,373,239
4.08	Property		1	Lovejoy	Portland	Multnomah	OR	97209	Self Storage	Self Storage	1999	NAP	16,671	SF		3,246,479
4.09	Property		1	The Zoo	Seattle	King	WA	98103	Self Storage	Self Storage	2002	NAP	14,928	SF		2,838,028
4.10	Property		1	Fremont	Seattle	King	WA	98107	Self Storage	Self Storage	1995	NAP	15,833	SF		2,507,042
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	New York	New York	NY	10017	Mixed Use	Retail / Office	1897-1927	2017	507,207	SF	611.03	40,000,000
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	San Luis Obispo	San Luis Obispo	CA	93405	Hospitality	Full Service	1986	2016-2017	195	Rooms	156,410.26	30,500,000
7	Loan	1, 4, 7, 12	1	Northshore Mall	Peabody	Essex	MA	01960	Retail	Super Regional Mall	1958	1978	1,137,515	SF	153.84	28,000,000
8	Loan	13, 16, 19	1	Northwest Marketplace	Houston	Harris	TX	77040	Retail	Anchored	2002	NAP	182,866	SF	142.18	26,000,000
9	Loan	19	1	Residence Inn Camarillo	Camarillo	Ventura	CA	93012	Hospitality	Extended Stay	2009	2018	128	Rooms	198,046.88	25,350,000
10	Loan	1, 5, 7, 10	1	9911 Belward	Rockville	Montgomery	MD	20850	Office	Lab / R&D	2005	NAP	289,912	SF	444.07	24,740,000
11	Loan		1	2000 Corporate Center	Thousand Oaks	Ventura	CA	91320	Industrial	Flex	1986	2023	105,215	SF	222.40	23,400,000
12	Loan	19, 20, 30	1	1700 South Santa Fe	Los Angeles	Los Angeles	CA	90021	Mixed Use	Office / Industrial	1923	2019	182,005	SF	127.19	23,150,000
13	Loan	20	1	2730 Wilshire	Santa Monica	Los Angeles	CA	90403	Office	Medical	1985	2024	60,517	SF	366.01	22,150,000
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	Independence	Cuyahoga	OH	44131	Hospitality	Full Service / Extended Stay	1974, 2020	2024	345	Rooms	60,845.27	21,000,000
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	Los Angeles	Los Angeles	CA	90045	Industrial	Warehouse / Distribution	2025	NAP	703,728	SF	165.22	20,000,000
16	Loan		1	Oakdale Square Apartments	Bloomington	Monroe	IN	47403	Multifamily	Garden	1972	NAP	200	Units	97,250.00	19,450,000
17	Loan	20, 30	1	Pacific Town Center	Stockton	San Joaquin	CA	95210	Retail	Anchored	2003	NAP	142,959	SF	133.60	19,100,000
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	Brooklyn	Kings	NY	11206	Mixed Use	Multifamily / Retail	2023-2025	NAP	233	Units	386,266.09	19,000,000
19	Loan	6, 19	2	Thoroughbred & Tate's	Lexington	Fayette	KY	Various	Multifamily	Garden	1968	NAP	245	Units	77,551.02	19,000,000
19.01	Property		1	Throughbred Crossing	Lexington	Fayette	KY	40504	Multifamily	Garden	1968	NAP	119	Units		10,000,000
19.02	Property		1	Tate's Creek Crossing	Lexington	Fayette	KY	40517	Multifamily	Garden	1968	NAP	126	Units		9,000,000
20	Loan	3, 27	1	658 Driggs Financial	Brooklyn	Kings	NY	11211	Mixed Use	Multifamily / Retail	2022	NAP	20	Units	822,850.00	16,457,000
21	Loan	3	1	White Mountain Apartments	Rock Springs	Sweetwater	WY	82901	Multifamily	Garden	1975	2025	306	Units	45,751.63	14,000,000
22	Loan	3, 27	1	Bella Vista Apartments	Ansonia	New Haven	CT	06401	Multifamily	Mid Rise	1900	2023	91	Units	153,846.15	14,000,000
23	Loan		1	Warren Club	Warren	Macomb	MI	48092	Multifamily	Garden	1966	2022	216	Units	64,583.33	13,950,000
24	Loan	4, 18, 19, 23	1	Crossgates Commons	Albany	Albany	NY	12205	Retail	Anchored	1994, 2017	NAP	337,843	SF	40.79	13,800,000
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	Various	Various	NY	Various	Various	Various	Various	Various	20	Units	675,000.00	13,500,000
25.01	Property		1	545 Metropolitan Avenue	Brooklyn	Kings	NY	11211	Mixed Use	Multifamily / Retail	1930, 2025	NAP	5	Units		5,714,109
25.02	Property		1	284 Suydam	Brooklyn	Kings	NY	11237	Multifamily	Low Rise	1901	2023	7	Units		3,191,213
25.03	Property		1	18-15 Woodbine Street	Ridgewood	Queens	NY	11385	Multifamily	Low Rise	1906	2023	6	Units		2,339,109
25.04	Property		1	543 Metropolitan Avenue	Brooklyn	Kings	NY	11211	Mixed Use	Multifamily / Retail	1920	2022	2	Units		2,255,569
26	Loan	16, 31	1	Oakwood Estates	Pueblo	Pueblo	CO	81001	Manufactured Housing	Manufactured Housing	1975	NAP	343	Pads	37,026.24	12,700,000
27	Loan	5, 19	1	Hampton Inn Monroeville	Monroeville	Allegheny	PA	15146	Hospitality	Limited Service	1998	2020	138	Rooms	79,710.14	11,000,000
28	Loan	10	1	The Star on Southside	Louisville	Jefferson	KY	40214	Multifamily	Garden	1966	2025	150	Units	73,333.33	11,000,000
29	Loan	19	1	Wingate Atlanta Galleria	Atlanta	Cobb	GA	30339	Hospitality	Limited Service	2005	2020-2021	103	Rooms	101,941.75	10,500,000
30	Loan	6, 28	2	FG Communities NC Portfolio	Various	Various	NC	Various	Manufactured Housing	Manufactured Housing	Various	NAP	178	Pads	57,303.37	10,200,000
30.01	Property		1	Acony Bell	Mills River	Henderson	NC	28759	Manufactured Housing	Manufactured Housing	1980	NAP	95	Pads		6,100,000
30.02	Property		1	Lone Oak MHC	Candler	Buncombe	NC	28715	Manufactured Housing	Manufactured Housing	1926, 1980, 2000	NAP	83	Pads		4,100,000
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	Birmingham	Jefferson	AL	35209	Hospitality	Select Service	2004	2021	100	Rooms	87,500.00	8,750,000
32	Loan	19	1	Holiday Inn Express - Crystal River	Crystal River	Citrus	FL	34429	Hospitality	Limited Service	2009	2021	75	Rooms	113,333.33	8,500,000
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Victorville	San Bernardino	CA	92395	Office	Suburban	2001-2004	NAP	89,077	SF	93.96	8,375,000
34	Loan	2, 3, 19, 23	1	146-150 Broadway	Brooklyn	Kings	NY	11211	Mixed Use	Multifamily / Retail	1900, 1910	NAP	5	Units	1,550,000.00	7,750,000
35	Loan	16, 30	1	4115 Zero Street	Fort Smith	Sebastian	AR	72908	Industrial	Manufacturing	1975	NAP	256,314	SF	29.55	7,575,000
36	Loan	16, 30	1	Glenlock Apartments	Morgantown	Monongalia	WV	26505	Multifamily	Student Housing	1964	NAP	183	Beds	40,163.93	7,350,000
37	Loan		1	22-30 South Munn Avenue	East Orange	Essex	NJ	07018	Multifamily	Mid Rise	1924	2019-2025	50	Units	136,000.00	6,800,000
38	Loan	16, 23	1	Vernon Office Tinley	Tinley Park	Will	IL	60477	Office	Suburban	2008	2021	64,290	SF	94.10	6,050,000
39	Loan	19	1	Golf Plaza	Mount Prospect	Cook	IL	60056	Retail	Anchored	1968	2006	82,748	SF	72.51	6,000,000
40	Loan	27	1	982 Madison Street	Brooklyn	Kings	NY	11221	Multifamily	Mid Rise	2017	NAP	18	Units	319,444.44	5,750,000
41	Loan	16	1	714 5th Avenue	Brooklyn	Kings	NY	11215	Multifamily	Low Rise	1930	2024	10	Units	530,000.00	5,300,000
42	Loan		1	Akron Drive	Winston-Salem	Forsyth	NC	27105	Industrial	Warehouse / Distribution	1947	NAP	170,000	SF	29.65	5,040,000
43	Loan		1	Stone Gate Terrace	Wichita Falls	Wichita	TX	76306	Multifamily	Garden	2005	NAP	48	Units	89,062.50	4,275,000
44	Loan	16	1	Greenwood Manor	Decatur	Macon	IL	62523	Multifamily	Garden	1968	NAP	108	Units	37,037.04	4,000,000

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
					6, 7	6, 7		8		9	9	9	9
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	75,000,000	75,000,000	6.07880916113333%	0.015059%	6.06375016113333%	NAP	385,202.32	NAP	4,622,427.84	Interest Only
2	Loan	13, 16, 27	1	Willow Glen	58,000,000	58,000,000	6.26300%	0.01630%	6.24670%	NAP	306,916.00	NAP	3,682,992.00	Interest Only
3	Loan	4	1	300 Four Falls	57,962,024	54,834,422	6.84600%	0.01630%	6.82970%	379,895.50	NAP	4,558,746.00	NAP	Amortizing Balloon
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	50,000,000	50,000,000	5.73800%	0.01630%	5.72170%	NAP	242,403.94	NAP	2,908,847.28	Interest Only
4.01	Property		1	Mission	11,028,169	11,028,169
4.02	Property		1	Berkeley	7,880,282	7,880,282
4.03	Property		1	West Seattle	5,915,493	5,915,493
4.04	Property		1	Quimby Raleigh	5,126,761	5,126,761
4.05	Property		1	Ballard	4,063,380	4,063,380
4.06	Property		1	North Seattle	4,021,127	4,021,127
4.07	Property		1	Salmon Main	3,373,239	3,373,239
4.08	Property		1	Lovejoy	3,246,479	3,246,479
4.09	Property		1	The Zoo	2,838,028	2,838,028
4.10	Property		1	Fremont	2,507,042	2,507,042
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	39,989,247	39,354,839	7.06000%	0.01630%	7.04370%	248,934.73	NAP	2,987,216.76	NAP	Amortizing Balloon
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	30,500,000	30,500,000	7.19300%	0.01630%	7.17670%	NAP	185,361.28	NAP	2,224,335.36	Interest Only
7	Loan	1, 4, 7, 12	1	Northshore Mall	28,000,000	28,000,000	6.35500%	0.01630%	6.33870%	NAP	150,342.82	NAP	1,804,113.84	Interest Only
8	Loan	13, 16, 19	1	Northwest Marketplace	26,000,000	26,000,000	5.08700%	0.01630%	5.07070%	NAP	111,749.14	NAP	1,340,989.68	Interest Only
9	Loan	19	1	Residence Inn Camarillo	25,350,000	25,350,000	6.83100%	0.01630%	6.81470%	NAP	146,309.11	NAP	1,755,709.32	Interest Only
10	Loan	1, 5, 7, 10	1	9911 Belward	24,740,000	24,740,000	5.00000%	0.01630%	4.98370%	NAP	104,515.05	NAP	1,254,180.60	Interest Only
11	Loan		1	2000 Corporate Center	23,400,000	23,400,000	6.23200%	0.01630%	6.21570%	NAP	123,211.83	NAP	1,478,541.96	Interest Only
12	Loan	19, 20, 30	1	1700 South Santa Fe	23,150,000	23,150,000	6.55000%	0.05505%	6.49495%	NAP	128,115.42	NAP	1,537,385.04	Interest Only
13	Loan	20	1	2730 Wilshire	22,150,000	22,150,000	6.40000%	0.01630%	6.38370%	NAP	119,774.07	NAP	1,437,288.84	Interest Only
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	20,991,620	20,171,163	8.31000%	0.01630%	8.29370%	158,652.65	NAP	1,903,831.80	NAP	Amortizing Balloon
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	20,000,000	20,000,000	5.50900%	0.01630%	5.49270%	NAP	93,091.90	NAP	1,117,102.80	Interest Only
16	Loan		1	Oakdale Square Apartments	19,450,000	19,450,000	5.96900%	0.01630%	5.95270%	NAP	98,091.26	NAP	1,177,095.12	Interest Only
17	Loan	20, 30	1	Pacific Town Center	19,100,000	19,100,000	5.96600%	0.01630%	5.94970%	NAP	96,277.71	NAP	1,155,332.52	Interest Only
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	19,000,000	19,000,000	6.12000%	0.02505%	6.09495%	NAP	98,245.83	NAP	1,178,949.96	Interest Only
19	Loan	6, 19	2	Thoroughbred & Tate's	19,000,000	19,000,000	6.64000%	0.01630%	6.62370%	NAP	106,593.52	NAP	1,279,122.24	Interest Only
19.01	Property		1	Throughbred Crossing	10,000,000	10,000,000
19.02	Property		1	Tate's Creek Crossing	9,000,000	9,000,000
20	Loan	3, 27	1	658 Driggs Financial	16,457,000	16,457,000	6.25000%	0.02505%	6.22495%	NAP	86,904.01	NAP	1,042,848.12	Interest Only
21	Loan	3	1	White Mountain Apartments	14,000,000	13,492,952	6.01200%	0.01630%	5.99570%	84,045.11	71,114.17	1,008,541.32	853,370.04	Interest Only, Amortizing Balloon
22	Loan	3, 27	1	Bella Vista Apartments	14,000,000	14,000,000	5.79600%	0.01630%	5.77970%	NAP	68,559.17	NAP	822,710.04	Interest Only
23	Loan		1	Warren Club	13,950,000	13,469,122	6.25100%	0.06505%	6.18595%	85,901.62	73,677.15	1,030,819.44	884,125.80	Interest Only, Amortizing Balloon
24	Loan	4, 18, 19, 23	1	Crossgates Commons	13,781,628	13,040,322	6.80000%	0.01630%	6.78370%	89,965.68	NAP	1,079,588.16	NAP	Amortizing Balloon
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	13,500,000	13,500,000	6.66700%	0.01630%	6.65070%	NAP	76,045.47	NAP	912,545.64	Interest Only
25.01	Property		1	545 Metropolitan Avenue	5,714,109	5,714,109
25.02	Property		1	284 Suydam	3,191,213	3,191,213
25.03	Property		1	18-15 Woodbine Street	2,339,109	2,339,109
25.04	Property		1	543 Metropolitan Avenue	2,255,569	2,255,569
26	Loan	16, 31	1	Oakwood Estates	12,700,000	12,700,000	6.45000%	0.01630%	6.43370%	NAP	69,210.59	NAP	830,527.08	Interest Only
27	Loan	5, 19	1	Hampton Inn Monroeville	11,000,000	11,000,000	7.01200%	0.01630%	6.99570%	NAP	65,169.40	NAP	782,032.80	Interest Only
28	Loan	10	1	The Star on Southside	11,000,000	11,000,000	6.72500%	0.01630%	6.70870%	NAP	62,502.03	NAP	750,024.36	Interest Only
29	Loan	19	1	Wingate Atlanta Galleria	10,500,000	10,500,000	7.39300%	0.01630%	7.37670%	NAP	65,587.20	NAP	787,046.40	Interest Only
30	Loan	6, 28	2	FG Communities NC Portfolio	10,200,000	10,200,000	6.68000%	0.02505%	6.65495%	NAP	57,568.61	NAP	690,823.32	Interest Only
30.01	Property		1	Acony Bell	6,100,000	6,100,000
30.02	Property		1	Lone Oak MHC	4,100,000	4,100,000
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	8,750,000	8,750,000	7.86000%	0.01630%	7.84370%	NAP	58,108.51	NAP	697,302.12	Interest Only
32	Loan	19	1	Holiday Inn Express - Crystal River	8,500,000	8,500,000	6.74300%	0.01630%	6.72670%	NAP	48,426.29	NAP	581,115.48	Interest Only
33	Loan	15, 23	1	Bear Valley Medical and Business Center	8,369,458	7,914,495	6.81000%	0.02505%	6.78495%	54,654.53	NAP	655,854.36	NAP	Amortizing Balloon
34	Loan	2, 3, 19, 23	1	146-150 Broadway	7,750,000	7,750,000	6.60000%	0.01630%	6.58370%	NAP	43,217.01	NAP	518,604.12	Interest Only
35	Loan	16, 30	1	4115 Zero Street	7,575,000	7,575,000	6.84400%	0.01630%	6.82770%	NAP	43,802.79	NAP	525,633.48	Interest Only
36	Loan	16, 30	1	Glenlock Apartments	7,350,000	7,350,000	6.30200%	0.01630%	6.28570%	NAP	39,135.86	NAP	469,630.32	Interest Only
37	Loan		1	22-30 South Munn Avenue	6,800,000	6,800,000	6.10000%	0.01630%	6.08370%	NAP	35,046.76	NAP	420,561.12	Interest Only
38	Loan	16, 23	1	Vernon Office Tinley	6,050,000	6,050,000	6.56200%	0.01630%	6.54570%	NAP	33,542.91	NAP	402,514.92	Interest Only
39	Loan	19	1	Golf Plaza	6,000,000	6,000,000	5.99700%	0.01630%	5.98070%	NAP	30,401.46	NAP	364,817.52	Interest Only
40	Loan	27	1	982 Madison Street	5,750,000	5,750,000	6.70000%	0.01630%	6.68370%	NAP	32,550.06	NAP	390,600.72	Interest Only
41	Loan	16	1	714 5th Avenue	5,300,000	5,300,000	6.40000%	0.01630%	6.38370%	NAP	28,659.26	NAP	343,911.12	Interest Only
42	Loan		1	Akron Drive	5,040,000	5,040,000	6.95400%	0.01630%	6.93770%	NAP	29,612.45	NAP	355,349.40	Interest Only
43	Loan		1	Stone Gate Terrace	4,275,000	4,275,000	6.55000%	0.01630%	6.53370%	NAP	23,658.46	NAP	283,901.52	Interest Only
44	Loan	16	1	Greenwood Manor	4,000,000	4,000,000	6.20444%	0.01630%	6.18814%	NAP	20,968.71	NAP	251,624.52	Interest Only

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
					11
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	No	Actual/360	60	58	60	58	0	0	12/9/2025	2	9	1/9/2026	NAP
2	Loan	13, 16, 27	1	Willow Glen	No	Actual/360	60	59	60	59	0	0	12/19/2025	1	6	2/6/2026	NAP
3	Loan	4	1	300 Four Falls	No	Actual/360	0	0	60	59	360	359	1/7/2026	1	6	2/6/2026	2/6/2026
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	No	Actual/360	60	59	60	59	0	0	12/9/2025	1	6	2/6/2026	NAP
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	No	Actual/360	0	0	60	59	3720	3719	1/9/2026	1	9	2/9/2026	2/9/2026
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	No	Actual/360	60	59	60	59	0	0	12/23/2025	1	6	2/6/2026	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	No	Actual/360	60	59	60	59	0	0	12/18/2025	1	1	2/1/2026	NAP
8	Loan	13, 16, 19	1	Northwest Marketplace	No	Actual/360	60	59	60	59	0	0	12/24/2025	1	6	2/6/2026	NAP
9	Loan	19	1	Residence Inn Camarillo	No	Actual/360	60	59	60	59	0	0	12/15/2025	1	6	2/6/2026	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward	No	Actual/360	60	56	60	56	0	0	9/30/2025	4	6	11/6/2025	NAP
11	Loan		1	2000 Corporate Center	No	Actual/360	60	59	60	59	0	0	12/29/2025	1	6	2/6/2026	NAP
12	Loan	19, 20, 30	1	1700 South Santa Fe	No	Actual/360	60	57	60	57	0	0	10/31/2025	3	6	12/6/2025	NAP
13	Loan	20	1	2730 Wilshire	No	Actual/360	60	59	60	59	0	0	12/30/2025	1	6	2/6/2026	NAP
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	No	Actual/360	0	0	60	59	360	359	12/23/2025	1	6	2/6/2026	2/6/2026
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	No	Actual/360	60	58	60	58	0	0	11/7/2025	2	6	1/6/2026	NAP
16	Loan		1	Oakdale Square Apartments	No	Actual/360	60	58	60	58	0	0	11/17/2025	2	6	1/6/2026	NAP
17	Loan	20, 30	1	Pacific Town Center	No	Actual/360	60	59	60	59	0	0	12/18/2025	1	6	2/6/2026	NAP
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	No	Actual/360	60	57	60	57	0	0	10/7/2025	3	1	12/1/2025	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's	No	Actual/360	60	59	60	59	0	0	12/30/2025	1	6	2/6/2026	NAP
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	No	Actual/360	60	59	60	59	0	0	12/30/2025	1	1	2/1/2026	NAP
21	Loan	3	1	White Mountain Apartments	No	Actual/360	24	23	60	59	360	360	12/10/2025	1	6	2/6/2026	2/6/2028
22	Loan	3, 27	1	Bella Vista Apartments	No	Actual/360	60	58	60	58	0	0	11/7/2025	2	6	1/6/2026	NAP
23	Loan		1	Warren Club	No	Actual/360	24	23	60	59	360	360	12/22/2025	1	6	2/6/2026	2/6/2028
24	Loan	4, 18, 19, 23	1	Crossgates Commons	No	Actual/360	0	0	60	58	360	358	11/12/2025	2	6	1/6/2026	1/6/2026
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	No	Actual/360	60	59	60	59	0	0	12/23/2025	1	6	2/6/2026	NAP
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	No	Actual/360	60	59	60	59	0	0	1/2/2026	1	6	2/6/2026	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	No	Actual/360	60	59	60	59	0	0	12/12/2025	1	6	2/6/2026	NAP
28	Loan	10	1	The Star on Southside	No	Actual/360	60	58	60	58	0	0	11/20/2025	2	6	1/6/2026	NAP
29	Loan	19	1	Wingate Atlanta Galleria	No	Actual/360	60	59	60	59	0	0	12/19/2025	1	6	2/6/2026	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio	No	Actual/360	60	58	60	58	0	0	12/1/2025	2	1	1/1/2026	NAP
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	No	Actual/360	60	58	60	58	0	0	11/24/2025	2	6	1/6/2026	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	No	Actual/360	60	59	60	59	0	0	12/19/2025	1	6	2/6/2026	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	No	Actual/360	0	0	60	59	360	359	12/5/2025	1	1	2/1/2026	2/1/2026
34	Loan	2, 3, 19, 23	1	146-150 Broadway	No	Actual/360	60	56	60	56	0	0	9/22/2025	4	6	11/6/2025	NAP
35	Loan	16, 30	1	4115 Zero Street	No	Actual/360	60	58	60	58	0	0	12/1/2025	2	6	1/6/2026	NAP
36	Loan	16, 30	1	Glenlock Apartments	No	Actual/360	60	59	60	59	0	0	12/19/2025	1	6	2/6/2026	NAP
37	Loan		1	22-30 South Munn Avenue	No	Actual/360	60	59	60	59	0	0	12/17/2025	1	6	2/6/2026	NAP
38	Loan	16, 23	1	Vernon Office Tinley	No	Actual/360	60	59	60	59	0	0	1/7/2026	1	6	2/6/2026	NAP
39	Loan	19	1	Golf Plaza	No	Actual/360	60	59	60	59	0	0	12/19/2025	1	6	2/6/2026	NAP
40	Loan	27	1	982 Madison Street	No	Actual/360	60	57	60	57	0	0	10/24/2025	3	6	12/6/2025	NAP
41	Loan	16	1	714 5th Avenue	No	Actual/360	60	59	60	59	0	0	12/11/2025	1	6	2/6/2026	NAP
42	Loan		1	Akron Drive	No	Actual/360	60	60	60	60	0	0	1/8/2026	0	6	3/6/2026	NAP
43	Loan		1	Stone Gate Terrace	No	Actual/360	60	57	60	57	0	0	10/24/2025	3	6	12/6/2025	NAP
44	Loan	16	1	Greenwood Manor	No	Actual/360	60	59	60	59	0	0	12/31/2025	1	6	2/6/2026	NAP

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
							10	10	12
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	12/9/2030	12/9/2030	0	0	YM0.5(26),DorYM0.5(27),O(7)	1,611,366,280	975,978,925	635,387,355
2	Loan	13, 16, 27	1	Willow Glen	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	6,416,735	1,687,973	4,728,762
3	Loan	4	1	300 Four Falls	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	10,212,244	3,487,523	6,724,721
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	1/6/2031	1/6/2031	5 (Once per loan term)	0	L(25),D(31),O(4)	10,475,493	2,757,477	7,718,016
4.01	Property		1	Mission						2,092,715	547,775	1,544,940
4.02	Property		1	Berkeley						1,651,775	398,549	1,253,226
4.03	Property		1	West Seattle						1,245,635	307,095	938,540
4.04	Property		1	Quimby Raleigh						1,020,121	278,214	741,907
4.05	Property		1	Ballard						853,740	221,476	632,264
4.06	Property		1	North Seattle						849,468	211,539	637,929
4.07	Property		1	Salmon Main						897,521	267,910	629,611
4.08	Property		1	Lovejoy						689,242	194,450	494,792
4.09	Property		1	The Zoo						620,951	169,195	451,756
4.10	Property		1	Fremont						554,325	161,274	393,051
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	1/9/2031	1/9/2031	0	0	L(23),YM1(2),DorYM1(31),O(4)	45,186,806	16,795,633	28,391,172
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	1/6/2031	1/6/2031	0	0	L(25),D(30),O(5)	13,773,892	9,373,607	4,400,285
7	Loan	1, 4, 7, 12	1	Northshore Mall	1/1/2031	1/1/2031	0	0	L(25),D(31),O(4)	39,736,742	13,154,928	26,581,814
8	Loan	13, 16, 19	1	Northwest Marketplace	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	4,530,792	1,670,766	2,860,026
9	Loan	19	1	Residence Inn Camarillo	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	9,163,093	4,967,936	4,195,156
10	Loan	1, 5, 7, 10	1	9911 Belward	10/6/2030	10/6/2030	5 (Once per trailing 12-month period)	0	L(24),YM1(29),O(7)	25,296,793	2,551,730	22,745,063
11	Loan		1	2000 Corporate Center	1/6/2031	1/6/2031	0	0	L(24),YM1(32),O(4)	3,314,402	578,165	2,736,237
12	Loan	19, 20, 30	1	1700 South Santa Fe	11/6/2030	11/6/2030	0	0	L(27),D(26),O(7)	3,918,296	1,072,553	2,845,742
13	Loan	20	1	2730 Wilshire	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	3,594,814	1,419,873	2,174,940
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	12,485,247	9,461,872	3,023,375
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	12/6/2030	12/6/2030	10	0	L(26),D(27),O(7)	NAV	NAV	NAV
16	Loan		1	Oakdale Square Apartments	12/6/2030	12/6/2030	0	0	L(26),D(27),O(7)	2,984,279	1,259,164	1,725,115
17	Loan	20, 30	1	Pacific Town Center	1/6/2031	1/6/2031	0	0	L(25),D(30),O(5)	2,041,701	900,954	1,140,747
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	11/1/2030	11/1/2030	0	0	L(25),YM1(29),O(6)	7,209,476	4,260,313	2,949,163
19	Loan	6, 19	2	Thoroughbred & Tate's	1/6/2031	1/6/2031	0	0	L(25),YM1(28),O(7)	3,145,028	1,522,130	1,622,898
19.01	Property		1	Throughbred Crossing						1,654,979	760,328	894,651
19.02	Property		1	Tate's Creek Crossing						1,490,049	761,801	728,248
20	Loan	3, 27	1	658 Driggs Financial	1/1/2031	1/1/2031	0	0	L(25),D(32),O(3)	1,577,526	310,908	1,266,618
21	Loan	3	1	White Mountain Apartments	1/6/2031	1/6/2031	0	0	L(25),D(32),O(3)	2,788,129	1,348,841	1,439,288
22	Loan	3, 27	1	Bella Vista Apartments	12/6/2030	12/6/2030	0	0	L(26),D(27),O(7)	1,759,650	330,494	1,429,156
23	Loan		1	Warren Club	1/6/2031	1/6/2031	0	0	L(25),D(32),O(3)	2,755,082	1,519,227	1,235,855
24	Loan	4, 18, 19, 23	1	Crossgates Commons	12/6/2030	12/6/2030	0	0	L(26),D(30),O(4)	3,675,573	1,865,092	1,810,481
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	1/6/2031	1/6/2031	0	0	L(11),YM1(42),O(7)	799,771	187,735	612,036
25.01	Property		1	545 Metropolitan Avenue						NAV	NAV	NAV
25.02	Property		1	284 Suydam						358,098	69,745	288,353
25.03	Property		1	18-15 Woodbine Street						250,134	69,064	181,070
25.04	Property		1	543 Metropolitan Avenue						191,539	48,926	142,612
26	Loan	16, 31	1	Oakwood Estates	1/6/2031	1/6/2031	0	0	L(24),YM1(31),O(5)	1,847,773	723,035	1,124,738
27	Loan	5, 19	1	Hampton Inn Monroeville	1/6/2031	1/6/2031	0	0	L(25),D(31),O(4)	5,704,671	3,818,156	1,886,515
28	Loan	10	1	The Star on Southside	12/6/2030	12/6/2030	5 (Once per trailing 12-month period)	0 (5 for the first such default during the term of the loan)	L(26),D(27),O(7)	1,651,978	677,223	974,755
29	Loan	19	1	Wingate Atlanta Galleria	1/6/2031	1/6/2031	0	0	L(24),YM1(29),O(7)	3,313,357	1,740,923	1,572,434
30	Loan	6, 28	2	FG Communities NC Portfolio	12/1/2030	12/1/2030	0	0	L(26),D(31),O(3)	1,167,747	273,677	894,071
30.01	Property		1	Acony Bell						753,852	200,649	553,203
30.02	Property		1	Lone Oak MHC						413,895	73,028	340,867
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	12/6/2030	12/6/2030	0	0	L(11),YM1(45),O(4)	3,595,837	2,241,363	1,354,474
32	Loan	19	1	Holiday Inn Express - Crystal River	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	4,015,531	2,586,156	1,429,375
33	Loan	15, 23	1	Bear Valley Medical and Business Center	1/1/2031	1/1/2031	0	0	L(25),D(32),O(3)	2,069,770	658,704	1,411,066
34	Loan	2, 3, 19, 23	1	146-150 Broadway	10/6/2030	10/6/2030	0	0	L(28),D(25),O(7)	720,832	90,186	630,646
35	Loan	16, 30	1	4115 Zero Street	12/6/2030	12/6/2030	0	0	L(26),D(30),O(4)	NAV	NAV	NAV
36	Loan	16, 30	1	Glenlock Apartments	1/6/2031	1/6/2031	0	0	L(25),D(31),O(4)	1,486,802	452,323	1,034,479
37	Loan		1	22-30 South Munn Avenue	1/6/2031	1/6/2031	0	0	L(25),D(31),O(4)	947,046	325,504	621,541
38	Loan	16, 23	1	Vernon Office Tinley	1/6/2031	1/6/2031	0	0	L(25),D(28),O(7)	1,318,881	328,868	990,012
39	Loan	19	1	Golf Plaza	1/6/2031	1/6/2031	0	0	L(25),D(31),O(4)	1,613,872	688,792	925,080
40	Loan	27	1	982 Madison Street	11/6/2030	11/6/2030	0	0	L(23),YM1(33),O(4)	529,980	64,577	465,404
41	Loan	16	1	714 5th Avenue	1/6/2031	1/6/2031	0	0	L(25),D(31),O(4)	NAV	NAV	NAV
42	Loan		1	Akron Drive	2/6/2031	2/6/2031	0	0	L(24),D(32),O(4)	NAV	NAV	NAV
43	Loan		1	Stone Gate Terrace	11/6/2030	11/6/2030	0	0	L(27),D(26),O(7)	669,630	300,442	369,188
44	Loan	16	1	Greenwood Manor	1/6/2031	1/6/2031	0	0	L(25),D(30),O(5)	1,061,881	543,244	518,637

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date
					16					16					16
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	9/30/2025	T-12	1,581,469,587	997,735,136	583,734,452	12/31/2024	T-12	1,554,337,182	968,370,899	585,966,283	12/31/2023
2	Loan	13, 16, 27	1	Willow Glen	10/31/2025	T-12	6,145,444	1,734,749	4,410,695	12/31/2024	T-12	NAV	NAV	NAV	NAV
3	Loan	4	1	300 Four Falls	11/30/2025	T-12	11,006,992	3,877,660	7,129,332	12/31/2024	T-12	10,612,517	3,695,160	6,917,358	12/31/2023
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	8/31/2025	T-12	10,219,862	2,623,294	7,596,568	12/31/2024	T-12	10,213,594	2,385,827	7,827,767	12/31/2023
4.01	Property		1	Mission	8/31/2025	T-12	2,045,143	516,830	1,528,313	12/31/2024	T-12	2,052,690	473,507	1,579,183	12/31/2023
4.02	Property		1	Berkeley	8/31/2025	T-12	1,631,784	378,143	1,253,641	12/31/2024	T-12	1,708,171	359,130	1,349,041	12/31/2023
4.03	Property		1	West Seattle	8/31/2025	T-12	1,157,958	278,686	879,272	12/31/2024	T-12	1,143,520	234,871	908,649	12/31/2023
4.04	Property		1	Quimby Raleigh	8/31/2025	T-12	991,860	260,589	731,271	12/31/2024	T-12	1,038,352	238,437	799,915	12/31/2023
4.05	Property		1	Ballard	8/31/2025	T-12	837,617	217,145	620,472	12/31/2024	T-12	832,005	200,265	631,740	12/31/2023
4.06	Property		1	North Seattle	8/31/2025	T-12	840,884	206,119	634,765	12/31/2024	T-12	811,238	186,179	625,059	12/31/2023
4.07	Property		1	Salmon Main	8/31/2025	T-12	891,084	258,738	632,346	12/31/2024	T-12	862,863	238,448	624,415	12/31/2023
4.08	Property		1	Lovejoy	8/31/2025	T-12	678,132	185,354	492,778	12/31/2024	T-12	651,099	167,822	483,277	12/31/2023
4.09	Property		1	The Zoo	8/31/2025	T-12	618,419	170,787	447,632	12/31/2024	T-12	600,384	156,015	444,369	12/31/2023
4.10	Property		1	Fremont	8/31/2025	T-12	526,981	150,903	376,078	12/31/2024	T-12	513,272	131,153	382,119	12/31/2023
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	10/31/2025	T-12	44,107,572	17,150,259	26,957,312	12/31/2024	T-12	40,365,521	16,770,970	23,594,550	12/31/2023
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	10/31/2025	T-12	13,412,419	9,432,594	3,979,825	12/31/2024	T-12	12,455,830	9,109,305	3,346,525	12/31/2023
7	Loan	1, 4, 7, 12	1	Northshore Mall	9/30/2025	T-12	38,780,013	12,274,912	26,505,101	12/31/2024	T-12	37,651,067	11,309,734	26,341,333	12/31/2023
8	Loan	13, 16, 19	1	Northwest Marketplace	10/31/2025	T-12	4,116,423	1,536,042	2,580,381	12/31/2024	T-12	4,465,874	1,499,400	2,966,474	12/31/2023
9	Loan	19	1	Residence Inn Camarillo	10/31/2025	T-12	8,777,506	4,962,764	3,814,742	12/31/2024	T-12	7,979,956	4,510,765	3,469,190	12/31/2023
10	Loan	1, 5, 7, 10	1	9911 Belward	6/30/2025	T-12	27,056,316	2,402,254	24,654,063	12/31/2024	T-12	29,410,650	1,979,563	27,431,087	12/31/2023
11	Loan		1	2000 Corporate Center	11/30/2025	T-12	3,196,194	600,861	2,595,333	12/31/2024	T-12	1,365,703	501,439	864,264	12/31/2023
12	Loan	19, 20, 30	1	1700 South Santa Fe	9/30/2025	T-12	3,787,986	1,031,269	2,756,717	12/31/2024	T-12	3,411,036	914,462	2,496,574	12/31/2023
13	Loan	20	1	2730 Wilshire	11/30/2025	T-12	3,191,845	1,438,492	1,753,354	12/31/2024	T-12	3,270,156	1,376,393	1,893,763	12/31/2023
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	10/31/2025	T-12	13,636,280	9,870,790	3,765,490	12/31/2024	T-12	12,287,160	9,131,603	3,155,557	12/31/2023
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan		1	Oakdale Square Apartments	9/30/2025	T-12	2,886,179	1,188,670	1,697,509	12/31/2024	T-12	2,672,340	1,041,382	1,630,958	12/31/2023
17	Loan	20, 30	1	Pacific Town Center	10/31/2025	T-12	1,844,780	872,727	972,052	12/31/2024	T-12	NAV	NAV	NAV	NAV
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	8/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	6, 19	2	Thoroughbred & Tate's	10/30/2025	T-12	2,819,400	1,412,040	1,407,360	12/31/2024	T-12	2,513,590	1,245,486	1,268,103	12/31/2023
19.01	Property		1	Throughbred Crossing	10/30/2025	T-12	1,453,356	704,268	749,088	12/31/2024	T-12	1,260,654	621,448	639,206	12/31/2023
19.02	Property		1	Tate's Creek Crossing	10/30/2025	T-12	1,366,045	707,772	658,272	12/31/2024	T-12	1,252,935	624,038	628,897	12/31/2023
20	Loan	3, 27	1	658 Driggs Financial	10/31/2025	T-12	1,569,350	275,178	1,294,172	12/31/2024	T-12	1,405,507	137,814	1,267,692	12/31/2023
21	Loan	3	1	White Mountain Apartments	10/31/2025	T-12	2,585,989	1,235,601	1,350,389	12/31/2024	T-12	2,617,736	1,205,777	1,411,959	12/31/2023
22	Loan	3, 27	1	Bella Vista Apartments	8/31/2025	T-12	1,806,589	286,916	1,519,673	12/31/2024	T-12	1,316,217	205,560	1,110,657	12/31/2023
23	Loan		1	Warren Club	11/30/2025	T-12	2,778,322	1,530,248	1,248,073	12/31/2024	T-12	2,683,463	1,385,505	1,297,958	12/31/2023
24	Loan	4, 18, 19, 23	1	Crossgates Commons	8/31/2025	T-12	3,752,117	1,851,907	1,900,211	12/31/2024	T-12	3,484,815	2,118,390	1,366,424	12/31/2023
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	11/30/2025	T-11 Ann.	738,399	188,783	549,616	12/31/2024	T-12	NAV	NAV	NAV	NAV
25.01	Property		1	545 Metropolitan Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.02	Property		1	284 Suydam	11/30/2025	T-11 Ann.	337,250	75,633	261,617	12/31/2024	T-12	NAV	NAV	NAV	NAV
25.03	Property		1	18-15 Woodbine Street	11/30/2025	T-11 Ann.	223,089	66,116	156,974	12/31/2024	T-12	NAV	NAV	NAV	NAV
25.04	Property		1	543 Metropolitan Avenue	11/30/2025	T-11 Ann.	178,060	47,034	131,025	12/31/2024	T-12	NAV	NAV	NAV	NAV
26	Loan	16, 31	1	Oakwood Estates	8/31/2025	T-12	1,801,495	892,519	908,976	12/31/2024	T-12	1,650,462	718,419	932,043	12/31/2023
27	Loan	5, 19	1	Hampton Inn Monroeville	10/31/2025	T-12	5,184,227	3,798,884	1,385,343	12/31/2024	T-12	4,856,999	3,588,350	1,268,649	12/31/2023
28	Loan	10	1	The Star on Southside	9/30/2025	T-12	1,610,658	713,520	897,137	12/31/2024	T-12	1,385,399	659,558	725,841	12/31/2023
29	Loan	19	1	Wingate Atlanta Galleria	10/31/2025	T-12	3,338,445	1,876,843	1,461,603	12/31/2024	T-12	3,456,241	2,050,845	1,405,395	12/31/2023
30	Loan	6, 28	2	FG Communities NC Portfolio	Various	Various	1,058,787	309,245	749,543	12/31/2024	T-12	285,743	148,674	137,068	12/31/2023
30.01	Property		1	Acony Bell	9/30/2025	T-12	710,224	201,907	508,317	12/31/2024	T-12	NAV	NAV	NAV	NAV
30.02	Property		1	Lone Oak MHC	10/31/2025	T-3 Ann.	348,563	107,338	241,225	12/31/2024	T-12	285,743	148,674	137,068	12/31/2023
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	9/30/2025	T-12	3,492,647	2,267,848	1,224,798	12/31/2024	T-12	3,709,826	2,436,995	1,272,831	12/31/2023
32	Loan	19	1	Holiday Inn Express - Crystal River	10/31/2025	T-12	3,857,088	2,543,644	1,313,444	12/31/2024	T-12	3,529,575	2,266,002	1,263,573	12/31/2023
33	Loan	15, 23	1	Bear Valley Medical and Business Center	9/30/2025	T-12	1,977,524	677,859	1,299,665	12/31/2024	T-12	1,871,222	659,559	1,211,663	12/31/2023
34	Loan	2, 3, 19, 23	1	146-150 Broadway	7/31/2025	T-12	599,020	91,195	507,825	12/31/2024	T-12	630,087	102,104	527,983	12/31/2023
35	Loan	16, 30	1	4115 Zero Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36	Loan	16, 30	1	Glenlock Apartments	6/30/2025	T-12	1,409,290	463,918	945,372	12/31/2024	T-12	1,360,426	440,547	919,879	12/31/2023
37	Loan		1	22-30 South Munn Avenue	11/30/2025	T-12	917,354	318,476	598,878	12/31/2024	T-12	862,369	324,592	537,777	12/31/2023
38	Loan	16, 23	1	Vernon Office Tinley	11/11/2025	T-12	1,267,473	361,502	905,971	12/31/2024	T-12	1,285,647	343,632	942,015	12/31/2023
39	Loan	19	1	Golf Plaza	9/30/2025	T-12	1,593,209	708,139	885,070	12/31/2024	T-12	1,522,329	674,623	847,706	12/31/2023
40	Loan	27	1	982 Madison Street	9/30/2025	T-12	494,835	76,598	418,238	12/31/2024	T-12	503,706	78,983	424,723	12/31/2023
41	Loan	16	1	714 5th Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42	Loan		1	Akron Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
43	Loan		1	Stone Gate Terrace	9/30/2025	T-12	658,855	310,931	347,924	12/31/2024	T-12	602,563	314,103	288,460	12/31/2023
44	Loan	16	1	Greenwood Manor	9/30/2025	T-12	980,457	560,277	420,180	12/31/2024	T-12	831,777	576,517	255,260	12/31/2023

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
										15	15		7, 14	7, 14	7
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	T-12	94.8%	1,629,791,517	997,391,757	632,399,759	24,446,873	0	607,952,887	4.64	4.46	24.8%
2	Loan	13, 16, 27	1	Willow Glen	NAV	94.0%	7,128,468	1,747,034	5,381,433	56,000	0	5,325,433	1.46	1.45	9.3%
3	Loan	4	1	300 Four Falls	T-12	91.6%	12,031,104	3,609,192	8,421,913	59,713	894,974	7,467,226	1.85	1.64	14.5%
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	T-12	90.1%	10,724,498	2,372,328	8,352,170	24,960	0	8,327,210	2.02	2.02	11.8%
4.01	Property		1	Mission	T-12	NAV	2,142,459	471,265	1,671,195	4,391	0	1,666,803
4.02	Property		1	Berkeley	T-12	NAV	1,691,038	342,882	1,348,156	3,417	0	1,344,739
4.03	Property		1	West Seattle	T-12	NAV	1,275,244	264,202	1,011,042	2,890	0	1,008,152
4.04	Property		1	Quimby Raleigh	T-12	NAV	1,044,370	239,355	805,015	2,883	0	802,132
4.05	Property		1	Ballard	T-12	NAV	874,034	190,541	683,492	2,049	0	681,443
4.06	Property		1	North Seattle	T-12	NAV	869,660	181,992	687,668	2,346	0	685,321
4.07	Property		1	Salmon Main	T-12	NAV	918,855	230,490	688,366	2,239	0	686,126
4.08	Property		1	Lovejoy	T-12	NAV	705,625	167,290	538,335	1,667	0	536,668
4.09	Property		1	The Zoo	T-12	NAV	635,711	145,563	490,148	1,493	0	488,656
4.10	Property		1	Fremont	T-12	NAV	567,501	138,748	428,753	1,583	0	427,170
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	T-12	91.4%	46,570,727	16,373,927	30,196,800	101,441	0	30,095,359	1.30	1.30	9.7%
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	T-12	83.4%	13,773,892	9,571,757	4,202,135	550,956	0	3,651,179	1.89	1.64	13.8%
7	Loan	1, 4, 7, 12	1	Northshore Mall	T-12	91.6%	40,846,182	13,531,417	27,314,765	227,503	1,137,515	25,949,747	2.42	2.30	15.6%
8	Loan	13, 16, 19	1	Northwest Marketplace	T-12	93.8%	4,583,310	1,610,259	2,973,051	27,430	143,575	2,802,046	2.22	2.09	11.4%
9	Loan	19	1	Residence Inn Camarillo	T-12	90.3%	9,163,093	5,094,408	4,068,684	458,155	0	3,610,530	2.32	2.06	16.1%
10	Loan	1, 5, 7, 10	1	9911 Belward	T-12	99.0%	27,852,899	5,570,580	22,282,319	0	0	22,282,319	3.41	3.41	17.3%
11	Loan		1	2000 Corporate Center	T-12	95.0%	3,305,840	641,903	2,663,937	25,252	105,215	2,533,470	1.80	1.71	11.4%
12	Loan	19, 20, 30	1	1700 South Santa Fe	T-12	78.6%	3,842,569	904,492	2,938,078	36,401	91,003	2,810,674	1.91	1.83	12.7%
13	Loan	20	1	2730 Wilshire	T-12	79.6%	3,947,945	1,466,814	2,481,131	12,103	60,517	2,408,510	1.73	1.68	11.2%
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	T-12	57.1%	12,485,247	9,133,361	3,351,886	499,410	0	2,852,476	1.76	1.50	16.0%
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAV	100.0%	15,128,260	3,025,652	12,102,608	82,254	0	12,020,354	1.86	1.85	10.4%
16	Loan		1	Oakdale Square Apartments	T-12	93.2%	3,005,815	1,152,181	1,853,634	50,000	0	1,803,634	1.57	1.53	9.5%
17	Loan	20, 30	1	Pacific Town Center	NAV	95.0%	2,955,159	1,036,202	1,918,957	21,444	107,219	1,790,294	1.66	1.55	10.0%
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	NAV	93.9%	10,520,310	3,142,505	7,377,806	58,250	0	7,319,556	1.32	1.31	8.2%
19	Loan	6, 19	2	Thoroughbred & Tate's	T-12	92.5%	3,362,986	1,543,442	1,819,544	73,500	0	1,746,044	1.42	1.37	9.6%
19.01	Property		1	Throughbred Crossing	T-12	90.7%	1,718,009	773,489	944,520	35,700	0	908,820
19.02	Property		1	Tate's Creek Crossing	T-12	94.4%	1,644,978	769,953	875,025	37,800	0	837,225
20	Loan	3, 27	1	658 Driggs Financial	T-12	95.0%	1,574,351	256,227	1,318,124	5,000	9,236	1,303,889	1.26	1.25	8.0%
21	Loan	3	1	White Mountain Apartments	T-12	86.3%	2,907,872	1,353,941	1,553,931	89,352	0	1,464,579	1.54	1.45	11.1%
22	Loan	3, 27	1	Bella Vista Apartments	T-12	92.6%	1,704,266	372,351	1,331,915	22,750	0	1,309,165	1.62	1.59	9.5%
23	Loan		1	Warren Club	T-12	89.6%	2,767,498	1,383,662	1,383,836	54,000	0	1,329,836	1.34	1.29	9.9%
24	Loan	4, 18, 19, 23	1	Crossgates Commons	T-12	86.9%	4,070,745	1,853,482	2,217,263	50,676	168,922	1,997,665	2.05	1.85	16.1%
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	NAV	95.0%	1,370,864	253,208	1,117,656	5,000	15,332	1,097,325	1.22	1.20	8.3%
25.01	Property		1	545 Metropolitan Avenue	NAV	95.0%	546,131	71,395	474,736	1,250	6,840	466,646
25.02	Property		1	284 Suydam	NAV	95.0%	372,210	75,254	296,956	1,750	0	295,206
25.03	Property		1	18-15 Woodbine Street	NAV	95.0%	246,240	65,220	181,020	1,500	0	179,520
25.04	Property		1	543 Metropolitan Avenue	NAV	95.0%	206,283	41,340	164,943	500	8,492	155,952
26	Loan	16, 31	1	Oakwood Estates	T-12	69.1%	1,960,946	738,712	1,222,234	0	0	1,222,234	1.47	1.47	9.6%
27	Loan	5, 19	1	Hampton Inn Monroeville	T-12	79.3%	5,704,671	3,848,117	1,856,554	228,187	0	1,628,367	2.37	2.08	16.9%
28	Loan	10	1	The Star on Southside	T-12	91.7%	1,772,435	665,979	1,106,456	44,700	0	1,061,756	1.48	1.42	10.1%
29	Loan	19	1	Wingate Atlanta Galleria	T-12	69.5%	3,313,357	1,738,156	1,575,201	132,534	0	1,442,666	2.00	1.83	15.0%
30	Loan	6, 28	2	FG Communities NC Portfolio	T-12	95.0%	1,283,554	301,198	982,356	8,900	0	973,456	1.42	1.41	9.6%
30.01	Property		1	Acony Bell	NAV	95.0%	752,639	157,383	595,256	4,750	0	590,506
30.02	Property		1	Lone Oak MHC	T-12	95.0%	530,915	143,815	387,100	4,150	0	382,950
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	T-12	68.4%	3,595,837	2,308,782	1,287,056	143,833	0	1,143,222	1.85	1.64	14.7%
32	Loan	19	1	Holiday Inn Express - Crystal River	T-12	88.0%	3,844,780	2,515,456	1,329,324	153,791	0	1,175,533	2.29	2.02	15.6%
33	Loan	15, 23	1	Bear Valley Medical and Business Center	T-12	95.0%	2,117,481	685,258	1,432,223	22,269	113,320	1,296,634	2.18	1.98	17.1%
34	Loan	2, 3, 19, 23	1	146-150 Broadway	T-12	95.8%	804,982	124,194	680,788	1,898	4,319	674,571	1.31	1.30	8.8%
35	Loan	16, 30	1	4115 Zero Street	NAV	95.0%	1,082,772	237,535	845,237	25,631	0	819,606	1.61	1.56	11.2%
36	Loan	16, 30	1	Glenlock Apartments	T-12	95.0%	1,362,401	544,097	818,303	43,512	0	774,791	1.74	1.65	11.1%
37	Loan		1	22-30 South Munn Avenue	T-12	87.1%	932,878	348,758	584,119	12,500	0	571,619	1.39	1.36	8.6%
38	Loan	16, 23	1	Vernon Office Tinley	T-12	88.7%	1,194,235	315,137	879,098	14,144	64,894	800,061	2.18	1.99	14.5%
39	Loan	19	1	Golf Plaza	T-12	95.0%	1,554,258	695,510	858,748	12,412	68,129	778,207	2.35	2.13	14.3%
40	Loan	27	1	982 Madison Street	T-12	97.5%	576,718	85,189	491,529	3,600	0	487,929	1.26	1.25	8.5%
41	Loan	16	1	714 5th Avenue	NAV	97.0%	534,276	78,127	456,149	2,000	0	454,149	1.33	1.32	8.6%
42	Loan		1	Akron Drive	NAV	95.0%	958,801	216,975	741,826	39,100	0	702,726	2.09	1.98	14.7%
43	Loan		1	Stone Gate Terrace	T-12	94.3%	675,223	300,306	374,916	12,000	0	362,916	1.32	1.28	8.8%
44	Loan	16	1	Greenwood Manor	T-12	95.0%	1,111,081	593,367	517,714	27,864	0	489,850	2.06	1.95	12.9%

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					7	5	5		5, 7	5, 7	3, 4
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	23.9%	7,032,800,000	As Is	11/25/2025	36.2%	36.2%	94.2%	9/30/2025	NAP
2	Loan	13, 16, 27	1	Willow Glen	9.2%	93,800,000	As Is	9/11/2025	61.8%	61.8%	95.1%	12/5/2025	NAP
3	Loan	4	1	300 Four Falls	12.9%	88,350,000	As Is	11/11/2025	65.6%	62.1%	91.6%	1/1/2026	No
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	11.7%	118,730,000	As Portfolio	10/1/2025	59.8%	59.8%	91.3%	10/31/2025
4.01	Property		1	Mission		25,280,000	As Is	9/30/2025			81.5%	10/31/2025	NAP
4.02	Property		1	Berkeley		18,070,000	As Is	9/30/2025			84.7%	10/31/2025	NAP
4.03	Property		1	West Seattle		13,570,000	As Is	9/29/2025			98.1%	10/31/2025	NAP
4.04	Property		1	Quimby Raleigh		11,750,000	As Is	10/1/2025			95.2%	10/31/2025	NAP
4.05	Property		1	Ballard		9,310,000	As Is	9/29/2025			96.2%	10/31/2025	NAP
4.06	Property		1	North Seattle		9,220,000	As Is	9/29/2025			90.8%	10/31/2025	NAP
4.07	Property		1	Salmon Main		7,730,000	As Is	10/1/2025			96.8%	10/31/2025	NAP
4.08	Property		1	Lovejoy		7,450,000	As Is	10/1/2025			91.1%	10/31/2025	NAP
4.09	Property		1	The Zoo		6,500,000	As Is	9/29/2025			94.1%	10/31/2025	NAP
4.10	Property		1	Fremont		5,750,000	As Is	9/29/2025			97.9%	10/31/2025	NAP
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	9.7%	490,000,000	As Is	11/21/2025	63.2%	62.2%	88.8%	11/18/2025	No
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	12.0%	48,800,000	As Is	9/1/2025	62.5%	62.5%	83.4%	10/31/2025	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	14.8%	294,000,000	As Is	11/14/2025	59.5%	59.5%	95.5%	12/10/2025	No
8	Loan	13, 16, 19	1	Northwest Marketplace	10.8%	40,630,000	As Is	11/20/2025	64.0%	64.0%	95.6%	12/10/2025	No
9	Loan	19	1	Residence Inn Camarillo	14.2%	40,000,000	As Is	10/15/2025	63.4%	63.4%	90.3%	10/31/2025	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward	17.3%	317,000,000	Market Value - Assuming Outstanding TIs Funded	8/25/2025	40.6%	40.6%	100.0%	9/30/2025	Yes
11	Loan		1	2000 Corporate Center	10.8%	36,250,000	As Is	11/24/2025	64.6%	64.6%	100.0%	12/1/2025	No
12	Loan	19, 20, 30	1	1700 South Santa Fe	12.1%	37,700,000	As Is	9/29/2025	61.4%	61.4%	76.9%	10/1/2025	No
13	Loan	20	1	2730 Wilshire	10.9%	40,500,000	As Is	10/31/2025	54.7%	54.7%	78.8%	11/1/2025	No
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	13.6%	31,000,000	As Is	10/17/2025	67.7%	65.1%	57.1%	10/31/2025	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	10.3%	216,200,000	As Is	9/10/2025	53.8%	53.8%	100.0%	11/7/2025	Yes
16	Loan		1	Oakdale Square Apartments	9.3%	26,850,000	As Is	9/29/2025	72.4%	72.4%	92.0%	11/3/2025	NAP
17	Loan	20, 30	1	Pacific Town Center	9.4%	27,000,000	As Is	11/17/2025	70.7%	70.7%	100.0%	12/9/2025	No
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	8.1%	168,900,000	As Is	8/12/2025	53.3%	53.3%	93.6%	10/7/2025	No
19	Loan	6, 19	2	Thoroughbred & Tate's	9.2%	27,850,000	As Is	8/25/2025	68.2%	68.2%	92.7%	11/25/2025
19.01	Property		1	Throughbred Crossing		14,600,000	As Is	8/25/2025			89.1%	11/25/2025	NAP
19.02	Property		1	Tate's Creek Crossing		13,250,000	As Is	8/25/2025			96.0%	11/25/2025	NAP
20	Loan	3, 27	1	658 Driggs Financial	7.9%	27,300,000	As Is	11/7/2025	60.3%	60.3%	95.0%	12/9/2025	No
21	Loan	3	1	White Mountain Apartments	10.5%	26,420,000	As Is	12/3/2025	53.0%	51.1%	89.9%	11/20/2025	NAP
22	Loan	3, 27	1	Bella Vista Apartments	9.4%	21,200,000	As Is	9/5/2025	66.0%	66.0%	92.3%	10/22/2025	NAP
23	Loan		1	Warren Club	9.5%	20,100,000	As Is	11/7/2025	69.4%	67.0%	94.4%	12/10/2025	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	14.5%	21,800,000	As Is	9/24/2025	63.2%	59.8%	84.9%	8/1/2025	No
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	8.1%	20,200,000	As Stabilized	1/16/2026	66.8%	66.8%	100.0%	11/19/2025
25.01	Property		1	545 Metropolitan Avenue		8,550,000	As Stabilized	1/16/2026			100.0%	11/19/2025	NAP
25.02	Property		1	284 Suydam		4,775,000	As Stabilized	1/16/2026			100.0%	11/19/2025	NAP
25.03	Property		1	18-15 Woodbine Street		3,500,000	As Stabilized	1/16/2026			100.0%	11/19/2025	NAP
25.04	Property		1	543 Metropolitan Avenue		3,375,000	As Stabilized	1/16/2026			100.0%	11/19/2025	Yes
26	Loan	16, 31	1	Oakwood Estates	9.6%	22,300,000	As Is	10/3/2025	57.0%	57.0%	69.1%	12/31/2025	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	14.8%	17,300,000	As Is (Extraordinary Assumption)	10/17/2025	63.6%	63.6%	79.3%	10/31/2025	NAP
28	Loan	10	1	The Star on Southside	9.7%	16,410,000	As Is	10/3/2025	67.0%	67.0%	94.0%	11/1/2025	NAP
29	Loan	19	1	Wingate Atlanta Galleria	13.7%	15,800,000	As Is	8/27/2025	66.5%	66.5%	69.5%	10/31/2025	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio	9.5%	19,900,000	As Is	Various	51.3%	51.3%	99.4%	11/4/2025
30.01	Property		1	Acony Bell		11,900,000	As Is	10/3/2025			100.0%	11/4/2025	NAP
30.02	Property		1	Lone Oak MHC		8,000,000	As Is	8/7/2025			98.8%	11/4/2025	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	13.1%	12,800,000	As Is (Extraordinary Assumption)	10/8/2025	68.4%	68.4%	68.4%	9/30/2025	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	13.8%	12,300,000	As Is	11/4/2025	69.1%	69.1%	92.0%	10/31/2025	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	15.5%	19,500,000	As Is	9/23/2025	42.9%	40.6%	100.0%	10/8/2025	No
34	Loan	2, 3, 19, 23	1	146-150 Broadway	8.7%	13,000,000	As Is	7/14/2025	59.6%	59.6%	100.0%	9/1/2025	No
35	Loan	16, 30	1	4115 Zero Street	10.8%	10,900,000	As Is	9/29/2025	69.5%	69.5%	100.0%	12/1/2025	Yes
36	Loan	16, 30	1	Glenlock Apartments	10.5%	11,410,000	As Is	9/22/2025	64.4%	64.4%	99.5%	8/20/2025	NAP
37	Loan		1	22-30 South Munn Avenue	8.4%	10,120,000	As Is	10/1/2025	67.2%	67.2%	92.0%	12/1/2025	NAP
38	Loan	16, 23	1	Vernon Office Tinley	13.2%	9,700,000	As Is	11/12/2025	62.4%	62.4%	88.6%	1/5/2026	No
39	Loan	19	1	Golf Plaza	13.0%	11,000,000	As Is	10/21/2025	54.5%	54.5%	100.0%	12/4/2025	No
40	Loan	27	1	982 Madison Street	8.5%	8,500,000	As Is	7/22/2025	67.6%	67.6%	100.0%	10/22/2025	NAP
41	Loan	16	1	714 5th Avenue	8.6%	7,600,000	As Is	8/12/2025	69.7%	69.7%	100.0%	10/28/2025	NAP
42	Loan		1	Akron Drive	13.9%	7,200,000	As Is	7/10/2025	70.0%	70.0%	100.0%	1/8/2026	Yes
43	Loan		1	Stone Gate Terrace	8.5%	6,400,000	As Is	9/25/2025	66.8%	66.8%	95.8%	10/9/2025	NAP
44	Loan	16	1	Greenwood Manor	12.2%	7,100,000	As Is	10/20/2025	56.3%	56.3%	97.2%	10/30/2025	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					21, 22, 23			23	23			23
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	13, 16, 27	1	Willow Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	4	1	300 Four Falls	Tandigm	35,856	12.0%	6/30/2031	John Templeton Foundation	33,698	11.3%	10/31/2030
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio
4.01	Property		1	Mission	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Berkeley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	West Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Quimby Raleigh	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Ballard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	North Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Salmon Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Lovejoy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	The Zoo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Fremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Empire Offices 535 Fifth Holdings LLC	48,758	9.6%	8/31/2031	Best Buy Stores, L.P.	36,787	7.3%	3/31/2031
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	Dick's House of Sport	138,000	12.1%	2/28/2035	Lifetime Fitness	125,000	11.0%	1/31/2042
8	Loan	13, 16, 19	1	Northwest Marketplace	Ross Dress for Less	30,187	16.5%	1/31/2028	dd's Discount Store	21,532	11.8%	1/31/2030
9	Loan	19	1	Residence Inn Camarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward	Human Genome Sciences, Inc.	289,912	100.0%	5/31/2034	NAP	NAP	NAP	NAP
11	Loan		1	2000 Corporate Center	ALE USA	55,215	52.5%	4/30/2033	Tesla	50,000	47.5%	9/30/2033
12	Loan	19, 20, 30	1	1700 South Santa Fe	Susanne Vielmetter	32,100	17.6%	4/20/2029	Warren Lotas, LLC	18,324	10.1%	8/14/2026
13	Loan	20	1	2730 Wilshire	Matrix Physical Therapy	4,050	6.7%	5/31/2027	Imagen Santa Monica Bay Dental Support Services, LLC	3,916	6.5%	5/31/2028
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	Amazon.com Services LLC	703,728	100.0%	5/31/2039	NAP	NAP	NAP	NAP
16	Loan		1	Oakdale Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20, 30	1	Pacific Town Center	Chuze Fitness	49,835	34.9%	7/31/2040	Smart & Final Extra!	30,004	21.0%	1/31/2029
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	Food Bazaar	36,097	100.0%	10/18/2043	NAP	NAP	NAP	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's
19.01	Property		1	Throughbred Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Tate's Creek Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 27	1	658 Driggs Financial	Westville	3,263	53.0%	11/30/2032	Inday	2,894	47.0%	10/31/2032
21	Loan	3	1	White Mountain Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 27	1	Bella Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Warren Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	At Home	82,551	24.4%	10/1/2032	Urban Air	44,089	13.1%	6/30/2034
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack
25.01	Property		1	545 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	284 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	18-15 Woodbine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.04	Property		1	543 Metropolitan Avenue	Koffea LLC	1,258	100.0%	5/31/2033	NAP	NAP	NAP	NAP
26	Loan	16, 31	1	Oakwood Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10	1	The Star on Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Wingate Atlanta Galleria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio
30.01	Property		1	Acony Bell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Lone Oak MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	County of San Bernardino DAAS	12,684	14.2%	4/30/2030	County of San Bernardino Workforce Development	10,500	11.8%	1/31/2028
34	Loan	2, 3, 19, 23	1	146-150 Broadway	146 Broadway Associates / Baby's All Right	4,319	100.0%	3/31/2029	NAP	NAP	NAP	NAP
35	Loan	16, 30	1	4115 Zero Street	Stryten Energy	256,314	100.0%	9/30/2037	NAP	NAP	NAP	NAP
36	Loan	16, 30	1	Glenlock Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	22-30 South Munn Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 23	1	Vernon Office Tinley	Vehicle Management Sol.	11,764	18.3%	11/30/2031	RHM	6,865	10.7%	10/14/2029
39	Loan	19	1	Golf Plaza	Montrose Market	30,000	36.3%	2/28/2029	Ace Hardware	12,400	15.0%	7/31/2027
40	Loan	27	1	982 Madison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	714 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Akron Drive	Packaging Systems, LLC	170,000	100.0%	12/31/2036	NAP	NAP	NAP	NAP
43	Loan		1	Stone Gate Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16	1	Greenwood Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					23			23
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	13, 16, 27	1	Willow Glen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	4	1	300 Four Falls	BTG International	29,041	9.7%	12/31/2029	Bank of America	21,308	7.1%	7/31/2028
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio
4.01	Property		1	Mission	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Berkeley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	West Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Quimby Raleigh	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Ballard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	North Seattle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Salmon Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Lovejoy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	The Zoo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Fremont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Laboratory Institute of Merchandising, Inc.	30,160	5.9%	11/30/2031	Gardiner & Theobald, Inc.	30,035	5.9%	2/23/2031
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	Shaw's Supermarket	59,175	5.2%	12/31/2027	Northshore Orthopedic Realty	48,920	4.3%	4/30/2085
8	Loan	13, 16, 19	1	Northwest Marketplace	Melrose	20,012	10.9%	1/31/2032	PetSmart	18,838	10.3%	9/30/2027
9	Loan	19	1	Residence Inn Camarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	2000 Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	19, 20, 30	1	1700 South Santa Fe	Kontainer Gallery, Inc d/b/a Nicodim Gallery	15,755	8.7%	7/31/2029	Elwood Clothing	9,471	5.2%	3/31/2027
13	Loan	20	1	2730 Wilshire	Joseph Lebovic M.D.(LSG Imaging)	3,016	5.0%	9/30/2028	Eric A. Videgain, DDS dba Santa Monica Dentists	2,986	4.9%	3/31/2032
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Oakdale Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20, 30	1	Pacific Town Center	Ross Dress for Less	29,947	20.9%	1/31/2036	Aaron's	10,825	7.6%	11/30/2027
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's
19.01	Property		1	Throughbred Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Tate's Creek Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 27	1	658 Driggs Financial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3	1	White Mountain Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 27	1	Bella Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Warren Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	Pickleball Kingdom	38,897	11.5%	12/31/2036	Michaels	31,480	9.3%	8/31/2027
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack
25.01	Property		1	545 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	284 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	18-15 Woodbine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.04	Property		1	543 Metropolitan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 31	1	Oakwood Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10	1	The Star on Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Wingate Atlanta Galleria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio
30.01	Property		1	Acony Bell	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Lone Oak MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Radnet Management Inc. / Elite Advanced Imaging	10,377	11.6%	3/31/2026	Power Center Physical Therapy, Inc.	8,908	10.0%	5/31/2026
34	Loan	2, 3, 19, 23	1	146-150 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 30	1	4115 Zero Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16, 30	1	Glenlock Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	22-30 South Munn Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 23	1	Vernon Office Tinley	ADM Investor Services	6,430	10.0%	2/28/2028	Jeffrey Ricardo, LLC	4,660	7.2%	2/28/2031
39	Loan	19	1	Golf Plaza	AutoZone	8,205	9.9%	4/30/2031	Cardinal Wine & Spirits	6,550	7.9%	12/31/2028
40	Loan	27	1	982 Madison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	714 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Akron Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Stone Gate Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16	1	Greenwood Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)
					23			23
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	NAP	NAP	NAP	NAP	12/3/2025	NAP	12/4/2025	NAP	NAP
2	Loan	13, 16, 27	1	Willow Glen	NAP	NAP	NAP	NAP	11/21/2025	NAP	11/21/2025	NAP	NAP
3	Loan	4	1	300 Four Falls	Raymond James	14,827	5.0%	4/30/2031	12/26/2025	NAP	12/31/2025	NAP	NAP
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio
4.01	Property		1	Mission	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025	10/3/2025	14%
4.02	Property		1	Berkeley	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/3/2025	9/17/2025	16%
4.03	Property		1	West Seattle	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025	10/1/2025	11%
4.04	Property		1	Quimby Raleigh	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/3/2025	10/3/2025	8%
4.05	Property		1	Ballard	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025	10/1/2025	8%
4.06	Property		1	North Seattle	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025	10/1/2025	7%
4.07	Property		1	Salmon Main	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/3/2025	10/3/2025	8%
4.08	Property		1	Lovejoy	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/3/2025	10/3/2025	6%
4.09	Property		1	The Zoo	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/6/2025	10/1/2025	7%
4.10	Property		1	Fremont	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025	10/1/2025	9%
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	NBA Media Ventures, LLC (The NBA Store)	25,562	5.0%	1/18/2036	4/24/2025	NAP	4/29/2025	NAP	NAP
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	NAP	NAP	NAP	8/11/2025	NAP	8/11/2025	8/11/2025	10%
7	Loan	1, 4, 7, 12	1	Northshore Mall	DSW Shoe Warehouse	45,149	4.0%	1/31/2027	11/21/2025	NAP	11/20/2025	NAP	NAP
8	Loan	13, 16, 19	1	Northwest Marketplace	Shoe Carnival	11,995	6.6%	1/31/2032	12/5/2025	NAP	12/4/2025	NAP	NAP
9	Loan	19	1	Residence Inn Camarillo	NAP	NAP	NAP	NAP	11/4/2025	NAP	11/4/2025	11/4/2025	9%
10	Loan	1, 5, 7, 10	1	9911 Belward	NAP	NAP	NAP	NAP	9/11/2025	NAP	9/11/2025	NAP	NAP
11	Loan		1	2000 Corporate Center	NAP	NAP	NAP	NAP	12/4/2025	NAP	12/12/2025	12/4/2025	14%
12	Loan	19, 20, 30	1	1700 South Santa Fe	House of CB	5,384	3.0%	3/16/2028	10/6/2025	NAP	10/3/2025	10/3/2025	18%
13	Loan	20	1	2730 Wilshire	Rehab Specialists Inc	2,521	4.2%	6/30/2027	11/11/2025	NAP	11/10/2025	11/10/2025	16%
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	NAP	NAP	NAP	10/24/2025	NAP	10/24/2025	NAP	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAP	NAP	NAP	NAP	8/22/2025	NAP	8/22/2025	9/29/2025	12%
16	Loan		1	Oakdale Square Apartments	NAP	NAP	NAP	NAP	10/7/2025	NAP	10/7/2025	NAP	NAP
17	Loan	20, 30	1	Pacific Town Center	Concentra Health Services	8,000	5.6%	6/30/2033	11/26/2025	NAP	11/26/2025	11/26/2025	5%
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	NAP	NAP	NAP	NAP	8/20/2025	NAP	8/20/2025	NAP	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's
19.01	Property		1	Throughbred Crossing	NAP	NAP	NAP	NAP	9/25/2025	NAP	9/8/2025	NAP	NAP
19.02	Property		1	Tate's Creek Crossing	NAP	NAP	NAP	NAP	9/8/2025	NAP	9/8/2025	NAP	NAP
20	Loan	3, 27	1	658 Driggs Financial	NAP	NAP	NAP	NAP	11/17/2025	NAP	11/17/2025	NAP	NAP
21	Loan	3	1	White Mountain Apartments	NAP	NAP	NAP	NAP	11/10/2025	NAP	11/10/2025	NAP	NAP
22	Loan	3, 27	1	Bella Vista Apartments	NAP	NAP	NAP	NAP	9/16/2025	NAP	9/18/2025	NAP	NAP
23	Loan		1	Warren Club	NAP	NAP	NAP	NAP	11/13/2025	NAP	11/13/2025	NAP	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	TJ Maxx	22,463	6.6%	9/30/2026	10/22/2025	NAP	12/4/2025	NAP	NAP
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack
25.01	Property		1	545 Metropolitan Avenue	NAP	NAP	NAP	NAP	10/27/2025	NAP	10/30/2025	NAP	NAP
25.02	Property		1	284 Suydam	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/22/2025	NAP	NAP
25.03	Property		1	18-15 Woodbine Street	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/22/2025	NAP	NAP
25.04	Property		1	543 Metropolitan Avenue	NAP	NAP	NAP	NAP	10/27/2025	NAP	10/30/2025	NAP	NAP
26	Loan	16, 31	1	Oakwood Estates	NAP	NAP	NAP	NAP	10/16/2025	NAP	10/16/2025	NAP	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	NAP	NAP	NAP	10/24/2025	NAP	10/28/2025	NAP	NAP
28	Loan	10	1	The Star on Southside	NAP	NAP	NAP	NAP	10/27/2025	NAP	10/24/2025	NAP	NAP
29	Loan	19	1	Wingate Atlanta Galleria	NAP	NAP	NAP	NAP	12/2/2025	NAP	12/2/2025	NAP	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio
30.01	Property		1	Acony Bell	NAP	NAP	NAP	NAP	10/6/2025	NAP	10/6/2025	NAP	NAP
30.02	Property		1	Lone Oak MHC	NAP	NAP	NAP	NAP	8/15/2025	NAP	8/18/2025	NAP	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	NAP	NAP	NAP	10/20/2025	NAP	10/20/2025	NAP	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	NAP	NAP	NAP	11/11/2025	NAP	11/11/2025	NAP	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Stine Chiropractic	5,685	6.4%	1/31/2028	10/6/2025	NAP	10/6/2025	10/6/2025	8%
34	Loan	2, 3, 19, 23	1	146-150 Broadway	NAP	NAP	NAP	NAP	7/23/2025	NAP	7/23/2025	NAP	NAP
35	Loan	16, 30	1	4115 Zero Street	NAP	NAP	NAP	NAP	10/8/2025	NAP	10/24/2025	NAP	NAP
36	Loan	16, 30	1	Glenlock Apartments	NAP	NAP	NAP	NAP	9/29/2025	NAP	9/29/2025	NAP	NAP
37	Loan		1	22-30 South Munn Avenue	NAP	NAP	NAP	NAP	10/10/2025	NAP	10/10/2025	NAP	NAP
38	Loan	16, 23	1	Vernon Office Tinley	Thriving Lives Counseling	4,102	6.4%	5/31/2033	11/14/2025	NAP	11/14/2025	NAP	NAP
39	Loan	19	1	Golf Plaza	Dollar & More	5,000	6.0%	10/31/2027	10/27/2025	NAP	10/27/2025	NAP	NAP
40	Loan	27	1	982 Madison Street	NAP	NAP	NAP	NAP	9/4/2025	NAP	9/5/2025	NAP	NAP
41	Loan	16	1	714 5th Avenue	NAP	NAP	NAP	NAP	9/29/2025	NAP	9/30/2025	NAP	NAP
42	Loan		1	Akron Drive	NAP	NAP	NAP	NAP	7/23/2025	NAP	7/23/2025	NAP	NAP
43	Loan		1	Stone Gate Terrace	NAP	NAP	NAP	NAP	10/2/2025	NAP	10/1/2025	NAP	NAP
44	Loan	16	1	Greenwood Manor	NAP	NAP	NAP	NAP	10/20/2025	NAP	10/23/2025	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
						17	17	17	17	17	18	19	18	19	18
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan	13, 16, 27	1	Willow Glen	No	Fee	NAP	NAP	NAP	NAP	247,054	123,527	6,000	Springing	0
3	Loan	4	1	300 Four Falls	Yes - A	Fee	NAP	NAP	NAP	NAP	478,547	68,364	126,188	10,516	0
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio							164,204	62,108	74,037	14,807	0
4.01	Property		1	Mission	No	Fee	NAP	NAP	NAP	NAP
4.02	Property		1	Berkeley	No	Fee	NAP	NAP	NAP	NAP
4.03	Property		1	West Seattle	No	Fee	NAP	NAP	NAP	NAP
4.04	Property		1	Quimby Raleigh	No	Fee	NAP	NAP	NAP	NAP
4.05	Property		1	Ballard	No	Fee	NAP	NAP	NAP	NAP
4.06	Property		1	North Seattle	No	Fee	NAP	NAP	NAP	NAP
4.07	Property		1	Salmon Main	No	Fee	NAP	NAP	NAP	NAP
4.08	Property		1	Lovejoy	No	Fee	NAP	NAP	NAP	NAP
4.09	Property		1	The Zoo	No	Fee	NAP	NAP	NAP	NAP
4.10	Property		1	Fremont	No	Fee	NAP	NAP	NAP	NAP
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	No	Fee	NAP	NAP	NAP	NAP	9,503	15,838	264,257	Springing	0
7	Loan	1, 4, 7, 12	1	Northshore Mall	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
8	Loan	13, 16, 19	1	Northwest Marketplace	Yes - AE, A1-A30	Fee	NAP	NAP	NAP	NAP	71,005	71,005	1,869	1,869	137,150
9	Loan	19	1	Residence Inn Camarillo	No	Fee	NAP	NAP	NAP	NAP	141,635	28,327	34,922	11,641	0
10	Loan	1, 5, 7, 10	1	9911 Belward	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
11	Loan		1	2000 Corporate Center	No	Fee	NAP	NAP	NAP	NAP	160,765	32,153	43,754	3,646	0
12	Loan	19, 20, 30	1	1700 South Santa Fe	No	Fee	NAP	NAP	NAP	NAP	0	58,000	44,616	11,154	0
13	Loan	20	1	2730 Wilshire	No	Fee	NAP	NAP	NAP	NAP	211,329	42,266	0	Springing	0
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	No	Fee	NAP	NAP	NAP	NAP	338,560	48,366	3,009	1,504	0
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
16	Loan		1	Oakdale Square Apartments	No	Fee	NAP	NAP	NAP	NAP	18,015	18,015	0	Springing	0
17	Loan	20, 30	1	Pacific Town Center	No	Fee	NAP	NAP	NAP	NAP	118,817	23,763	16,079	8,039	0
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	No	Fee	NAP	NAP	NAP	NAP	591,823	118,365	175,301	37,239	4,854
19	Loan	6, 19	2	Thoroughbred & Tate's							15,634	15,634	0	Springing	500,000
19.01	Property		1	Throughbred Crossing	No	Fee	NAP	NAP	NAP	NAP
19.02	Property		1	Tate's Creek Crossing	No	Fee	NAP	NAP	NAP	NAP
20	Loan	3, 27	1	658 Driggs Financial	No	Fee	NAP	NAP	NAP	NAP	2,089	2,089	9,190	4,595	417
21	Loan	3	1	White Mountain Apartments	Yes - AH	Fee	NAP	NAP	NAP	NAP	0	7,680	45,743	15,248	0
22	Loan	3, 27	1	Bella Vista Apartments	No	Fee	NAP	NAP	NAP	NAP	0	0	19,296	6,432	0
23	Loan		1	Warren Club	No	Fee	NAP	NAP	NAP	NAP	36,979	36,979	16,124	8,062	0
24	Loan	4, 18, 19, 23	1	Crossgates Commons	No	Fee	NAP	NAP	NAP	NAP	481,470	120,368	0	Springing	0
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack							0	4,531	0	Springing	0
25.01	Property		1	545 Metropolitan Avenue	No	Fee	NAP	NAP	NAP	NAP
25.02	Property		1	284 Suydam	No	Fee	NAP	NAP	NAP	NAP
25.03	Property		1	18-15 Woodbine Street	No	Fee	NAP	NAP	NAP	NAP
25.04	Property		1	543 Metropolitan Avenue	No	Fee	NAP	NAP	NAP	NAP
26	Loan	16, 31	1	Oakwood Estates	Yes - A	Fee	NAP	NAP	NAP	NAP	89,017	9,891	54,019	8,976	85,750
27	Loan	5, 19	1	Hampton Inn Monroeville	No	Fee	NAP	NAP	NAP	NAP	100,618	20,124	30,369	10,123	0
28	Loan	10	1	The Star on Southside	No	Fee	NAP	NAP	NAP	NAP	44,210	10,805	21,609	5,526	0
29	Loan	19	1	Wingate Atlanta Galleria	No	Fee	NAP	NAP	NAP	NAP	35,137	11,712	0	Springing	0
30	Loan	6, 28	2	FG Communities NC Portfolio							7,316	3,658	4,922	1,231	44,500
30.01	Property		1	Acony Bell	Yes - AE	Fee	NAP	NAP	NAP	NAP
30.02	Property		1	Lone Oak MHC	No	Fee	NAP	NAP	NAP	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	No	Fee	NAP	NAP	NAP	NAP	58,848	14,011	19,810	9,434	0
32	Loan	19	1	Holiday Inn Express - Crystal River	Yes - AE	Fee	NAP	NAP	NAP	NAP	14,596	14,596	4,737	789	0
33	Loan	15, 23	1	Bear Valley Medical and Business Center	No	Fee	NAP	NAP	NAP	NAP	19,615	9,807	12,123	4,041	1,485
34	Loan	2, 3, 19, 23	1	146-150 Broadway	No	Fee	NAP	NAP	NAP	NAP	14,542	4,617	8,607	2,049	0
35	Loan	16, 30	1	4115 Zero Street	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
36	Loan	16, 30	1	Glenlock Apartments	No	Fee	NAP	NAP	NAP	NAP	19,258	3,852	12,964	6,482	0
37	Loan		1	22-30 South Munn Avenue	No	Fee	NAP	NAP	NAP	NAP	15,488	14,750	9,534	4,540	0
38	Loan	16, 23	1	Vernon Office Tinley	No	Fee	NAP	NAP	NAP	NAP	45,159	11,290	0	Springing	0
39	Loan	19	1	Golf Plaza	No	Fee	NAP	NAP	NAP	NAP	235,097	41,982	0	Springing	0
40	Loan	27	1	982 Madison Street	No	Fee	NAP	NAP	NAP	NAP	188	60	5,047	2,403	0
41	Loan	16	1	714 5th Avenue	No	Fee	NAP	NAP	NAP	NAP	20,000	2,744	10,000	1,187	0
42	Loan		1	Akron Drive	No	Fee	NAP	NAP	NAP	NAP	4,218	2,109	97,508	4,292	500,000
43	Loan		1	Stone Gate Terrace	No	Fee	NAP	NAP	NAP	NAP	0	6,762	41,827	3,320	0
44	Loan	16	1	Greenwood Manor	No	Fee	NAP	NAP	NAP	NAP	21,535	4,307	22,586	7,035	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	19	20	18	18	19
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Springing	0	0	Springing	0	0	0	0	0	0	0
2	Loan	13, 16, 27	1	Willow Glen	4,667	0	0	0	0	0	0	0	0	41,479	0
3	Loan	4	1	300 Four Falls	4,976	0	1,500,000	87,081	0	0	0	0	0	4,617,242	0
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	2,080	49,920	0	0	0	0	0	0	0	0	Springing
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	8,453	0	52,000	0	0	0	0	0	100,750	2,515,028	0
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	45,913	0	0	0	0	0	0	0	0	3,306	$11,979.16; Springing
7	Loan	1, 4, 7, 12	1	Northshore Mall	Springing	0	0	Springing	0	0	0	0	0	3,134,676	0
8	Loan	13, 16, 19	1	Northwest Marketplace	Springing	137,150	400,000	Springing	400,000	0	0	0	540,000	649,584	0
9	Loan	19	1	Residence Inn Camarillo	Springing	0	0	0	0	0	0	0	0	0	Springing
10	Loan	1, 5, 7, 10	1	9911 Belward	Springing	0	19,292,063	Springing	0	0	0	0	0	0	0
11	Loan		1	2000 Corporate Center	2,104	0	0	Springing	0	0	0	0	16,375	0	0
12	Loan	19, 20, 30	1	1700 South Santa Fe	3,033	109,203	0	7,584	273,007	0	0	0	16,330	0	0
13	Loan	20	1	2730 Wilshire	1,009	36,310	62,417	5,043	181,551	0	0	0	0	375,916	0
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	41,617	0	0	0	0	0	0	0	19,090	2,942,736	Springing
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	Springing	0	0	Springing	0	0	0	0	0	0	0
16	Loan		1	Oakdale Square Apartments	4,167	0	0	0	0	0	0	0	8,625	0	0
17	Loan	20, 30	1	Pacific Town Center	1,787	0	0	8,935	300,000	0	0	0	6,875	0	0
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	4,854	0	0	0	0	0	0	0	0	2,130,117	Springing
19	Loan	6, 19	2	Thoroughbred & Tate's	6,125	0	0	0	0	0	0	0	105,000	0	Springing
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	417	0	770	770	0	0	0	0	0	0	0
21	Loan	3	1	White Mountain Apartments	7,446	0	0	0	0	0	0	0	288,988	0	0
22	Loan	3, 27	1	Bella Vista Apartments	1,896	0	0	0	0	0	0	0	0	0	0
23	Loan		1	Warren Club	4,500	0	0	0	0	0	0	0	13,007	0	0
24	Loan	4, 18, 19, 23	1	Crossgates Commons	4,223	0	2,500,000	Springing	750,000	0	0	0	119,370	3,229,319	0
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	417	0	145,600	708	0	0	0	0	0	793,279	0
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	0	0	0	0	0	0	0	0	87,917	0	Springing
27	Loan	5, 19	1	Hampton Inn Monroeville	4,651	0	0	0	0	0	0	0	14,375	2,000,000	Springing
28	Loan	10	1	The Star on Southside	3,725	0	0	0	0	0	0	0	23,460	54,313	0
29	Loan	19	1	Wingate Atlanta Galleria	11,181	0	0	0	0	0	0	0	20,500	0	Springing
30	Loan	6, 28	2	FG Communities NC Portfolio	742	0	0	0	0	0	0	0	0	0	0
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	5,993	0	0	0	0	0	0	0	0	216,381	Springing
32	Loan	19	1	Holiday Inn Express - Crystal River	6,408	0	0	0	0	0	0	0	4,080	63,981	0
33	Loan	15, 23	1	Bear Valley Medical and Business Center	1,485	0	349,773	11,135	0	0	0	0	0	22,500	0
34	Loan	2, 3, 19, 23	1	146-150 Broadway	158	0	0	360	0	0	0	0	0	218,000	Springing
35	Loan	16, 30	1	4115 Zero Street	2,136	102,524	0	Springing	0	0	0	0	0	0	0
36	Loan	16, 30	1	Glenlock Apartments	3,630	0	0	0	0	0	0	0	0	0	0
37	Loan		1	22-30 South Munn Avenue	1,042	0	0	0	0	0	0	0	29,938	0	0
38	Loan	16, 23	1	Vernon Office Tinley	1,179	0	100,000	6,697	0	0	0	0	0	28,409	0
39	Loan	19	1	Golf Plaza	1,034	0	0	6,896	206,870	0	0	0	78,560	0	Springing
40	Loan	27	1	982 Madison Street	300	0	0	0	0	0	0	0	0	0	0
41	Loan	16	1	714 5th Avenue	167	0	0	0	0	0	0	0	0	0	0
42	Loan		1	Akron Drive	3,258	0	0	Springing	0	0	0	0	3,265	0	0
43	Loan		1	Stone Gate Terrace	1,000	0	0	0	0	0	0	0	70,938	0	0
44	Loan	16	1	Greenwood Manor	2,136	0	0	0	0	0	0	0	134,506	125,000	0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)		0	NAP
2	Loan	13, 16, 27	1	Willow Glen	Static Insurance Reserve	0	NAP
3	Loan	4	1	300 Four Falls	Free Rent Reserve ($2,656,505.24), Outstanding TI Reserve ($1,960,737)	0	NAP
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	Low DSCR Cure Reserve	0	NAP
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Rent Concession Reserve	0	NAP
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NFIP Insurance (Upfront: $3,306.05, Monthly: $500.92), QA Reserve (Monthly: $11,478.24), PIP Reserve (Monthly: Springing, Cap: $3,900,000)	3,900,000	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	Outstanding TI/LC Reserve ($2,869,704), Gap Rent Reserve ($264,972)	0	NAP
8	Loan	13, 16, 19	1	Northwest Marketplace	Outstanding TILC Reserve ($465,135.99), Free Rent Reserve ($166,474.69), CAM Reconciliation Reserve ($17,973.07)	0	NAP
9	Loan	19	1	Residence Inn Camarillo	PIP Reserve	0	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward		0	NAP
11	Loan		1	2000 Corporate Center		0	NAP
12	Loan	19, 20, 30	1	1700 South Santa Fe		0	NAP
13	Loan	20	1	2730 Wilshire	Rent Abatement Reserve	0	NAP
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	Holiday Inn PIP Reserve (Upfront: $2,884,050), Static Insurance Reserve (Upfront: $58,686.45), Candlewood Suites PIP Reserve (Monthly: Springing)	0	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX		0	NAP
16	Loan		1	Oakdale Square Apartments		0	NAP
17	Loan	20, 30	1	Pacific Town Center		0	NAP
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	421-a Reserve (Upfront: $2,130,116.76), Brownfield Reserve (Monthly: Springing)	0	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's	Low DSCR Avoidance Reserve	0	NAP
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial		0	NAP
21	Loan	3	1	White Mountain Apartments		0	NAP
22	Loan	3, 27	1	Bella Vista Apartments		0	NAP
23	Loan		1	Warren Club		0	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	At-Home Earnout Reserve ($2,500,000), Free Rent Reserve ($729,319)	0	2,500,000
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	Earnout Reserve ($755,279), Rent Replication ($38,000)	0	755,279
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	Site Moving Funds	0	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	PIP Reserve	0	NAP
28	Loan	10	1	The Star on Southside	Environmental Remedial Work Reserve	0	NAP
29	Loan	19	1	Wingate Atlanta Galleria	PIP Reserve, Low DSCR Reserve	0	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio		0	NAP
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	PIP Reserve	0	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	PIP Reserve ($57,741.05), Capex Work Reserve ($6,240)	0	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Rent Concession Reserve	0	NAP
34	Loan	2, 3, 19, 23	1	146-150 Broadway	SBA Payoff Reserve (Upfront: $218,000), Low DSCR Reserve (Monthly: Springing)	0	NAP
35	Loan	16, 30	1	4115 Zero Street		0	NAP
36	Loan	16, 30	1	Glenlock Apartments		0	NAP
37	Loan		1	22-30 South Munn Avenue		0	NAP
38	Loan	16, 23	1	Vernon Office Tinley	Free Rent Reserve ($19,448.81), Outstanding TI Reserve ($8,960)	0	NAP
39	Loan	19	1	Golf Plaza	Material Tenant Reserve, Ace Hardware Reserve	Ace Hardware Reserve ($240,000)	NAP
40	Loan	27	1	982 Madison Street		0	NAP
41	Loan	16	1	714 5th Avenue		0	NAP
42	Loan		1	Akron Drive		0	NAP
43	Loan		1	Stone Gate Terrace		0	NAP
44	Loan	16	1	Greenwood Manor	Specified Repairs Reserve	0	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
						26
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	NAP	Hard	Springing	Yes	No
2	Loan	13, 16, 27	1	Willow Glen	NAP	Soft	Springing	Yes	No
3	Loan	4	1	300 Four Falls	NAP	Hard	Springing	Yes	Yes
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	NAP	Hard	Springing	Yes	No
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	NAP	Hard	In Place	Yes	Yes
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	Hard	Springing	Yes	No
7	Loan	1, 4, 7, 12	1	Northshore Mall	NAP	Hard	Springing	Yes	No
8	Loan	13, 16, 19	1	Northwest Marketplace	NAP	Springing	Springing	Yes	No
9	Loan	19	1	Residence Inn Camarillo	NAP	Hard	Springing	Yes	No
10	Loan	1, 5, 7, 10	1	9911 Belward	NAP	Hard	Springing	No	Yes
11	Loan		1	2000 Corporate Center	NAP	Hard	Springing	Yes	Yes
12	Loan	19, 20, 30	1	1700 South Santa Fe	NAP	Springing	Springing	Yes	Yes
13	Loan	20	1	2730 Wilshire	NAP	Springing	Springing	Yes	Yes
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	Hard	Springing	Yes	No
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAP	Hard	Springing	Yes	Yes
16	Loan		1	Oakdale Square Apartments	NAP	Springing	Springing	Yes	No
17	Loan	20, 30	1	Pacific Town Center	NAP	Springing	Springing	Yes	Yes
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	NAP	Soft	Springing	Yes	Yes
19	Loan	6, 19	2	Thoroughbred & Tate's	NAP	Springing	Springing	Yes	No
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	NAP	Springing	Springing	Yes	Yes
21	Loan	3	1	White Mountain Apartments	NAP	Soft	Springing	Yes	No
22	Loan	3, 27	1	Bella Vista Apartments	NAP	Springing	Springing	Yes	No
23	Loan		1	Warren Club	NAP	Soft	Springing	Yes	No
24	Loan	4, 18, 19, 23	1	Crossgates Commons	$2,500,000 deposited into the At-Home Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes	Yes
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	$755,279 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Soft (Residential); Hard (Commercial)	Springing	Yes	No
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	NAP	Springing	Springing	Yes	No
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	Springing	Springing	Yes	No
28	Loan	10	1	The Star on Southside	NAP	Springing	Springing	Yes	No
29	Loan	19	1	Wingate Atlanta Galleria	NAP	Springing	Springing	No	No
30	Loan	6, 28	2	FG Communities NC Portfolio	NAP	Springing	Springing	Yes	No
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	Springing	Springing	Yes	No
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	Hard	Springing	Yes	No
33	Loan	15, 23	1	Bear Valley Medical and Business Center	NAP	Soft	Springing	Yes	Yes
34	Loan	2, 3, 19, 23	1	146-150 Broadway	NAP	Springing	Springing	Yes	No
35	Loan	16, 30	1	4115 Zero Street	NAP	Hard	Springing	Yes	Yes
36	Loan	16, 30	1	Glenlock Apartments	NAP	Springing	Springing	Yes	No
37	Loan		1	22-30 South Munn Avenue	NAP	Springing	Springing	Yes	No
38	Loan	16, 23	1	Vernon Office Tinley	NAP	Hard	Springing	Yes	No
39	Loan	19	1	Golf Plaza	NAP	Springing	Springing	Yes	Yes
40	Loan	27	1	982 Madison Street	NAP	Springing	Springing	Yes	No
41	Loan	16	1	714 5th Avenue	NAP	Soft	Springing	Yes	No
42	Loan		1	Akron Drive	NAP	Springing	Springing	Yes	Yes
43	Loan		1	Stone Gate Terrace	NAP	Springing	Springing	Yes	No
44	Loan	16	1	Greenwood Manor	NAP	Soft	Springing	Yes	No

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
									9	9				9, 31
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Yes	No	75,000,000	2,472,800,000	10,980,869.15	11,366,071.47	902,200,000	5.33423162879628%	3,450,000,000	15,432,225.35
2	Loan	13, 16, 27	1	Willow Glen	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	4	1	300 Four Falls	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	Yes	Yes	50,000,000	21,000,000	101,809.65	344,213.59	NAP	NAP	71,000,000	344,213.59
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Yes	No	39,989,247	269,927,419	1,680,309.41	1,929,244.14	NAP	NAP	309,916,667	1,929,244.14
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 4, 7, 12	1	Northshore Mall	Yes	No	28,000,000	147,000,000	789,299.83	939,642.65	NAP	NAP	175,000,000	939,642.65
8	Loan	13, 16, 19	1	Northwest Marketplace	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Residence Inn Camarillo	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 5, 7, 10	1	9911 Belward	Yes	No	24,740,000	104,000,000	439,351.85	543,866.90	NAP	NAP	128,740,000	543,866.90
11	Loan		1	2000 Corporate Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	19, 20, 30	1	1700 South Santa Fe	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	20	1	2730 Wilshire	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	Yes	No	20,000,000	96,266,961	448,083.70	541,175.60	NAP	NAP	116,266,961	541,175.60
16	Loan		1	Oakdale Square Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20, 30	1	Pacific Town Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	Yes	No	19,000,000	71,000,000	367,129.17	465,375.00	NAP	NAP	90,000,000	465,375.00
19	Loan	6, 19	2	Thoroughbred & Tate's	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3	1	White Mountain Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 27	1	Bella Vista Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Warren Club	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	10	1	The Star on Southside	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Wingate Atlanta Galleria	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6, 28	2	FG Communities NC Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	19	1	Holiday Inn Express - Crystal River	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	15, 23	1	Bear Valley Medical and Business Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	2, 3, 19, 23	1	146-150 Broadway	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 30	1	4115 Zero Street	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16, 30	1	Glenlock Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	22-30 South Munn Avenue	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 23	1	Vernon Office Tinley	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Golf Plaza	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	982 Madison Street	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	714 5th Avenue	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Akron Drive	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Stone Gate Terrace	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16	1	Greenwood Manor	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
						14					9		14		13
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	49.1%	3.28	18.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
2	Loan	13, 16, 27	1	Willow Glen	NAP	NAP	NAP	8,000,000	12.50000%	66,000,000	391,406.74	70.4%	1.13	8.2%	No
3	Loan	4	1	300 Four Falls	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	59.8%	2.02	11.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	63.2%	1.30	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	1, 4, 7, 12	1	Northshore Mall	59.5%	2.30	15.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	13, 16, 19	1	Northwest Marketplace	NAP	NAP	NAP	5,000,000	13.00000%	31,000,000	166,668.12	76.3%	1.40	9.6%	No
9	Loan	19	1	Residence Inn Camarillo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	1, 5, 7, 10	1	9911 Belward	40.6%	3.41	17.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan		1	2000 Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	19, 20, 30	1	1700 South Santa Fe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	20	1	2730 Wilshire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	53.8%	1.85	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan		1	Oakdale Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	20, 30	1	Pacific Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	53.3%	1.31	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan	6, 19	2	Thoroughbred & Tate's	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	3	1	White Mountain Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	3, 27	1	Bella Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan		1	Warren Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan	4, 18, 19, 23	1	Crossgates Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	10	1	The Star on Southside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan	19	1	Wingate Atlanta Galleria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	6, 28	2	FG Communities NC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan	15, 23	1	Bear Valley Medical and Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34	Loan	2, 3, 19, 23	1	146-150 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
35	Loan	16, 30	1	4115 Zero Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
36	Loan	16, 30	1	Glenlock Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
37	Loan		1	22-30 South Munn Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
38	Loan	16, 23	1	Vernon Office Tinley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
39	Loan	19	1	Golf Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
40	Loan	27	1	982 Madison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
41	Loan	16	1	714 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
42	Loan		1	Akron Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
43	Loan		1	Stone Gate Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
44	Loan	16	1	Greenwood Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor
					13
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Future Mezzanine Loan	Blackstone Real Estate Partners IX L.P.
2	Loan	13, 16, 27	1	Willow Glen	NAP	Adam David Lynd
3	Loan	4	1	300 Four Falls	NAP	Maguire Hayden Real Estate Company, L.P.
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	NAP	Gary Romain
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	NAP	Joseph Moinian
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	NAP	Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust
7	Loan	1, 4, 7, 12	1	Northshore Mall	NAP	Simon Property Group, L.P. and Canada Pension Plan Investment Board
8	Loan	13, 16, 19	1	Northwest Marketplace	NAP	Enrique Agurcia and Vamsi Rasamallu
9	Loan	19	1	Residence Inn Camarillo	NAP	Bobby B. Saadian
10	Loan	1, 5, 7, 10	1	9911 Belward	NAP	TechCore, LLC
11	Loan		1	2000 Corporate Center	NAP	SAK Irrevocable Trust Dated June 7, 2012 and Christopher Russell
12	Loan	19, 20, 30	1	1700 South Santa Fe	NAP	Daryoush Dayan
13	Loan	20	1	2730 Wilshire	NAP	Albert Taban
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	NAP	Sanjay R. Patel, Kawaljit S. Goraya, Ashish H. Patel, Nikunj G. Patel, Maheshbhai A. Patel and Girishkumar J. Patel
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NAP	NH Net REIT Operating Partnership LP
16	Loan		1	Oakdale Square Apartments	NAP	Samuel Okner, Nathan and Shirley Rothner Family Trust and Debra J. Okner Real Estate Trust
17	Loan	20, 30	1	Pacific Town Center	NAP	Kamran Farhadi
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	NAP	Bogopa Enterprises Inc.
19	Loan	6, 19	2	Thoroughbred & Tate's	NAP	Thomas J. Floyd, A. Brandon Denton and J. Mitchell Collins
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	NAP	Robert Li
21	Loan	3	1	White Mountain Apartments	NAP	Stephan Daniel and Sarah Knight
22	Loan	3, 27	1	Bella Vista Apartments	NAP	Shimon Jacobovits, Shlomo Katz and Jordan Reifer
23	Loan		1	Warren Club	NAP	Gurdarshan Dhaliwal
24	Loan	4, 18, 19, 23	1	Crossgates Commons	NAP	Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo CPT Trust U/A/D 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust, As Amended
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	NAP	Paul Henry and Tom Finnican
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	NAP	Benjamin Wade Braband
27	Loan	5, 19	1	Hampton Inn Monroeville	NAP	Shailesh Patel
28	Loan	10	1	The Star on Southside	NAP	Alan-Michael Hill, Anthony Perry and Christopher Amos
29	Loan	19	1	Wingate Atlanta Galleria	NAP	Harikrushna Bhagat
30	Loan	6, 28	2	FG Communities NC Portfolio	NAP	FG Communities, Inc.
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	NAP	Mukundbhai Patel and Anupabahen Patel
32	Loan	19	1	Holiday Inn Express - Crystal River	NAP	Sanjay Khunger, Sanjeev Sood and Navroz Saju
33	Loan	15, 23	1	Bear Valley Medical and Business Center	NAP	Donald P. Brown
34	Loan	2, 3, 19, 23	1	146-150 Broadway	NAP	Vittorio Antonini
35	Loan	16, 30	1	4115 Zero Street	NAP	John Barker Dunning
36	Loan	16, 30	1	Glenlock Apartments	NAP	Derek Greenbaum, Joseph Stein, Jonathan David Besharim and Brandon DiCenso
37	Loan		1	22-30 South Munn Avenue	NAP	Rajneesh Goyal, Ajay Sah and Vyomesitchandra Patel
38	Loan	16, 23	1	Vernon Office Tinley	NAP	Joseph Napoli and Michael Shideler
39	Loan	19	1	Golf Plaza	NAP	Edward Jong, Philip Jong and Yueh Ru Yu
40	Loan	27	1	982 Madison Street	NAP	Robert Michaeli and Nadav Hamo
41	Loan	16	1	714 5th Avenue	NAP	Simon Kohn
42	Loan		1	Akron Drive	NAP	Jerry Roger Cox
43	Loan		1	Stone Gate Terrace	NAP	Shashidhar Pemmasani, Sowjanya Chava, Madhavi Chundru and Krishna Chaitanya Chava
44	Loan	16	1	Greenwood Manor	NAP	Jacob Lefkowitz

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
					24		30
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Blackstone Real Estate Partners IX-TE (AIV) L.P.	No	No
2	Loan	13, 16, 27	1	Willow Glen	Patrick J. Curran, Andre Soroudi and Adam David Lynd	No	No
3	Loan	4	1	300 Four Falls	Maguire Hayden Real Estate Company L.P. and Maguire Hayden Real Estate Company III, L.P.	No	No
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	Gary Romain	No	No
4.01	Property		1	Mission
4.02	Property		1	Berkeley
4.03	Property		1	West Seattle
4.04	Property		1	Quimby Raleigh
4.05	Property		1	Ballard
4.06	Property		1	North Seattle
4.07	Property		1	Salmon Main
4.08	Property		1	Lovejoy
4.09	Property		1	The Zoo
4.10	Property		1	Fremont
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Joseph Moinian	No	No
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust	No	No
7	Loan	1, 4, 7, 12	1	Northshore Mall	Mayflower Realty LLC	No	No
8	Loan	13, 16, 19	1	Northwest Marketplace	Enrique Agurcia and Vamsi Rasamallu	No	No
9	Loan	19	1	Residence Inn Camarillo	Bobby B. Saadian	No	No
10	Loan	1, 5, 7, 10	1	9911 Belward	TechCore, LLC	No	No
11	Loan		1	2000 Corporate Center	SAK Irrevocable Trust Dated June 7, 2012 and Christopher Russell	No	No
12	Loan	19, 20, 30	1	1700 South Santa Fe	Daryoush Dayan	No	No
13	Loan	20	1	2730 Wilshire	Albert Taban	No	No
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	Sanjay R. Patel, Kawaljit S. Goraya, Ashish H. Patel, Nikunj G. Patel, Maheshbhai A. Patel and Girishkumar J. Patel	No	No
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	NH Net REIT Operating Partnership LP	No	No
16	Loan		1	Oakdale Square Apartments	Samuel Okner, Nathan and Shirley Rothner Family Trust and Debra J. Okner Real Estate Trust	No	No
17	Loan	20, 30	1	Pacific Town Center	Kamran Farhadi	No	Yes
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	Spencer An, The 2025 Hwee Ill An Grantor Trust and The 2025 Spencer An Grantor Trust	No	No
19	Loan	6, 19	2	Thoroughbred & Tate's	Thomas J. Floyd, A. Brandon Denton and J. Mitchell Collins	No	No
19.01	Property		1	Throughbred Crossing
19.02	Property		1	Tate's Creek Crossing
20	Loan	3, 27	1	658 Driggs Financial	Robert Li	No	No
21	Loan	3	1	White Mountain Apartments	Stephan Daniel and Sarah Knight	No	No
22	Loan	3, 27	1	Bella Vista Apartments	Shimon Jacobovits, Shlomo Katz and Jordan Reifer	No	No
23	Loan		1	Warren Club	Gurdarshan Dhaliwal	No	No
24	Loan	4, 18, 19, 23	1	Crossgates Commons	Michael P. Shanley, Bruce A. Kenan, Madeira Associates, 2018 Tuozzolo CPT Trust U/A/D 12/30/18 and The Robert J. Congel Amended and Restated Declaration of Trust, As Amended	No	No
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	Paul Henry, Thomas Finnican III and Patoma Fund III LP	No	No
25.01	Property		1	545 Metropolitan Avenue
25.02	Property		1	284 Suydam
25.03	Property		1	18-15 Woodbine Street
25.04	Property		1	543 Metropolitan Avenue
26	Loan	16, 31	1	Oakwood Estates	Benjamin Wade Braband	No	No
27	Loan	5, 19	1	Hampton Inn Monroeville	Shailesh Patel	No	No
28	Loan	10	1	The Star on Southside	Alan-Michael Hill, Anthony Perry and Christopher Amos	No	No
29	Loan	19	1	Wingate Atlanta Galleria	Harikrushna Bhagat	No	No
30	Loan	6, 28	2	FG Communities NC Portfolio	D. Kyle Cerminara, Michael Z. Anise and FG Communities, Inc.	Yes	No
30.01	Property		1	Acony Bell
30.02	Property		1	Lone Oak MHC
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	Mukundbhai Patel and Anupabahen Patel	No	Yes
32	Loan	19	1	Holiday Inn Express - Crystal River	Sanjay Khunger, Sanjeev Sood and Navroz Saju	No	No
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Donald P. Brown	No	No
34	Loan	2, 3, 19, 23	1	146-150 Broadway	Vittorio Antonini	No	No
35	Loan	16, 30	1	4115 Zero Street	John Barker Dunning	No	Yes
36	Loan	16, 30	1	Glenlock Apartments	Derek Greenbaum, Joseph Stein, Jonathan David Besharim and Brandon DiCenso	No	Yes
37	Loan		1	22-30 South Munn Avenue	Rajneesh Goyal, Ajay Sah and Vyomesitchandra Patel	No	No
38	Loan	16, 23	1	Vernon Office Tinley	Joseph Napoli and Michael Shideler	No	No
39	Loan	19	1	Golf Plaza	Edward Jong, Philip Jong and Yueh Ru Yu	No	No
40	Loan	27	1	982 Madison Street	Robert Michaeli and Nadav Hamo	No	No
41	Loan	16	1	714 5th Avenue	Simon Kohn	No	No
42	Loan		1	Akron Drive	Jerry Roger Cox	No	No
43	Loan		1	Stone Gate Terrace	Shashidhar Pemmasani, Sowjanya Chava, Madhavi Chundru and Krishna Chaitanya Chava	No	No
44	Loan	16	1	Greenwood Manor	Jacob Lefkowitz, Adam Mermelstein and Azriel Mandel	No	No

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
						29
1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	Refinance	No	2,547,800,000	0	902,200,000	0	3,450,000,000	3,150,000,400	0	8,525,349	0	291,474,251
2	Loan	13, 16, 27	1	Willow Glen	Refinance	No	58,000,000	0	8,000,000	0	66,000,000	59,747,831	0	2,691,468	294,534	3,266,167
3	Loan	4	1	300 Four Falls	Refinance	No	58,000,000	19,965,263	0	0	77,965,263	70,293,094	0	950,192	6,721,977	0
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	Refinance		71,000,000	0	0	0	71,000,000	24,876,212	0	2,254,692	238,242	43,630,854
4.01	Property		1	Mission		No
4.02	Property		1	Berkeley		No
4.03	Property		1	West Seattle		No
4.04	Property		1	Quimby Raleigh		No
4.05	Property		1	Ballard		No
4.06	Property		1	North Seattle		No
4.07	Property		1	Salmon Main		No
4.08	Property		1	Lovejoy		No
4.09	Property		1	The Zoo		No
4.10	Property		1	Fremont		No
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	Refinance	No	310,000,000	9,981,186	0	0	319,981,186	314,826,919	0	2,486,489	2,667,778	0
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	Refinance	No	30,500,000	0	0	0	30,500,000	22,780,154	0	635,114	277,066	6,807,666
7	Loan	1, 4, 7, 12	1	Northshore Mall	Refinance	No	175,000,000	312,283	0	0	175,312,283	171,101,035	0	1,076,572	3,134,676	0
8	Loan	13, 16, 19	1	Northwest Marketplace	Acquisition	No	26,000,000	12,179,421	5,000,000	0	43,179,421	0	37,799,830	3,579,983	1,799,608	0
9	Loan	19	1	Residence Inn Camarillo	Acquisition	No	25,350,000	14,767,794	0	0	40,117,794	0	39,000,000	941,237	176,557	0
10	Loan	1, 5, 7, 10	1	9911 Belward	Refinance	No	128,740,000	0	0	0	128,740,000	101,634,203	0	4,514,149	19,292,063	3,299,585
11	Loan		1	2000 Corporate Center	Acquisition	No	23,400,000	14,161,905	0	0	37,561,905	0	36,250,000	1,091,011	220,894	0
12	Loan	19, 20, 30	1	1700 South Santa Fe	Refinance	No	23,150,000	50,000	0	0	23,200,000	22,188,353	0	950,701	60,946	0
13	Loan	20	1	2730 Wilshire	Refinance	No	22,150,000	248,830	0	0	22,398,830	21,468,930	0	280,237	649,662	0
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	Acquisition	No	21,000,000	11,253,924	0	0	32,253,924	0	28,000,000	950,530	3,303,395	0
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	Acquisition	No	116,266,961	97,461,447	0	0	213,728,408	0	211,394,474	2,333,934	0	0
16	Loan		1	Oakdale Square Apartments	Acquisition	No
17	Loan	20, 30	1	Pacific Town Center	Acquisition	No
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC	Refinance	No
19	Loan	6, 19	2	Thoroughbred & Tate's	Refinance
19.01	Property		1	Throughbred Crossing		No
19.02	Property		1	Tate's Creek Crossing		No
20	Loan	3, 27	1	658 Driggs Financial	Refinance	No
21	Loan	3	1	White Mountain Apartments	Refinance	No
22	Loan	3, 27	1	Bella Vista Apartments	Acquisition	No
23	Loan		1	Warren Club	Acquisition	No
24	Loan	4, 18, 19, 23	1	Crossgates Commons	Refinance	No
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack	Refinance
25.01	Property		1	545 Metropolitan Avenue		No
25.02	Property		1	284 Suydam		No
25.03	Property		1	18-15 Woodbine Street		No
25.04	Property		1	543 Metropolitan Avenue		No
26	Loan	16, 31	1	Oakwood Estates	Refinance	No
27	Loan	5, 19	1	Hampton Inn Monroeville	Acquisition	No
28	Loan	10	1	The Star on Southside	Refinance	No
29	Loan	19	1	Wingate Atlanta Galleria	Refinance	No
30	Loan	6, 28	2	FG Communities NC Portfolio	Recapitalization/Acquisition
30.01	Property		1	Acony Bell		No
30.02	Property		1	Lone Oak MHC		No
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive	Acquisition	No
32	Loan	19	1	Holiday Inn Express - Crystal River	Acquisition	No
33	Loan	15, 23	1	Bear Valley Medical and Business Center	Refinance	No
34	Loan	2, 3, 19, 23	1	146-150 Broadway	Refinance	No
35	Loan	16, 30	1	4115 Zero Street	Acquisition	No
36	Loan	16, 30	1	Glenlock Apartments	Acquisition	No
37	Loan		1	22-30 South Munn Avenue	Acquisition	No
38	Loan	16, 23	1	Vernon Office Tinley	Acquisition	No
39	Loan	19	1	Golf Plaza	Refinance	No
40	Loan	27	1	982 Madison Street	Refinance	No
41	Loan	16	1	714 5th Avenue	Refinance	No
42	Loan		1	Akron Drive	Refinance	No
43	Loan		1	Stone Gate Terrace	Refinance	No
44	Loan	16	1	Greenwood Manor	Refinance	No

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 3, 5, 7, 12, 13, 14, 16, 19, 28, 31	1	CityCenter (Aria & Vdara)	0	3,450,000,000	NAP	336.06	318.44	94.8%	328.90	309.68	94.2%	340.58	324.22	95.2%	335.10	312.90	93.4%
2	Loan	13, 16, 27	1	Willow Glen	0	66,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	4	1	300 Four Falls	0	77,965,263	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 4, 5, 6, 7, 10, 12	10	ActivSpace Portfolio	0	71,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Mission			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Berkeley			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	West Seattle			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	Quimby Raleigh			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	Ballard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	North Seattle			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	Salmon Main			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	Lovejoy			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	The Zoo			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	Fremont			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 2, 7, 12, 19, 23, 31	1	535 & 545 5th Avenue	0	319,981,186	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	5, 19	1	Embassy Suites San Luis Obispo	0	30,500,000	3/31/2030	197.11	164.43	83.4%	197.11	164.43	83.4%	198.72	159.47	80.3%	200.56	154.36	77.0%
7	Loan	1, 4, 7, 12	1	Northshore Mall	0	175,312,283	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	13, 16, 19	1	Northwest Marketplace	0	43,179,421	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	19	1	Residence Inn Camarillo	0	40,117,794	NAP	206.09	186.06	90.3%	206.09	186.06	90.3%	198.31	176.40	89.0%	191.45	158.77	82.9%
10	Loan	1, 5, 7, 10	1	9911 Belward	0	128,740,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan		1	2000 Corporate Center	0	37,561,905	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	19, 20, 30	1	1700 South Santa Fe	0	23,200,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	20	1	2730 Wilshire	0	22,398,830	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 6, 19, 31	2	Cleveland Dual Brand Hotels	0	32,253,924	12/23/2045	125.76	71.86	57.1%	125.76	72.70	57.1%	127.70	77.93	61.0%	118.34	66.78	59.5%
15	Loan	3, 7, 10, 12, 16, 19, 23	1	Amazon LAX	0	213,728,408	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Oakdale Square Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	20, 30	1	Pacific Town Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	3, 4, 5, 7, 16, 18, 27	1	The MC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	6, 19	2	Thoroughbred & Tate's			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.01	Property		1	Throughbred Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.02	Property		1	Tate's Creek Crossing			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	3, 27	1	658 Driggs Financial			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	3	1	White Mountain Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	3, 27	1	Bella Vista Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	Warren Club			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	4, 18, 19, 23	1	Crossgates Commons			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	3, 6, 16, 18, 19, 27	4	Patoma Partners 4-Pack			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	545 Metropolitan Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	284 Suydam			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	18-15 Woodbine Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.04	Property		1	543 Metropolitan Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	16, 31	1	Oakwood Estates			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Hampton Inn Monroeville			12/31/2040	137.31	108.85	79.3%	137.31	108.85	79.3%	131.53	98.35	74.8%	128.87	92.15	71.5%
28	Loan	10	1	The Star on Southside			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Wingate Atlanta Galleria			1/31/2039	117.99	82.05	69.5%	117.99	82.05	69.5%	118.98	81.67	68.6%	131.73	89.87	68.2%
30	Loan	6, 28	2	FG Communities NC Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Acony Bell			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Lone Oak MHC			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	5, 19, 30	1	Hilton Garden Inn Birmingham/Lakeshore Drive			11/30/2040	136.54	93.40	68.4%	136.54	93.40	68.4%	135.34	89.89	66.4%	143.42	95.91	66.9%
32	Loan	19	1	Holiday Inn Express - Crystal River			12/19/2040	155.69	137.01	88.0%	155.69	143.24	92.0%	149.31	136.99	91.8%	146.39	126.85	86.7%
33	Loan	15, 23	1	Bear Valley Medical and Business Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	2, 3, 19, 23	1	146-150 Broadway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	16, 30	1	4115 Zero Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	16, 30	1	Glenlock Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	22-30 South Munn Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	16, 23	1	Vernon Office Tinley			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	19	1	Golf Plaza			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	27	1	982 Madison Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	714 5th Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan		1	Akron Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Stone Gate Terrace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16	1	Greenwood Manor			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

Footnotes to Annex A-1
(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “GSMC” denotes Goldman Sachs Mortgage Company as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “Natixis” denotes Natixis North Americas, LLC as Mortgage Loan Seller and “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller.

With respect to Loan No. 1, CityCenter (Aria & Vdara), the mortgage loan is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.

With respect to Loan No. 5, 535 & 545 5th Avenue, the mortgage loan is part of a whole loan that was co-originated by SGFC and DBR Investments Co. Limited.

With respect to Loan No. 7, Northshore Mall, the mortgage loan is part of a whole loan that was co-originated by GACC and JPMorgan Chase Bank, National Association.

With respect to Loan No. 10, 9911 Belward, the mortgage loan is part of a whole loan that was co-originated by GACC and Barclays.
(2)	With respect to Loan No. 4, ActivSpace Portfolio, the ActivSpace Portfolio Properties consist of traditional self-storage units and creative/loft rental units, primarily utilized as art, hobby, and business spaces. These units are predominantly "white-box" rooms, each equipped with a window and a sink. While some tenants utilize these spaces for traditional storage, a significant portion of tenants uses them for various hobbies, such as photography, woodworking, and painting, or as premises for small businesses and personal services where client interaction occurs within the unit. The portfolio does not differentiate between traditional self-storage and creative tenants, as all units are delivered in the same standard condition at lease commencement. All leases are structured on a month-to-month basis

With respect to Loan No. 5, 535 & 545 5th Avenue, the mortgaged property consists of 507,207 square feet across the two office buildings: (i) the 535 5th Avenue property totaling 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office space and 49,634 square feet of retail space, and (ii) the 545 5th Avenue property, which consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

With respect to Loan No.10, 9911 Belward, approximately 80% of the net rentable area at the mortgaged property is used for research and development, utility and mechanical or manufacturing space with the remaining 20% of the net rentable area used for office space.

With respect to Loan No. 14, Cleveland Dual Brand Hotels, the mortgaged property is comprised of two adjacent hotel buildings, the Holiday Inn portion consisting of 254 rooms and the Candlewood Suites portion consisting of 91 rooms.

With respect to Loan No. 34, 146-150 Broadway, the mortgaged property consists of five multifamily units and 4,319 square feet of retail space.
(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, CityCenter (Aria & Vdara), 26.3% of the underwritten revenue is generated from casino operations and 28.6% of the underwritten revenue is generated from food and beverage operations.

With respect to Loan No. 15, Amazon LAX, the mortgaged property consists of two distinct parcels: a 141,360 SF Amazon distribution facility and a 562,368 land SF industrial outdoor storage and parking site.

With respect to Loan No. 18, The MC, the mortgaged property is comprised of 233 multifamily units and 36,097 square feet of retail space.

A-1-22

With respect to Loan No. 20, 658 Driggs Financial, the mortgaged property is comprised of 20 multifamily units and 6,157 square feet of retail space.

With respect to Loan No. 21, White Mountain Apartments, in addition to the multifamily units the mortgaged property contains 87 self-storage units and 24 RV/Boat pad sites, which account for 2.7% of underwritten revenue.

With respect to Loan No. 22, Bella Vista Apartments, in addition to the multifamily units the mortgaged property contains 8,924 square feet of ground floor retail space (0.7% of underwritten income) and 95 climate-controlled self-storage units (7,760 square feet and 0.0% of underwritten income).

With respect to Loan No. 25, Patoma Partners 4-Pack, the portfolio consists of 20 multifamily units and two retail units. One retail unit is located at the 543 Metropolitan Avenue property and one unit is located at the 545 Metropolitan Avenue property. The retail unit at the 543 Metropolitan Avenue property is leased to Brooklyn Roasting Company, which signed a ten-year lease, expiring in May 2033, and occupies 1,258 square feet.

With respect to Loan No. 34, 146-150 Broadway, the Largest Tenant % of NRA is calculated based on the retail square footage, excluding the multifamily space.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 3, 300 Four Falls, the Third Largest Tenant, BTG International, subleases 11,886 square feet of its space to PM Group. Base rent for the space has been underwritten to PM Group’s rent under the sublease, which is less than BTG International’s rent for the space.

With respect to Loan No. 4, ActivSpace Portfolio, the Current Occupancy of 91.3% as of October 31, 2025, was calculated on a square foot basis. When calculating Current Occupancy on a per unit basis, the mortgaged property has 143 vacant units as of October 31, 2025, resulting in an 91.7% occupancy rate.

With respect to Loan No. 7, Northshore Mall, Current Occupancy reflects permanent and temporary tenancy and excludes anchor square footage.

With respect to Loan No. 18, The MC, the leased percentage excludes the occupancy of the retail space. When the multifamily and retail occupancy is blended, there is a leased occupancy of 95.7%.

With respect to Loan No. 24, Crossgates Commons, the Third Largest Tenant at the mortgaged property, Pickleball Kingdom is building out its space and has not taken occupancy or commenced paying rent. The tenant is expected to take occupancy in July 2026, followed by 6 months of a free rent period. At origination, the borrower funded (i) $1,413,638 for approved leasing expenses associated with Pickleball Kingdom as part of a $2,500,000 upfront rollover reserve and (ii) a $729,319 upfront free rent reserve, representing 15 months of gross rent for Pickleball Kingdom.
(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, CityCenter (Aria & Vdara) the Appraised Value ($) of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025, based on the hypothetical condition that the MGM Master Lease (as defined below) is no longer in place. The appraisal’s concluded “as is” value as of November 25, 2025 for the CityCenter (Aria & Vdara) Mortgaged Property is $4,450,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) senior notes of 57.3% and 57.3%, respectively. The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Mortgaged Property which is subject to the MGM Master Lease and the borrowers’ rights under the MGM Master Lease (as defined below). The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s (as defined below) leasehold interests in the CityCenter (Aria & Vdara) Mortgaged Property.

A-1-23

With respect to Loan No. 4, ActivSpace Portfolio, the appraised value of $118,730,000 reflects (i) the portfolio appraised value of the ActivSpace Portfolio Properties of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Property (as defined below) valued at $2,450,000. Based on the aggregate “as-is” appraised values of the individual ActivSpace Portfolio Properties (exclusive of the portfolio premium) of $114,630,000, the Cut-off Date LTV and the Maturity Date LTV for the ActivSpace Portfolio Whole Loan are both equal to 61.9%. The individual appraisals were completed on various dates between September 29, 2025 and October 1, 2025.

With respect to Loan No. 6, Embassy Suites San Luis Obispo, the "as is" value assumes a total capital expenditure of $3,900,000, with a capital deduction of $2,800,000.

With respect to Loan No. 10, 9911 Belward, the Appraised Value ($) represents the Market Value - Assuming Outstanding TIs Funded of the mortgaged property, which assumes that $21,743,000 of outstanding tenant improvement allowances were reserved.  At origination, the then outstanding amount of tenant improvement allowances of $19,292,063 was reserved, as certain of the tenant allowances were already provided between the appraisal date and the origination date. The appraisal also provided an “as is” appraised value of the mortgaged property of $297,000,000, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 43.3% and 43.3%, respectively.

With respect to Loan No. 18, The MC, the Appraised Value ($) for the Mortgaged Property includes approximately $52,700,000 attributable to a 421-a tax abatement, which has been applied for but has not been received as of the origination date of the related Mortgage Loan. The current taxes for the 2025/2026 tax year are $1,344,458 compared to the underwritten abated taxes of $642,175. The “as-is” value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 53.3% and 53.3%, respectively. The “as-is” value excluding the net present value of the 421-a tax exemption results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 77.5% and 77.5%, respectively.
With respect to Loan No. 27, Hampton Inn Monroeville, the Appraised Value ($) represents the "as-is (Extraordinary Assumption)" appraised value, which assumes that the mortgaged property will benefit from capital improvements of approximately $2,035,631, which represents the estimated costs of the property improvement plan (“PIP”) as of October 17, 2025. At origination, the borrower deposited $2,000,000 into a PIP reserve, reflecting the PIP’s estimated costs as of December 12, 2025. The “as-is” appraised value of the mortgaged property results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 71.9% and 71.9%, respectively.

With respect to Loan No. 31, Hilton Garden Inn Birmingham/Lakeshore Drive, the appraised value represents the "as-is (extraordinary assumption)" appraised value subject to the extraordinary assumption that a capital expenditure, which represents the estimated cost of renovations (PIP), would be escrowed at origination. At loan origination, the borrower deposited approximately $216,381 into a PIP reserve account, which reflects 125% of the remaining PIP budget. The “as-is” appraised value of the mortgaged property results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 69.4%.
(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 4, ActivSpace Portfolio
● Loan No. 14, Cleveland Dual Brand Hotels
● Loan No. 19, Thoroughbred & Tate's
● Loan No. 25, Patoma Partners 4-Pack
● Loan No. 30, FG Communities NC Portfolio
(7)	The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the chart titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

A-1-24

● Loan No. 1, CityCenter (Aria & Vdara)
● Loan No. 4, ActivSpace Portfolio
● Loan No. 5, 535 & 545 5th Avenue
● Loan No. 7, Northshore Mall
● Loan No. 10, 9911 Belward
● Loan No. 15, Amazon LAX
● Loan No. 18, The MC
(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(10)	With respect to Loan No. 4, ActivSpace Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once during the mortgage loan term.

With respect to Loan No. 10, 9911 Belward, a Grace Period – Late Fee (Days) of five days is permitted once during any 12-month period.

With respect to Loan No. 15, Amazon LAX, the Grace Period to impose a late charge is ten business days.

With respect to Loan No. 28, The Star on Southside, a Grace Period – Late Fee (Days) of five days is permitted once within any consecutive 12-month period.
(11)	Intentionally left blank.
(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, CityCenter (Aria & Vdara), provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the “Permitted Par Prepayment Date”). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that any such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by a prepayment fee equal to the greater of 0.5% and a yield maintenance premium.

With respect to Loan No. 4, ActivSpace Portfolio, defeasance of ActivSpace Portfolio Whole Loan is permitted, in whole but not in part, after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C40 securitization in February 2026. The actual lockout period may be longer.

With respect to Loan No. 5, 535 & 545 5th Avenue, on or after January 9, 2028, the Borrower shall have the right to voluntarily prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan, with no prepayment fee being due on or after the October 9, 2030 payment date. In addition, defeasance of the 535 & 545 5th Avenue Whole Loan in full, but not in part, is permitted at any item after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to

A-1-25

be securitized. The assumed defeasance lockout period of 25 payments is based on the expected BBCMS 2026-5C40 securitization trust closing date in February 2026. The actual defeasance lockout period may be longer.
With respect to Loan No. 7, Northshore Mall, defeasance of Northshore Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 1, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C40 securitization in February 2026. The actual lockout period may be longer.

With respect to Loan No. 15, Amazon LAX, the defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2026. Defeasance of the Amazon LAX Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 5, 2028. The assumed lockout period of 26 payments is based on the closing date of the BBCMS 2026-5C40 securitization trust in February 2026. The actual lockout period may be longer.
(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, CityCenter (Aria & Vdara), the borrowers have a one-time right without the consent of the lender to cause the owner of limited liability company interests in the borrowers to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) an aggregate debt yield not less than 6.75%. The lender’s receipt of a rating agency confirmation will not be required in connection with any future mezzanine loan.

With respect to Loan No. 1, CityCenter (Aria & Vdara), on December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and the borrower entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for 100% of the preferred limited partnership interests in a Delaware limited partnership (the “Partnership”). The general partner of the Partnership and the holder of 100% of the common limited partnership interests in the Partnership are both owned and controlled by the borrower.

With respect to Loan No. 1, CityCenter (Aria & Vdara), the interest rate shown for Note A 11, Note A-15, and Note A-22 contributed to the BBCMS 2026-5C40 securitization (6.07880916113333%) reflects the conduit coupon and does not represent the weighted average interest rate applicable to the SASB senior notes (5.0339669%) or the Whole Loan (5.29420%)

With respect to Loan No. 2, Willow Glen, Barclays Capital Real Estate Inc. originated a mezzanine loan (the “Willow Glen Mezzanine Loan”) in the amount of $8,000,000, secured by the direct equity ownership in the borrower of the Willow Glen Mortgage Loan. The Willow Glen Mezzanine Loan accrues interest at the rate of 12.50000% per annum and requires interest only payments. The Willow Glen Mezzanine Loan is co-terminus and subject to an intercreditor agreement with the Willow Glen Mortgage Loan.

With respect to Loan No. 8, Northwest Marketplace, RHYCF Northwest Freeway, LLC originated a mezzanine loan (the “Northwest Marketplace Mezzanine Loan”) in the amount of $5,000,000, secured by the direct equity ownership in the borrower of the Northwest Marketplace Mortgage Loan. The Northwest Marketplace Mezzanine Loan accrues interest at the rate of 13.00000% per annum and requires interest only payments; provided, however, the lender hereby agrees that so long as no event of default has occurred, (A) the borrower will only be obligated to pay the portion of the monthly debt service payment amount consisting of interest accruing at 9.00000% per annum on each payment date, and (B) the unpaid remainder of the monthly debt service payment amount will accrue and be payable in full at the maturity date (such unpaid, but accruing, interest being referred to herein as the “Deferred Interest”). The Northwest Marketplace Mezzanine Loan is co-terminus and subject to an intercreditor agreement with the Northwest Marketplace Mortgage Loan.
(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

A-1-26

With respect to Loan No. 1, CityCenter (Aria & Vdara), unless otherwise indicated, Underwritten NOI DSCR and Underwritten NCF DSCR for the Whole Loan reflect wholeco look-through operating results of the CityCenter (Aria & Vdara) Mortgaged Property and have been calculated based on the financial statements provided by the MGM Tenant, which do not reflect the Master Rent payable under the MGM Master Lease. The Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The CityCenter (Aria & Vdara) Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.8%, respectively
(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 33, Bear Valley Medical and Business Center, a $69,954.60 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/5th of the TI/LC deposit at origination.
(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, CityCenter (Aria & Vdara), the historical financial information is based on the financial reporting packaged delivered by the MGM Tenant and reflects the operating results of the CityCenter (Aria & Vdara) Mortgaged Property and does not reflect the borrowers’ financial condition. The MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Mortgaged Property are not part of the collateral securing the CityCenter (Aria & Vdara) Whole Loan, and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan.  The CityCenter (Aria & Vdara) Whole Loan is secured by the borrowers’ leased fee interest in the CityCenter (Aria & Vdara) Mortgaged Property which is subject to the MGM Master Lease and the borrowers’ rights under the MGM Master Lease. The borrowers are entitled to receive only the Master Rent under the MGM Master Lease, and not the underlying look through income of the City Center (Aria & Vdara) Property.

With respect to Loan No. 2, Willow Glen, Fourth Most Recent and Third Most Recent cash flows are not available as the mortgaged property was built in 2023.

With respect to Loan No. 8, Northwest Marketplace, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2025.

With respect to Loan No. 15, Amazon LAX, historical financial information is not presented as construction at the Amazon LAX Property was completed in 2025. The sole tenant, Amazon.com Services LLC, paid rent and occupied the property since June 1, 2024.

With respect to Loan No. 18, The MC, historical financials are unavailable as the mortgaged property was constructed from 2023-2025.

With respect to Loan No. 25, Patoma Partners 4-Pack, Third Most Recent and Fourth Most Recent cash flows are not available as the borrower acquired the mortgaged properties in various dates in 2022. Second Most Recent and Most Recent cash flows do not include any cash flow from the 545 Metropolitan Avenue property given the borrower acquired the mortgaged property in April 2022 and subsequently completed a ground-up development which was completed in the third quarter of 2025.

With respect to Loan No. 26, Oakwood Estates, Fourth Most Recent cash flows were not provided because, in 2022, the borrower sponsor included one-time expenses associated with property-owned homes at the mortgaged property, which were not representative.

With respect to Loan No. 35, 4115 Zero Street, no historical financial information is available because the mortgage loan proceeds were used to acquire the mortgaged property.

With respect to Loan No. 36, Glenlock Apartments, no historical financial information is available because the mortgage loan proceeds were used to acquire the mortgaged property.

With respect to Loan No. 38, Vernon Office Tinley, Fourth Most Recent cash flows are not available as the mortgaged property was acquired in 2026.
With respect to Loan No. 41, 714 5th Avenue, historical information not available because the mortgaged property was renovated in 2024.

A-1-27

With respect to Loan No. 44, Greenwood Manor, Fourth Most Recent cash flows are not available as the borrower acquired the mortgaged property in 2021 and subsequently performed capital renovations at the property through 2022.
(17)	Intentionally left blank.
(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 18, The MC, the borrower deposited approximately $2,130,117 at loan origination into a reserve account known as the 421-a Reserve. Provided that no event of default has occurred or is then continuing, on each of the 18 payment dates following the origination of the related Mortgage Loan, approximately $118,340 will be applied from the 421-a Reserve towards the monthly debt service payment amount due on such payment date.

With respect to Loan No. 24, Crossgates Commons, the borrower funded a $2,500,000 earnout reserve at origination. Subject to no continuing event of default or cash management period, the reserve may be released to the borrower within 15 days after the borrower’s delivery of a release request confirming that the following, among other conditions, are satisfied (collectively, the “At Home Earnout Release Conditions”): (i) the lease of the largest tenant at the mortgaged property, At Home, remains in effect through October 2032; (ii) At Home is not in bankruptcy; (iii) At Home has been open for business for at least 12 consecutive months as of November 12, 2025; (iv) either (a) Pickleball Kingdom, the third-largest tenant at the mortgaged property is open to the public for business and not “dark”, or (b) all or a portion of the Pickleball Kingdom space has been re-leased under lender-approved replacement lease(s) totaling at least 10,000 square feet, with substantially similar or better economics, all re-tenanting costs paid in full, and such re-tenanted space open to the public for business; (v) on or after the date of the satisfaction of the conditions set forth in clauses (i)-(iv) above, the mortgaged property has achieved a debt yield of at least 14.5%; and (v) the lender has received an estoppel certificate from the At Home tenant, in form and substance reasonably acceptable to lender, certifying that (A) it is open for business and operating at the mortgaged property, (B) the conditions in clauses (i)–(iii) are satisfied, (C) there is no uncured default, event of default, or breach by borrower under the At Home lease and no facts or circumstances exist that, with the passage of time or notice, could give rise thereto, and (D) no unpaid tenant improvements or leasing commissions are due under the At Home lease. If the At Home Earnout Release Conditions are not satisfied by November 6, 2027, lender may, in its sole discretion, apply the reserve to partially prepay the mortgage loan, and borrower will be required to pay a yield maintenance premium calculated under the mortgage loan documents and all lender costs related to such prepayment.

With respect to Loan No. 25, Patoma Partners 4-Pack, the borrower deposited $755,279 at mortgage loan closing in an upfront earnout reserve. Funds in the earnout reserve may be disbursed (in whole or in part), at the borrower’s request, no more than once during the mortgage loan term, subject to satisfaction of the following conditions:  (i) no default or trigger event is continuing, (ii) after giving effect to the disbursement of funds, the resulting debt yield is no less than 8.13% on two consecutive quarterly calculation dates and (iii) the lender has determined that such debt yield is achieved pursuant to one or more bona-fide third party retail leases entered into post-closing in accordance with the mortgage loan documents and the tenant(s) under such qualifying lease(s) are in occupancy and paying full unabated rent.  In the event that the above conditions are not met by January 6, 2028, the borrower will no longer have the right to any disbursement of funds from the earnout reserve and any remaining funds in the earnout reserve will either be held by the lender as additional collateral for the mortgage loan for the remainder of the mortgage loan term or applied to pay down the outstanding principal balance of the mortgage loan.

With respect to Loan No. 25, Patoma Partners 4-Pack, the rent replication reserve is to replicate anticipated rents that may be subject to rent abatements, free rent or other rent concession periods under a hypothetical lease for the ground floor retail space at 545 Metropolitan Avenue.
(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, CityCenter (Aria & Vdara), if the mortgaged property is not subject to the MGM Master Lease, (i) during the continuance of a Trigger Period, the borrowers are required to make a deposit on each payment date into the replacement reserve equal to (a) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (b) 0.5% of all other net revenue, other than non-recurring items, in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve is made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”) and (ii) if a

A-1-28

Trigger Period does not exist, on the first payment date of each calendar quarter, the borrower is required to deposit into the replacement reserve an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency and (y) the Replacement Reserve Five Year Lookback Deficiency (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the mortgaged properties are managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand-mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if borrower delivers evidence reasonably satisfactory to the lenders that such deposit has been made. “Trigger Period” means a period (A) commencing upon the earliest of: (i) an event of default under the CityCenter (Aria & Vdara) Whole Loan documents loan agreement, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of borrower or (iv) a DSCR Trigger Event and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan event of default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers, and is discharged, stayed or dismissed within 90 days of its filing, and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure. “DSCR Trigger Event” means (i) for so long as the MGM Master Lease is in effect and the guarantor under the MGM Master Lease is publicly traded, the occurrence of both (a) a debt service coverage ratio (determined based on look through income and not on the basis of the Master Rent), as determined by the lenders, of less than 2.00x (the “Required DSCR Ratio”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date, and (b) the guarantor under the MGM Master Lease’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the MGM Master Lease is not in effect or the guarantor under the MGM Master Lease is not publicly traded, a debt service coverage ratio (determined based on look through income and not on the basis of the Master Rent) , as determined by the lenders, of less than the Required DSCR Ratio on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date. “Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero. “Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025, and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the MGM Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero. “Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.
With respect to Loan No. 5, 535 & 545 5th Avenue, one each monthly payment date occurring in March, April, May and June 2026, the borrower is required to deposit with the lender an amount equal to $1,221,406.95 for real estate taxes. On each monthly payment date following, the borrower is required to deposit with the lender an amount equal to 1/12th of the estimated real estate taxes, initially $814,271.30.

With respect to Loan No. 6, Embassy Suites San Luis Obispo, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to the greater of (i) 4.0% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (ii) an amount equal to 1/12th of the aggregate amount, if any, required to be reserved pursuant to the management agreement and the franchise agreement for capital expenditures during the calendar year in which such monthly payment date occurs.

A-1-29

With respect to Loan No. 6, Embassy Suites San Luis Obispo, on each monthly payment date through and including the monthly payment date occurring in February 2028, the borrower is required to deposit with the lender an amount equal to 1.0% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs. The funds will be made available for capital expenditures related to remediation of deficiencies set forth in the franchisor’s “quality assurance” reports and for other capital expenditures related to the mortgaged property otherwise approved by the lender.

With respect to Loan No. 6, Embassy Suites San Luis Obispo, on each monthly payment date during a franchise trigger event period, the borrower is required to deposit with the lender all franchise trigger event excess cash for costs incurred (or to be incurred) in connection with the property improvement plan (“PIP”) work necessary to effect a franchise trigger event cure. The borrower will not be required to make deposits into the PIP account with respect to any PIP work to the extent that the amount of PIP funds deposited into the PIP account plus the amount of any capital expenditures funds on deposit in the capital expenditures account, net of any pending or completed disbursement requests therefrom for capital expenditures, exceeds the then-applicable PIP funds cap, which is equal to the greater of (A) $3,900,000 and (B) from and after issuance of a PIP, an amount equal to 125% of the cost of completing the related PIP work. If a franchise trigger event occurs and the borrower deposits the amount set forth in clause (A) into the PIP account prior to issuance of the related PIP, and then upon issuance of the PIP, the amount computed pursuant to clause (B) is greater than $3,900,000, then the borrower will be required to make additional deposits to the PIP account to satisfy the increased PIP funds cap.

With respect to Loan No. 8, Northwest Marketplace, at origination, the borrower deposited $137,150 (the “Replacement Reserve Cap”) into the replacement reserve. On each monthly payment date that the balance on deposit in the replacement reserve is less than the Replacement Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $2,285.83 or (y) an amount necessary to raise the balance of the replacement reserve to be equal to the Replacement Reserve Cap for replacements and repairs required to be made to the mortgaged property during the calendar year. The monthly replacement reserve is currently suspended.

With respect to Loan No. 8, Northwest Marketplace, at origination, the borrower deposited $400,000 (the “Rollover Reserve Cap”) into the rollover reserve. On each monthly payment date that the balance on deposit in the rollover reserve is less than the Rollover Reserve Cap amount, the borrower will be required to deposit the lesser of (x) $15,238.83 or (y) an amount necessary to raise the balance of the rollover reserve to be equal to the Rollover Reserve Cap, which amounts, together with all lease termination payments will be deposited in the rollover reserve for tenant improvement and leasing commission obligations incurred following origination. The monthly rollover reserve is currently suspended.

With respect to Loan No. 9, Residence Inn Camarillo, the borrower is required to make a monthly deposit into an FF&E reserve in an amount equal to 1/12th of the greater of (x) 4% of total gross revenues and (y) the amount required to be reserved for FF&E pursuant to the franchise agreement, provided, so long as (i) the franchise agreement is in full force and effect without default and (ii) the franchisor is holding a reserve for the payment of FF&E pursuant to the terms of the franchise agreement, the borrower will not be required to make monthly deposits into the FF&E reserve.
With respect to Loan No. 12, 1700 South Santa Fe, the monthly real estate tax reserve deposit will be $58,000 through the monthly payment in March 2026, and will decrease to $37,946 thereafter.

With respect to Loan No. 14, Cleveland Dual Brand Hotels, on each monthly payment date, the borrower is required to deposit into the FF&E reserve an amount equal to 1/12th of the greater of (x) 4% of the projected annual gross income from operations of the mortgaged property as set forth in the approved annual budget and (y) the amount required under the franchise agreement for capital reserves (the “FF&E Reserve Monthly Deposit”) for FF&E expenditures. The FF&E Reserve Monthly Deposit as of the first payment date is $41,617. At no time will the FF&E Reserve Monthly Deposit be less than the FF&E Reserve Monthly Deposit at origination of $41,617.

With respect to Loan No. 14, Cleveland Dual Brand Hotels, on each monthly payment commencing in March 2027, the borrower will be required to deposit into the Candlewood Suites PIP reserve an amount equal to 1/12th of the Candlewood Suites approved budgeted amount in order to accumulate with the lender sufficient funds to pay for the total PIP costs that are required under the Candlewood Suites approved PIP budget.

With respect to Loan No. 15, Amazon LAX, on each payment date during a trigger period in which the Amazon lease is not then in effect, the borrower is required to remit to the lender, for deposit into the TI/LC account, an amount equal to $11,780. Provided that no event of default exists, the TI/LC funds deposited into the TILC account will be disbursed to the borrower in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents.

A-1-30

With respect to Loan No. 15, Amazon LAX, on each payment date during a trigger period in which the Amazon lease is not then in effect, the borrower is required to remit to the lender, for deposit into a capital expenditure account, an amount equal to $1,767 in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents. Provided that no event of default is continuing, the funds deposited into the capital expenditure account will be disbursed to the borrower in accordance with the terms and conditions set forth in the Amazon LAX Whole Loan documents.

With respect to Loan No. 19, Thoroughbred & Tate's, upon the occurrence of one or more events that would result in the commencement of a low DSCR period, the borrower will be required to make monthly deposits into the low DSCR avoidance reserve in an amount equal to $10,659.35.

With respect to Loan No. 24, Crossgates Commons, the borrower is required to deposit an amount equal to the lesser of (i) initially the amount equal to one-twelfth (1/12) of the product obtained by multiplying $0.50 by the aggregate number of rentable square feet of space in the Property (initially equal to approximately $14,077 monthly) and (ii) such amount necessary to cause the amount of funds in the Rollover Reserve Subaccount, after giving effect to such deposit, to equal the Rollover Reserve Cap at any time the balance in the TI/LC reserve is below $750,000, inclusive of the upfront deposit of $2,500,000.

With respect to Loan No. 25, Patoma Partners 4-Pack, the Monthly TI/LC Reserve is reserved for general tenant improvement and leasing commissions that that may be incurred at any of the Patoma Partners 4-Pack Properties. The borrower will be required to deposit a monthly sum of $1,277.63 upon the earlier to occur of the (i) delivery to the lender of one or more commercial leases for the ground floor retail space at the 545 Metropolitan Property and (ii) January 6, 2028.
With respect to Loan No. 27, Hampton Inn Monroeville, the borrower is required to make a monthly deposit into an FF&E reserve in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) (i) for the first year following December 12, 2025, 1/12th of 1.0% of the annual operating income of the mortgaged property for the previous 12 month period, (ii) for the second year following December 12, 2025, 1/12th of 2.0% of the annual operating income of the mortgaged property for the previous 12 month period, (iii) for the third year following December 12, 2025, 1/12th of 3.0% of the annual operating income of the mortgaged property for the previous 12 month period, and (iv) thereafter, 1/12th of 4.0% of the annual operating income of the mortgaged property for the previous 12 month period.

With respect to Loan No. 29, Wingate Atlanta Galleria, on each monthly payment date, the borrower is required to deposit into the FF&E reserve an amount equal to $11,181 (the “FF&E Reserve Monthly Deposit”). At no time will the FF&E Reserve Monthly Deposit be less than the FF&E Reserve Monthly Deposit at origination of $11,181.

With respect to Loan No. 29, Wingate Atlanta Galleria, on each monthly payment date, the borrower is required to deposit into the PIP reserve an amount equal to the PIP Monthly Deposit (as defined below) for the replacements and repairs required by any PIP.

 A “PIP Monthly Deposit” means monthly installments in an amount reasonably estimated by the lender to provide for adequate funds to complete the work described in any PIP within the timeframes required by the PIP.

With respect to Loan No. 29, Wingate Atlanta Galleria, during the continuance of a low DSCR trigger period, the borrower will be required to make monthly deposits into the low DSCR reserve in an amount equal to $19,600.

With respect to Loan No. 31, Hilton Garden Inn Birmingham/Lakeshore Drive, on each monthly payment date, the borrower is required to deposit with lender into a capital expenditure reserve an amount equal to the greater of (a) 1/12th of 2% (from January 6, 2026 through December 6, 2026), 1/12th of 3% (from January 6, 2027 through December 6, 2027) and 1/12th of 4% (from January 6, 2028 through the end of the mortgage loan term), respectively, of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 31, Hilton Garden Inn Birmingham/Lakeshore Drive, on each monthly payment date during the continuance of a Franchise Trigger Event, the borrower is required to deposit all excess cash flow into a PIP reserve. A “Franchise Trigger Event” will commence upon (x) the expiration or termination of the franchise agreement for any reason, (y) the date that is 12 months prior to the then current expiration date of the franchise agreement or (z) the date that the borrower enters into any PIP or is required to perform a PIP pursuant to the franchise agreement (other than the existing PIP).

A-1-31

With respect to Loan No. 32, Holiday Inn Express - Crystal River, on each monthly payment date, the borrower is required to deposit into the FF&E reserve an amount equal to $6,407.97 (the “FF&E Reserve Monthly Deposit”). At no time will the FF&E Reserve Monthly Deposit be less than the FF&E Reserve Monthly Deposit at origination of $6,407.97.
With respect to Loan No. 34, 146-150 Broadway, on each monthly payment date, the borrower is required to deposit into the TI/LC reserve (i) $359.91, provided that no Critical Tenant Trigger Event has occurred and is continuing and (ii) $10,359.91, if a Critical Tenant Trigger Event has occurred, until such time that the Critical Tenant Trigger Event has been cured. A “Critical Tenant Trigger Event” will commence (a) if the related Critical Tenant gives notice of its intention to not extend or renew its lease or to terminate its lease or if the related lease is otherwise terminated or (b) on or prior to the date that is six months prior to the then applicable lease expiration date, the Critical Tenant has not extended its lease or the borrower has not re-tenanted the space (in each case pursuant to and in accordance with the terms and provisions of the mortgage loan documents). The current “Critical Tenant” is 146 Broadway Associates / Baby’s All Right, which entity is the sole retail tenant at the mortgaged property, leasing approximately 49.3% of net rentable area at the mortgaged property.

With respect to Loan No. 34, 146-150 Broadway, if cash management is triggered solely by the occurrence of a cash management debt service coverage ratio trigger event, the borrower may, at its sole option, within three business days’ notice from the lender of the occurrence of such trigger event, cure such trigger event by depositing with the lender cash in an amount necessary to cause the imputed debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination to be equal to or greater than 1.15x. During the continuance of such cash management trigger event, the lender will recalculate the debt service coverage ratio quarterly and in the event that the debt service coverage ratio decreases, the borrower will be required to deposit with the lender additional funds in an amount sufficient to insure that the lender holds an amount that causes the imputed debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination to be equal to or greater than 1.15x.

With respect to Loan No. 39, Golf Plaza, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender an amount equal to, with respect to the applicable period, the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $14.00 and (2) the denominator is equal to 12 and (ii) all material tenant trigger event excess cash, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.

With respect to Loan No. 39, Golf Plaza, upon the occurrence of the Second Largest Tenant, Ace Hardware, failing to extend its lease prior to the date which is six months prior to the expiration thereof, on each monthly payment date thereafter, the borrower is required to deposit with the lender an amount equal to $40,000 (the “Ace Hardware Monthly Reserve Deposit”) to pay for any tenant allowances, tenant improvements or leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with the re-tenanting of the premises at the mortgaged property encumbered by Ace Hardware pursuant to the terms of Ace Hardware’s lease. The amount of the Ace Hardware reserve funds on deposit in the Ace Hardware reserve account will not exceed $240,000. The borrower will no longer be required to deposit the Ace Hardware Monthly Reserve Deposit once the Ace Hardware reserve funds on deposit with the lender equal or exceed the Ace Hardware reserve funds cap. In the event Ace Hardware reserve funds are disbursed to the borrower and the amount of the Ace Hardware reserve funds no longer equal or exceed the amount of the Ace Hardware reserve funds cap, the borrower is not obligated to recommence the payment of the Ace Hardware Monthly Reserve Deposit. Furthermore, in the event that the applicable material tenant lease is extended with respect to all or substantially all of the applicable material tenant space pursuant to a qualified lease or all or substantially all of the applicable material tenant space (or, in connection with a partial termination, the applicable portion thereof) is leased pursuant to one or more qualified leases; provided that, in each case, the occupancy conditions have been satisfied as reasonably determined by the lender, then the borrower will no longer be required to deposit the Ace Hardware Monthly Reserve Deposit and, provided no event of default, cash management trigger event period, or material tenant trigger event period has occurred and is continuing, all Ace Hardware reserve funds remaining on deposit with the lender will be released to the borrower.
(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

A-1-32

With respect to Loan No. 12, 1700 South Santa Fe, the borrowers are required to deposit approximately $7,584 monthly into a TI/LC reserve, subject to a cap of approximately $273,007.

With respect to Loan No. 12, 1700 South Santa Fe, the borrowers are required to deposit approximately $3,033 monthly into a replacement reserve, subject to a cap of approximately $109,203.

With respect to Loan No. 13, 2730 Wilshire, the borrowers are required to deposit approximately $1,009 monthly into a replacement reserve, subject to a cap of approximately $36,310.

With respect to Loan No. 13, 2730 Wilshire, the borrowers are required to deposit approximately $5,043 monthly into a TI/LC reserve, subject to a cap of approximately $181,551.

With respect to Loan No. 17, Pacific Town Center, the borrowers are required to deposit approximately $8,935 monthly into a TI/LC reserve, subject to a cap of $300,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.
(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.
(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 5, 535 & 545 5th Avenue, the Third Largest Tenant, Laboratory Institute of Merchandising, Inc.), has the right to terminate its lease on May 31, 2029, upon not less than 12 months' prior written notice to the landlord and payment of a termination fee.

With respect to Loan No. 5, 535 & 545 5th Avenue, the Fifth Largest Tenant,  NBA Media Ventures, LLC (The NBA Store), has the one-time right to terminate its lease on December 18, 2029 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945.

With respect to Loan No. 15, Amazon LAX, the sole tenant at the mortgaged property, Amazon.com Services LLC, is receiving a base rent credit of $271,626.72. Additionally, the tenant is entitled to liquidated damages in the form of a rent credit of $165,000 in connection with the delayed completion of the construction.

With respect to Loan No. 24, Crossgates Commons, the third largest tenant, Pickleball Kingdom, has a termination option which may be exercised if it (i) does not obtain financing for the construction of its business operation at the mortgaged property on or before February 1, 2026 and (ii) gives the landlord notice of its inability to obtain financing on or before February 1, 2026.

With respect to Loan No. 33, Bear Valley Medical and Business Center, the Largest Tenant, County of San Bernardino DAAS, has the right to terminate its lease at any time and must provide at least 90 days’ prior written notice.

With respect to Loan No. 33, Bear Valley Medical and Business Center, the Second Largest Tenant, County of San Bernardino Workforce Development, has the right to terminate its lease at any time and must provide at least 90 days’ prior written notice.

With respect to Loan No. 34, 146-150 Broadway, the Largest Tenant, 146 Broadway Associates / Baby's All Right, has the right to terminate its lease on or after January 1, 2027, with a nine-month notice period.

With respect to Loan No. 38, Vernon Office Tinley, the Second Largest Tenant, RHM, has a one-time, non-continuing right to terminate its lease in February 2027 with nine months’ written notice and payment of a termination fee in an amount equal to $80,086.
(24)	Intentionally left blank.
(25)	Intentionally left blank.

A-1-33

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.
(27)	With respect to Loan No. 2, Willow Glen, the mortgaged property benefits from an existing tax incremental financing (“TIF”) which caps real estate taxes at $3,800 per unit through December 31, 2033. Prior to origination, the TIF was extended for an additional 10-years through December 31, 2043. Beginning on January 1, 2034 through December 31, 2043, real estate tax payments (inclusive of TIF) on the mortgaged property will be calculated for taxes payable in 2034 by using a base of $900,000 plus 3% annual increase per year from 2026 to 2033 (to reflect eight years of 3% annual increases).

With respect to Loan No. 18, The MC, the borrower applied for a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement is pending approval, and the tax abatement period has not yet started. At origination, the borrower deposited $2,130,116.76 into a Section 421-a reserve, that on each payment date following the origination of the related mortgage loan, the lender will apply one-eighteenth of the initial deposit toward the monthly debt service payment amount. If by May 1, 2027, the related lender has not received (i) a certificate of eligibility evidencing the implementation of the 421-a tax benefits and (ii) the mortgaged property has not achieved a UW DY of 8.0% and a DSCR of 1.30x, then the borrower has the right, at its request, to have the lender apply funds in the reserve towards a prepayment of a portion of the related mortgage loan (including any applicable yield maintenance amount) that results in an UW DY of 8.0% and a DSCR of 1.30x.

With respect to Loan No. 20, 658 Driggs Financial, the mortgaged property benefits from a 35-year 421a tax abatement from the NYC Department of Housing Preservation & Development. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The tax exemption began in the 2023 tax year and consists of a 100% exemption for the first 25 years and an exemption for the percentage of affordable units for the remaining 10 years. The related appraisal estimated the net present value of such exemption as $6,000,000. According to the appraisal, estimated unabated taxes for the 2025/2026 tax year would be $273,058, compared to assessed taxes of approximately $23,519. The Mortgage Loan was underwritten based on the assessed taxes.

With respect to Loan No. 22, Bella Vista Apartments, the mortgaged property benefits from a tax incentive agreement (“TIA”) granted by the City of Ansonia. The TIA provides that the mortgaged property will receive a 100% tax exemption for a period of six years, beginning on June 4, 2020, and concluding on June 4, 2026. Thereafter, the tax assessed value of the mortgaged property will be fixed for a period of five years in an amount equal to (i) $640,400 for the 153 Main Street portion of the mortgaged property and (ii) $1,031,400 for the 165 Main Street portion of the mortgaged property (the “Bella Vista Apartments Fixed Assessment Period”). Following the Bella Vista Apartments Fixed Assessment Period, the assessed value will increase by 5% per annum for a period of six years, after which the mortgaged property will be assessed at full market value. The full unabated taxes for the 2025 tax year are $279,615 compared to the underwritten abated taxes of $44,493. The mortgage loan will become full recourse if (i) the TIA is amended or modified without the lender’s prior written consent, (b) the TIA is surrendered by the borrower or terminated by the City of Ansonia, (c) the borrower and/or the mortgaged property fail to maintain all tax incentives under the TIA and/or (d) with respect to all or any portion of the mortgaged property, the City of Ansonia exercises or purports to exercise a right of reversion under the TIA documents (such right being subordinate to the lien of the mortgage loan).

With respect to Loan No. 25, Patoma Partners 4-Pack, there is a condominium structure at the 545 Metropolitan Avenue Property for the Industrial Commercial Abatement Program (“ICAP”) real estate tax exemption, which offers property tax abatements for eligible industrial and commercial buildings in New York City. The condominium consists of a residential unit comprised of five rental units and the commercial unit. The borrower owns all of the units in the condominium and appoints all of the members of the board of managers. At mortgage loan closing, the borrower delivered a condo estoppel as well as a conditional resignation of board members and irrevocable proxy.
With respect to Loan No. 40, 982 Madison Street, the mortgaged property benefits from a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development, which is set to expire in 2054. In connection with the 421-a tax abatement, the borrower is required to reserve at least 33.33% of the units (six units) at the mortgaged property for tenants earning up to 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax abatement of any increase in the assessed value of the mortgaged property for the first 25 years, and a 33.33% exemption over the following 10 years. In year 36, the

A-1-34

mortgaged property becomes fully taxable. In addition, two of the tenants (which lease two of the six units referred to above) receive vouchers related to the New York City Family Homelessness and Eviction Supplement program.
(28)	With respect to Loan No. 1, CityCenter (Aria & Vdara), mortgaged property is subject to a triple net master lease by and among the borrowers and MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”), dated September 28, 2021 (the “MGM Master Lease”). The MGM Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options, and MGM controls all operations. The borrowers are entitled to a current MGM Master Lease rent of approximately $232.7 million per annum (the “Master Rent”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index, capped at 3.0% per annum.

With respect to Loan No. 30, FG Communities NC Portfolio, FG Communities Portfolio DST and FG Communities Portfolio MT LLC, entered into a master lease dated as of December 1, 2025.
(29)	Intentionally left blank.
(30)	With respect to Loan No. 12, 1700 South Santa Fe, the borrower has the one-time right to convert the ownership of the mortgaged property to a tenancy-in-common, subject to the lender’s requirements in the mortgage loan documents.

With respect to Loan No. 17, Pacific Town Center, the borrower consists of three tenants-in-common.

With respect to Loan No. 31, Hilton Garden Inn Birmingham/Lakeshore Drive, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 35, 4115 Zero Street, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 36, Glenlock Apartments, the borrowers own the mortgaged property as tenants-in-common.
(31)	With respect to Loan No. 1, CityCenter (Aria & Vdara), financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria mortgaged property. The revenue and expenses associated with the RSB operations were transferred to BetMGM (an affiliate of MGM) pursuant to the RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of earning before interest, taxes, depreciation, amortization, and rent, and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The borrowers will not receive financial reporting from MGM with respect to the RSB operations and any revenues or expenses derived therefrom. The lenders will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the MGM Master Lease provide that, upon the expiration or earlier termination of the MGM Master Lease, which may include a termination of the MGM Master Lease by the borrowers following a default by MGM Tenant thereunder, the RSB services agreement is required to be terminated at MGM Tenant’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.

With respect to Loan No. 1, CityCenter (Aria & Vdara), unless otherwise indicated, cash flow metrics reflect WholeCo look through operating results of the mortgaged properties and do not include or substitute the Master Rent payable under the MGM Master Lease. Revenues and expenses associated with the RSB operations at Aria are excluded from the mortgaged property and are excluded from both earnings before interest, taxes, depreciation, amortization and rent and net cash flow calculations while the MGM Master Lease remains in effect. Upon expiration or early termination of the MGM Master Lease, the RSB services agreement are required to be terminated at MGM Tenant’s cost, and, subject to applicable gaming laws, the borrowers may elect to operate or engage a separate operator and receive the economics of any future RSB operations.

With respect to Loan No. 5, 535 & 545 5th Avenue, the 535 & 545 5th Avenue “Whole Loan Monthly Debt Service ($)” reflects the average of the first 12 monthly debt service payments following the Cut-Off Date. The 535 & 545 5th Avenue Whole Loan document(s) mention the monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Interest Rate %” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the Borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term (Mos.)” reflects an amortizing period of approximately 3720 months.

A-1-35

With respect to Loan No. 14, Cleveland Dual Brand Hotels, the 2024 renovation applies to the Holiday Inn portion of the mortgaged property.

With respect to Loan No. 26, Oakwood Estates, the mortgaged property is comprised of 156 park owned homes (of which 126 are occupied) and 187 (of which 111 are occupied) tenant owned homes. The number of park owned homes may be increased during the mortgage loan term, however the lender obtained an equity pledge of the controlling ownership interest in the borrower-affiliate entity that owns all affiliate-owned homes (the “Affiliate Homeowner”) as additional collateral for the mortgage loan. During the continuance of an event of default, the lender may (a) exercise all remedies available to a secured creditor under the equity pledge, including foreclosure, and (b) exercise all pledged membership rights with respect to the Affiliate Homeowner, giving the lender control of the Affiliate Homeowner and, by extension, control and possession of all the affiliate-owned homes. The equity pledge terminates if the park owned home concentration is less than or equal to 10% of the total pads at the mortgaged property.

A-1-36

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2	BBCMS 2026-5C40
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Hospitality	Full Service	2	$105,500,000	12.6%	3.64x	21.6%	43.8%	43.8%
	Limited Service	3	$30,000,000	3.6%	1.98x	15.9%	66.2%	66.2%
	Extended Stay	1	$25,350,000	3.0%	2.06x	16.1%	63.4%	63.4%
	Full Service / Extended Stay	2	$20,991,620	2.5%	1.50x	16.0%	67.7%	65.1%
	Select Service	1	$8,750,000	1.0%	1.64x	14.7%	68.4%	68.4%
	Subtotal:	8	$190,591,620	22.8%	2.84x	19.0%	53.7%	53.4%
Multifamily	Garden	9	$143,675,000	17.2%	1.44x	9.7%	64.4%	63.9%
	Mid Rise	3	$26,550,000	3.2%	1.46x	9.1%	66.7%	66.7%
	Low Rise	3	$10,830,322	1.3%	1.26x	8.4%	68.2%	68.2%
	Student Housing	1	$7,350,000	0.9%	1.65x	11.1%	64.4%	64.4%
	Subtotal:	16	$188,405,322	22.6%	1.44x	9.6%	64.9%	64.6%
Office	Suburban	3	$72,381,482	8.7%	1.71x	14.8%	62.7%	59.6%
	Lab / R&D	1	$24,740,000	3.0%	3.41x	17.3%	40.6%	40.6%
	Medical	1	$22,150,000	2.7%	1.68x	11.2%	54.7%	54.7%
	Subtotal:	5	$119,271,482	14.3%	2.06x	14.7%	56.6%	54.8%
Mixed Use	Multifamily / Retail	5	$51,176,678	6.1%	1.27x	8.2%	58.6%	58.6%
	Retail / Office	1	$39,989,247	4.8%	1.30x	9.7%	63.2%	62.2%
	Office / Industrial	1	$23,150,000	2.8%	1.83x	12.7%	61.4%	61.4%
	Subtotal:	7	$114,315,926	13.7%	1.39x	9.7%	60.8%	60.4%
Retail	Anchored	4	$64,881,628	7.8%	1.88x	12.3%	64.9%	64.2%
	Super Regional Mall	1	$28,000,000	3.4%	2.30x	15.6%	59.5%	59.5%
	Subtotal:	5	$92,881,628	11.1%	2.01x	13.3%	63.3%	62.8%
Industrial	Warehouse / Distribution	2	$25,040,000	3.0%	1.88x	11.3%	57.1%	57.1%
	Flex	1	$23,400,000	2.8%	1.71x	11.4%	64.6%	64.6%
	Manufacturing	1	$7,575,000	0.9%	1.56x	11.2%	69.5%	69.5%
	Subtotal:	4	$56,015,000	6.7%	1.76x	11.3%	61.9%	61.9%
Self Storage	Self Storage	10	$50,000,000	6.0%	2.02x	11.8%	59.8%	59.8%
	Subtotal:	10	$50,000,000	6.0%	2.02x	11.8%	59.8%	59.8%
Manufactured Housing	Manufactured Housing	3	$22,900,000	2.7%	1.44x	9.6%	54.5%	54.5%
	Subtotal:	3	$22,900,000	2.7%	1.44x	9.6%	54.5%	54.5%
Total / Weighted Average:		59	$834,380,978	100.0%	1.96x	13.1%	59.6%	59.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2026-5C40
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
California	10	$190,927,909	22.9%	1.80x	12.6%	60.6%	60.5%
New York	11	$121,527,876	14.6%	1.34x	9.6%	61.9%	61.2%
Nevada	1	$75,000,000	9.0%	4.46x	24.8%	36.2%	36.2%
Illinois	4	$74,050,000	8.9%	1.58x	10.3%	61.0%	61.0%
Pennsylvania	2	$68,962,024	8.3%	1.71x	14.9%	65.3%	62.3%
Texas	2	$30,275,000	3.6%	1.98x	11.0%	64.4%	64.4%
Kentucky	3	$30,000,000	3.6%	1.39x	9.8%	67.8%	67.8%
Massachusetts	1	$28,000,000	3.4%	2.30x	15.6%	59.5%	59.5%
Maryland	1	$24,740,000	3.0%	3.41x	17.3%	40.6%	40.6%
Ohio	2	$20,991,620	2.5%	1.50x	16.0%	67.7%	65.1%
Indiana	1	$19,450,000	2.3%	1.53x	9.5%	72.4%	72.4%
Washington	5	$19,345,070	2.3%	2.02x	11.8%	59.8%	59.8%
North Carolina	3	$15,240,000	1.8%	1.60x	11.3%	57.5%	57.5%
Wyoming	1	$14,000,000	1.7%	1.45x	11.1%	53.0%	51.1%
Connecticut	1	$14,000,000	1.7%	1.59x	9.5%	66.0%	66.0%
Michigan	1	$13,950,000	1.7%	1.29x	9.9%	69.4%	67.0%
Colorado	1	$12,700,000	1.5%	1.47x	9.6%	57.0%	57.0%
Oregon	3	$11,746,479	1.4%	2.02x	11.8%	59.8%	59.8%
Georgia	1	$10,500,000	1.3%	1.83x	15.0%	66.5%	66.5%
Alabama	1	$8,750,000	1.0%	1.64x	14.7%	68.4%	68.4%
Florida	1	$8,500,000	1.0%	2.02x	15.6%	69.1%	69.1%
Arkansas	1	$7,575,000	0.9%	1.56x	11.2%	69.5%	69.5%
West Virginia	1	$7,350,000	0.9%	1.65x	11.1%	64.4%	64.4%
New Jersey	1	$6,800,000	0.8%	1.36x	8.6%	67.2%	67.2%
Total / Weighted Average:	59	$834,380,978	100.0%	1.96x	13.1%	59.6%	59.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-2

Annex A-2	BBCMS 2026-5C40
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$4,000,000	-	$9,999,999	14	91,509,458	11.0%	6.66460%	58	1.68x	12.3%	63.3%	63.1%
$10,000,000	-	$14,999,999	10	124,631,628	14.9%	6.53941%	59	1.55x	11.5%	62.5%	61.6%
$15,000,000	-	$19,999,999	5	93,007,000	11.1%	6.18603%	58	1.41x	9.1%	65.2%	65.2%
$20,000,000	-	$29,999,999	9	213,781,620	25.6%	6.22556%	58	2.07x	13.7%	58.9%	58.6%
$30,000,000	-	$39,999,999	2	70,489,247	8.4%	7.11755%	59	1.45x	11.5%	62.9%	62.3%
$40,000,000	-	$54,999,999	1	50,000,000	6.0%	5.73800%	59	2.02x	11.8%	59.8%	59.8%
$55,000,000	-	$75,000,000	3	190,962,024	22.9%	6.36762%	59	2.69x	17.0%	52.9%	51.8%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.00000	-	5.99900	8	179,290,000	21.5%	5.57876%	58	2.07x	11.8%	59.9%	59.9%
6.00000	-	6.49900	14	306,107,000	36.7%	6.21891%	59	2.28x	14.0%	54.4%	54.2%
6.50000	-	6.99900	16	227,253,110	27.2%	6.74216%	58	1.66x	13.0%	63.8%	62.6%
7.00000	-	7.49900	4	91,989,247	11.0%	7.13637%	59	1.57x	12.5%	63.4%	63.0%
7.50000	-	7.99900	1	8,750,000	1.0%	7.86000%	58	1.64x	14.7%	68.4%	68.4%
8.00000	-	8.31000	1	20,991,620	2.5%	8.31000%	59	1.50x	16.0%	67.7%	65.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56	-	58	15	$264,421,628	31.7%	6.16086%	58	2.57x	15.4%	52.8%	52.6%
59	-	60	29	$569,959,349	68.3%	6.50338%	59	1.68x	12.1%	62.8%	62.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2026-5C40
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
360	6	$129,054,730	15.5%	6.92209%	59	1.60x	14.2%	63.3%	60.3%
Fixed Amortization Schedule	1	$39,989,247	4.8%	7.06000%	59	1.30x	9.7%	63.2%	62.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
358 - 360	6	$129,054,730	15.5%	6.92209%	59	1.60x	14.2%	63.3%	60.3%
Fixed Amortization Schedule	1	$39,989,247	4.8%	7.06000%	59	1.30x	9.7%	63.2%	62.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$665,337,000	79.7%	6.25258%	58	2.07x	13.1%	58.7%	58.7%
Amortizing Balloon	5	$141,093,978	16.9%	7.11783%	59	1.56x	13.7%	63.7%	61.1%
Interest Only, Amortizing Balloon	2	$27,950,000	3.3%	6.13129%	59	1.37x	10.5%	61.2%	59.0%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	5	$53,932,000	6.5%	6.42640%	59	1.25x	8.7%	65.6%	65.0%
1.30x	-	1.49x	11	203,739,247	24.4%	6.49243%	59	1.39x	9.4%	61.0%	60.7%
1.50x	-	1.79x	11	231,228,644	27.7%	6.73080%	59	1.62x	12.6%	65.4%	64.3%
1.80x	-	1.99x	8	90,891,086	10.9%	6.48816%	58	1.88x	13.6%	59.2%	58.5%
2.00x	-	2.49x	7	154,850,000	18.6%	6.07489%	59	2.10x	13.8%	61.6%	61.6%
2.50x	-	4.46x	2	99,740,000	12.0%	5.81122%	58	4.20x	22.9%	37.3%	37.3%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2026-5C40
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
36.2%	-	49.9%	3	$108,109,458	13.0%	5.88854%	58	4.03x	22.5%	37.7%	37.5%
50.0%	-	54.9%	6	91,350,000	10.9%	6.09202%	58	1.60x	10.4%	53.6%	53.3%
55.0%	-	59.9%	5	102,450,000	12.3%	6.07831%	59	1.97x	12.4%	59.2%	59.2%
60.0%	-	64.9%	12	281,027,876	33.7%	6.50319%	59	1.67x	11.8%	62.8%	62.4%
65.0%	-	72.4%	18	251,443,644	30.1%	6.73040%	59	1.53x	11.9%	67.9%	66.7%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
36.2%	-	49.9%	3	108,109,458	13.0%	5.88854%	58	4.03x	22.5%	37.7%	37.5%
50.0%	-	54.9%	6	91,350,000	10.9%	6.09202%	58	1.60x	10.4%	53.6%	53.3%
55.0%	-	59.9%	6	116,231,628	13.9%	6.16388%	59	1.96x	12.8%	59.7%	59.3%
60.0%	-	64.9%	12	325,208,271	39.0%	6.55171%	59	1.65x	12.1%	63.2%	62.5%
65.0%	-	72.4%	17	193,481,620	23.2%	6.69577%	59	1.50x	11.1%	68.6%	68.1%
Total / Weighted Average:			44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	33	$582,051,730	69.8%	6.40609%	59	1.72x	12.2%	62.5%	61.8%
Yield Maintenance	9	137,340,000	16.5%	6.32601%	58	1.83x	11.7%	59.2%	59.2%
Defeasance or Yield Maintenance	2	114,989,247	13.8%	6.42003%	58	3.36x	19.5%	45.6%	45.2%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	27	$585,914,358	70.2%	6.40154%	58	2.06x	13.6%	57.3%	56.7%
Acquisition	16	$238,266,620	28.6%	6.36613%	59	1.74x	12.3%	65.7%	65.3%
Recapitalization/Acquisition	1	$10,200,000	1.2%	6.68000%	58	1.41x	9.6%	51.3%	51.3%
Total / Weighted Average:	44	$834,380,978	100.0%	6.39483%	59	1.96x	13.1%	59.6%	59.1%
(1)	In the case of Loan Nos. 1, 4, 5, 7, 10, 15 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 2 and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 4, 10, 25, 27 and 31, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details. In the case of Loan No. 18, the Cut-off Date LTV and Maturity/ARD LTV are calculated by using an appraised value that assumes approval of an applied-for 421-a tax abatement. Refer to “Description of the Mortgage Pool—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

A-3-1

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

A-3-2

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

A-3-3

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI, GSMC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$75,000,000	Title(8):	Fee
Cut-off Date Principal Balance(2):	$75,000,000	Property Type – Subtype(8):	Hospitality – Full Service
% of IPB:	9.0%	Net Rentable Area (Rooms)(8):	5,349
Loan Purpose:	Refinance	Location:	Las Vegas, NV
Borrowers:	Ace A PropCo LLC and Ace V PropCo LLC	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	Blackstone Real Estate Partners IX L.P.	Occupancy/ ADR / RevPAR:	94.2% / $328.90 / $309.68
Interest Rate(3):	6.07880916113333%	Occupancy Date:	9/30/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$579,325,226 (12/31/2022)
Maturity Date:	12/9/2030	3rd Most Recent NOI (As of):	$585,966,283 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$583,734,452 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$635,387,355 (TTM 9/30/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	94.8% / $336.06 / $318.44
Amortization Type:	Interest Only	UW Revenues:	$1,629,791,517
Call Protection(4):	YM0.5(26),DorYM0.5(27),O(7)	UW Expenses:	$997,391,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$632,399,759
Additional Debt(2)(5):	Yes	UW NCF:	$607,952,887
Additional Debt Balance(2)(5):	$525,000,000 / $1,947,800,000 / $902,200,000	Appraised Value / Per Room(9):	$7,032,800,000 / $1,314,788
Additional Debt Type(2)(5)(6):	Pari Passu / B Notes	Appraisal Date:	11/25/2025

Escrows and Reserves(7)				Financial Information(2)(10)(11)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$476,313	$644,980
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$476,313	$644,980
TI / LC Reserve:	$0	Springing	N/A	Cut-off Date LTV(9):	36.2%	49.1%
FF&E Reserve:	$0	Springing	N/A	Maturity Date LTV(9):	36.2%	49.1%
				UW NCF DSCR:	4.46x	3.28x
				UW NOI Debt Yield:	24.8%	18.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$2,547,800,000	73.8%	Loan Payoff	$3,150,000,400	91.3%
Subordinate Loan	902,200,000	26.2	Return of Equity	291,474,251	8.4
			Closing Costs	8,525,349	0.2
Total Sources	$3,450,000,000	100.0%	Total Uses:	$3,450,000,000	100.0%
(1)	The CityCenter (Aria & Vdara) Whole Loan (as defined below) was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.
(2)	The CityCenter (Aria & Vdara) Mortgage Loan (as defined below) is part of the CityCenter (Aria & Vdara) Whole Loan, which is comprised of 24 pari passu senior promissory notes and four subordinate B notes, with an aggregate original principal balance and Cut-off Date Balance of $3,450,000,000. The Senior Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR (based on a weighted average interest rate of 5.280024422835390% per annum on the CityCenter (Aria & Vdara) Senior Notes (as defined below)) and UW NOI Debt Yield are based on the principal balance of the CityCenter (Aria & Vdara) Senior Notes.
(3)	Interest Rate represents the interest rate of component A-C of the CityCenter (Aria & Vdara) Whole Loan applicable to the CityCenter (Aria & Vdara) Senior Companion Notes (as defined below). The Interest Rate does not represent the interest rate attributable to component A (applicable to the CityCenter (Aria & Vdara) Senior SASB Notes (as defined below)) or component B and component C (applicable to the CityCenter (Aria & Vdara) B Notes (as defined below)).
(4)	Provided no event of default exists, the CityCenter (Aria & Vdara) Whole Loan may be defeased in whole but not in part, after the earlier of (i) two years after the final securitization that holds any note evidencing the CityCenter (Aria & Vdara) Whole Loan and (ii) three years after December 9, 2025, but prior to June 9, 2030 (the “Permitted Par Prepayment Date”). In addition, the CityCenter (Aria & Vdara) Whole Loan is prepayable in whole or in part at any time, provided that any such prepayment made prior to the Permitted Par Prepayment Date must be accompanied by the greater of a yield maintenance premium and 0.5% of the amount prepaid. The defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2026-5C40 securitization in February 2026. The actual defeasance lockout period may be longer.
(5)	See “Subordinate and Mezzanine Debt” below for further discussion of additional debt information.
(6)	On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation (the “Investor LP”) and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.
(7)	See “Escrows and Reserves” below for further discussion of reserve information.
A-3-4

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
(8)	The CityCenter (Aria & Vdara) Property (as defined below) is leased to MGM Lessee III, LLC (the “MGM Tenant”), a subsidiary of MGM Resort International (“MGM”), pursuant to a triple net master lease (the “Master Lease”). All property-specific financial information is based on the financial reporting package delivered by MGM. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property and the MGM Tenant is not a borrower under the CityCenter (Aria & Vdara) Whole Loan. The Borrowers (as defined below) are entitled to the master rent payment under the Master Lease, as described under “The Property” below, and the CityCenter (Aria & Vdara) Whole Loan is secured by the Borrowers’ rights under the Master Lease, among other things.
(9)	Appraised Value of $7,032,800,000 represents the appraisal’s concluded “hypothetical – fee simple” value as of November 25, 2025 based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease. The appraisal’s concluded “as is” value as of November 25, 2025 for CityCenter (Aria & Vdara) Property is $4,450,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan of 77.5% and 77.5%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Senior Notes of 57.3% and 57.3%, respectively.
(10)	The CityCenter (Aria & Vdara) Whole Loan was underwritten based on the net cash flow and the net operating income of the CityCenter (Aria & Vdara) Property reflective of the operating results of the MGM Tenant. The CityCenter (Aria & Vdara) Whole Loan (based on the Borrowers’ leased fee interest) is secured by all of the Borrowers’ rights under the Master Lease, not the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent payable under the Master Lease, and not the income received by the MGM Tenant.
(11)	The Whole Loan Cut-off Date Loan Per Room, Maturity Date Loan Per Room, UW NCF DSCR (based on a weighted average interest rate of 5.294200% per annum on the CityCenter (Aria & Vdara) Whole Loan) and UW NOI Debt Yield, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the CityCenter (Aria & Vdara) Whole Loan are based on the principal balance of the CityCenter (Aria & Vdara) Whole Loan. The Senior Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 57.3%, 57.3%, 1.71x and 9.1%, respectively. The Whole Loan Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield with respect to the Master Lease rent of approximately $232.7 million are 77.5%, 77.5%, 1.26x and 6.8%, respectively.

The Loan. The CityCenter (Aria & Vdara) mortgage loan, (the “CityCenter (Aria & Vdara) Mortgage Loan”), is part of the CityCenter (Aria & Vdara) Whole Loan which is secured by the Borrowers’ leased fee interest in the Aria Resort & Casino (the “Aria”) and the Vdara Hotel & Spa (the “Vdara”, and together with the Aria, the “CityCenter (Aria & Vdara) Property”) and a collateral assignment of the Master Lease. The CityCenter (Aria & Vdara) Whole Loan is evidenced by (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $2.5478 billion consisting of Notes A-1, A-2, A-3 and A-4 with an aggregate Cut-off Date balance of $1.9478 billion (the “CityCenter (Aria & Vdara) Senior SASB Notes”) and Notes A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-17, A-18, A-19, A-20, A-21, A-22, A-23 and A-24 with an aggregate Cut-off Date balance of $600 million (the “CityCenter (Aria & Vdara) Senior Companion Notes” and, together with the CityCenter (Aria & Vdara) Senior SASB Notes, the “CityCenter (Aria & Vdara) Senior Notes”) and (ii) four subordinate promissory notes, with an aggregate Cut-off Date balance of $902,200,000 (collectively, the “CityCenter (Aria & Vdara) B Notes” and, together with the CityCenter (Aria & Vdara) Senior Notes, the “CityCenter (Aria & Vdara) Whole Loan”). The CityCenter (Aria & Vdara) Mortgage Loan is evidenced by the non-controlling Note A-11, contributed by CREFI, non-controlling Note A-15, contributed by GACC, and non-controlling Note A-22, contributed by GSMC, with an aggregate original principal balance of $75,000,000.

The CityCenter (Aria & Vdara) Whole Loan has a 5-year term and is interest-only for the full term with a maturity date of December 9, 2030. The CityCenter (Aria & Vdara) Senior Notes accrue interest at a fixed rate of 5.280024422835390% per annum on an Actual/360 basis, the CityCenter (Aria & Vdara) Whole Loan accrues interest at a fixed rate of 5.29420% per annum on an Actual/360 basis, and the CityCenter (Aria & Vdara) Senior Companion Notes accrue interest at a fixed rate of 6.07880916113333% per annum on an Actual/360 basis. The CityCenter (Aria & Vdara) Whole Loan was co-originated on December 9, 2025 by JPMorgan Chase Bank, National Association (“JPMCB”), German American Capital Corporation, Citi Real Estate Funding Inc. and Goldman Sachs Bank USA.

The relationship between the holders of the CityCenter (Aria & Vdara) Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The CityCenter (Aria & Vdara) Pari Passu-AB Whole Loan” in the prospectus. The CityCenter (Aria & Vdara) Whole Loan will be serviced under the trust and servicing agreement for the BX 2025-ARIA securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-5

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The table below identifies the promissory notes that comprise the CityCenter (Aria & Vdara) Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$779,120,000	$779,120,000	BX 2025-ARIA	Yes
A-2	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-3	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-4	$389,560,000	$389,560,000	BX 2025-ARIA	No
A-5(1)	$56,000,000	$56,000,000	JPMCB	No
A-6	$40,000,000	$40,000,000	BMO 2025-5C13	No
A-7(1)	$48,000,000	$48,000,000	JPMCB	No
A-8(1)	$48,000,000	$48,000,000	JPMCB	No
A-9(1)	$48,000,000	$48,000,000	JPMCB	No
A-10(1)	$30,000,000	$30,000,000	CREFI	No
A-11	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-12(1)	$25,000,000	$25,000,000	CREFI	No
A-13(1)	$20,000,000	$20,000,000	CREFI	No
A-14(1)	$20,000,000	$20,000,000	CREFI	No
A-15	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-16(1)	$25,000,000	$25,000,000	GACC	No
A-17(1)	$25,000,000	$25,000,000	GACC	No
A-18(1)	$25,000,000	$25,000,000	GACC	No
A-19(1)	$20,000,000	$20,000,000	GACC	No
A-20(1)	$50,000,000	$50,000,000	GSMC	No
A-21(1)	$30,000,000	$30,000,000	GSMC	No
A-22	$25,000,000	$25,000,000	BBCMS 2026-5C40	No
A-23(1)	$10,000,000	$10,000,000	GSMC	No
A-24(1)	$5,000,000	$5,000,000	GSMC	No
B-1	$360,880,000	$360,880,000	BX 2025-ARIA	No
B-2	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-3	$180,440,000	$180,440,000	BX 2025-ARIA	No
B-4	$180,440,000	$180,440,000	BX 2025-ARIA	No
Whole Loan	$3,450,000,000	$3,450,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The CityCenter (Aria & Vdara) Property is located in CityCenter, a 76-acre, mixed-use development located on South Las Vegas Boulevard (the “Las Vegas Strip”) in Las Vegas, Nevada, and is comprised of 5,349 keys, over 20 food and beverage (“F&B”) outlets, approximately 150,000 square feet of casino space, as well as various other retail, entertainment and amenity offerings including access to Shadow Creek, the golf course designed by renowned architect Tom Fazio.

The Borrowers own the fee interest in the CityCenter (Aria & Vdara) Property and have leased the CityCenter (Aria & Vdara) Property to a subsidiary of MGM Resorts International (“MGM”) pursuant to a triple net master lease (the “Master Lease”). The Borrowers, together with MGM Lessee III, LLC (the “MGM Tenant” or the “OpCo”), are collectively referred to as the “WholeCo”.

In October 2021, MGM consolidated its then ownership of the CityCenter (Aria & Vdara) Property by acquiring a 50% non-controlling interest in the CityCenter (Aria & Vdara) Property from Infinity World for a purchase price of approximately $2.125 billion ($397,271 per key). Concurrently, MGM entered into a sale-leaseback transaction with Blackstone, pursuant to which the Borrowers acquired the fee interest in the CityCenter (Aria & Vdara) Property from MGM for approximately $3.9 billion ($727,239 per key), inclusive of a $763.4 million equity investment from Blackstone, and simultaneously leased the CityCenter (Aria & Vdara) Property to the OpCo pursuant to the Master Lease.

The Master Lease has an initial term of 30 years expiring in 2051, with three, 10-year renewal options and no termination options. The Borrowers are entitled to a current Master Lease rent of approximately $232.7 million per annum (the “Master Rent” or “PropCo EBITDA”), which is structured with 2.0% escalations through 2036. Thereafter, the escalation will be the greater of 2.0% or the consumer price index (“CPI”), capped at 3.0% per annum.

In addition to the cash flow generated by the CityCenter (Aria & Vdara) Property, the Master Lease is structured with a corporate guaranty for all lease obligations from MGM (the “MGM Master Lease Guaranty”), a publicly traded company with a market capitalization of approximately $9.4 billion as of December 2025. The Master Lease and the MGM Master

A-3-6

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

Lease Guaranty have been collaterally assigned to the lenders. Moreover, the MGM Tenant is required to post a reserve in the amount of one year’s then current Master Rent if (i) both the ratio of earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) to Master Rent coverage falls below 1.60x and MGM’s market capitalization declines below $6.0 billion or (ii) both MGM is no longer listed on a major stock exchange and the ratio of EBITDAR to Master Rent declines below a 2.0x coverage.

The Master Lease requires an ongoing capital expenditure (“CapEx”) reserve equal to 1.5% of revenues and a minimum CapEx spend based on a five-year rolling schedule equal to: (a) 4.0% of revenues for years one through five, (b) 2.5% of revenues for years six through ten, (c) 3.0% of revenues for years eleven through twenty and (d) 3.5% of revenues for years twenty-one and thereafter. The estimated CapEx spend during the term of the CityCenter (Aria & Vdara) Whole Loan based on the contractually required spend is approximately $498.8 million ($93,252 per room).

Since 2021, the CityCenter (Aria & Vdara) Property has rapidly recovered from the COVID-19 pandemic, as evidenced by TTM September 2025 occupancy, ADR, RevPAR and EBITDAR increases of approximately 69.3%, 46.5%, 148.1% and 124.0%, respectively. The CityCenter (Aria & Vdara) Property had an overall EBITDAR of approximately $283.6 million as of TTM August 2021 and approximately $635.4 million as of TTM September 2025.

The Aria. Located in the heart of CityCenter on the Las Vegas Strip, the Aria Resort & Casino is a premier, full-service luxury resort and casino spanning approximately 61.4 acres. The property comprises 4,002 guest rooms and suites, including 17 exclusive villas, distributed across a 61-story main tower that offers sweeping views of the Las Vegas Strip and the surrounding cityscape. The Aria is renowned for its award-winning hospitality, having received various travel guide awards. The Aria was designed with sustainability in mind, achieving LEED Gold certification and incorporating energy and water efficiency measures. Entertainment options include the JEWEL Nightclub, a 24,000 square foot venue featuring DJs, as well as the Aria Fine Art Collection. Additional amenities include concierge services, a business center, and direct access to the Las Vegas tram system.

The Aria offers a diverse mix of over 4,000 guest rooms, including 3,436 deluxe rooms, 258 recently renovated tower suites, 291 Sky Suites (as defined below) and 17 villas. Rooms average 638 square feet and feature advanced technology, keyless entry and voice-activated controls in select suites. The “Sky Suites” are a hotel-within-a-hotel, offering amenities for guests, including private check-in, dedicated elevators, access to a private lounge with complimentary food/drinks and the secluded Sky Pool, all in spacious, modern suites with separate living areas and bathrooms. They provide perks like luxury airport transfers, butler service, and priority access to dining. As of TTM September 2025, the Aria maintained an occupancy rate of 94.2%, with an ADR of $346.79 and RevPAR of $326.83.

The casino floor spans approximately 150,000 square feet, featuring a selection of 1,940 slot machines, 145 table games, a high-limit lounge and a race and sports book catering to both casual and experienced players. Gaming revenue accounted for 30.8% of total property revenues as of TTM September 2025, reflecting a shift toward non-gaming demand drivers. Nominal gaming revenue grew approximately 31% at the Aria between 2019 and 2024.

The Aria offers over 500,000 square feet of convention and meeting space, complemented by seven ballrooms, 51 meeting rooms and a dedicated event planning team. Dining options include over 20 F&B outlets, ranging from upscale, well rated and celebrity chef-driven restaurants such as Carbone, CATCH, Jean Georges Steakhouse, Bardot Brasserie, and Blossom, to a variety of casual and quick-serve concepts. Additionally, Gymkhana, an Indian restaurant located in London, opened its first U.S. location at the Aria in December of 2025 and is expected to drive continued growth in the F&B segment. Additional amenities include a 215,000 square foot pool deck with four pools and 12,000 square feet of cabanas, a spa and salon, the Aria Fine Art Collection, and direct access to luxury retail and entertainment venues.

The Vdara. Located adjacent to Aria Resort & Casino within CityCenter, the Vdara Hotel & Spa is a luxury, non-gaming, all-suite hotel distinguished by its modern crescent design. The 57-story tower features 1,495 guest suites and offers a tranquil, smoke-free environment with direct access to the Las Vegas Strip. The Vdara is recognized for its upscale accommodations and LEED Gold-certified design. The Vdara features approximately 16,500 square feet of meeting and event space, including a 3,923 square foot grand ballroom and the flagship Silk Road meeting space which accommodates up to 200 guests and features a private dining room. Amenities include a two-level wellness spa, a rooftop pool with cabanas and daybeds, a state-of-the-art fitness center, and a curated selection of luxury retail outlets. The Vdara offers seamless connectivity to the Aria, Bellagio, and other CityCenter attractions via the express tram.

A-3-7

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The Vdara’s 1,495 suites include deluxe, premium, luxury and premier options, with average room sizes of 660 square feet. Suites feature open floor plans, horizontal windows with expansive city and mountain views, and fully equipped gourmet kitchens with designer appliances. The Vdara is part of a condominium, which also includes 148 residential condominium units, of which approximately 32 participate in a rental program pursuant to which they are available for rental as hotel rooms. As of TTM September 2025, the Vdara reported an occupancy rate of 93.9%, ADR of $276.95, and RevPAR of $260.06, reflecting strong demand for upscale, non-gaming accommodations on the Las Vegas Strip.

The Vdara offers a selection of premium dining options, including Elements, Maceoo Paris, Terrene, and Radiance, as well as in-suite dining and access to the Aria’s extensive restaurant portfolio. The Vdara Spa & Salon spans two floors and features 11 treatment rooms, sauna, steam rooms, hot plunges, and heated chaise lounges. The rooftop pool deck offers panoramic views and private cabanas. The Vdara also has a state-of-the-art fitness center and luxury retail outlets. The Silk Road meeting space at the Vdara is seamlessly connected to the Aria and Bellagio via the CityCenter tram, offering guests convenient access to world-class dining, entertainment, and retail.

Appraisal. According to the appraisal, the CityCenter (Aria & Vdara) Property had a “hypothetical – fee simple” appraised value of $7,032,800,000 as of November 25, 2025, based on the hypothetical condition that the CityCenter (Aria & Vdara) Property is not subject to the Master Lease and an “as is – leased fee” appraised value of $4,450,000,000 as of November 25, 2025. The table below shows the appraisal’s “hypothetical – fee simple” and “leased fee” conclusions:

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate	Appraisal Approach
The Aria	$6,375,000,000(2)	8.50%	Income Capitalization Approach
The Vdara	$657,800,000(2)	7.43%	Income Capitalization Approach
Leased Fee	$4,450,000,000	5.25%	Income Capitalization Approach
(1)	Source: Appraisal.
(2)	Represents the WholeCo Appraised Value. The CityCenter (Aria & Vdara) Whole Loan is not secured by the MGM Tenant’s leasehold interests in the CityCenter (Aria & Vdara) Property but is secured by the Borrowers’ rights under the Master Lease.

Environmental. According to the Phase I environmental reports dated December 3, 2025 there are no recognized environmental conditions at the CityCenter (Aria & Vdara) Property.

A-3-8

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The following table presents certain information relating to the WholeCo look-through historical operating performance and underwritten net cash flow at the CityCenter (Aria & Vdara) Property. The Borrowers are entitled to receive only the rent under the Master Lease and not the underlying WholeCo look-through income.

Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/30/2025	U/W(2)	Per Room(3)	%(4)
Occupancy	89.0%	93.4%	95.2%	94.2%	94.8%
ADR(3)	$300.03	$335.10	$340.58	$328.90	$336.06
RevPAR	$267.00	$312.90	$324.22	$309.68	$318.44

Rooms Revenue	$521,516,805	$613,499,702	$637,872,265	$606,971,605	$621,725,603	$116,232	38.1%
Casino Revenue	398,416,803	379,429,580	363,767,670	445,674,245	428,910,321	80,185	26.3
Food & Beverage Revenue	408,775,407	445,587,845	468,136,267	443,366,197	465,422,092	87,011	28.6
Other Departmental Revenue(5)	115,087,855	115,820,055	111,693,386	115,354,233	113,733,501	21,263	7.0
Total Revenue	$1,443,796,870	$1,554,337,182	$1,581,469,587	$1,611,366,280	$1,629,791,517	$304,691	100.0%

Rooms Expense(6)	151,452,587	169,988,158	185,046,225	183,986,680	188,651,419	35,269	30.3
Casino Expense(6)	172,516,951	198,058,944	198,607,896	198,748,960	197,812,779	36,981	46.1
Food & Beverage Expense(6)	280,374,257	330,729,810	341,847,365	328,631,653	345,361,697	64,566	74.2
Other Departmental Expense(5)(6)	42,444,516	45,389,779	45,077,711	46,914,540	46,305,073	8,657	40.7
Total Departmental Expenses	$646,788,311	$744,166,692	$770,579,198	$758,281,833	$778,130,967	$145,472	47.7%

Gross Operating Income	$797,008,559	$810,170,490	$810,890,390	$853,084,447	$851,660,549	$159,219	52.3%

Administrative and General	63,269,875	70,348,977	68,335,109	64,439,497	65,217,842	12,193	4.0
Sales and Marketing	32,315,100	24,130,762	24,723,051	18,560,141	18,779,491	3,511	1.2
Property Operation and Maintenance	22,382,967	23,366,146	25,675,346	25,004,506	25,269,661	4,724	1.6
Total Undistributed Expenses	$117,967,943	$117,845,886	$118,733,506	$108,004,144	$109,266,994	$20,428	6.7%

Gross Operating Profit	$679,040,616	$692,324,605	$692,156,884	$745,080,303	$742,393,555	$138,791	45.6%

Total Management Fees	$64,857,314	$69,873,004	$71,104,350	$72,397,889	$72,698,736	$13,591	4.5%

Real Estate Taxes	19,280,539	20,595,325	21,694,635	22,156,930	22,156,930	4,142	1.4
Insurance	15,577,537	15,889,993	15,623,447	15,138,129	15,138,129	2,830	0.9
Total Fixed Expenses	$34,858,076	$36,485,318	$37,318,082	$37,295,059	$37,295,059	$6,972	2.3%

Net Operating Income	$579,325,226	$585,966,283	$583,734,452	$635,387,355	$632,399,759	$118,228	38.8%

FF&E	21,656,953	23,315,058	23,722,044	24,170,494	24,446,873	4,570	1.5

Net Cash Flow	$557,668,273	$562,651,225	$560,012,408	$611,216,861	$607,952,887	$113,657	37.3%
(1)	Financials are inclusive of revenue and expenses from the racing and sports book (“RSB”) operations at the Aria. The revenue and expenses associated with the racing and sports book operations were transferred to BetMGM (an affiliate of MGM) pursuant to an RSB services agreement. The RSB services agreement and any revenue and expenses derived from the RSB operation at the Aria are not a part of the collateral for the CityCenter (Aria & Vdara) Whole Loan and are excluded from the calculations of EBITDAR and net cash flow. Any revenues or expenses or other amounts from the RSB operation belong to BetMGM. The Borrowers will not receive financial reporting from MGM Tenant with respect to the RSB operations and any revenues or expenses derived therefrom. The lenders will not be entitled to receive any financial reporting or cash flow information from the RSB operations at the Aria property. However, the terms of the Master Lease provide that, upon the expiration or earlier termination of the Master Lease, which may include a termination of the Master Lease by the Borrowers following a default by MGM Tenant thereunder, the RSB services agreement will be terminated at MGM Tenant’s cost and expense. Upon such termination, subject to compliance with applicable gaming laws, the Borrowers may elect to operate or engage a separate operator for the RSB operations and collect all or a portion of the revenues and expenses derived from such RSB operations thereafter.
(2)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Per Room is based on 5,349 rooms.
A-3-9

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)
(4)	% column represents percent of Total Revenue unless stated otherwise.
(5)	Other Departmental Revenue and Other Department Expenses consists of retail, entertainment and other department revenues and expenses.
(6)	% column represents percent of respective department revenue.

The Market. The CityCenter (Aria & Vdara) Property is located on the Las Vegas Strip within the master planned CityCenter in Las Vegas, Nevada. Las Vegas is one of the top three destinations in the United States for business conventions and a national leader in the hospitality industry. According to a third party research report, hotel fundamentals in Las Vegas have strengthened since the easing of COVID-19 impacts in 2021 with average ADR and average RevPAR increasing from 2019 to 2025 (through September) by approximately 51.6% and 48.1%, respectively. In 2024, Las Vegas welcomed approximately 41.7 million visitors, marking a 2.1% increase over 2023 and the fourth consecutive year of growth since the COVID-19 pandemic while slightly trailing its 2019 levels by approximately 2.0%. Las Vegas’ monthly visitor trend through 2025 (through September) is tracking 2019, with the average monthly visitor count reaching approximately 3.2 million compared to 2019’s monthly average of 3.5 million.

According to a third party research report, gaming revenue has been decreasing as an overall percentage of Las Vegas Strip revenue, nominal gaming revenue grew approximately 31.0% from 2019 to 2024, while the monthly average gaming revenue grew approximately 30.6% from 2019 to 2025 (as of September). The hotels have continued to diversify revenue sources while continuing to grow casino revenue.

The introduction of professional sports and certain key entertainment attractions in recent years has accelerated non-gaming driven demand. Las Vegas welcomed its first professional sports team in 2017, just a year after the T-Mobile Arena finished construction. The NHL expansion team boasts the highest average attendance in the league, with roughly 18,000 fans each game. Additionally, the state-of-the-art, $1.9 billion Allegiant Stadium opened in 2020 to the NFL’s Las Vegas Raiders. The new team has helped to boost Sunday demand at hotels, a historically weak night, along with additional demand from year round events. The 65,000-seat stadium is walking distance from the Las Vegas Strip and hosts concerts, exhibitions and sporting events. Over the first five years of its existence, the stadium has helped to draw more than 6 million guests to over 700 events.

The Sphere, which opened in 2023, is the largest LED display in the world, measuring 366 feet high and 516 feet wide. Development was estimated to cost approximately $2.3 billion, making it the most expensive entertainment venue built in the Las Vegas Valley. The groundbreaking entertainment venue has quickly become one of the most recognizable landmarks in Las Vegas. With seating capacity of up to 18,600 people, it combines cutting-edge visuals and sound with a striking exterior made of 1.2 million LED lights. In 2024, the Sphere grossed $420.5 million off of 1.3 million concert tickets sold, ranking as the top-grossing venue of any size that year.

Las Vegas will host the Formula 1 Grand Prix annually through 2032, with the inaugural race held in November 2023 and the Oakland Athletics Major League Baseball team is expected to move to Las Vegas, with a new $2.0 billion, 33,000-seat stadium expected to be completed by 2028. We cannot assure you that such move will take place or that the stadium will be constructed.

The following table presents certain information regarding properties located on the Las Vegas Strip:

Las Vegas Strip Hotel Occupancy, ADR and RevPAR(1)
Year	Occupancy	ADR	RevPAR
YTD Oct 2025	83.7%	$195.34	$163.50
2024	86.4%	$206.12	$178.09
2023	86.2%	$204.42	$176.21
2022	81.6%	$182.11	$148.60
(1)	Source: Appraisal.

The Borrowers. The borrowers are Ace A PropCo LLC and Ace V PropCo LLC (collectively, the “Borrowers”), each of which is a Delaware limited liability company and single-purpose, bankruptcy-remote entity with two independent directors. Each borrower is a recycled entity. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the CityCenter (Aria & Vdara) Whole Loan.

A-3-10

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

The Borrower Sponsor. The borrower sponsor is Blackstone Real Estate Partners IX L.P., a subsidiary of Blackstone (the “Borrower Sponsor”). Founded in 1985, Blackstone is a New York based global alternative asset manager and provider of financial advisory services with approximately $1.2 trillion in assets under management as of September 30, 2025. The real estate segment employs nearly 850 professionals across 12 offices globally. The Blackstone real estate group was established in 1991 and is a global private equity real estate investment manager, with a portfolio of approximately $320 billion of capital under management and a $611 billion global real estate portfolio as of September 30, 2025. Blackstone owns and operates assets across every major geography and sector, including logistics, residential, office, hospitality and retail.

The non-recourse carveout guarantor is Blackstone Real Estate Partners IX-TE (AIV) L.P. The non-recourse carveout guarantor’s aggregate liability under the non-recourse carveout guaranty with respect to certain bankruptcy-related full non-recourse carveouts is capped at 10% of the outstanding principal balance of the CityCenter (Aria & Vdara) Whole Loan, plus certain costs and expenses of enforcement set forth in the guaranty. In addition, there is no environmental indemnitor under the CityCenter (Aria & Vdara) Whole Loan other than the Borrowers; provided that the non-recourse carveout guarantor will be liable for certain environmental liabilities to the extent an environmental policy is not maintained. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

Property Management. The CityCenter (Aria & Vdara) Property is operated by the MGM Tenant pursuant to the Master Lease.

Escrows and Reserves. For so long as the CityCenter (Aria & Vdara) Property is subject to the Master Lease, there are no ongoing reserves required under the CityCenter (Aria & Vdara) Whole Loan documents.

Under the Master Lease, the MGM Tenant will be obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). On the origination date, the MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the lender.

Tax Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit 1/12th of an amount which would be sufficient to pay all taxes at least 30 days prior to their respective due dates. If taxes are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no tax deposits are required.

Insurance Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, on each payment date during the continuance of a Trigger Period, insurance deposits are required in an amount equal to 1/12th of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration thereof. If (x) the liability or casualty insurance policy maintained by the Borrowers covering the CityCenter (Aria & Vdara) Property constitute an acceptable blanket policy or (y) insurance premiums are reserved for by a brand manager pursuant to a brand management agreement or a casino operator pursuant to a casino management agreement, then no insurance deposits are required. An acceptable blanket policy was in place at origination.

Replacement Reserve – For so long as the CityCenter (Aria & Vdara) Property is not subject to the Master Lease, the Borrowers are required to make a deposit of (i) on each payment date during a Trigger Period, an amount equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as the CityCenter (Aria & Vdara) Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand-mandated work for the applicable calendar months as set forth in the annual budget and

A-3-11

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

required pursuant to the terms of the brand management agreement and/or casino management agreement if Borrowers deliver evidence reasonably satisfactory to the lender that such deposit has been made.

“Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand-mandated work during such calendar year to date and (2) the aggregate amount funded into the replacement reserve account during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2025, and (ii) from and after January 1, 2026, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve Fund (as defined in the CityCenter (Aria & Vdara) Whole Loan documents) during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

“Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2021 and expiring on December 31, 2025 and the second period commencing on January 1, 2022 and expiring on December 31, 2026.

Lockbox / Cash Management. The CityCenter (Aria & Vdara) Whole Loan is subject to a hard lockbox with springing cash management. Unless a Trigger Period is continuing, amounts on deposit in the lockbox account will be disbursed to the Borrowers’ operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a Trigger Period, at least two times per week, the lockbox bank will be required to sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the CityCenter (Aria & Vdara) Whole Loan documents, with the remaining excess cash flow to be held as additional collateral for the CityCenter (Aria & Vdara) Whole Loan, subject to the Borrowers’ ability to request disbursements of excess cash flow for certain items set forth in the CityCenter (Aria & Vdara) Whole Loan documents and subject to a cap on reserved excess cash flow in an amount equal to the DSCR Trigger Cure Prepayment Amount (defined below).

A “Trigger Period” means a period (A) commencing upon the earliest of: (i) a CityCenter (Aria & Vdara) Whole Loan event of default, (ii) an event of default under any mezzanine loan, (iii) a bankruptcy action of the Borrowers or (iv) a DSCR Trigger Event (as defined below), and (B) terminating upon (i) in the event of a Trigger Period pursuant to clause (A)(i) above, no CityCenter (Aria & Vdara) Whole Loan Event of Default is continuing, (ii) in the event of a Trigger Period pursuant to clause (A)(ii) above, no event of default under such mezzanine loan is continuing, (iii) in the event of a Trigger Period pursuant to clause (A)(iii) above, such bankruptcy action was involuntary and not consented to by the Borrowers, and is discharged, stayed or dismissed within 90 days of its filing, and (iv) in the event of a Trigger Period pursuant to clause (A)(iv) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

“DSCR Trigger Event” means (i) for so long as the Master Lease is in effect and the Master Lease guarantor is publicly traded, the occurrence of both (a) a DSCR (as defined below) as determined by the lender, of less than 2.00:1.00 (the “Required DSCR Ratio”) on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date, and (b) Master Lease guarantor’s market capitalization is less than $6,000,000,000 (the “Market Capitalization Requirement”) for such two consecutive calendar quarters and (ii) for so long as either the Master Lease is not in effect or the Master Lease guarantor is not publicly traded, a DSCR, as determined by the lender, of less than the Required DSCR Ratio on any calculation date for the two consecutive calendar quarters immediately preceding the calculation date, based upon the trailing 12 month period immediately preceding such calculation date.

A-3-12

Annex A-3	BBCMS 2026-5C40
No. 1 – CityCenter (Aria & Vdara)

“DSCR Trigger Event Cure” means the occurrence of any of the following: (i) the DSCR, as determined as of the first day of each of two consecutive calendar quarters following the occurrence of the applicable DSCR Trigger Event, is no less than the Required DSCR Ratio, (ii) Borrowers prepay the CityCenter (Aria & Vdara) Whole Loan in an amount equal to the amount of the CityCenter (Aria & Vdara) Whole Loan and any mezzanine loan that if prepaid would result in a DSCR equal to the Required DSCR Ratio (the “DSCR Trigger Cure Prepayment Amount”) (provided that in the event of a prepayment pursuant to this clause (ii), the DSCR Trigger Period will cease upon such prepayment without any obligation to wait two consecutive calendar quarters) or, in each case to avoid a Trigger Period from occurring, (iii) the guarantor delivers a guaranty (the “DSCR Trigger Cure Guaranty”) in an amount equal to the DSCR Trigger Cure Prepayment Amount, (iv) Borrowers deliver cash and/or a letter of credit in an amount equal to the DSCR Trigger Cure Prepayment Amount (the “DSCR Cure Collateral”) or (v) if the Master Lease is in effect and the Master Lease guarantor is publicly traded, the Master Lease guarantor satisfies the Market Capitalization Requirement without any obligation to wait two consecutive calendar quarters. In the event the DSCR Trigger Event Cure is achieved by delivery of the DSCR Cure Collateral or the DSCR Trigger Cure Guaranty to the lender, the applicable DSCR Trigger Period will cease upon delivery of such DSCR Cure Collateral or DSCR Trigger Cure Guaranty to the lender, without any obligation to wait two consecutive calendar quarters.

“DSCR” means the ratio for the period in question in which: (a) the numerator is (x) while the Master Lease is in effect: (i) if there are one or more MGM operating subtenants for an individual property, the sum of (A) the EBITDAR for each relevant MGM operating subtenant for that individual property (or part of it) and (B) the EBITDAR for MGM Tenant (allocated to any individual property or part of it without an MGM operating subtenant) or (ii) if no MGM operating subtenant exists for that individual property, the EBITDAR for the MGM Tenant allocated to that individual property, or (y) if the Master Lease is not in effect, the sum of EBITDAR for each individual property during that period; and (b) the denominator is the total debt service and mezzanine debt service payable during the 12 months following the calculation date.

Subordinate and Mezzanine Debt. The subordinate debt is evidenced by the CityCenter (Aria & Vdara) B Notes in the aggregate amount of $902,200,000.

Permitted Future Subordinate or Mezzanine Debt. The Borrowers have a one-time right without the consent of the lender to cause a mezzanine borrower to incur additional indebtedness in the form of one or more mezzanine loans (the “Mezzanine Loan”), subject to satisfaction of certain conditions precedent set forth in the CityCenter (Aria & Vdara) Whole Loan documents, including that no CityCenter (Aria & Vdara) Whole Loan event of default is then continuing and the principal amount of the Mezzanine Loan will in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than 77.5% and (y) a debt yield not less than 6.75%.

Preferred Equity. On December 9, 2025, a wholly-owned subsidiary of Realty Income Corporation and affiliates of the borrower sponsor entered into a perpetual preferred equity agreement whereby the Investor LP contributed $800,000,000 in exchange for a preferred equity interest with a preferred return equal to 7.4% per annum, subject to escalations beginning December 9, 2030. See “Additional Indebtedness—Preferred Equity” in the prospectus.

Partial Release. Not permitted.

Ground Lease. None.

A-3-13

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

A-3-14

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

A-3-15

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$58,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$58,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	7.0%	Net Rentable Area (Units):	224
Loan Purpose:	Refinance	Location:	Willow Springs, IL
Borrower:	Willow Glen LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Adam David Lynd	Occupancy:	95.1%
Interest Rate:	6.26300%	Occupancy Date:	12/5/2025
Note Date:	12/19/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$4,410,695 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$4,728,762 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$7,128,468
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,747,034
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$5,381,433
Additional Debt(1):	Yes	UW NCF:	$5,325,433
Additional Debt Balance(1):	$8,000,000	Appraised Value / Per Unit(5):	$93,800,000 / $418,750
Additional Debt Type(1):	Mezzanine	Appraisal Date:	9/11/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Loan
Taxes:	$247,054	$123,527	N/A	Cut-off Date Loan / Unit:	$258,929	$294,643
Insurance:	$6,000	Springing	N/A	Maturity Date Loan / Unit:	$258,929	$294,643
Replacement Reserve:	$0	$4,667	N/A	Cut-off Date LTV:	61.8%	70.4%
Static Insurance Reserve:	$41,479	$0	N/A	Maturity Date LTV:	61.8%	70.4%
				UW NCF DSCR:	1.45x	1.13x
				UW NOI Debt Yield:	9.3%	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	87.9%	Loan Payoff	$59,747,831	90.5%
Mezzanine Loan(1)	8,000,000	12.1	Return of Equity	3,266,167	4.9
			Closing Costs(6)	2,691,468	4.1
			Upfront Reserves	294,534	0.4
Total Sources	$66,000,000	100.0%	Total Uses	$66,000,000	100.0%
(1)	Concurrently with the origination of the Willow Glen Mortgage Loan (as defined below), Barclays funded a five-year mezzanine loan totaling $8,000,000. For a full description, see “Subordinate and Mezzanine Debt” below.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical cash flows for 2022 and 2023 are unavailable as the development of the Willow Glen Property (as defined below) was completed in 2023.
(4)	The increase from 2nd Most Recent NOI to Most Recent NOI and UW NOI is due to the stabilization of the Willow Glen Property following delivery in 2023. Average monthly occupancy increased from 49.4% in 2023 to 88.5% in 2024 and 94.6% from January through October 2025.
(5)	The Appraised Value takes into account the net present value of the Tax Incremental Financing (“TIF”) agreement in place at the Willow Glen Property which was valued at $8 million by the appraiser. Please refer to “The Property” section for more details.
(6)	Closing Costs include an interest rate buydown of $1,160,000.

The Loan. The Willow Glen mortgage loan (the “Willow Glen Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily complex located in Willow Springs, Illinois (the “Willow Glen Property”). The Willow Glen Mortgage Loan accrues interest at a fixed rate of 6.26300% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

The Willow Glen mezzanine loan (the “Willow Glen Mezzanine Loan”) has an outstanding principal balance of $8,000,000 as of the Cut-off date and, together with the Willow Glen Mortgage Loan, the total debt has an aggregate outstanding

A-3-16

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

principal balance of $66,000,000 (the “Willow Glen Total Debt”). The Willow Glen Mezzanine Loan is coterminous with the Willow Glen Mortgage Loan and accrues interest at a fixed rate of 12.500% per annum on an Actual/360 basis.

The Property. The Willow Glen Property is a newly constructed Class A, 224-unit, garden-style multifamily complex located in Willow Springs, Illinois. The Willow Glen Property was constructed in 2023 and features a mix of one- and two-bedroom units and townhome units across 12 different buildings. The borrower sponsor reports a total cost basis of approximately $78.9 million ($352,394 per unit) which includes approximately $6.8 million of construction loan carry costs. Additionally, there is a clubhouse which includes a fitness center with a virtual spin room, billiards room, internet café, outdoor kitchen with gourmet gas grills and a pool. Apartment units feature attached garages in townhomes, washers and dryers, quartz countertops, glass backsplashes, walk-in showers, side-by-side refrigerators and modern appliances. There are 158 climate-controlled garage parking spaces, 222 surface parking spaces and 72 townhome garage parking spaces which results in a total of 452 parking spaces (2.02 parking spaces per unit).

Willow Springs is a suburb located approximately 20 miles southwest of downtown Chicago. Multifamily supply is very limited in the immediate surrounding area as the Willow Glen Property is located adjacent to thousands of acres of nature preserves which limits the opportunities for future multifamily development in the immediate area. Additionally, the Willow Glen Property is the only rental apartment complex built in the last 35 years within 6.5 miles and there is not anticipated to be any additional Class A multifamily construction within 3 miles through 2029.

Current occupancy at the Willow Glen Property was 95.1% as of December 5, 2025. Following the completion of the development, leasing began in February 2023. By December 2023, occupancy reached 88.4% and by December 2024, occupancy was 91.5%. The Willow Glen Property has maintained occupancy above 90% each month since August 2024 and has been above 95% each month since June 2025. The unit mix includes 85 one-bedroom units and 129 two-bedroom units. Additionally, there are 10 corporate housing units that are leased to Hello Landing (2.9% of underwritten revenue). Such units are excluded from the unit mix and are subject to a revenue sharing agreement with Hello Landing, a flexible-stay housing operator that rents high quality, furnished units to customers on a short-term basis and splits the rents charged with the landlord/sponsor.

The Willow Glen Property has a TIF agreement in place with an expiration date of December 2043. The TIF caps real estate taxes at $3,800 per unit through the end of 2033. Beginning in 2034, the property tax threshold increases to $900,000, however, it is subject to annual 3% increases commencing in 2026. To summarize, the property tax threshold is $851,200 ($3,800 per unit) through the end of 2033 then will increase to $1,174,296 in 2034 based on the threshold resetting to $900,000 with 3% accruals each year from 2026 through the end of the term in 2043. The Willow Glen Mortgage Loan is structured with recourse related to any loss from a default or modification/termination of any documents pertaining to the TIF.

The following table presents certain information relating to the historical and current occupancy of the Willow Glen Property:

Historical and Current Occupancy(1)(2)
2023	2024	Current(3)
49.4%	88.5%	95.1%
(1)	Historical Occupancy is the average monthly occupancy from each respective historical year.
(2)	The increases in Historical Occupancy are due to the stabilization of the Willow Glen Property following delivery in 2023.
(3)	Current occupancy is based on the underwritten rent roll as of December 5, 2025.

A-3-17

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

The following table presents detailed information with respect to the residential units at the Willow Glen Property:

Unit Summary(1)(2)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate per SF(3)	Average Monthly Market Rental Rate(4)	Average Monthly Market Rental Rate per SF)(4)
1BR	85	39.7%	77	90.6%	832	$2,123	$2.55	$2,184	$2.63
2BR	129	60.3%	126	97.7%	1277	$2,744	$2.15	$2,695	$2.10
Total/Wtd. Avg.	214	100.0%	203	94.9%	1100	$2,509	$2.28	$2,492	$2.31
(1)	Based on the underwritten rent roll as of December 5, 2025, unless otherwise indicated.
(2)	The Unit Summary excludes the 10 corporate housing units that are leased to Hello Landing.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(4)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Willow Glen Property:

Underwritten Net Cash Flow and Operating History(1)
	2024(2)	October 2025 TTM(2)	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent	$6,506,196	$6,401,580	$6,417,749	$28,650.66	84.6%
Parking Revenue	141,800	163,604	193,272	862.82	2.5
Other Income(4)	397,199	692,097	972,455	4,341.32	12.8
Net Rental Income	$7,045,195	$7,257,281	$7,583,476	$33,854.80	100.0%
(Vacancy/Credit Loss/Concessions/Other)(5)	(899,751)	(840,546)	(455,009)	(2,031.29)	(6.0)
Effective Gross Income	$6,145,444	$6,416,735	$7,128,468	$31,823.52	94.0%
Management Fee	196,598	187,738	213,854	954.71	3.0
Payroll	194,839	197,158	197,158	880.17	2.8
Utilities	84,162	83,970	83,970	374.87	1.2
Repairs and Maintenance	186,834	211,062	211,062	942.24	3.0
General and Administrative	12,700	10,460	10,460	46.70	0.1
Marketing	45,196	15,604	15,604	69.66	0.2
Real Estate Taxes	840,000	816,792	851,200	3,800.00	11.9
Insurance	174,420	165,189	163,726	730.92	2.3
Total Expenses	$1,734,749	$1,687,973	$1,747,034	$7,799.26	24.5%

Net Operating Income	$4,410,695	$4,728,762	$5,381,433	$24,024.26	75.5%
CapEx	0	0	56,000	250.00	0.8
Net Cash Flow	4,410,695	4,728,762	5,325,433	$23,774.26	74.7%
(1)	Based on the underwritten rent roll dated as of December 5, 2025.
(2)	The increases in historical through Underwritten Net Operating Income are due to the stabilization of the Willow Glen Property following delivery in 2023. Average monthly occupancy increased from 49.4% in 2023 to 88.5% in 2024 and 94.6% from January through October 2025.
(3)	% column represents percent of Net Rental Income for revenue fields and Effective Gross Income for the remaining fields.
(4)	Other Income includes utilities reimbursements, administrative fees, liability insurance fees, pet rent and other miscellaneous charges. Additionally, the income attributed to Hello Landing is included in Other Income. Hello Landing income was $198,246 in the TTM October 2025 period and was underwritten at $221,255.
(5)	Concessions for 2024 and October 2025 TTM were $237,028 and $192,090, respectively. Credit Loss (bad debt) for 2024 and October 2025 TTM were $75,806 and $101,937, respectively.

Environmental. According to the Phase I environmental assessment dated November 21, 2025, there was no evidence of any recognized environmental conditions at the Willow Glen Property.

The Market. The Willow Glen Property is located in Willow Springs, Illinois within the Chicago multifamily market and the Southwest Cook County submarket. State Route 171 is located adjacent to the Willow Glen Property which allows for easy access to downtown Chicago. The drive from the Willow Glen Property to the Chicago central business district and O’Hare International Airport are both roughly 30 to 35 minutes. Willow Springs is a convenient commuter location as it is situated

A-3-18

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

near a major interstate, has a Metro station that is walking distance from the Willow Glen Property and its close proximity to the Chicago central business district offers approximately 1.6 million jobs within a 30-minute drive. Chicago was ranked as the top metro in the nation for corporate expansion and relocations for the 11th consecutive year. Additionally, Chicago is home to 15 Fortune 500 and 24 Fortune 1,000 company headquarters, employing 853,000 people.

The greater Chicago market and Southwest Cook County submarket have both improved since the start of 2022. According to the appraisal, the Chicago market occupancy rate increased from 94.8% to 95.5% from Q1 2022 to Q2 2025 and the Southwest Cook County occupancy rate increased from 93.6% to 96.4% during the same period. The Southwest Cook County submarket total inventory is 18,369 units and there have been just 227 units added since 2023. Both the Chicago market and Southwest Cook County submarket have demonstrated a steady upward trend in asking rent each year since 2022. The Chicago market asking rent has grown at an average rate of 3.6% each year since Q1 2022 compared to 3.4% in the Southwest Cook County submarket during the same period.

The 2025 population within a one-, three- and five-mile radius from the Willow Glen Property is 2,766, 38,414 and 152,922, respectively. The 2025 median household income within the same radii is $115,168, $97,383 and $91,781, respectively.

The following table presents certain information relating to comparable multifamily rentals to the Willow Glen Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Willow Glen 8900 Archer Avenue Willow Springs, IL	2023 / NAP	95.1%	224	1,100(3)	1BR - $2,123 2BR - $2,744	1BR - $2.55 2BR - $2.15
Elan Yorktown 50 Yorktown Shopping Center Lombard, IL	2019 / NAP	96%	295	971	0BR - $1,992 1BR - $2,219 2BR - $2,979 3BR - $3,765	0BR - $3.05 1BR - $2.66 2BR - $2.46 3BR - $2.36
Springs at Lily Cache Creek 1150 Lily Cache Lane Bolingbrook, IL	2022 / NAP	88%	320	1,028	0BR - $1,799 1BR - $2,102 2BR - $2,508 3BR - $3,093	0BR - $2.71 1BR - $2.39 2BR - $2.13 3BR - $2.21
Springs at Weber Road 700 Weber Road Romeoville, IL	2016 / NAP	91%	292	986	0BR - $1,677 1BR - $1,793 2BR - $2,354 3BR - $2,774	0BR - $3.19 1BR - $2.14 2BR - $2.06 3BR - $2.01
The Residences at Orland Park Crossing 9510 140th Street Orland Park, IL	2016 / NAP	93%	231	1,194	1BR - $2,346 2BR - $2,918 3BR - $3,765	1BR - $2.84 2BR - $2.33 3BR - $2.04
Ninety7Fifty on the Park 9750 Crescent Park Circle Orland Park, IL	2013 / NAP	93%	295	998	1BR - $2,063 2BR - $2,602	1BR - $2.50 2BR - $2.07
Orland Ridge 16966 Pond Willow Drive Orland Hills, IL	2021 / NAP	96%	294	1,453	1BR - $3,064 2BR - $3,185 3BR - $3,735	1BR - $2.42 2BR - $2.21 3BR - $2.37
(1)	Source: Appraisal, except for the Willow Glen Property, which information is based on the underwritten rent roll dated December 5, 2025.
(2)	Represents the average in-place rents of occupied units. With respect to the Willow Glen Property, Average Monthly Rent excludes the units associated with Hello Landing.
(3)	Excludes the 10 units associated with Hello Landing as the revenue attributed to such units is being excluded from the Average Monthly Rent calculations.

The Borrower. The borrower is Willow Glen LLC, a Delaware limited liability company and recycled special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Willow Glen Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Adam David Lynd and the non-recourse carveout guarantors are Adam David Lynd, Patrick J. Curran and Andre Soroudi. Lynd is the principal of Lynd Development Group (“Lynd”) which is affiliated with the property manager and is a family-owned real estate firm founded in 1980 that specializes in development, acquisitions, and management of multifamily properties. Lynd’s target markets are the Chicago metro area, the Southeast, Florida and Texas. In the last decade, Lynd has acquired, divested, managed, developed, underwritten or brokered over $1.5 billion in residential properties and currently has over 17,000 units under management. Additionally, Lynd has acquired nearly $1.2 billion of multifamily properties since 2017.

A-3-19

Annex A-3	BBCMS 2026-5C40
No. 2 – Willow Glen

Property Management. The Willow Glen Property is managed by Lynd Management Group LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $247,054 for real estate taxes, $6,000 for insurance and $41,479 for a static insurance reserve.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to $123,527.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis if the blanket policy is unacceptable to the lender or an event of default.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,667 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Willow Glen Mortgage Loan is structured with a soft lockbox and springing cash management. Upon the occurrence and during the continuance of a Trigger Period (as defined below), funds deposited into the lockbox account are to be swept on a daily basis into a cash management account, and disbursed in accordance with the Willow Glen Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Willow Glen Mortgage Loan documents (ii) the net cash flow debt service coverage ratio based on the total debt (“NCF DSCR”) is less than 1.00x (equivalent to 1.28x on the Willow Glen Mortgage Loan) for any calendar quarter or (iii) a bankruptcy event as defined in the Willow Glen Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.05x for any calendar quarter.

Subordinate and Mezzanine Debt. The Willow Glen Mezzanine Loan has an outstanding principal balance of $8,000,000 as of the cut-off date, accrues interest at a rate of 12.50000% per annum and is coterminous with the Willow Glen Mortgage Loan. The Willow Glen Mezzanine Loan is secured by the borrower sponsor’s direct equity interests in the borrower and is interest-only for the entire term.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-20

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

A-3-21

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

A-3-22

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$58,000,000	Title:	Fee
Cut-off Date Principal Balance:	$57,962,024	Property Type – Subtype:	Office - Suburban
% of IPB:	6.9%	Net Rentable Area (SF):	298,564
Loan Purpose:	Refinance	Location:	Conshohocken, PA
Borrower:	MH Four Falls, L.P.	Year Built / Renovated:	2003 / 2024
Borrower Sponsor:	Maguire Hayden Real Estate Company, L.P.	Occupancy:	91.6%
Interest Rate:	6.84600%	Occupancy Date:	1/1/2026
Note Date:	1/7/2026	4th Most Recent NOI (As of)(1):	$8,002,547 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(1):	$6,917,358 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,129,332 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2):	$6,724,721 (TTM 11/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.6%
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,031,104
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$3,609,192
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$8,421,913
Additional Debt:	No	UW NCF:	$7,467,226
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$88,350,000 / $296
Additional Debt Type:	N/A	Appraisal Date:	11/11/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$194
Taxes:	$478,547	$68,364	N/A	Maturity Date Loan / SF:	$184
Insurance:	$126,188	$10,516	N/A	Cut-off Date LTV:	65.6%
Replacement Reserves:	$0	$4,976	N/A	Maturity Date LTV:	62.1%
Rollover Reserve:	$1,500,000	$87,081	N/A	UW NCF DSCR:	1.64x
Outstanding TI Reserve:	$1,960,737	$0	N/A	UW NOI Debt Yield:	14.5%
Free Rent Reserve:	$2,656,505	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$58,000,000	74.4%	Loan Payoff	$70,293,094	90.2%
Borrower Sponsor Equity	19,965,263	25.6	Upfront Reserves	6,721,977	8.6
			Closing Costs	950,192	1.2
Total Sources	$77,965,263	100.0%	Total Uses	$77,965,263	100.0%
(1)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI was attributable to a decline in occupancy from 2022 to 2023, causing a decrease of $586,326 in leased rent and $247,363 in reimbursements.
(2)	The increase between Most Recent NOI and UW NOI can be attributed to 150,668 SF of new and renewal leases commencing (or scheduled to commence) since the start of 2025.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The 300 Four Falls mortgage loan (the “300 Four Falls Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $57,962,024 and is secured by the borrower’s fee interest in an office property located in Conshohocken, Pennsylvania totaling 298,564 square feet (the “300 Four Falls Property”). The 300 Four Falls Mortgage Loan has a five-year term and amortizes on a 30-year schedule. The 300 Four Falls Mortgage Loan accrues interest at a fixed rate of 6.84600% per annum on an Actual/360 basis.

The Property. The 300 Four Falls Property consists of a seven-story office building located in Conshohocken, Pennsylvania totaling 298,564 square feet as well as a six-level covered parking structure providing 954 parking spaces to tenants. Originally constructed in 2003, the 300 Four Falls Property was most recently renovated in 2024. Overall, the borrower sponsor has invested approximately $2.8 million in the 300 Four Falls Property since 2019 exclusive of tenant improvement allowances. As of January 1, 2026, the 300 Four Falls Property is 91.6% leased by 26 tenants. No tenant outside of the top two tenants represents more than 9.9% of UW Base Rent or NRA. The borrower sponsor has executed 150,668 SF of new

A-3-23

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

and renewal leases that have commenced (or are scheduled to commence) since the start of 2025 including extensions executed by the two largest tenants at the 300 Four Falls Property by NRA and UW Base Rent.

Major Tenants.

Tandigm (35,856 square feet; 12.0% of NRA; 12.8% of underwritten base rent). Founded in 2014, Tandigm is a population health services organization focused on improving healthcare quality and affordability. Tandigm engages healthcare providers, payors and patients to support each group under one system. Tandigm supports practices and delivery system with tools, insights and financial incentives to better deliver high-quality, accessible care to patients and supports payors through a business model that improves quality of care and reduces costs.

The 300 Four Falls Property serves as Tandigm’s corporate headquarters. Tandigm has been in occupancy at the 300 Four Falls Property since it was founded in 2014 and has more than doubled its space at the 300 Four Falls Property since that time. Tandigm recently executed a 6.5-year renewal that commenced on January 1, 2025 with a starting base rent of $40.00 PSF with annual 3.0% escalations. Tandigm’s lease expires June 30, 2031 with no extension options and no termination options.

Tandigm would qualify as a Major Tenant (see definition below), and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

John Templeton Foundation (33,698 square feet; 11.3% of NRA; 13.6% of underwritten base rent). The John Templeton Foundation is a global philanthropy founded in 1987 to support research at the intersection of science and religion. The John Templeton Foundation’s stated mission is to support interdisciplinary research and catalyze conversations that inspire awe and wonder. According to ProPublica, as of the fiscal year ending 2024, the John Templeton Foundation had net assets of approximately $3.6 billion and net income of approximately $88.9 million.

The 300 Four Falls Property serves as the John Templeton Foundation’s headquarters and the John Templeton Foundation has been at 300 Four Falls Property since 2004. The John Templeton Foundation recently executed a 5.0-year renewal that commenced on November 1, 2025, with a starting base rent of $45.55 PSF and annual escalations of 2.25%. The John Templeton Foundation’s lease expires October 31, 2030, with no extension options and no termination options.

John Templton Foundation would also qualify as a Major Tenant, and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

BTG International (29,041 square feet; 9.7% of NRA; 9.9% of underwritten base rent). BTG International, an affiliate of Boston Scientific (NYSE: BSX; Moody’s/S&P/Fitch: A3/A-/A-), is a global healthcare company founded in 1948, which provides international medicine and pharmaceutical solutions.

BTG International has been a tenant at the 300 Four Falls Property since 2018 and has a lease expiration date of December 31, 2029, with no extension or termination options. Starting in March 2025, BTG International began subleasing 11,886 SF of its space at the 300 Four Falls Property to PM Group USA, Inc. PM Group USA, Inc. is a designer of manufacturing facilities and data centers. The sublease is co-terminus with the BTG International lease and current base rent is $31.00 PSF. BTG International is still responsible for the full amount of rent under its lease, but UW Base Rent reflects the lower sublease rent for the PM Group USA, Inc. space.

BTG International would qualify as a Major Tenant, and thus a cash flow sweep would be triggered if (i) its lease was not renewed on or before the earlier of (x) twelve months prior to expirations of its lease and (y) the date by which it is required to provide renewal or extension notice under its lease, (ii) terminates/cancels its lease by more than 15% of its space, (iii) goes dark, vacates, or abandons all or a portion of its space, (iv) files bankruptcy and (v) defaults under its lease. See “Major Tenant Trigger Event” below in the Lockbox / Cash Management section below for more details.

A-3-24

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

Bank of America (21,308 square feet; 7.1% of NRA; 8.5% of underwritten base rent). Bank of America is a global financial institution that was founded in 1904 and serves a wide range of clients with banking, investment and risk management products and services.

Bank of America has been a tenant at the 300 Four Falls Property since 2018 and has a lease expiration date of July 31, 2028 with no extension or termination options.

Raymond James (14,827 square feet; 5.0% of NRA; 5.7% of underwritten base rent). Raymond James is a financial services company founded in 1962 that provides investment and financial planning services to individuals, corporations and municipalities as well as investment banking and asset management services.

Raymond James has been a tenant at the 300 Four Falls Property since 2014 and has renewed its lease multiple times, most recently executing a 5.3-year renewal that commenced January 1, 2026 with a starting base rent of $43.73 and annual escalations of 3.0%. The Raymond James lease expires April 30, 2031 with no extension or termination options.

Environmental. The Phase I environmental assessment dated December 26, 2025 identified no evidence of any recognized environmental conditions at the 300 Four Falls Property.

The following table presents certain information relating to the historical and current occupancy of the 300 Four Falls Property:

Historical and Current Occupancy(1)
2022	2023	2024	2025(3)	Current(2)(3)
90.6%	83.2%	83.1%	84.8%	91.6%
(1)	Historical occupancies represent the average annual occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated January 1, 2026 and includes tenants that have executed leases, but may not have yet taken occupancy.
(3)	The increase in Current Occupancy from 2025 Occupancy is primarily driven by five new leases commencing in 2025 and 2026 totaling 39,042 SF, representing 13.1% of total SF at the 300 Four Falls Property.

A-3-25

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to the largest tenants at the 300 Four Falls Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/ Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Tandigm	NR / NR / NR	35,856	12.0%	$41.20	$1,477,267	12.8%	6/30/2031
John Templeton Foundation	NR / NR / NR	33,698	11.3	46.57	1,569,316	13.6	10/31/2030
BTG International(4)	A3 / A- / A-	29,041	9.7	39.32	1,141,813	9.9	12/31/2029
Bank of America	A1 / A- / AA-	21,308	7.1	45.95	979,171	8.5	7/31/2028
Raymond James	A3 / A- / A-	14,827	5.0	44.25	656,065	5.7	4/30/2031
Brown & Brown Insurance Services	Baa3 / BBB- / BBB	14,651	4.9	43.08	631,105	5.5	3/30/2033
ASM (SMG)	NR / NR / NR	14,056	4.7	45.95	645,919	5.6	4/30/2029
Ex Corde Capital	NR / NR / NR	11,734	3.9	44.00	516,296	4.5	4/30/2036
Plymouth Law LLC	NR / NR / NR	10,013	3.4	38.25	382,997	3.3	6/30/2029
Chamberlain	NR / NR / NR	9,317	3.1	45.62	425,042	3.7	10/31/2029(5)
Major Tenants		194,501	65.1%	$43.32	$8,424,991	73.1%
Other Tenants		78,945	26.4%	$39.28	$3,100,840	26.9%
Occupied Collateral Total / Wtd. Avg.		273,446	91.6%	$42.15	$11,525,832	100.0%
Vacant Space		25,118	8.4%
Collateral Total		298,564	100.0%

(1)	Information is based on the underwritten rent roll dated January 1, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(4)	BTG International subleases 11,886 SF to PM Group USA, Inc. The PM Group USA, Inc. sublease is co-terminus with the BTG International lease. UW Base Rent PSF represents 17,155 SF of space leased to BTG International at UW Base Rent of $45.08 and 11,886 SF of space subleased to PM Group USA, Inc. at UW Base Rent of $31.00 PSF.
(5)	Chamberlian has a one-time right to terminate its lease prior on October 31, 2027 with notice by October 31, 2026 and payment of unamortized leasing costs.

The following table presents certain information relating to the tenant lease expirations of the 300 Four Falls Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	25,118	8.4%	NAP	NAP	25,118	8.4%	NAP	NAP
2026 & MTM(4)	6	7,858	2.6%	$39,172	0.3%	32,976	11.0%	$39,172	0.3%
2027	2	8,583	2.9%	$382,092	3.3%	41,559	13.9%	$421,265	3.7%
2028	4	38,583	12.9%	$1,718,084	14.9%	80,142	26.8%	$2,139,349	18.6%
2029	6	70,522	23.6%	$2,953,165	25.6%	150,664	50.5%	$5,092,514	44.2%
2030	2	36,916	12.4%	$1,712,678	14.9%	187,580	62.8%	$6,805,192	59.0%
2031	3	57,147	19.1%	$2,404,820	20.9%	244,727	82.0%	$9,210,012	79.9%
2032	0	0	0.0%	$0	0.0%	244,727	82.0%	$9,210,012	79.9%
2033	5	37,861	12.7%	$1,619,451	14.1%	282,588	94.6%	$10,829,463	94.0%
2034	1	4,242	1.4%	$180,073	1.6%	286,830	96.1%	$11,009,536	95.5%
2035	0	0	0.0%	$0	0.0%	286,830	96.1%	$11,009,536	95.5%
2036	1	11,734	3.9%	$516,296	4.5%	298,564	100.0%	$11,525,832	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	298,564	100.0%	$11,525,832	100.0%
Total	30	298,564	100.0%	$11,525,832	100.0%
(1)	Based on the underwritten rent roll dated January 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(4)	Includes Fitness Center (3,833 SF), Café (1,327 SF) and Conference Center (806 SF), for which no base rent was underwritten.
A-3-26

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to the operating history and underwritten cash flows of the 300 Four Falls Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024	TTM 11/30/2026(3)	Underwritten(3)(4)	Per Square Foot	%(5)
In-Place Base Rent	$10,901,200	$10,314,873	$10,456,957	$10,546,172	$11,470,933	$38.42	87.7%
Vacancy Gross Up	0	0	0	0	1,054,956	$3.53	8.1
Gross Potential Rent	$10,901,200	$10,314,873	$10,456,957	$10,546,172	$12,525,889	$41.95	95.7%
Total Reimbursements	825,166	577,804	1,085,911	1,125,929	560,171	$1.88	4.3
Other Income	62,593	9,267	17,443	7,183	0	$0.00	0.0
Total Gross Income	$11,788,960	$10,901,945	$11,560,311	$11,679,284	$13,086,060	$43.83	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,054,956)	(3.53)	8.1
(Free Rent Adjustment)	188,883	289,427	553,319	1,467,040	0	$0.00	0.0
Effective Gross Income	$11,600,076	$10,612,517	$11,006,992	$10,212,244	$12,031,104	$40.30	91.9%
Management Fee	348,002	318,376	330,210	306,367	360,933	$1.21	3.0
Real Estate Taxes	1,286,916	1,166,251	1,128,755	766,468	820,366	$2.75	6.8
Insurance	107,607	114,072	126,504	112,983	126,188	$0.42	1.0
Other Expenses	1,855,004	2,096,461	2,292,192	2,301,704	2,301,705	$7.71	19.1
Total Expenses	$3,597,529	$3,695,160	$3,877,660	$3,487,523	$3,609,192	$12.09	27.6%
Net Operating Income	$8,002,547	$6,917,358	$7,129,332	$6,724,721	$8,421,913	$28.21	64.4%
CapEx	0	0	0	0	59,713	$0.20	0.5
TI/LC(6)	0	0	0	0	894,974	$3.00	7.4
Net Cash Flow	8,002,547	$6,917,358	7,129,332	6,724,721	7,467,226	$25.01	57.1%
(1)	Based on the underwritten rent roll dated January 1, 2026.
(2)	The decrease in 2022 Net Operating Income to 2023 Net Operating Income was attributable to a decline in occupancy from 2022 to 2023, causing a decrease of $586,326 in leased rent and $247,363 in reimbursements.
(3)	The increase between TTM NOI and UW NOI can be attributed to 150,668 SF of new and renewal leases commencing (or scheduled to commence) since the start of 2025.
(4)	Underwritten In-Place Base Rent includes $268,849 of contractual rent steps through January 2027 and $72,483 of straight line rent steps for Bank of America, Brown & Brown Insurance Services and Raymond James.
(5)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(6)	TI/LC was underwritten net of a $150,000 annual credit given for the upfront $1,500,000 TI/LC reserve.

The Market. The 300 Four Falls Property is located in Conshohocken, Pennsylvania, approximately 15 miles northwest of Center City Philadelphia. The appraisal describes Conshohocken as mainly built-up with little vacant land for new development available. According to the appraisal, the completion of Interstate 476 in the late eighties, which linked Interstate 95 in Delaware County to Interstate 76 in West Conshohocken and the Pennsylvania Turnpike in Plymouth Meeting helped to revitalize the former mill town and turn it into an important employment center of suburban Philadelphia and a desirable place to live. Due to the highway network and the proximity to desirable housing, the Conshohocken market generates some of the highest rents in the Philadelphia Metro Area. The 300 Four Falls Property overlooks Interstate 76 and sits directly north of the Main Line communities of Gladwyne and Rosemont.

The 300 Four Falls Property is located within the Suburban Philadelphia office market and the Conshohocken office submarket. As of the third quarter of 2025, the Suburban Philadelphia office market had an occupancy rate of approximately 78.5% and overall asking rent of $30.33 per square foot, and the Conshohocken office submarket had an occupancy rate of approximately 81.7% and overall asking rents of $40.34.

According to the appraisal, estimated 2024 population within a one-, three- and five-mile radius from the 300 Four Falls Property was 11,953, 55,999 and 225,768 and the 2024 average estimated household income within the same radii is $160,621, $204,855 and $172,924. According to the appraisal, both population and household income trends in a one-, three- and five-mile radius demonstrate positive short- and long-term prospects for the neighborhood.

A-3-27

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information relating to comparable sales to the 300 Four Falls Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF	Overall Cap Rate
300 Four Falls Conshohocken, PA 19428	NAP	298,564(2)	91.6%	(2)	NAP	NAP	NAP	8.75%
Eight Tower Bridge, Conshohocken, PA 19428	Sep-25	349,435	95%		$83,100,000	$237.81	$220.64	10.55%
Ballantyne Tower, Charlotte, NC 28277	Jul-25	260,958	100%		$71,500,000	$273.99	$273.99	7.55%
Kemble Plaza I, Morris, NJ 07961	Jan-25	413,260	95%		$118,500,000	$286.74	$286.74	8.68%
Radnor Court, Radnor, PA 19087	Dec-24	126,678	82%		$36,250,000	$286.16	$286.16	9.08%
McEwen Building, Franklin, TN 37067	Jan-24	175,262	95%		$48,750,000	$278.15	$278.15	8.50%
One Tower Bridge, Conshohocken, PA 19428	Mar-23	271,678	90%		$67,750,000	$249.38	$293.11	7.76%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 1, 2026.

The Borrower. The borrowing entity is MH Four Falls, L.P., a Delaware limited partnership and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 300 Four Falls Mortgage Loan.

The Borrower Sponsor. The 300 Four Falls Mortgage Loan borrower sponsor is Maguire Hayden Real Estate Company, L.P. (“Maguire Hayden”) and the non-recourse carveout guarantors are Maguire Hayden and Maguire Hayden Real Estate Company III, L.P. Maguire Hayden is a commercial real estate investment and operating firm that acquires, repositions and manages office, industrial and flex properties within an approximately 200-mile radius of the Philadelphia metropolitan area. Maguire Hayden’s current portfolio includes over 5 million SF of office and industrial assets.

Property Management. The 300 Four Falls Property is managed by Hayden Real Estate Investments, LLC, an affiliate of the borrower and borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $478,547 into a tax reserve account, (ii) $126,188 into an insurance reserve account, (iii) $1,960,737 into an outstanding TI reserve account for outstanding tenant improvement and leasing commission obligations, (iv) $2,656,505 in a free rent reserve account for outstanding free rent, gap rent and rent abatements and (v) $1,500,000 into a rollover reserve account for general tenant improvements and leasing commissions.

A-3-28

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

The following table presents certain information on the disbursement of the outstanding TI reserve from the 300 Four Falls Mortgage Loan agreement.

Outstanding TI’s Reserve Schedule
Tenant	Outstanding TI’s	PSF
ASM (SMG)	$210,000	$14.94
Tandigm	$15,230	$0.42
Center Bridge Group, Inc.	$32,180	$10.00
Raymond James	$518,945	$35.00
Brown & Brown Insurance Services	$17,412	$1.19
Medsurant	$157,920	$23.12
ParkHub	$205,940	$70.00
RBC Capital Markets	$175,000	$27.07
Ex Corde Capital	$528,030	$45.00
Maguire Foundation	$100,080	$15.00
Total	$1,960,737

The following table presents certain information on the disbursement of the free rent reserve from the 300 Four Falls Mortgage Loan agreement:

Free Rent Reserve Schedule
Tenant	Total Free Rent	Total Months
Raymond James	$155,683.50	3
Brown & Brown Insurance Services	$154,891.09	3
Medsurant	$177,554	8
ParkHub	$78,247.84	8
Ex Corde Capital	$837,487.65	19
Maguire Foundation	$24,742	1
BTG International	$332,761.46	3
John Templeton Foundation	$767,471.94	6
Plymouth Law LLC	$127,665.76	4
Total	$2,656,505.24

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently approximately $68,364.

Insurance Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which is currently approximately $10,516. No reserve of insurance premiums will be required if the 300 Four Falls Property is insured under a blanket insurance policy approved by lender.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $4,976 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $87,081 for tenant improvements and leasing commissions.

A-3-29

Annex A-3	BBCMS 2026-5C40
No. 3 – 300 Four Falls

Lockbox / Cash Management. The 300 Four Falls Mortgage Loan is structured with a hard lockbox and springing cash management. All revenue of any kind is required to be deposited directly into the lockbox account and, so long as a Trigger Period (as defined below) is not occurring, funds in the lockbox account will be transferred to the borrower’s operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 300 Four Falls Mortgage Loan documents. During a Trigger Period (other than a Trigger Period caused solely by a DSCR Trigger), revenues remaining after the payment of debt service and required reserve and escrow deposits and monthly disbursements for budgeted operating and capital expenditures and any other amounts due and payable (such revenues “Excess Cash Flow”) will be retained as additional cash collateral for the 300 Four Falls Mortgage Loan. For the avoidance of doubt, Excess Cash Flow will be retained as additional cash collateral for the 300 Four Falls Mortgage Loan during a Low DSCR Period (as defined below).

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 300 Four Falls Mortgage Loan documents, (ii) a net operating income debt service coverage ratio of less than 1.20x for one calendar quarter (a “DSCR Trigger”), (iii) a Bankruptcy Event (as defined in the 300 Four Falls Mortgage Loan documents) of a borrower, principal and/or borrower party, (iv) a net operating income service coverage ratio of less than 1.20x for two calendar quarters (a “Low DSCR Period”), (v) the occurrence of a Major Tenant Trigger Event (as defined below) and/or (vi) the payment date in January 2030 unless the borrower delivers cash collateral or a Letter of Credit in an amount equal to the amount of Excess Cash Flow that would have been swept during the final year of the 300 Four Fall Mortgage Loan term and will end with regard to (a) clause (i) above, upon the cure of such event of default, (b) clauses (ii) and (iv) above, upon the net cash flow debt service coverage ratio being equal or greater than 1.30x for two consecutive calendar quarters and (c) clause (v) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” means the occurrence of any of the following with respect to any tenant demising greater than 25,000 SF of space at the 300 Four Falls Property (each, a “Major Tenant”), (i) the borrower failing to satisfy the Major Tenant Renewal Criteria (as defined in the 300 Four Falls Mortgage Loan documents) on or before the earlier of (x) twelve months prior to the expiration date of the Major Tenant’s lease and (y) the date by which such Major Tenant is required to deliver notice of its lease renewal or extension, (ii) such Major Tenant gives written notice of its intent to terminate or note renew its lease, vacate or materially contract its space by more than 15%, (iii) such major tenant goes dark, vacates or abandons all or a portion of its premises, (iv) Major Tenant or parent company or the guarantor under the Major Tenant’s lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court or (v) such Major Tenant defaults under terms of its lease beyond all applicable notice and cure periods.

A “Major Tenant Trigger Event Cure” means (i) with regard to clauses (i) or (ii) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Renewal Criteria or (b) the satisfaction of the Major Tenant Replacement Lease Criteria (as defined in the 300 Four Falls Mortgage Loan documents), (ii) with regard clause (iii) of the definition of Major Tenant Trigger Event either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the Major Tenant resumes occupancy of its premises and provides an acceptable updated estoppel certificate, (iii) with regard to clause (iv) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the receipt of reasonably satisfactory evidence that the Major Tenant or its parent company or lease guarantor is no longer subject to the jurisdiction of the bankruptcy court, the Major Tenant lease has been affirmed and a satisfactory tenant estoppel from the Major Tenant and (iv) with regard to clause (v) of the definition of Major Tenant Trigger Event, either (a) the satisfaction of the Major Tenant Replacement Lease Criteria or (b) the borrower provides satisfactory evidence that the Major Tenant has cured such default and provides an acceptable updated estoppel certificate.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-30

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

A-3-31

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

A-3-32

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	6.0%	Net Rentable Area (SF):	249,601
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Gary Romain	Occupancy:	91.3%
Interest Rate:	5.73800%	Occupancy Date:	10/31/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$7,652,159 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$7,827,767 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,596,568 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$7,718,016 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$10,724,498
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$2,372,328
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,352,170
Additional Debt(1):	Yes	UW NCF:	$8,327,210
Additional Debt Balance(1):	$21,000,000	Appraised Value / Per SF(6):	$118,730,000 / $476
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	10/1/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$284
Taxes:	$164,204	$62,108	N/A	Maturity Date Loan / SF:	$284
Insurance:	$74,037	$14,807	N/A	Cut-off Date LTV:	59.8%
Replacement Reserves:	$0	$2,080	$49,920	Maturity Date LTV:	59.8%
Other:	$0	Springing	N/A	UW NCF DSCR:	2.02x
				UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$71,000,000	100.0%	Principal Equity Distribution	$43,630,854	61.5%
			Loan Payoff	24,876,212	35.0
			Closing Costs	2,254,692	3.2
			Upfront Reserves	238,242	0.3
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%
(1)	The ActivSpace Portfolio Mortgage Loan (as defined below) is part of a whole loan that is comprised of three pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $71,000,000 (“ActivSpace Portfolio Whole Loan”). The financial information presented above is based on ActivSpace Portfolio Whole Loan.
(2)	The borrowers are Workshops Seattle Ballard, L.L.C., 41st Street Partners Property, LLC, Workshops Seattle Lake City Way, L.L.C., Salmon City, L.L.C., West Seattle Venture Property, LLC, Workshops Portland Lovejoy Property, LLC, Workshops Portland Carson, L.L.C., Quimby Venture Portland, LLC, Workshops Berkeley Carleton Property, LLC and 18th and Treat Venture San Francisco, LLC, each a Delaware or Washington limited liability company.
(3)	Defeasance of ActivSpace Portfolio Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (ii) December 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C40 securitization in February 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below.
(5)	See “Portfolio Summary” below.
(6)	The appraised values of $118,730,000 reflects (i) the portfolio appraised value of the ActivSpace Portfolio Properties (as defined below) of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Property (as defined below) valued at $2,450,000. Based on the aggregate “as-is” appraised values of the individual ActivSpace Portfolio Properties (exclusive of the portfolio premium) of $114,630,000, the Cut-off Date LTV and the Maturity Date LTV for the ActivSpace Portfolio Whole Loan are both equal to 61.9%. The individual appraisals were completed on various dates between September 29, 2025 and October 1, 2025.

A-3-33

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

The Loan. The ActivSpace Portfolio mortgage loan (“ActivSpace Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interests in 10 self-storage properties, totaling approximately 249,601 square feet comprising 1,716 storage units across three states (individually, the “Ballard Property”, the “Berkeley Property”, the “Fremont Property”, the “Mission Property”, the “North Seattle Property”, the “Salmon Main Property”, the “Lovejoy Property”, the “West Seattle Property”, the “Quimby Raleigh Property”, “The Zoo Property”, or collectively, as the context may require, the “ActivSpace Portfolio Properties”). The ActivSpace Portfolio Mortgage Loan accrues interest at a fixed rate 5.73800% per annum on an Actual/360 basis with an initial five-year term and is interest-only for the entire term. The ActivSpace Portfolio Mortgage Loan is evidenced by controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. As of the Cut-off Date, the A-2 note has an outstanding principal balance of $11,000,000 and the A-3 note has an outstanding principal balance of $10,000,000, both of which are currently held by GACC and are expected to be contributed to one or more future securitization trust(s).

The ActivSpace Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C40 trust. The relationship between the holders of ActivSpace Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise ActivSpace Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2026-5C40	Yes
A-2(1)	$11,000,000	$11,000,000	GACC	No
A-3(1)	$10,000,000	$10,000,000	GACC	No
Whole Loan	$71,000,000	$71,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Properties. The ActivSpace Portfolio Properties comprises 1,716 self-storage units, totaling 249,601 square feet, located across the Seattle, Washington; Portland, Oregon; and San Francisco, California metropolitan statistical areas (“MSA”) . The units include traditional self-storage units and creative/loft rental units, primarily utilized as art, hobby, and business spaces. These units are predominantly "white-box" rooms, each equipped with a window and a sink. While some tenants utilize these spaces for traditional storage, a significant portion of tenants use them for various hobbies, such as photography, woodworking, and painting, or as premises for small businesses and personal services where client interaction occurs within the unit. The portfolio does not differentiate between traditional self-storage and creative tenants, as all units are delivered in the same standard condition at lease commencement. All leases are structured on a month-to-month basis. The tenants are not provided with tenant improvement or leasing commissions allowances and are contractually obligated to restore units to their original "white-box" condition upon vacancy. As of October 31, 2025, the ActivSpace Portfolio Properties were 91.3% occupied with individual property occupancies ranging from 81.5% to 98.1%. All leases are on a month-to-month basis, and the average tenure is over 4 years. Over the last 10 years, the ActivSpace Portfolio had a weighted average occupancy of 94.1%. The breakeven occupancy for the ActivSpace Portfolio Properties is 53.5%.

Ballard Property

The Ballard Property is an individual self-storage property totaling 20,492 rentable square feet (8.2% of total net rentable area) in Seattle, Washington. The Ballard Property was built in 1999 and is situated on a 0.39-acre site. The unit mix consists of 156 creative space units (15,312 square feet), 34 garage units (5,160 square feet), and one storage unit (20 square feet). As of October 31, 2025, the Ballard Property was 96.2% leased by rentable area. Over the last 10 years, the Ballard Property had an average occupancy of 95.3%.

Berkeley Property

The Berkeley Property is an individual self-storage property totaling 34,172 rentable square feet (13.7% of total net rentable area) in Berkeley, California. The Berkeley Property was built in 2002 and is situated on a 0.82-acre site. The unit mix consists of 184 creative space units (26,015 square feet), 35 garage units (8,064 square feet), and seven storage units (93 square feet). As of October 31, 2025, the Berkeley Property was 84.7% occupied by rentable area. Over the last 10 years, the Berkeley Property had an average occupancy of 94.1%.

A-3-34

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

Fremont Property

The Fremont Property is an individual self-storage property totaling 15,833 rentable square feet (6.3% of total net rentable area) in Seattle, Washington. The Fremont Property was built in 1995 and is situated on a 0.31-acre site. The unit mix consists of 63 creative space units (11,448 square feet), 20 garage units (4,283 square feet), and two storage units (102 square feet). As of October 31, 2025, the Fremont Property was 97.9% leased by rentable area. Over the last 10 years, the Fremont Property had an average occupancy of 96.6%.

Mission Property

The Mission Property is an individual self-storage property totaling approximately 43,914 rentable square feet (17.6% of total net rentable area) in San Francisco, California. The Mission Property was originally built in 1900 and renovated in 2003 and is situated on a 0.60-acre site. The unit mix consists of 290 creative space units (43,173 square feet), six storage units (565 square feet), and 10 vehicle storage spaces in the drive-in garage (176 square feet). As of October 31, 2025, the Mission Property was 81.5% occupied by rentable area. Over the last 10 years, the Mission Property had an average occupancy of 96.2%.

North Seattle Property

The North Seattle Property is an individual self-storage property totaling 23,464 rentable square feet (9.4% of total net rentable area) in Seattle, Washington. The North Seattle Property was built in 2000 and is situated on a 0.47-acre site. The unit mix consists of 173 creative space units (19,864 square feet), 21 garage units (3,195 square feet), and 10 storage units (405 square feet). As of October 31, 2025, the North Seattle Property was 90.8% leased by rentable area. Over the last 10 years, the North Seattle Property had an average occupancy of 93.9%.

Salmon Main Property

The Salmon Main Property is an individual self-storage property totaling approximately 22,391 rentable square feet (9.0% of total net rentable area) in Portland, Oregon. The Salmon Main Property was built in 2003 and is situated on a 0.92-acre site. The unit mix consists of 125 creative space units (18,035 square feet), 15 garage units (4,096 feet), eight storage units (280 square feet) and one vehicle parking space (not calculated in the rentable square feet). As of October 31, 2025, the Salmon Main Property was 96.8% leased by rentable area. Over the last 10 years, the Salmon Main Property had an average occupancy of 97.5%.

Lovejoy Property

The Lovejoy Property is an individual self-storage property totaling 16,671 rentable square feet (6.7% of total net rentable area) in Portland, Oregon. The Lovejoy Property was built in 1999 and is situated on a 0.39-acre site. The unit mix consists of 107 creative space units (13,126 square feet) and 17 garage units (3,545 square feet). As of October 31, 2025, the Lovejoy Property was 91.1% leased by rentable area. Over the last 10 years, the Lovejoy Property had an average occupancy of 95.7%.

West Seattle Property

The West Seattle Property is an individual self-storage property totaling 28,904 rentable square feet (11.6% of total net rentable area) in Seattle, Washington. The West Seattle Property was built in 2004 and is situated on a 0.51-acre site. The unit mix consists of 189 creative space units (26,093 square feet), 12 garage units (2,765 square feet), and four storage units (46 square feet). As of October 31, 2025, the West Seattle Property was 98.1% leased by rentable area. Over the last 10 years, the West Seattle Property had an average occupancy 96.4%.

Quimby Raleigh Property

The Quimby Raleigh Property is an individual self-storage property totaling 28,832 rentable square feet (11.6% of total net rentable area) in Portland, Oregon. The Quimby Raleigh Property was originally built in 1947 and renovated in 2004, and is situated on a 0.92-acre site. The unit mix consists of 108 creative space units (27,182 square feet), seven garage units (1,605 square feet) and one storage unit (45 square feet). As of October 31, 2025, the Quimby Raleigh Property was 95.2% leased by rentable area. Over the last 10 years, the Quimby Raleigh Property had an average occupancy of 83.0%.

The Zoo Property

The Zoo Property is an individual self-storage property totaling 14,928 rentable square feet (6.0% of total net rentable area) in Seattle, Washington. The Zoo Property was built in 2002 and is situated on a 0.27-acre site. The unit mix consists of 103 creative space units (13,492 square feet), six garage units (1,394 square feet), and one storage unit (42 square feet). As of

A-3-35

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

October 31, 2025, The Zoo Property was 94.1% leased by rentable area. Over the last 10 years, The Zoo Property had an average occupancy 94.6%.

The following table presents certain information relating to the ActivSpace Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Allocated Loan Amount (“ALA”)(2)	% of ALA	Occupancy(3)	Year Built/ Renovated(1)	Net Rentable Area (SF)(3)	Units(3)	Appraised Value(1)(4)	% of UW NOI(3)
Mission	San Francisco, CA	$15,660,000	22.1%	81.5%	1900-2003 / 2003	43,914	306	$25,280,000	20.0%
Berkeley	Berkeley, CA	$11,190,000	15.8%	84.7%	2002 / NAP	34,172	226	$18,070,000	16.1%
West Seattle	Seattle, WA	$8,400,000	11.8%	98.1%	2004 / NAP	28,904	205	$13,570,000	12.1%
Quimby Raleigh	Portland, OR	$7,280,000	10.3%	95.2%	1947-2004 / 2004	28,832	116	$11,750,000	9.6%
Ballard	Seattle, WA	$5,770,000	8.1%	96.2%	1999 / NAP	20,492	191	$9,310,000	8.2%
North Seattle	Seattle, WA	$5,710,000	8.0%	90.8%	2000 / NAP	23,464	204	$9,220,000	8.2%
Salmon Main	Portland, OR	$4,790,000	6.7%	96.8%	2003 / NAP	22,391	149	$7,730,000	8.2%
Lovejoy	Portland, OR	$4,610,000	6.5%	91.1%	1999 / NAP	16,671	124	$7,450,000	6.4%
The Zoo	Seattle, WA	$4,030,000	5.7%	94.1%	2002 / NAP	14,928	110	$6,500,000	5.9%
Fremont	Seattle, WA	$3,560,000	5.0%	97.9%	1995 / NAP	15,833	85	$5,750,000	5.1%
Total / Wtd. Average		$71,000,000	100.0%	91.3%		249,601	1,716	$118,730,000	100.0%
(1)	Source: Appraisals.
(2)	Represents the allocated loan amounts for the ActivSpace Portfolio Whole Loan.
(3)	Based on the underwritten rent rolls dated October 31, 2025.
(4)	The appraised values of $118,730,000 reflects (i) the portfolio appraised value of the ActivSpace Portfolio Properties of $121,180,000, as of October 1, 2025, which is inclusive of an approximately 5.71% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer, minus (ii) the freely releasable excess land parcel at the Salmon Main Property valued at $2,450,000. Based on the aggregate “as-is” appraised values of the individual ActivSpace Portfolio Properties (exclusive of the portfolio premium) of $114,630,000, the Cut-off Date LTV and the Maturity Date LTV for the ActivSpace Portfolio Whole Loan are both equal to 61.9%. The individual appraisals were completed on various dates between September 29, 2025 and October 1, 2025.

The following table presents detailed information with respect to the unit mix of the ActivSpace Portfolio Properties:

ActivSpace Portfolio Unit Mix (1)
Range of Square Feet	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)	Monthly In-Place Rent PSF(2)	Monthly In-Place Rent Per Unit(2)
10 – 50 SF	1,064	0.4%	95.8%	45	2.6%	86.7%	$4.44	$115.90
51 – 100 SF	35,965	14.4%	96.7%	429	25.0%	96.5%	$3.84	$322.21
101 – 150 SF	101,165	40.5%	88.7%	791	46.1%	89.0%	$4.19	$533.96
151 – 200 SF	37,253	14.9%	90.8%	219	12.8%	90.9%	$3.93	$668.34
201 – 250 SF	20,988	8.4%	93.5%	94	5.5%	93.6%	$3.56	$793.75
251 – 300 SF	13,481	5.4%	96.0%	50	2.9%	96.0%	$3.49	$940.31
301 – 350 SF	13,910	5.6%	95.0%	43	2.5%	95.3%	$3.55	$1,144.15
351 – 400 SF	3,654	1.5%	89.7%	10	0.6%	90.0%	$3.77	$1,372.22
401 – 450 SF	4,606	1.8%	90.2%	11	0.6%	90.9%	$3.04	$1,263.00
451 – 500 SF	1,497	0.6%	66.6%	3	0.2%	66.7%	$3.48	$1,735.00
501+ SF	16,018	6.4%	89.8%	21	1.2%	90.5%	$2.44	$1,844.79
Total / Wtd. Avg.	249,601	100.00%	91.3%	1,716	100.0%	91.7%	$3.83	$554.50
(1)	Based on the underwritten rent rolls dated October 31, 2025.
(2)	Weighted averages for occupied units.

A-3-36

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

The following table presents detailed information with respect to the occupancy of the ActivSpace Portfolio Properties:

Historical and Current Occupancy
Property	2007	2008	2009	2010	2011	2016	2017	2018	2019	2020	2021	2022	2023	2024	Current(1)
Ballard	92.4%	96.4%	92.6%	92.7%	97.7%	92.1%	88.3%	93.1%	97.2%	96.0%	97.8%	97.4%	97.4%	97.8%	96.2%
Berkeley	91.0%	93.4%	85.4%	87.1%	90.6%	98.4%	97.9%	99.2%	98.0%	90.3%	94.9%	96.4%	91.2%	90.2%	84.7%
Fremont	97.8%	97.8%	84.8%	88.8%	96.5%	95.3%	93.6%	95.2%	96.5%	95.4%	98.1%	95.7%	98.9%	98.9%	97.9%
Mission	93.6%	92.4%	89.3%	90.3%	89.8%	95.8%	93.7%	98.0%	99.0%	98.4%	98.6%	98.9%	97.7%	100.0%	81.5%
North Seattle	95.3%	94.8%	97.2%	92.3%	97.5%	85.8%	88.1%	97.2%	97.5%	96.6%	98.9%	98.2%	92.7%	93.2%	90.8%
Salmon Main	92.8%	96.0%	88.3%	89.6%	98.3%	97.8%	98.0%	95.6%	98.0%	96.8%	99.1%	97.4%	98.3%	97.1%	96.8%
Lovejoy	92.9%	94.2%	93.4%	91.1%	94.4%	98.2%	95.9%	97.6%	98.3%	92.0%	96.2%	94.1%	94.4%	99.5%	91.1%
West Seattle	97.1%	97.6%	95.5%	98.2%	98.7%	83.1%	91.9%	97.5%	99.1%	96.0%	99.7%	99.6%	99.3%	100.0%	98.1%
Quimby Raleigh	N/A	88.4%	78.8%	81.6%	98.8%	97.5%	98.4%	97.7%	92.6%	77.7%	63.7%	64.8%	68.8%	73.8%	95.2%
The Zoo	92.8%	97.0%	91.7%	88.6%	99.4%	83.8%	92.8%	98.4%	99.5%	92.3%	98.8%	99.1%	95.2%	92.0%	94.1%
Total(2)	94.0%	94.8%	89.7%	90.0%	96.2%	92.8%	93.9%	97.0%	97.6%	93.2%	94.6%	94.2%	93.4%	94.3%	91.3%
(1)	Current Occupancy is based on the underwritten rent rolls as of October 31, 2025 and based on the total square footage at each property.
(2)	Represents a weighted average for current occupancy and straight-line average for historical occupancy.

Environmental. According to the Phase I environmental reports dated between October 3, 2025 and October 6, 2025, controlled recognized environmental conditions were identified at the Ballard Property and the Salmon Main Property as a result of remaining subsurface impacts due to prior site uses. Both properties received “No Further Action” letters with site use restrictions; however, no further investigations are necessary.

The Markets. The ActivSpace Portfolio Properties are comprised of 10 self storage assets divided into three metropolitan groups located in Seattle, Washington; Portland, Oregon; and San Francisco, California.

Seattle, Washington

The Ballard Property, Fremont Property, North Seattle Property, West Seattle Property, and The Zoo Property are located in the Seattle MSA in Washington. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 27,086, 218,503, and 478,227, respectively, and within the same radii a median household income of $141,797, $133,142, and $133,651, respectively.

Portland, Oregon

The Salmon Main Property, Lovejoy Property, and Quimby Raleigh Property are located in the Portland MSA in Oregon. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 37,599, 197,016, and 435,843, respectively, and within the same radii a median household income of $80,616, $94,011, and $102,374, respectively.

San Francisco, California

The Berkeley Property and Mission Property are located in the San Francisco MSA in California. According to the appraisal, these properties had weighted average 2025 population by allocated loan amount within a one-, three- and five-mile radius of the respective properties of 64,245, 429,825, and 680,805, respectively, and within the same radii a median household income of $135,406, $129,797, and $129,896, respectively.

A-3-37

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ActivSpace Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 8/31/2025	Underwritten	Per Square Foot	%(1)
Gross Potential Rent	$9,560,453	$9,900,653	$9,913,168	$10,217,647	$11,618,232	$46.55	100.0%
Vacancy	0	0	0	0	(1,151,580)	(4.61)	(9.9%)
Net Rental Income	$9,560,453	$9,900,653	$9,913,168	$10,217,647	$10,466,652	$41.93	90.1%
Other Income	338,009	312,941	306,694	257,846	257,846	1.03	2.2%
Effective Gross Income	$9,898,462	$10,213,594	$10,219,862	$10,475,493	$10,724,498	$42.97	92.3%

Real Estate Taxes	573,282	580,564	637,515	677,375	651,590	2.61	6.1%
Insurance	99,081	116,003	267,084	329,836	172,514	0.69	1.6%
Utilities	521,044	543,475	587,410	598,690	598,690	2.40	5.6%
Repairs and Maintenance	340,325	367,476	374,493	371,236	371,236	1.49	3.5%
Management Fee	495,679	511,983	510,993	523,777	321,735	1.29	3.0%
General and Administrative	216,892	266,326	245,799	256,563	256,563	1.03	2.4%
Total Expenses	$2,246,303	$2,385,827	$2,623,294	$2,757,477	$2,372,328	$9.50	22.1%

Net Operating Income	$7,652,159	$7,827,767	$7,596,568	$7,718,016	$8,352,170	$33.46	77.9%
Replacement Reserves	0	0	0	0	24,960	0.10	0.2%
Net Cash Flow	$7,652,159	$7,827,767	$7,596,568	$7,718,016	$8,327,210	$33.36	77.6%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are Workshops Seattle Ballard, L.L.C., 41st Street Partners Property, LLC, Workshops Seattle Lake City Way, L.L.C., Salmon City, L.L.C., West Seattle Venture Property, LLC, Workshops Portland Lovejoy Property, LLC, Workshops Portland Carson, L.L.C., Quimby Venture Portland, LLC, Workshops Berkeley Carleton Property, LLC and 18th and Treat Venture San Francisco, LLC, each a Delaware or Washington limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the ActivSpace Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Gary Romain. Gary Romain is the Director at ActivSpace LLC (“ActivSpace”), a Seattle-based company specializing in providing affordable, private spaces for artists, creators, and small businesses. He has held this leadership role since approximately 2010, overseeing operations from the firm’s headquarters in Seattle, Washington. ActivSpace started over 30 years ago in Seattle and is a recipient of the City of Seattle Mayor’s Small Business Award for Excellence.

Property Management. The ActivSpace Portfolio Properties are managed by ActivSpace LLC, an affiliated company.

Initial and Ongoing Reserves. At origination of the ActivSpace Portfolio Whole Loan, the borrowers deposited approximately (i) $164,204 into a reserve account for real estate taxes and (ii) $74,037 into a reserve account for insurance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,108).

Insurance Reserve. So long as a blanket policy is not in effect, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof (initially estimated to be $14,807). At origination of the ActivSpace Portfolio Whole Loan, a blanket policy was not in effect.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $2,080 to be used for replacements at the ActivSpace Portfolio Properties.

A-3-38

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

Low DSCR Reserve. In order to avoid the commencement or to end the continuance of a Low DSCR Period (as defined below), the borrowers may deposit a Low DSCR Cure Deposit (as defined below) into a low DSCR reserve, which may be held as additional security for the ActivSpace Portfolio Whole Loan.

“Low DSCR Period” means the period commencing when the debt service coverage ratio (“DSCR”) is less than 1.50x as of the last day of each calendar quarter during the term of the ActivSpace Portfolio Whole Loan (the “Calculation Date”); provided, however, if any tenant becomes subject to an adjustment event, then the underwritten net cash flow as of the most recent Calculation Date may be immediately adjusted downward by the lender and, to the extent such adjustment results in a DSCR that is below 1.50x, a Low DSCR Period will immediately commence. A Low DSCR Period will end once the ActivSpace Portfolio Properties have achieved a DSCR of at least 1.50x for one Calculation Date, as the lender may reasonably determine (provided that if the borrowers’ financial reports are not delivered to the lender within 30 days after the date in which such financial reports are due pursuant to the terms of the ActivSpace Portfolio Whole Loan documents and the lender has given the borrowers at least 15 days prior written notice of such failure, a Low DSCR Period will be deemed to have commenced and be ongoing, unless and until such financial reports are delivered and the financial reports indicate that no Low DSCR Period is ongoing).

“Low DSCR Cure Deposit” means an amount equal to $2,000,000, which deposit will be effective for the succeeding three Calculation Dates following such deposit. If on each of the fourth such Calculation Date thereafter (i.e., the fourth, the eighth, the 12th and/or the 16th Calculation Date, as applicable, following the deposit of the original $2,000,000), the DSCR continues to be less than 1.50x, in order to continue to avoid the commencement of a Low DSCR Period, the borrowers may make additional $2,000,000 deposits (for a total of $4,000,000 on the fourth Calculation Date, $6,000,000 on the eighth Calculation Date, $8,000,000 on the 12th Calculation Date and $10,000,000 on the 16th Calculation Date, as applicable) to be held and disbursed in accordance with the provisions of the ActivSpace Portfolio Whole Loan documents, each of which will be effective for the succeeding three Calculation Dates following such deposit. In lieu of making a Low DSCR Cure Deposit in cash, the borrowers may deliver to the lender a letter of credit with a face amount equal to such Low DSCR Cure Deposit in accordance with the provisions of the ActivSpace Portfolio Whole Loan documents.

Lockbox / Cash Management. The ActivSpace Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Trigger Period (as defined below) is continuing, the borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Trigger Period, the borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the ActivSpace Portfolio Whole Loan documents, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the ActivSpace Portfolio Whole Loan.

“Trigger Period” means a period (A) commencing upon (i) an event of default under the ActivSpace Portfolio Whole Loan documents, (ii) the commencement of Low DSCR Period, (iii) a bankruptcy action of the manager if the manager is an affiliate of any borrower or the guarantor, or (iv) a bankruptcy action of any borrower, any general partner or managing member of a borrower (each an “SPC Party”) or the guarantor; and the Trigger Period will end, in each case provided no other Trigger Period is then continuing, if, (a) with respect to clause (i), the event of default commencing the Trigger Period has been cured, such cure has been accepted by the lender and no other event of default is then continuing, (b) with respect to a clause (ii), the Low DSCR Period has ended, (c) with respect to clause (iii), if the manager is replaced with a non-affiliated manager approved by the lender under a replacement management agreement approved by the lender, such replacement manager and the borrowers execute and deliver an assignment and subordination agreement satisfactory to the lender, (d) and with respect to clause (iv), such bankruptcy action is discharged or dismissed within 60 days of filing.
Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. Provided that no event of default is continuing under the ActivSpace Portfolio Whole Loan documents, at any time ten business days after the closing date of the securitization that includes the last note to be securitized of the ActivSpace Portfolio Whole Loan, the borrowers may obtain the release (without electing to defease the ActivSpace Portfolio Whole Loan) of a non-income producing portion of the Salmon Main Property provided that, among other conditions, (i) the

A-3-39

Annex A-3	BBCMS 2026-5C40
No. 4 – ActivSpace Portfolio

borrowers deliver a REMIC opinion and (ii) after giving effect to the release, the loan-to-value ratio with respect to the remaining ActivSpace Portfolio Properties is no greater than 125.0%.There are no additional property releases associated with the ActivSpace Portfolio Whole Loan.

Ground Lease. None.

A-3-40

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

A-3-41

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

A-3-42

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$39,989,247	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	4.8%	Net Rentable Area (SF):	507,207
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	535-545 Fee LLC	Year Built / Renovated:	1897-1927 / 2017
Borrower Sponsor:	Joseph Moinian	Occupancy:	88.8%
Interest Rate:	7.06000%	Occupancy Date:	11/18/2025
Note Date:	1/9/2026	4th Most Recent NOI (As of):	$22,509,933 (12/31/2022)
Maturity Date:	1/9/2031	3rd Most Recent NOI (As of):	$23,594,550 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$26,957,312 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$28,391,172 (TTM 10/31/2025)
Original Amortization Term(2):	3,720 months	UW Economic Occupancy:	91.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$46,570,727
Call Protection(3):	L(23),YM1(2),DorYM1(31),O(4)	UW Expenses:	$16,373,927
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$30,196,800
Additional Debt(1):	Yes	UW NCF:	$30,095,359
Additional Debt Balance(1):	$269,927,419	Appraised Value / Per SF:	$490,000,000 / $966
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/21/2025

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$611
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$601
Required Repairs Reserve:	$100,750	$0	N/A	Cut-off Date LTV:	63.2%
Replacement Reserve:	$0	$8,453	N/A	Maturity Date LTV(2):	62.2%
Rollover Reserve(5):	$52,000	$0	N/A	UW NCF DSCR(2):	1.30x
Other Reserves:	$2,515,028	$0	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$310,000,000	96.9%	Loan Payoff(6)(7)	$314,826,919	98.4%
Equity Contribution	9,981,186	3.1	Upfront Reserves	2,667,778	0.8
			Closing Costs	2,486,489	0.8
Total Sources	$319,981,186	100.0%	Total Uses	$319,981,186	100.0%
(1)	The 535 & 545 5th Avenue Mortgage Loan (as defined below) is part of the 535 & 545 5th Avenue Whole Loan (as defined below), which is comprised of 12 pari passu promissory notes with an aggregate original balance of $310,000,000. The 535 & 545 5th Avenue Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) and Societe Generale Financial Corporation (“SGFC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the 535 & 545 5th Avenue Whole Loan.
(2)	The 535 & 545 5th Avenue Whole Loan’s monthly debt service payments are equal to a monthly payment of (i) the interest accrued on the outstanding principal balance accrued at the “Interest Rate %” during the interest period immediately preceding such monthly payment date plus (ii) a principal pay-down of $83,333.33. Based on the principal pay-down, the borrower pays the outstanding principal balance of the 535 & 545 5th Avenue Whole Loan by $999,999.96 on an annual basis, therefore, the “Original Amortization Term” reflects an amortizing period of approximately 3720 months.
(3)	On or after January 9, 2028, the borrower will have the right to voluntary prepay the 535 & 545 5th Avenue Whole Loan, in whole, but not in part, with the greater of a yield maintenance premium or 1% of the outstanding principal balance of the Whole Loan, with no prepayment fee being due on and after the October 9, 2030 payment date. In addition, Defeasance of the 535 & 545 5th Avenue Whole Loan in full (but not in part) is permitted at any time after the earlier of (i) January 9, 2029 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 25 payments is based on the expected BBCMS 2026-5C40 securitization trust closing date in February 2026. The actual defeasance lockout period may be longer.
(4)	For an additional description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until $12.0 million of available cash has been swept into the Rollover Reserve. The $12.0 million is to be used for accretive tenant improvements and leasing commissions (“TI/LCs”) only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.
(6)	The prior securitized mortgage loan secured by the 535 & 545 5th Avenue Property (as defined below) in the original amount of $310,000,000 at a non-default interest rate of 3.86000% matured on March 6, 2025, and was transferred to special servicing on March 20, 2025, due to maturity default. The trustee of the lead securitization filed a foreclosure action against the borrower and the 535 & 545 5th Avenue Property on July 9, 2025, which has been discontinued in connection with the 535 & 545 5th Avenue Whole Loan origination.
(7)	The Loan Payoff is inclusive of approximately $7.13 million in default and liquidation fees, which represents the net owed fees when accounting for the offset of a cash reserve from the prior loan which swept cash flow since maturity default. The Loan Payoff amount includes a waiver of $500,000 in default interest.

A-3-43

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The Loan. The 5th largest mortgage loan (the “535 & 545 5th Avenue Mortgage Loan”) is part of a whole loan (the “535 & 545 5th Avenue Whole Loan”) evidenced by 12 pari passu notes that is secured by the borrower’s fee interest in a 507,207 square foot mixed-use property in New York, New York (the “535 & 545 5th Avenue Property”).

The 535 & 545 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Notes A-3 (being contributed by GACC) and A-11 (being contributed by SGFC) has an outstanding principal balance as of the Cut-off Date of $39,989,247.31. The 535 & 545 5th Avenue Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $309,916,666.67. The 535 & 545 5th Avenue Whole Loan is amortizing at a rate of $83,333.33 per month for an estimated amortizing term of 3,720 months and accrues interest on an Actual/360 basis.

The relationship between the holders of the 535 & 545 5th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool —The Whole Loans—The Serviced Pari Passu Whole Loans” and “-The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 535 & 545 5th Avenue Whole Loan will initially be serviced under the pooling and servicing agreement for the BBCMS 2026-5C40 securitization trust, provided that upon the securitization of the controlling Note A-1, the 535 & 545 5th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “The Pooling and Servicing Agreement-Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 535 & 545 5th Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$75,000,000	$74,979,839	DBRI	Yes
A-2(1)	$50,000,000	$49,986,559	DBRI	No
A-3	$26,000,000	$25,993,011	BBCMS 2026-5C40	No
A-4(1)	$15,000,000	$14,995,968	DBRI	No
A-5(1)	$15,000,000	$14,995,968	DBRI	No
A-6(1)	$10,000,000	$9,997,312	DBRI	No
A-7(1)	$9,000,000	$8,997,581	DBRI	No
A-8(1)	$40,000,000	$39,989,247	SGFC	No
A-9(1)	$25,000,000	$24,993,280	SGFC	No
A-10(1)	$20,000,000	$19,994,624	SGFC	No
A-11	$14,000,000	$13,996,237	BBCMS 2026-5C40	No
A-12(1)	$11,000,000	$10,997,043	SGFC	No
Whole Loan	$310,000,000	$309,916,667
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 535 & 545 5th Avenue Property consists of two mixed use office/retail buildings (the “535 5th Avenue Property”, and the “545 5th Avenue Property”) totaling 507,207 square feet located on 5th Avenue between 44th and 45th Street in Midtown Manhattan. Both buildings offer ground floor, Class A 5th Avenue retail. The 535 & 545 5th Avenue Property is situated between Times Square and Grand Central station, which draws in foot traffic for the retail portion from Times Square visitors and commuters through Grand Central. The total office portion of the 535 & 545 5th Property equals 418,403 square feet (82.5% of NRA) and accounts for 53.2% of the underwritten base rent. The total retail portion at the 535 & 545 5th Avenue Property equals 88,804 square feet (17.5% of NRA) and accounts for 46.8% of the underwritten base rent. The 535 5th Avenue Property is a 36-story mixed use office/retail building built in 1927 and consists of 327,042 square feet (64.5% of NRA and 58.5% of underwritten base rent) including 277,408 square feet of office and storage space, and 49,643 square feet of retail space. The 545 5th Avenue Property is a 13-story building built in 1897 and consists of 180,165 square feet (35.5% of NRA and 41.5% of underwritten base rent) including 140,995 square feet of office spaces and 39,170 square feet of retail space.

The borrower sponsor acquired the 535 & 545 5th Avenue Property in 2006 and began a comprehensive renovation to modernize the 535 & 545 5th Avenue Property and has continued to commit capital to improve the 535 & 545 5th Avenue

A-3-44

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

Property throughout the years. Most recently, between December 2019 and December 2024, the 535 & 545 5th Avenue Property underwent significant capital investments totaling $33.4 million ($66 PSF). During this renovation, the borrower sponsor invested approximately $7.9 million into building improvements and $25.5 million into tenant improvements, including $11.0 million in improvements in the ground floor retail alone. The 535 & 545 5th Avenue Property was comprehensively renovated and modernized to meet the standards of Class-A office assets located in New York City. Recent improvements include storefront replacements, a full sidewalk replacement, lighting upgrades to LED standards, local law 11 upgrades, and 301,000 SF of tenant buildouts.

As of November 18, 2025, the 535 & 545 5th Avenue Property was 88.8% occupied. The 535 & 545 5th Avenue Property features a weighted average lease term remaining of 6.0 years, with top tenants (71.8% of underwritten base rent) presenting a weighted average lease term remaining of 6.7 years. The top tenants include The NBA Store (as defined below) (20.0% of UW base rent; 5.0% NRA), Best Buy (as defined below); (19.5% of underwritten base rent; 7.3% NRA), Empire Offices (as defined below) (6.8% of UW base rent; 9.6% NRA), Laboratory Institute of Merchandising, Inc. (4.7% of underwritten base rent; 5.9% NRA), SPSLC, LLC (Shafer Surgical) (3.8% of underwritten base rent; 4.9% NRA), and Gardiner & Theobald, Inc. (3.9% of underwritten base rent; 5.9% NRA). The ground floor retail is occupied by the NBA Store, Lids, Paris Saint-Germain (PSG), Läderach, and Best Buy. The office tenancy consists of mostly non-traditional office users including tenants in the jewelry, medical and education sectors. No office tenant, including those in non-traditional office sectors, makes up more than 6.8% of underwritten base rent, individually. 29.0% of tenants roll within the loan term. The 535 & 545 5th Avenue Whole Loan is structured with a day one cash flow sweep which is required to continue until the future leasing reserve totals $12.0 million. The $12.0 million is to be used for accretive TILCs only. On a PSF basis, that represents $81 PSF on all rolling space through the loan term and $46 PSF through the end of 2031.

The following table presents certain information relating to the space types that comprise the 535 & 545 5th Avenue Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent	% of UW Base Rent	UW Base Rent PSF(2)
Office(3)	418,403	82.5%	86.5%	$22,497,527	53.2%	$62.20
Retail	88,804	17.5%	100.0%	$19,780,183	46.8%	$222.74
Total / Wtd. Avg.	507,207	100.0%	88.8%	$42,277,710	100.0%	$93.84
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.
(3)	Office tenants include 58,137 square feet of jeweler tenants, 60,525 square feet of medical tenants, and 31,898 square feet of education tenants.

Major Tenants. The largest tenants by underwritten base rent at the 535 & 545 5th Avenue Property are NBA Media Ventures, LLC (“The NBA Store”), Best Buy Stores, L.P. (“Best Buy”) and Empire Offices 535 Fifth Holdings LLC (“Empire Offices”).

The NBA Store (25,562 square feet; 5.0% of Total NRA; 20.0% of underwritten base rent): The NBA Store was opened in 1998 at 666 5th Avenue. The NBA Store relocated to the 535 & 545 5th Avenue Property, which is its only store in New York City, in December of 2014. The NBA Store offers a variety of official merchandise and apparel. Among its many products, the store sells current NBA & WNBA jerseys, replica jerseys of retired players, footwear, collectibles, photography, and other gifts. The store represents all 30 NBA teams along with exclusive products for star players including LeBron James and Kevin Durant. The NBA Store is building out its space and has also entered into a partnership agreement with Fanatics. Fanatics operates The NBA Store and Hat World Inc. (Official Paris St. Germain Store) at the 535 & 545 5th Avenue Property alongside the leagues online stores, establishing synergy at the 535 & 545 5th Avenue storefronts.

The NBA Store has the one-time right to terminate its lease effective as of December 18, 2030 upon not less than 12 months' prior written notice to the landlord and payment of a termination fee in the amount of $1,142,945 at the time tenant delivers the termination notice. Given it is also a Sweep Lease (as defined below), in the event of a termination by the NBA Store, a lease sweep would commence on the first monthly payment date under the 535 & 545 5th Avenue Whole Loan documents following the earlier to occur of (a) the receipt of notice that the tenant has exercised its termination option and (b) the monthly payment date occurring in November 2029.

A-3-45

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

Best Buy (36,787 square feet; 7.3% of Total NRA; 19.5% of underwritten base rent): Best Buy (NYSE: BBY) (Moody’s: A3 / S&P: BBB+) Best Buy is a multinational consumer electronics retailer that sells products and services in the United States and internationally. Best Buy offers an assortment of the latest, name-brand technology, and its service teams help with designs, consultations, delivery, installation, tech support and repair. Additionally, Best Buy is an authorized Apple dealer. The Best Buy store moved to the 535 & 545 5th Avenue Property just prior to the COVID-19 pandemic, increasing its footprint from approximately 25,000 SF at the building across the street to nearly 37,000 SF at the 535 5th Avenue Property through 2031. It is one of only four Best Buy locations in Manhattan. Best Buy has no termination options. Best Buy has two five-year extension options upon providing the landlord with a notice prior to April 1, 2030.

Empire Offices (48,758 square feet; 9.6% of Total NRA; 6.8% of underwritten base rent): Empire Offices is a coworking space operated by Helix Workspace. Helix provides flexible workspace solutions across New York. The offices are furnished with Steelcase desks and Herman Miller Aeron Chairs. Empire Offices features a TouchDown Space, a Strategy Room, a large Board Room, as well as day offices. Communal areas include a lounge area with full kitchen facilities, soft seating and are equipped with an LED TV.

Empire Offices currently occupies approximately 19,100 square feet and has signed a lease for approximately 30,000 SF of additional space at the 535 & 545 5th Avenue Property in December 2025, which it is currently in the process of building out. The tenant plans to combine the two suites. We cannot assure you that Empire Offices will take possession of this additional space. Empire Offices does not have renewal or termination options.

The following table presents certain information relating to the historical occupancy of the 535 & 545 5th Avenue Property:

Historical and Current Occupancy(1)
2022(2)	2023	2024	Current(3)
65.0%	96.0%	95.0%	88.8%
(1)	Historical occupancies are as of December 31 of each respective. year unless otherwise stated.
(2)	The 535 & 545 5th Avenue Property experienced low occupancy due to Covid-19. In 2022, the borrower was able to sign Hat World and Shafer Surgical which has contributed to increased occupancy in the following years.
(3)	Current Occupancy is as of November 18, 2025.

A-3-46

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to the tenants at the 535 & 545 5th Avenue Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
The NBA Store(3)	Retail	NR/NR/NR	25,562	5.0%	330.08	8,437,500	20.0%	1/18/2036
Best Buy Stores, L.P.	Retail	A3/BBB+/NR	36,787	7.3	224.26	8,250,000	19.5%	3/31/2031
Empire Offices 535 Fifth Holdings LLC	Office	NR/NR/NR	48,758	9.6	58.71	2,862,465	6.8%	Various(4)
Laboratory Institute of Merchandising, Inc.(5)	Office	NR/NR/NR	30,160	5.9	65.21	1,966,759	4.7%	11/30/2031
Laderach Fifth Avenue LLC	Retail	NR/NR/NR	7,644	1.5	229.42	1,753,683	4.10%	2/28/2030
SPSLC, LLC (Shafer Surgical)	Office	NR/NR/NR	24,832	4.9	66.86	1,660,235	3.90%	10/31/2032
Gardiner & Theobald, Inc.	Office	NR/NR/NR	30,035	5.9	55.00	1,651,925	3.9%	2/23/2031
L.M. Cohen & Co. LLP Certified Public Accountants	Office	NR/NR/NR	20,159	4.0	68.60	1,382,872	3.3%	12/22/2028
Manhattan Endo, LLC	Office	NR/NR/NR	17,344	3.4	71.77	1,244,835	2.9%	3/31/2029
International Gemological Institute Inc.	Office	NR/NR/NR	20,183	4.0	57.07	1,151,864	2.7%	3/31/2039
Top 10 Tenants			261,464	51.5%	$116.12	$30,362,138	71.8%
Remaining Occupied			189,061	37.3	63.03	11,915,572	28.2%
Total Occupied			450,525	88.8%	$93.84	42,277,710	100.0%
Vacant Space			56,682	11.2
Collateral Total			507,207	100.0%

(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The NBA Store may elect to terminate its lease at the 535 & 545 5th Avenue Property on December 18, 2030 upon no less than one year’s notice and payment of a termination fee of $1,142,945 to the borrower.
(4)	Empire Offices 535 5th Holdings LLC has multiple leases which expire on August 31, 2031 and June 30, 2036. Empire Offices is building out approximately 30,000 square feet of its space for which it recently signed a lease. We cannot assure you that Empire Offices will take possession of its additional space.
(5)	Laboratory Institute of Merchandising, Inc. has the right to terminate its lease effective May 31, 2029, provided that the landlord receives notice of termination no later than May 31, 2028.

The following table presents certain information relating to the tenant lease expirations at the 535 & 545 5th Avenue Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	56,682	11.2%	NAP	NA	P	56,682	11.2%	NAP	NAP
2026 & MTM	11	38,060	7.5	$2,259,696	5.3%		94,742	18.7%	$2,259,696	5.3%
2027	4	12,855	2.5	$938,148	2.2		107,597	21.2%	$3,197,843	7.6%
2028	5	31,830	6.3	$2,099,586	5.0		139,427	27.5%	$5,297,429	12.5%
2029	7	49,836	9.8	$3,519,332	8.3		189,263	37.3%	$8,816,761	20.9%
2030	3	14,753	2.9	$2,242,087	5.3		204,016	40.2%	$11,058,848	26.2%
2031	4	116,078	22.9	$12,929,889	30.6		320,094	63.1%	$23,988,737	56.7%
2032	6	48,940	9.6	$2,820,077	6.7		369,034	72.8%	$26,808,814	63.4%
2033	1	3,269	0.6	$196,140	0.5		372,303	73.4%	$27,004,954	63.9%
2034	5	45,905	9.1	$3,127,272	7.4		418,208	82.5%	$30,132,226	71.3%
2035	0	0	0.0	$0	0.0		418,208	82.5%	$30,132,226	71.3%
2036	3	60,080	11.8	$10,530,120	24.9		478,288	94.3%	$40,662,346	96.2%
2037 & Thereafter	2	28,919	5.7	$1,615,364	3.8		507,207	100.0%	$42,277,710	100.0%
Total / Wtd. Avg.	51	507,207	100.0%	$42,277,710	100.0%		507,207	100.0%	$42,277,710	100.0%
(1)	Based on the underwritten rent roll dated November 18, 2025.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
A-3-47

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flow of the 535 & 545 5th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$42,277,710	$83.35	84.2
Rent Steps	0	0	0	0	0	2,243,923	4.42	4.5
Vacancy Lease-Up	0	0	0	0	0	3,632,914	7.16	7.2
Total Base Rent	$35,410,474	$36,483,584	$39,155,754	$40,831,173	$43,137,711	$48,154,547	$94.94	95.9%
Total Reimbursements	1,873,752	1,743,738	2,817,823	2,437,444	1,358,522	1,358,522	2.68	2.7
Other Income(4)	769,413	778,233	1,533,729	2,599,339	690,573	690,573	1.36	1.4
Gross Potential Rent	$38,053,639	$39,005,554	$43,507,306	$45,867,955	$45,186,806	$50,203,641	$98.98	100.0%
(Vacancy/Credit Loss/Abatements)	0	(1,582,153)	(3,141,786)	(1,760,384)	0	(3,632,914)	(7.16)	(7.2)
Effective Gross Income	$38,053,639	$37,423,401	$40,365,521	$44,107,572	$45,186,806	$46,570,727	$91.82	92.8%
Total Expenses(5)	13,988,520	14,913,468	16,770,970	17,150,259	16,795,633	16,373,927	32.28	35.2
Net Operating Income	$24,065,119	$22,509,933	$23,594,550	$26,957,312	$28,391,172	$30,196,800	$59.54	64.8%
Capital Expenditures	0	9,178	0	0	0	101,441	0.20	0.2
TI/LC	0	0	0	0	0	0	0.00	0.0
Net Cash Flow	$24,065,119	$22,500,755	$23,594,550	$26,957,312	$28,391,172	$30,095,359	$59.34	64.6%
(1)	Based on the underwritten rent roll dated November 18, 2025, with contractual rent steps through December 2026.
(2)	TTM represents the trailing 12-month period ending October 31, 2025.
(3)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(4)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt, and miscellaneous income.
(5)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses.

Environmental. According to the Phase I environmental assessment dated April 24, 2025, there was no evidence of any recognized environmental conditions at the 535 & 545 5th Avenue Property.

Appraisal. According to the appraisal, the 535 & 545 5th Avenue Property had an “as-is” appraised value of $490,000,000 as of November 21, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$490,000,000	6.00%
(1)	Source: Appraisal.

The Market. The 535 & 545 5th Avenue Property is located in New York, New York within the Grand Central Office submarket of Midtown Manhattan and the 5th Avenue retail submarket. The Grand Central Office submarket is the largest and oldest submarket in Manhattan. According to the appraisal, the submarket has an existing inventory of 47.2 million square feet with asking rents of $71.20 per square foot which is a $3.53 PSF increase over the prior year. Additionally, availability ended the third quarter of 2025 at 12.9% which is the lowest availability in five years. The Grand Central Office submarket’s proximity to major forms of public transportation (Grand Central Terminal, Port Authority Bus Terminal and Penn Station) as well as accessibility to multiple subway lines has allowed the submarket to remain one of the strongest with relatively limited spikes in availability and vacancy rates in comparison to the remainder of Manhattan.

According to the appraisal, the 535 & 545 5th Avenue Property is also located in the 5th Avenue Retail submarket. Over the last 12 months, there has been investment activity from luxury brands decreasing availability particularly along the Upper 5th Avenue corridor. Retailers such as Uniqlo, Prada, Kering, Tiffany, Louis Vuitton, Apple, Harry Winston and Gucci have reestablished long-term flagship locations along the corridor. The average asking rent on Lower 5th Avenue where the 535 & 545 5th Avenue Property is located is $650 per square foot. According to the appraisal, there are 111 storefronts as of the third quarter of 2025 with an availability rate of 13.0% which is down 2.3% from the prior year.

A-3-48

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

The following table presents certain information relating to comparable retail leases for the 535 & 545 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Tenant Size (SF)	Tenant Name	Base Rent PSF(2)	Commencement	Lease Term (Months)
535 & 545 5th Avenue	25,562(3)	The NBA Store	$330.08(3)	Q4 2014	253(3)
New York, NY
785 5th Avenue	12,215	Audemars Piguet	$498.66	Q2 2025	144
New York, NY
640 5th Avenue	1,624	This Bowl	$221.67	Q1 2025	120
New York, NY
500 5th Avenue	1,580	Calzedonia	$560.90	Q1 2025	122
New York, NY
511 5th Avenue	27,459	The North Face	$454.67	Q3 2024	120
New York, NY
597 5th Avenue	12,865	Club Monaco	$415.52	Q2 2024	120
New York, NY
510 5th Avenue	19,323	GU	$636.34	Q2 2024	120
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Showing ground floor rent per square foot
(3)	Based on the underwritten rent roll dated November 18, 2025.

The following table presents certain information relating to comparable office leases for the 535 & 545 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
535 & 545 5th Avenue	29,662(2)(3)	Empire Offices	$60.73(2)	Dec-25(2)	127(2)
New York, NY
666 Third Avenue	9,907	Graintree Lending	$72.00	Nov-25	60
New York, NY
60 East 42nd Street	16,402	Haver Analytics, Inc.	$80.00	Sep-25	136.7
New York, NY
360 Lexington Avenue	15,214	Citymeals-on-Wheels	$60.00	Aug-25	192
New York, NY
360 Madison Avenue	35,142	EOS Products	$65.00	July-25	133
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 18, 2025.
(3)	Empire Offices already occupied 19,096 SF at the 535 & 545 5th Avenue Property since September 1, 2011.

The Borrower. The borrower is 535-545 Fee LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 535 & 545 5th Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Joseph Moinian. Joseph Moinian, is the founder and CEO of The Moinian Group, which is a large privately held real estate investment company with a portfolio in excess of 20 million square feet. Founded in 1982 by Joseph Moinian, The Moinian Group develops, owns, and operates properties across every asset category. The firm focuses primarily on its New York City commercial, residential, and hospitality assets. Some of the Moinian Group’s recent projects include Sky, a luxury residential apartment building located

A-3-49

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

at 605 W 42nd St, New York, NY, and 3 Hudson Boulevard, a 1.9 million square foot office tower located in New York that is currently under construction.

Property Management. The 535 & 545 5th Avenue Property is managed by Columbus Property Management LLC.

Escrows and Reserves. At origination of the 535 & 545 5th Avenue Whole Loan, the borrower deposited $52,000 into the rollover reserve, $2,515,028 into the rent concessions reserve, and $100,750 into the required repairs reserve.

Tax Escrows – The borrower is not required to escrow any funds on the monthly payment date occurring in February. On each monthly payment date occurring on March, April, May, and June of 2026, the borrower is required to escrow $1,221,406.95 into the tax reserve account. On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially, $814,271.30).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 535 & 545 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,453.45 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis during a Rollover Sweep Period (as defined below), all excess cash after payments of required reserves, debt service and other amounts due under the 535 & 545 5th Avenue Whole Loan documents and operating expenses, will be deposited into the Rollover Reserve until $12,000,000 has been deposited. A Rollover Sweep Period commenced on the origination date of the 535 & 545 5th Avenue Whole Loan.

Lockbox / Cash Management. The 535 & 545 5th Avenue Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account, and if the borrower or property manager receives any revenue to deposit it into the lockbox account within two business days of receipt. All sums deposited into the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender to be applied to payment of all monthly amounts due under the 535 & 545 5th Avenue Whole Loan documents (including, without limitation, taxes and insurance, debt service, and required reserves) and approved property operating expenses, with any excess funds (the “Excess Funds”) (i) being returned to borrower, if no Trigger Period (as defined below) is continuing, or (ii) if a Rollover Sweep Period is continuing, being deposited into the Rollover Reserve until the Rollover Sweep Period has ended, or (iii) if a Major Tenant Sweep Event is continuing (and no Rollover Sweep Period is continuing), being deposited into a lease sweep reserve until the Major Tenant Sweep Event has been cured, or (iv) if another Trigger Period is continuing, being held by the lender as additional collateral for the 535 & 545 5th Avenue Whole Loan (provided that upon the occurrence of an event of default under the 535 & 545 Fifth Avenue Whole Loan documents, all sums received from the 535 & 545 5th Avenue Property and all funds reserved with lender may be applied to amounts owed under any of the 535 & 545 Fifth Avenue Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 535 & 545 5th Avenue Whole Loan documents, (ii) the bankruptcy or insolvency of any affiliated property manager unless such affiliated property manager has been replaced with an unaffiliated property manager reasonably acceptable to the lender, (iii) a Low Debt Service Period (as hereinafter defined), (iv) a Major Tenant Sweep Event, (v) a receiver, liquidator or trustee is appointed for the borrower or guarantor, or if the borrower or guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to state or federal bankruptcy law or (vi) a Rollover Sweep Period.

A “Major Tenant Sweep Event” will commence on the first monthly payment date following (or in the case of clause (a)(1) below, the monthly payment date preceding) the occurrence of any of the following:

(a)           with respect to each Sweep Lease, the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Sweep Lease; and (2) upon the date required under a Sweep

A-3-50

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised);

(b)           the earlier of (1) the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease exercising any right to terminate its Sweep Lease or (2) the monthly payment date occurring in November 2029

(c)           the date that a Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by the borrower or property manager of written notice from any tenant under a Sweep Lease of its intent to surrender, cancel or terminate the Sweep Lease (or any material portion thereof);

(d)           the date that any tenant under a Sweep Lease discontinues its business (i.e., “goes dark”) in a substantial portion of its space (or any material portion thereof) or gives written notice that it intends to discontinue its business in a substantial portion of its space at the 535 & 545 5th Avenue Property (or any material portion thereof) for reasons other than the following: (w) such cessation occurs in order to allow the tenant to comply with government restrictions which restrict the use or occupancy of the 535 & 545 5th Avenue Property in connection with a pandemic or epidemic, (x) such discontinuation occurs in connection with a renovation of the applicable space in accordance with the applicable Sweep Lease and the related loan agreement, (y) such discontinuation is required in connection with a restoration of the 535 & 545 5th Avenue Property as a result of a casualty or condemnation or (z) such discontinuation occurs as a result of a qualified sublease in which the subtenant is in occupancy and operating its business in the applicable space;

(e)           upon a monetary default in the payment of base rent under a Sweep Lease by the tenant thereunder that continues for more than 60 consecutive days or a material non-monetary default beyond any applicable notice and cure period;

(f)            the occurrence of a bankruptcy event by a tenant under a Sweep Lease. A Major Tenant Sweep Event will end with respect to the applicable event giving rise to the Major Tenant Sweep Event upon the first to occur of the following with respect to such event (identified by sub-clause reference below):

(A)          in the case of clauses (a), (b)(1), (c), and (d) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve, to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases;

(B)          in the case of clause (a) above, the date on which the subject tenant under the Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve (during the continuance of the subject Major Tenant Sweep Event) or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods in connection with such renewal or extension;

(C)          in the case of clause (b) above, if such termination option is not validly exercised by the tenant under the applicable Sweep Lease by the latest exercise date specified in such Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant;

(D)          in the case of clause (c) above, if such notice of intention to surrender, cancel or terminate the Sweep Lease is irrevocably withdrawn in writing by the related tenant, the landlord has accepted the withdrawal of the related notice in writing and no action was taken by landlord to dispossess the tenant, and the tenant has continued in occupancy of the lease sweep space without interruption;

(E)          in the case of clause (d) above, the date on which the relevant tenant is operating its business in a substantial portion of its space for at least three consecutive months;

(F)           in the case of clause (e) above, the date on which the subject default has been cured, and no other default under such Sweep Lease occurs for a period of three consecutive months following such cure;

A-3-51

Annex A-3	BBCMS 2026-5C40
No. 5 – 535 & 545 5th Avenue

(G)          in the case of clause (f) above, (a) the applicable bankruptcy event has terminated and the applicable Sweep Lease, and each guaranty of the Sweep Lease (if any), has been affirmed or assumed, without modification of such Sweep Lease or any guaranty thereof, by the tenant under the Sweep Lease and each guarantor (if any) of the Sweep Lease in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith all defaults under the Sweep Lease are cured and the tenant under the Sweep Lease is in occupancy of its premises and paying full, unabated rent under the applicable Sweep Lease and (b) adequate assurance of future performance under the Sweep Lease and, if applicable, each guaranty of the Sweep Lease as reasonably determined by the lender is provided;

(H)          and in the case of clauses (a), (b), (c), (d), (e) and (f) above, the date on which the 535 & 545 5th Avenue Property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation date, provided that the amounts in the lease sweep reserve collected with respect to the Sweep Lease in question or the borrower has deposited sufficient cash with the lender for deposit in the lease sweep reserve equal to the Lease Sweep Deposit Amount (as defined below) applicable to all such Sweep Lease space.

“Sweep Lease” means the Best Buy lease, The NBA Store lease and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Lease Sweep Deposit Amount” means an amount equal to the sum of (i) with respect to Sweep Lease space that is not tenanted with a qualified lease, the total rentable square feet of the applicable Sweep Lease multiplied by $300, and (ii) with respect to Sweep Lease space that is tenanted with a qualified lease, the amount that, in the lender’s judgement, is sufficient to cover all leasing expenses, free rent periods, and/or rent abatement periods set forth in all such qualified leases

“Rollover Sweep Period” commences at origination of the 535 & 545 5th Avenue Whole Loan and ends on the monthly payment date that the sum of $12,000,000 has been deposited into the Rollover Reserve from Excess Funds.

“Low Debt Service Period” commences 10 business days following any calculation date where the debt service coverage ratio is below 1.25x, and ends upon (i) the 535 & 545 5th Avenue Property achieving a debt service coverage ratio of greater than or equal to 1.25x for two consecutive calculation dates or (ii) delivery by the borrower to the lender either funds or a letter of credit in the amount which, if applied to repay the then outstanding principal balance, would cause the debt service coverage ratio to be equal to above 1.25x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-52

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

A-3-53

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

A-3-54

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,500,000	Title:	Fee
Cut-off Date Principal Balance:	$30,500,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	3.7%	Net Rentable Area (Rooms):	195
Loan Purpose:	Refinance	Location:	San Luis Obispo, CA
Borrowers:	SLO PropCo LLC and SLO OpCo LLC	Year Built / Renovated:	1986 / 2016 - 2017
Borrower Sponsors:	Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust	Occupancy / ADR / RevPAR:	83.4% / $197.11 / $164.43
Interest Rate:	7.19300%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/23/2025	4th Most Recent NOI (As of):	$3,889,040 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$3,346,525 (12/31/2023)
Interest-only Term:	60 months	2nd Most Recent NOI (As of):	$3,979,825 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,400,285 (TTM 10/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	83.4% / $197.11 / $164.43
Amortization Type:	Interest Only	UW Revenues:	$13,773,892
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$9,571,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,202,135
Additional Debt:	No	UW NCF:	$3,651,179
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$48,800,000 / $250,256
Additional Debt Type:	N/A	Appraisal Date:	9/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$156,410
Taxes:	$9,503	$15,838	N/A	Maturity Date Loan / Room:	$156,410
Insurance:	$264,257	Springing	N/A	Cut-off Date LTV:	62.5%
FF&E Reserves:	$0	$45,913	N/A	Maturity Date LTV:	62.5%
NFIP Insurance:	$3,306	$501	N/A	UW NCF DSCR:	1.64x
QA Funds:	$0	$11,478	N/A	UW NOI Debt Yield:	13.8%
PIP Funds:	$0	Springing	(2)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,500,000	100.0%	Loan Payoff	$22,780,154	74.7%
			Return of Equity	6,807,666	22.3
			Closing Costs	635,114	2.1
			Upfront Reserves	277,066	0.9
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	PIP Funds Initial Cap is equal to the greater of (a) $3,900,000 and (b) from and after issuance of a performance improvement plan (“PIP”), an amount equal to 125% of the cost of completing the related PIP work (the “PIP Funds Cap”).

The Loan. The Embassy Suites San Luis Obispo mortgage loan (the “Embassy Suites San Luis Obispo Mortgage Loan”) is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $30,500,000 and is secured by the borrowers’ fee interest in a 195-room, full-service hotel located in San Luis Obispo, California (the “Embassy Suites San Luis Obispo Property”). The Embassy Suites San Luis Obispo Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.19300% per annum on an Actual/360 basis.

The Property. The Embassy Suites San Luis Obispo Property is a 195-room, four-story full-service hotel under a 15-year franchise agreement with Embassy Suites Franchise LLC, a subsidiary of Hilton Worldwide that expires March 2030. The Embassy Suites San Luis Obispo Property was originally built in 1986 and underwent renovations between 2016 and 2017. The Embassy Suites San Luis Obispo Property is situated on an approximately 5.42-acre site with 292 parking spaces (1.50 per room). Several parking spaces on the west side of the Embassy Suites San Luis Obispo Property are leased by Avis

A-3-55

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

Car Rental. The Embassy Suites San Luis Obispo Property includes six meeting rooms totaling 8,414 square feet of indoor meeting space, including a 5,100 square foot ballroom.

The Embassy Suites San Luis Obispo Property contains 94 king suites, 91 double queen suites, seven king accessible rooms and three junior suites. All guestrooms feature flat screen televisions, a work desk with chair, an armchair, a sofa bed, a wet bar with a microwave and mini-fridge, a hair dryer and an iron and ironing board. Amenities include an indoor pool, a fitness center, a market pantry, a vending area and a leased car rental service. The Embassy Suites San Luis Obispo Property includes a full-service restaurant and lounge, Greenhouse Grill & Café, that offers complimentary breakfast and evening reception daily. The borrower sponsors have owned the Embassy Suites San Luis Obispo Property for over 30 years and has invested approximately $20.5 million on capital improvements, including full guest room renovations, public areas, atrium modernization and fitness center upgrades.

The following table presents certain information relating to the 2024 demand analysis with respect to the Embassy Suites San Luis Obispo Property based on market segmentation as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Leisure	Commercial	Meeting & Group
Embassy Suites San Luis Obispo	195	55.0%	28.0%	17.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Embassy Suites San Luis Obispo Property:

Historical Occupancy, ADR, RevPAR
	Embassy Suites San Luis Obispo(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	74.0%	$205.36	$152.05	69.1%	$186.00	$128.44	107.2%	110.4%	118.4%
2023	77.0%	$200.56	$154.36	70.3%	$185.97	$130.72	109.5%	107.8%	118.1%
2024	80.3%	$198.72	$159.47	71.7%	$182.81	$131.01	112.0%	108.7%	121.7%
TTM 10/31/2025	83.4%	$197.11	$164.43	71.0%	$178.35	$126.67	117.5%	110.5%	129.8%
(1)	Occupancy, ADR and RevPAR for the Embassy Suites San Luis Obispo Property are based on the underwriting. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites San Luis Obispo Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Data obtained from a third-party hospitality research report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2022-TTM 10/31/2025 includes The Wayfarer San Luis Obispo, Tapestry Collection by Hilton, Quality Suites Downtown San Luis Obispo, Best Western Plus Royal Oak Hotel, Courtyard San Luis Obispo and Hampton by Hilton Inn & Suites San Luis Obispo.
(4)	Penetration Factor is calculated based on the underwriting and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 11, 2025, there was no evidence of a recognized environmental condition at the Embassy Suites San Luis Obispo Property.

Market. The Embassy Suites San Luis Obispo Property is located in San Luis Obispo, California on the Central Cost of California, roughly midway between Los Angeles and San Francisco. The Embassy Suites San Luis Obispo Property is visible from U.S. Highway 101 and is served by the San Luis Obispo County Regional Airport, which is located approximately two miles to the southeast. The neighborhood surrounding the Embassy Suites San Luis Obispo Property is characterized by retail shopping centers, hotels, restaurants, and office buildings. Nearby businesses include the Madonna Plaza Shopping Center, Central Coast Plaza Shopping Center, Sunset Drive-In, and SLO Ranch Farms & Marketplace, hotels such as the Residence Inn by Marriott, SpringHill Suites by Marriott, and Best Western Plus, and restaurants such as Dave's Hot Chicken, McDonald's, and Sushi Kokku. California Polytechnic State University is another demand driver, with over 22,000 students enrolled at its 6,000-acre campus in the foothills of San Luis Obispo.

A-3-56

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

The following table presents certain information relating to the primary hotel competition for the Embassy Suites San Luis Obispo Property:

Competitive Set(1)
Property	Year Opened	Number of Rooms	Leisure	Commercial	Group	Occupancy	ADR	RevPAR
Embassy Suites San Luis Obispo(2)	1986	195	55%	28%	17%	83.4%	$197.11	$164.43
Courtyard by Marriott San Luis Obispo	2007	139	50%	35%	15%	75 - 80%	$190 - $200	$150 - $160
The Wayfarer San Luis Obispo, Tapestry Collection	1978	100	60%	25%	15%	75 - 80%	$190 - $200	$140 - $150
Hampton by Hilton San Luis Obispo	2012	84	55%	35%	10%	75 - 80%	$170 - $180	$130 - $140
TownePlace Suites by Marriott San Luis Obispo	2021	112	60%	35%	5%	80 - 85%	$190 - $200	$150 - $160
(1)	Source: Appraisal, unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Embassy Suites San Luis Obispo Property metrics are based on the underwriting as of October 31, 2025.

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Embassy Suites San Luis Obispo Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 10/31/2025	Underwritten	Per Room	% of Total Revenue(1)
Occupancy	74.0%	77.0%	80.3%	83.4%	83.4%
ADR	$205.36	$200.56	$198.72	$197.11	$197.11
RevPAR	$152.05	$154.36	$159.47	$164.43	$164.43

Room Revenue	$10,822,418	$10,986,877	$11,381,686	$11,703,130	$11,703,130	$60,016	85.0%
Food & Beverage Revenue	1,132,540	1,251,634	1,555,527	1,453,149	1,453,149	7,452	10.6%
Other Departmental Revenue(2)	227,094	217,319	475,206	617,613	617,613	3,167	4.5%
Total Revenue	$12,182,052	$12,455,830	$13,412,419	$13,773,892	$13,773,892	$70,635	100.0%
Room Expense	2,553,351	2,837,251	3,039,140	3,187,919	3,187,919	16,348	27.2%
Food & Beverage Expense	757,319	873,024	960,549	1,090,364	1,090,364	5,592	75.0%
Other Departmental Expenses	86,688	93,057	97,897	93,874	93,874	481	15.2%
Departmental Expenses	$3,397,358	$3,803,332	$4,097,586	$4,372,157	$4,372,157	$22,421	31.7%
Departmental Profit	$8,784,694	$8,652,498	$9,314,833	$9,401,735	$9,401,735	$48,214	68.3%
Management Fee	365,433	373,675	402,558	411,734	413,217	2,119	3.0%
Marketing and Franchise Fee	1,772,023	1,951,742	2,016,329	1,942,220	1,977,745	10,142	14.4%
Other Undistributed Expenses(3)	2,312,976	2,485,965	2,423,260	2,208,207	2,208,207	11,324	16.0%
Total Undistributed Expenses	$4,450,431	$4,811,382	$4,842,147	$4,562,161	$4,599,169	$23,585	33.4%
Real Estate Taxes	201,386	197,351	205,001	211,561	336,174	1,724	2.4%
Property Insurance	243,837	297,240	287,860	227,728	264,257	1,355	1.9%
Total Fixed Expenses	$445,223	$494,591	$492,861	$439,289	$600,431	$3,079	4.4%
Net Operating Income	$3,889,040	$3,346,525	$3,979,825	$4,400,285	$4,202,135	$21,549	30.5%
FF&E	487,255	498,241	536,540	499,974	550,956	2,825	4.0%
Net Cash Flow	$3,401,785	$2,848,284	$3,443,285	$3,900,311	$3,651,179	$18,724	26.5%
(1)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(2)	Other Departmental Revenue includes proceeds from telephone, parking, sundries shop income, pet fees, laundry, vending machine, miscellaneous and Avis rental car kiosk ($24,000) income.
(3)	Other Undistributed Expenses includes utilities, repairs and maintenance and general and administrative.

A-3-57

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

The Borrowers. The borrowers are SLO PropCo LLC and SLO OpCo LLC, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Embassy Suites San Luis Obispo Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carve out guarantors are Patrick M. Nesbitt and Patrick M. Nesbitt as trustee of the Patrick M. Nesbitt Family Trust. Mr. Nesbitt is the chairman of Windsor Hospitality, with his son, Patrick M. Nesbitt, Jr., serving as president and chief executive officer. Windsor Hospitality is a hotel development and hospitality management company which has owned and operated select and full service, branded and independent hotels throughout the United States over the last four decades.

Property Management. The Embassy Suites San Luis Obispo Property is managed by Windsor Capital Group, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Embassy Suites San Luis Obispo Mortgage Loan, the borrowers deposited (i) approximately $9,503 into a reserve account for taxes, (ii) $264,257 into a reserve for property insurance and (iii) approximately $3,306 into a reserve for national flood insurance program (“NFIP”) premiums.

Tax Escrows – The borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the ensuing 12-month period (initially estimated to be approximately $15,838).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

NFIP Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage under the NFIP (initially estimated to be approximately $501).

FF&E Reserve – On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) 4% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs and (ii) an amount equal to 1/12th of the aggregate amount, if any, required to be reserved for capital expenditures during the calendar year in which such monthly payment date occurs (initially estimated to be approximately $45,913).

QA Funds – On a monthly basis through and including February 6, 2028, the borrowers are required to deposit an amount equal to 1% of the gross income during the second calendar month preceding the calendar month in which such monthly payment date occurs (initially estimated to be approximately $11,478) for costs of capital expenditure work related to remediation of deficiencies set forth in the franchisor’s “quality assurance” reports and for other capital expenditures related to the Embassy Suites San Luis Obispo Property otherwise approved by the lender.

PIP Funds – On a monthly basis during a Franchise Trigger Event (as defined below), the borrowers will deposit with the lender all Franchise Trigger Event excess cash for costs incurred (or to be incurred) in connection with the PIP work necessary to cure a Franchise Trigger Event. Notwithstanding the foregoing, the borrowers will not be required to make deposits into the PIP account with respect to any PIP work to the extent that the amount of the PIP funds deposited into the PIP account plus the amount of any capital expenditure funds on deposit in the capital expenditures account, net of any pending or completed disbursement requests therefrom for capital expenditures work, exceeds the then-applicable PIP Funds Cap.

Lockbox / Cash Management. The Embassy Suites San Luis Obispo Mortgage Loan is structured with a hard lockbox and springing cash management. Rents from the Embassy Suites San Luis Obispo Property are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Embassy Suites San Luis Obispo Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Embassy Suites San Luis Obispo Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Franchise Trigger Event has occurred and is continuing, to a PIP reserve, except to the extent that the amounts previously deposited in the PIP account is no less than the then-applicable PIP Funds Cap, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and

A-3-58

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

is continuing, to an excess cash account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrowers.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Embassy Suites San Luis Obispo Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.20x, (iv) an indictment of the borrowers, the guarantors, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the Embassy Suites San Luis Obispo Property or (v) a Franchise Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.20x for a full calendar quarter, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s), or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the Embassy Suites San Luis Obispo Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Franchise Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Embassy Suites San Luis Obispo Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors or the property manager or (iii) the trailing 12-month period DSCR falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.20x for a full calendar quarter.

A “Franchise Trigger Event” means a period commencing upon the occurrence of (i) the Embassy Suites Franchise LLC (the “Franchisor”) giving written notice to the borrowers of its intention to terminate or not extend the franchise agreement, (ii) on or prior to the date that is 24 months prior to the then-applicable expiration date under the franchise agreement, an extension of the franchise agreement upon substantially the same terms and conditions of the existing franchise agreement (and at fees no more than 1% of gross rooms revenue higher than the rates in the existing franchise agreement) or otherwise reasonably acceptable to the lender (a “Franchise Extension Event”) has not occurred, (iii) any event by the borrowers or an affiliate of the borrowers occurs under the franchise agreement that would permit the Franchisor to terminate the franchise agreement, whether or not the Franchisor has exercised such right, (iv) subject to clause (v) below, an event of default by the Franchisor occurs under the franchise agreement, (v) any bankruptcy action of the Franchisor, (vi) the franchise agreement being terminated or no longer in full force and effect or (vii) if the Franchisor requires the borrowers to perform or otherwise satisfy (or cause to be performed or otherwise satisfied) any PIP work and expiring upon (a) with respect to clause (i), (ii) or (vi) above, both (A) either (1) a Franchise Extension Event occurs or (2) a replacement of the Franchisor under the franchise agreement with a qualified franchisor pursuant to a replacement franchise agreement (a “Franchise Replacement Event”) occurs, and (B) the franchisor under the franchise agreement referenced in clause (A) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work has been satisfied, (b) with respect to clause (i) above, the unconditional revocation or rescission by the Franchisor of all termination or non-extension notices with respect to the franchise agreement, (c) with respect to clause (iii) above, (A) a cure of the applicable event or condition permitting termination of the franchise agreement, which cure is accepted by the Franchisor, or (B) an unconditional permanent waiver of such event permitting termination of the franchise agreement, in writing, by the Franchisor; provided that the lender will not have exercised any of its rights under the Embassy Suites San Luis Obispo Mortgage Loan documents to accelerate the Embassy Suites San Luis Obispo Mortgage Loan, move to appoint a bankruptcy official or commence a foreclosure action, (d) with respect to clause (iv) above, both (A) either (1) a cure of the applicable event of default under the franchise agreement has occurred, or (2) a Franchise Replacement Event has occurred, and (B) in the case of a Franchise Replacement Event, the franchisor under the franchise agreement referenced in clause (A)(2) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work has been satisfied, (e) with respect to clause (v) above, either (A) a Franchise Replacement Event has occurred, and the franchisor under such new franchise agreement has issued a PIP, and either (1) the amount of PIP

A-3-59

Annex A-3	BBCMS 2026-5C40
No. 6 – Embassy Suites San Luis Obispo

funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions associated with such Franchise Replacement Event will have been satisfied, or (B) if such Franchise Trigger Event is solely as a result of an involuntary petition, case or proceeding against the Franchisor with respect to which neither the Franchisor nor any affiliate of the Franchisor solicited or caused to be solicited petitioning creditors or consented or otherwise acquiesced or joined in, upon the same being discharged or dismissed within 90 days of such filing; provided that such filing does not materially and adversely affect the Franchisor’s ability to perform its obligations under the franchise agreement and (f) with respect to clause (ii) or (vii) above, both (A) either (1) a Franchise Extension Event has occurred or (2) a Franchise Replacement Event will have occurred, and (B) the franchisor under the franchise agreement referenced in clause (A) above will have issued a PIP in connection with such franchise agreement, and either (1) the amount of PIP funds is no less than the PIP Funds Cap (as determined after review of such PIP), or (2) the PIP work conditions with respect to the PIP work will have been satisfied.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-60

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

A-3-61

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

A-3-62

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

A-3-63

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	3.4%	Net Rentable Area (SF)(4):	1,137,515
Loan Purpose:	Refinance	Location:	Peabody, MA
Borrowers:	Mall at Northshore, LLC	Year Built / Renovated:	1958 / 1978
Borrower Sponsors:	Simon Property Group, L.P. and Canada Pension Plan Investment Board	Occupancy:	95.5%
Interest Rate:	6.35500%	Occupancy Date:	12/10/2025
Note Date:	12/18/2025	4th Most Recent NOI (As of):	$26,342,169 (12/31/2022)
Maturity Date:	1/1/2031	3rd Most Recent NOI (As of):	$26,341,333 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$26,505,101 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$26,581,814 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$40,846,182
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$13,531,417
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$27,314,765
Additional Debt(1):	Yes	UW NCF:	$25,949,747
Additional Debt Balance(1):	$147,000,000	Appraised Value / Per SF(4):	$294,000,000 / $258
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/14/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$154
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$154
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	59.5%
TI/LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	2.30x
Other Reserves:	$3,134,676	$0	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$175,000,000	99.8%	Loan Payoff	$171,101,035	97.6%
Sponsor Equity	$312,283	0.2	Upfront Reserves	3,134,676	1.8
			Closing Costs	1,076,572	0.6
Total Sources	$175,312,283	100.0%	Total Uses	$175,312,283	100.0%
(1)	The Northshore Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “Northshore Mall Whole Loan”). The Financial Information in the chart above reflects the Northshore Mall Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on February 1, 2026. Defeasance of the Northshore Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Northshore Mall Whole Loan to be securitized (the “Lockout Release Date”) and (ii) January 1, 2029.
(3)	See “Escrows and Reserves” below.
(4)	The Northshore Mall Property (as defined below) is part of a larger retail development (the “Northshore Mall Development”) consisting of a total of 1,591,193 square feet (“SF”). JCPenney occupies 135,624 SF at the Northshore Mall Development, Macy’s occupies 198,148 SF at the Northshore Mall Development, and Macy’s Men’s and Furniture occupies 120,000 SF at the Northshore Mall Development, all three of which are not part of the collateral.

The Loan. The Northshore Mall mortgage loan (the “Northshore Mortgage Loan”) is part of the Northshore Mall Whole Loan secured by the borrower’s fee interests in a super-regional mall totaling 1,137,515 SF located in Peabody, Massachusetts (the “Northshore Mall Property”). The Northshore Mall Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 6.35500% per annum on an Actual/360 basis. The Northshore Mall Whole Loan has a 5-year term and is interest-only for the entire term. The Northshore Mall Whole Loan was co-originated on December 18, 2025 by German American Capital Corporation (“GACC”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Northshore Mall Mortgage Loan is evidenced by the non-controlling Note A-2 contributed by GACC with an original principal balance of $28,000,000.

A-3-64

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

The Northshore Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C40 securitization trust until the securitization of the controlling note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. The relationship between the holders of the Northshore Mall Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Northshore Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-2	$28,000,000	$28,000,000	BBCMS 2026-5C40	No
A-3(1)	$15,000,000	$15,000,000	GACC	No
A-4(1)	$12,000,000	$12,000,000	GACC	No
A-5(1)	$10,000,000	$10,000,000	GACC	No
A-6(1)	$10,000,000	$10,000,000	GACC	No
A-7(1)	$38,000,000	$38,000,000	JPMCB	No
A-8(1)	$12,000,000	$12,000,000	JPMCB	No
Whole Loan	$175,000,000	$175,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Northshore Mall Property is a super-regional retail center located at 210 Andover Street in Peabody, Massachusetts, approximately 18 miles north of Boston. The Northshore Mall Property benefits from direct access to major highways (Routes 128 and 114) and is integrated into the Boston Metropolitan Statistical Area via MBTA bus routes, serving a broad trade area that includes the affluent North Shore suburbs and the southern Seacoast of New Hampshire. The Northshore Mall Property comprises 1,137,515 SF and is part of the larger Northshore Mall Development which totals 1,591,193 SF. Originally constructed in 1958, the Northshore Mall Property has undergone multiple renovations to maintain its competitive position and adapt to evolving retail trends.

As of December 10, 2025, the Northshore Mall Property is 95.5% occupied (89.7% occupancy excluding temporary tenants), with 114 unique tenants. The Northshore Mall Property features a mix of national retailers, fitness, furniture, apparel, accessories, and food and beverage tenants. Anchors at the Northshore Mall Development include J.C. Penney (non-collateral), Macy’s (non-collateral), Macy’s Men’s & Furniture (non-collateral), and the future Dick’s House of Sport (ground lease, scheduled to open February 2027). The Northshore Mall Property’s in-line tenants (<10,000 SF) reported trailing 12-month sales of approximately $485 PSF (excludes tenants that have been at the Northshore Mall Property less than two years and/or tenants that do not report sales) as of September 2025, with an occupancy cost of 16.3%. No single tenant accounts for more than 12.1% of NRA or 6.1% of underwritten base rent, reflecting a granular and diversified rent roll.

Since 2018, over $155 million has been invested in the Northshore Mall Property, including the Sears redevelopment and ongoing capital improvements. The borrower sponsor’s cost basis is approximately $556 million, with $381 million of cash equity remaining post-loan closing. Recent redevelopment includes an $86 million transformation of the former Sears parcel into a lifestyle component with approximately 90,000 SF of entertainment, retail, and dining options, plus four multi-use outlots. The Promenade project (restaurant row) added modern dining options such as Amigo’s Mexican Kitchen, Big Chicken, Legal Seafood, Not Your Average Joe’s, Cheesecake Factory, Double Bull Taphouse, Honeygrow, Skinny Pancake, Sweetgreen, and Tony C’s Sports Bar, as well as a nine-unit food court.

The Northshore Mall Property’s area is characterized by strong demographics, with an average household income of $138,109 and a population of 239,474 within a five-mile radius. The average household income within three miles is $131,956, which is above the national average. The area’s workforce is predominantly white-collar, with significant representation in professional, managerial, and executive sectors.

A-3-65

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

Major Tenants.

DICK’S House of Sport (138,000 SF; 12.1% of NRA; 0.0% of underwritten base rent) (NYSE: DKS): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, DICK’S Sporting Goods offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! DICK’S House of Sport is a specialty concept that combines retail with sports areas, allowing customers to try out sports products in a real-world setting. DICK’S House of Sport is expected to open at the Northshore Mall Property in February 2027. DICK’S House of Sport own’s their box, which was previously occupied by Nordstrom. DICK’s Sporting Goods signed a lease amendment on April 17, 2025 assuming the lease from Nordstrom and is expected to pay percentage rent once the store becomes operational. Anecdotally, DICK’S Sporting Goods is planning to spend a total of approximately $30.0 million to convert their space. DICK’S House of Sport has seven 10-year renewal options and no termination options. We cannot assure you that DICK’S House of Sport takes occupancy at the Northshore Mall Property or begins paying rent.

Lifetime Fitness (125,000 SF; 11.0% of NRA; 6.1% of underwritten base rent) (NYSE: LTH): Lifetime Fitness (Fitch/Moody’s/S&P: BB-/NR/NR) was founded in 1992 and is a national chain of luxury health and athletic clubs known for state-of-the-art fitness equipment, personal training services, pools and saunas, and family friendly programs. Lifetime Fitness at the Northshore Mall Property opened in 2021 and has since reported having nearly 10,000 members. Lifetime Fitness has three five-year renewal options and no termination options.

Shaw’s Supermarket (59,175 SF; 5.2% of NRA; 1.7% of underwritten base rent): Shaw’s Supermarket (Fitch/Moody’s/S&P: NR/Ba2/BB+) was founded in 1860 and is one of the oldest continuously-operated supermarkets in the United States. Shaw’s Supermarket operates over 2,200 stores and employs approximately 265,000 people nationwide. Shaw’s Supermarket is part of the Albertsons stores, which includes Jewel-Osco, ACME Markets, and Star Markets. Shaw’s Supermarket has been at the Northshore Mall Property since January 1, 2019. At the Northshore Mall Property, Shaw’s Supermarket operates under a ground lease and reported trailing-12-months sales of approximately $23.8 million as of September 2025 resulting in an occupancy cost of 2.2%. Shaw’s Supermarket has one five-year renewal option and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Northshore Mall Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.2%	91.7%	97.0%	95.5%
(1)	Based on December 31 of each respective year unless otherwise specified. Occupancy figures exclude non-collateral tenants.
(2)	Based on the underwritten rent roll as of December 10, 2025.

A-3-66

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

The following table presents certain information relating to the largest tenants by net rentable area at the Northshore Mall Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/ Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date
Anchor Tenants
Dick’s House of Sport(3)	NR / Baa2 / BBB	138,000	12.1%	$0.00	$1	0.0%	NAV	NAV	2/28/2035
Anchor Tenants Subtotal / Wtd. Avg.		138,000	12.1%	$0.00	$1	0.0%	NAV	NAV

Major Tenants
Lifetime Fitness(4)	BB- / NR / NR	125,000	11.0%	$12.60	$1,575,000	6.1%	NAV	NAV	1/31/2042
Shaw's Supermarket	NR / Ba2 / BB+	59,175	5.2%	$7.44	$440,279	1.7%	$401.59	2.2%	12/31/2027
Northshore Orthopedic Realty(4)	NR / NR / NR	48,920	4.3%	$5.63	$275,275	1.1%	NAV	NAV	4/30/2085
DSW Shoe Warehouse	NR / NR / NR	45,149	4.0%	$5.76	$260,000	1.0%	$58.30	10.7%	1/31/2027
PGA TOUR Superstore(4)	NR / NR / NR	45,000	4.0%	$2.50	$112,500	0.4%	NAV	NAV	1/31/2028
Gametime Lanes & Entertainment(4)	NR / NR / NR	35,924	3.2%	$16.70	$600,000	2.3%	NAV	NAV	11/30/2034
Barnes & Noble	NR / NR / NR	26,000	2.3%	$21.15	$550,000	2.1%	$219.90	9.6%	1/31/2030
Tesla Motors	NR / Baa3 / BBB	25,693	2.3%	$33.43	$859,006	3.4%	$475.60	7.5%	2/28/2029
The Container Store	NR / NR / NR	24,218	2.1%	$39.97	$968,000	3.8%	$136.59	29.3%	2/29/2028
L.L. Bean(5)	NR / NR / NR	21,049	1.9%	$32.00	$673,568	2.6%	$244.59	16.3%	10/31/2033
Major Tenants Subtotal / Wtd. Avg.		456,128	40.1%	$13.84	$6,313,628	24.6%	$262.26	7.7%
Remaining Occupied		563,674	49.6%	$34.25	$19,303,717	75.4%
Occupied Collateral Total / Wtd. Avg.		1,019,802	89.7%	$25.12	$25,617,344	100.0%

Vacant Space(6)		117,713	10.3%

Collateral Total		1,137,515	100.0%

(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Dick’s House of Sport sales and occupancy cost metrics are not available as the store is expected to open in February of 2027.
(4)	The tenant did not report sales.
(5)	If the gross sales for Lease Year 5 are less than $5.0 million, L.L. Bean may elect to terminate the lease upon 60 days written notice and payment of a fee equal to 50% of the unamortized leasing expenses.
(6)	Temporary tenants are treated as vacant for the purposes of the Top Tenants Summary.

The following table presents certain information relating to the sales history of certain tenants of the Northshore Mall Property:

Tenant Sales(1)
	2023	2024	TTM Sept-2025	TTM Sept-2025 PSF / Occ. Cost)2)(3)
Gross Property Sales	$210,183,501	$217,103,046	$193,099,833	$382.29 / 13.5%
Sales (Inline < 10,000 SF)	$116,834,311	$115,843,206	$111,936,620	$484.71 / 16.3%
Sales (Inline > 10,000 SF)	$27,300,953	$27,365,857	$26,641,102	$340.06 / 14.2%
Freestanding Tenants	$63,144,830	$71,144,620	$51,889,963	$344.37 / 6.5%
Major Tenants	$2,903,406	$2,749,364	$2,632,148	$58.30 / 10.7%
(1)	Excludes tenants which have had less than 24 months of sales history at the Northshore Mall Property at the time of the reported sales. Based on borrower provided tenant sales statements unless indicated otherwise.
(2)	Based on the underwritten rent roll dated December 10, 2025.
(3)	Excludes non-collateral anchors.

A-3-67

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

The following table presents certain information relating to the sales history of major tenants of the Northshore Mall Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2023	2024	Sept 2025 TTM	Occupancy Cost(2)
Anchor Tenants
Dick’s House of Sport(3)	138,000	NAV	NAV	NAV	NAV
Major Tenants
Lifetime Fitness	125,000	NAV	NAV	NAV	NAV
Shaw's Supermarket	59,175	$23,849,802	$23,530,201	$23,764,089	2.2%
Northshore Orthopedic Realty	48,920	NAV	NAV	NAV	NAV
DSW Shoe Warehouse	45,149	$2,903,406	$2,749,364	$2,632,148	10.7%
PGA TOUR Superstore	45,000	NAV	NAV	NAV	NAV
Gametime Lanes & Entertainment	35,924	NAV	NAV	NAV	NAV
Barnes & Noble	26,000	$6,737,480	$6,164,549	$5,717,375	9.6%
Tesla Motors	25,693	$18,592,305	$30,970,975	$12,219,593	7.5%
The Container Store	24,218	$6,550,495	$3,968,319	$3,307,939	29.3%
L.L. Bean	21,049	NAV	NAV	$5,148,314	16.3%
(1)	All sales information presented herein with respect to the Northshore Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated from September 2025 TTM sales.
(3)	Dick’s House of Sport sales are not available as the store is expected to open in February 2027.

The following table presents certain information relating to the lease rollover schedule at the Northshore Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	117,713	10.3%	NAP	NAP	117,713	10.3%	NAP	NAP
2026 & MTM	19	68,257	6.0	$2,838,361	11.1%	185,970	16.3%	$2,838,361	11.1%
2027	21	168,998	14.9	$3,771,694	14.7	354,968	31.2%	$6,610,054	25.8%
2028	20	150,727	13.3	$5,514,828	21.5	505,695	44.5%	$12,124,882	47.3%
2029	13	58,131	5.1	$2,471,166	9.6	563,826	49.6%	$14,596,047	57.0%
2030	9	72,937	6.4	$2,222,601	8.7	636,763	56.0%	$16,818,649	65.7%
2031	3	2,460	0.2	$377,707	1.5	639,223	56.2%	$17,196,356	67.1%
2032	2	9,055	0.8	$229,165	0.9	648,278	57.0%	$17,425,521	68.0%
2033	8	66,523	5.8	$2,375,080	9.3	714,801	62.8%	$19,800,601	77.3%
2034	5	50,854	4.5	$1,570,000	6.1	765,655	67.3%	$21,370,601	83.4%
2035	10	189,213	16.6	$1,784,353	7.0	954,868	83.9%	$23,154,954	90.4%
2036	2	3,727	0.3	$449,615	1.8	958,595	84.3%	$23,604,569	92.1%
2037 & Thereafter	3	178,920	15.7	$2,012,775	7.9	1,137,515	100.0%	$25,617,344	100.0%
Total/Wtd. Avg.	115	1,137,515	100.0%	$25,617,344	100.0%	1,137,515	100.0%	$25,617,344	100.0%
(1)	Based on the underwritten rent roll dated December 10, 2025. Temporary tenants are considered as vacant for the purposes of the Lease Rollover Schedule.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated November 21, 2025 there were no recognized environmental conditions at the Northshore Mall Property.

A-3-68

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

The following table presents certain information relating to the historical and underwritten cash flows of the Northshore Mall Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 9/25/2025	Underwritten	Per SF	%(2)
Base Rent	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$25,617,344	$22.52	85.2%
Contractual Rent Steps(3)	0	0	0	0	681,230	$0.60	2.3%
Gross-Up Vacant Rent	0	0	0	0	3,755,730	$3.30	12.5%
Gross Potential Income	$21,234,967	$22,647,995	$24,419,319	$25,444,414	$30,054,304	$26.42	100.0%
Total Recoveries	10,929,650	9,157,410	9,486,845	10,177,586	10,933,581	$9.61	36.4%
Vacancy & Bad Debt	1,286,790	282,883	193,394	(132,025)	(3,755,730)	($3.30)	(12.5%)
Other Income(4)	5,837,528	5,562,779	4,680,455	4,246,767	3,614,028	$3.18	12.0%
Effective Gross Income	$39,288,935	$37,651,067	$38,780,013	$39,736,742	$40,846,182	$35.91	135.9%
Real Estate Taxes	5,961,408	3,674,313	4,697,072	4,860,154	5,150,962	$4.53	12.6%
Insurance	452,971	491,559	577,689	873,738	1,008,221	$0.89	2.5%
Other Expenses(5)	6,532,387	7,143,862	7,000,151	7,421,036	7,372,234	$6.48	18.0%
Total Expenses	$12,946,766	$11,309,734	$12,274,912	$13,154,928	$13,531,417	$11.90	33.1%
Net Operating Income	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$27,314,765	$24.01	66.9%
Capital Expenditures	0	0	0	0	227,503	$0.20	0.6%
TI/LC	0	0	0	0	1,137,515	$1.00	2.8%
Net Cash Flow	$26,342,169	$26,341,333	$26,505,101	$26,581,814	$25,949,747	$22.81	63.5%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through December 18, 2026.
(4)	Other Income includes Temporary Tenant Rents, Payment in Lieu, Overage Rent, and Miscellaneous Income.
(5)	Other Expenses include Management Fee, Utilities, Security, Janitorial / Food Court / Landscape, Administrative Expenses, Repairs and Maintenance, and Advertising and Promotion.

The Market. According to the appraisal, the Northshore Mall Property is located in the Boston retail market and the Peabody/Salem submarket. The Northshore Mall Property sits in the heart of Peabody, Massachusetts along Routes 128 and 114 which provide access to Boston approximately 18 miles away. According to the appraisal, the Boston retail market consists of approximately 347.0 million SF. The Boston retail market saw an occupancy rate of 96.8% and an asking rate of $21.13 per SF as of the third quarter of 2025. The appraisal describes the Peabody/Salem submarket as being considered an upper tier submarket relative to the overall Boston area. The Peabody/Salem submarket saw an occupancy rate of 99.1% and an asking rate of $25.71 per SF as of the third quarter of 2025.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Northshore Mall Property was 10,287, 97,187 and 239,474, respectively. Additionally, for the same period, the average household income within the same radii was $118,545, $131,956 and $138,109, respectively.

Appraisal. The appraisal determined an “as-is” market value of $294,000,000 as of November 14, 2025 for the Northshore Mall Property.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization	$294,000,000	9.00%

A-3-69

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

The following table presents certain information relating to comparable retail centers for the Northshore Mall Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Inline Sales PSF	Anchor Tenants
Northshore Mall Peabody, MA	1958 / 1978	1,137,515(2)(3)	95.5%(2)(3)	NAP	$480.00	Macy’s, Dick’s House of Sport, JCPenney, Macy’s Men’s & Furniture
Liberty Tree Mall Danvers, MA	1972 / NAP	861,456	88.0%	0.7 miles	$322	Target, AMC, Kohl’s
Cambridgeside Cambridge, MA	1990 / NAP	900,000	89.0%	17.8 miles	$505	TJMaxx, Apple
Burlington Mall Burlington, MA	1974 / NAP	1,257,403	96.0%	16.9 miles	$810	Macy’s, Nordstrom, Primark
(1)	Based on the appraisal unless indicated otherwise.
(2)	Based on the underwritten rent roll as of December 10, 2025. Occupancy figures include temporary tenants. Occupancy excluding temporary tenants is 89.7%.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.

The Borrower. The borrower for the Northshore Mall Whole Loan is Mall at Northshore, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northshore Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and Canada Pension Plan Investment Board (“CCPIB”). Simon (NYSE: SPG) is a retail focused real estate investment trust. A member of the S&P 100, as of YE2024, Simon has interest in 194 properties and 170.7 million SF in the United States in addition to 35 properties and 11.9 million SF abroad. As of January 5, 2026, Simon has a market cap of approximately $69.1 billion. CCPIB is a Canadian pension fund with an AUM of approximately $777.5 billion as of September 30, 2025.

Property Management. The Northshore Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $2,869,704 for outstanding tenant improvements and leasing costs and (ii) $264,972 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Northshore Mall Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $18,959 on a monthly basis for ongoing replacement reserves.

Rollover Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to $94,793 on a monthly basis for ongoing rollover reserves.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) a Low Debt Yield Period (as defined below), (iii) a bankruptcy action of the borrower or (iv) a bankruptcy action of the manager if the manager is an affiliate of the borrower and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower has cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, and (c) with respect to clause (iv), the manager is dismissed within 60 days or such bankruptcy action of manager is dismissed within 90 days without adverse consequences to the Northshore Mall Property. The borrower may not cure a trigger period

A-3-70

Annex A-3	BBCMS 2026-5C40
No. 7 – Northshore Mall

caused by clause (iii), nor may the borrower cure a Trigger Period more than five times over the course of the Northshore Mall Whole Loan.

A “Low Debt Yield Period” commences upon the debt yield calculated for the trailing four calendar quarters being less than 11.5% for two consecutive calendar quarters and will end upon the Northshore Mall Whole Loan achieving a debt yield of at least 11.5% for two consecutive calendar quarters.

Lockbox / Cash Management. The Northshore Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Northshore Mall Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower may, without the consent of the lender, make transfers of non-income producing portions of the Northshore Mall Property, subject to satisfying certain conditions related to zoning matters, complete tax lots, legal subdivision, ingress and egress, and REMIC requirements.

Ground Lease. None.

A-3-71

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

A-3-72

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

A-3-73

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	182,866
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	Commercial Marketplace Holdings LLC	Year Built / Renovated:	2002 / NAP
Borrower Sponsors:	Enrique Agurcia and Vamsi Rasamallu	Occupancy:	95.6%
Interest Rate:	5.08700%	Occupancy Date:	12/10/2025
Note Date:	12/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(3):	$2,966,474 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,580,381 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,860,026 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$4,583,310
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,610,259
Lockbox / Cash Management:	Springing	UW NOI:	$2,973,051
Additional Debt(1):	Yes	UW NCF:	$2,802,046
Additional Debt Balance(1):	$5,000,000	Appraised Value / Per SF:	$40,630,000 / $222
Additional Debt Type(1):	Mezzanine	Appraisal Date:	11/20/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$71,005	$71,005	N/A	Cut-off Date Loan / SF:	$142	$170
Insurance:	$1,869	$1,869	N/A	Maturity Date Loan / SF:	$142	$170
Replacement Reserves:	$137,150	Springing	$137,150	Cut-off Date LTV:	64.0%	76.3%
TI/LC:	$400,000	Springing	$400,000	Maturity Date LTV:	64.0%	76.3%
Other(6):	$1,189,584	$0	N/A	UW NCF DSCR:	2.09x	1.40x(5)
				UW NOI Debt Yield:	11.4%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	60.2%	Purchase Price(7)	$37,799,830	87.5%
Borrower Sponsor Equity	12,179,421	28.2	Closing Costs(8)	3,579,983	8.3
Mezzanine Loan(1)	5,000,000	11.6	Reserves	1,799,608	4.2

Total Sources	$43,179,421	100.0%	Total Uses	$43,179,421	100.0%
(1)	Concurrently with the origination of the Northwest Marketplace Mortgage Loan (as defined below), the mezzanine lender funded a five-year mezzanine loan totaling $5,000,000. For a full description of the mezzanine loan, see “Subordinate and Mezzanine Debt” below.
(2)	4th Most Recent NOI is not available as the borrower sponsor did not provide historical financials prior to 2023.
(3)	2nd Most Recent NOI is less than 3rd Most Recent NOI and Most Recent NOI primarily due to the 2024 P&L statement missing an annual real estate tax reconciliation. The Most Recent NOI was adjusted to capture annual real estate tax collections, which is driving the increase in Most Recent NOI.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Debt service on the Northwest Marketplace Mezzanine Loan (as defined below) accrues at an interest rate of 13.00000% (the “Mezzanine Applicable Interest Rate”), which consists of a 9.00000% payable interest rate (the “Mezzanine Payable Interest Rate”). So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date.
(6)	Other reserves consist of (i) $540,000 for required repairs, (ii) approximately $465,136 for outstanding tenant improvements and leasing commissions, (iii) approximately $166,475 for free rents and (iv) approximately $17,973 for CAM recoveries.
(7)	Purchase Price is shown net of $1,200,170.38 of seller credits.
(8)	Closing Costs include a rate buydown of $1,560,000.

The Loan. The Northwest Marketplace mortgage loan (the “Northwest Marketplace Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $26,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 182,866 square foot anchored retail property located in Houston, Texas (the “Northwest Marketplace Property”). The Northwest Marketplace Mortgage

A-3-74

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

Loan has a 5-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.08700% per annum on an Actual/360 basis. The scheduled maturity date of the Northwest Marketplace Mortgage Loan is January 6, 2031.

The Northwest Marketplace mezzanine loan (the “Northwest Marketplace Mezzanine Loan”) has an outstanding balance of $5,000,000 as of the Cut-off Date and, together with the Northwest Marketplace Mortgage Loan, has an aggregate outstanding principal balance of $31,000,000 (the “Northwest Marketplace Total Debt”). The Northwest Marketplace Mezzanine Loan is coterminous with the Northwest Marketplace Mortgage Loan and accrues interest at the Mezzanine Applicable Interest Rate on an Actual/360 basis. So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date. The Mezzanine Payable Interest Rate is 9.0%.

The Property. The Northwest Marketplace Property consists of a 182,866 square foot anchored retail center situated on approximately 17.1 acres in Houston, Texas. The Northwest Marketplace Property was built in 2002 and as of December 10, 2025, was 95.6% occupied by 25 unique tenants. The Northwest Marketplace Property is anchored by Ross Dress for Less and dd’s Discount Store, and additionally leases to large tenants including Melrose and PetSmart.

Major Tenants.

Ross Dress for Less (30,187 square feet; 16.5% of NRA; 11.0% of underwritten base rent). Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States, and as of November 2025, operated 1,909 locations across 44 states, the District of Columbia, Guam and Puerto Rico. In January 2025, Ross Dress for Less reported T-12 sales of $10.44 million ($346 per square foot). Ross Dress for Less has been a tenant at the Northwest Marketplace Property since 2002 and recently executed a 5-year renewal in February 2023 to bring its lease expiration to January 2028, and has two, five-year renewal options remaining.

dd’s Discount Store (21,532 square feet; 11.8% of NRA; 5.8% of underwritten base rent). dd’s Discount Store is a subsidiary of Ross Stores, Inc., offering moderately-priced assortments of apparel, accessories, footwear and home fashions at savings of 20% to 70% off moderate department and discount store prices. dd’s Discount Store was founded in 2004 and now operates 364 stores across 22 states as of November 2025. dd’s Discount Store has been a tenant at the Northwest Marketplace Property since 2019, has a lease expiration in January 2030 and has four, five-year renewal options remaining.

Melrose (20,012 square feet; 10.9% of NRA; 5.7% of underwritten base rent). Founded in 1976, Melrose is a discount retailer offering a variety of products including shoes, electronics, cosmetics and home goods at affordable prices across its 90 stores in four southwestern states. Melrose recently executed a six-year lease and according to the sponsor, is expected to be open for business Q1 2026. Melrose’s rent will commence upon the earlier to occur of (i) 180 days after the delivery date and (ii) the date the tenant opens for business, and will expire six years following the commencement date.

PetSmart (18,838 square feet; 10.3% of NRA; 8.3% of underwritten base rent). PetSmart is a pet superstore chain offering a wide range of pet products and services across more than 1,660 locations. PetSmart has been a tenant at the Northwest Marketplace Property since 2002, has a lease expiration in September 2027 and has two, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated December 5, 2025, there was no evidence of any recognized environmental conditions at the Northwest Marketplace Property.

Historical and Current Occupancy(1)
2022(2)	2023(2)	2024(3)	Current(3)(4)
96.5%	89.4%	88.6%	95.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The decrease in occupancy from 2022 to 2023 is primarily due to Old Navy vacating the Northwest Marketplace Property in the fourth quarter of 2023. There was a delay re-tenanting this space due to Ross’s co-tenancy requirements, but ultimately this space was leased to Melrose, bringing occupancy back up to historical levels.
(3)	The increase in occupancy from 2024 to Current is due to Melrose executing a six-year lease at the Northwest Marketplace Property, which will make up 10.9% of total net rentable area and 5.7% of total underwritten base rent.
(4)	Current occupancy is as of December 10, 2025.

A-3-75

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Renewal Options	Lease Exp. Date
Ross Dress for Less	A2/BBB+/NR	30,187	16.5%	$11.50	$347,151	11.0%	2 x 5 yrs	1/31/2028
dd's Discount Store	A2/BBB+/NR	21,532	11.8%	$8.50	$183,022	5.8%	4 x 5 yrs	1/31/2030
Melrose(4)	NR/NR/NR	20,012	10.9%	$9.00	$180,108	5.7%	2 x 6 yrs	1/31/2032
PetSmart	NR/NR/NR	18,838	10.3%	$14.00	$263,732	8.3%	2 x 5 yrs	9/30/2027
Shoe Carnival	NR/NR/NR	11,995	6.6%	$15.50	$185,923	5.9%	2 x 5 yrs	1/31/2032
La Michoacana Meat Market	NR/NR/NR	11,862	6.5%	$16.00	$189,792	6.0%	1 x 5 yrs	11/30/2035
Five Below	NR/NR/NR	9,438	5.2%	$21.18	$199,897	6.3%	1 x 5 yrs	1/31/2029
Comcast/Xfinity	A3/A-/A-	5,451	3.0%	$22.81	$124,361	3.9%	2 x 5 yrs	11/30/2026
Total by Verizon	Baa1/BBB+/A-	5,000	2.7%	$39.14	$195,699	6.2%	2 x 5 yrs	3/31/2029
BreWingZ Sports Bar & Grill	NR/NR/NR	5,000	2.7%	$38.43	$192,164	6.1%	1 x 5 yrs	12/31/2029
Major Tenants		139,315	76.2%	$14.80	$2,061,848	65.1%

Other Tenants		35,440	19.4%	$31.13	$1,103,117	34.9%

Occupied Collateral Total		174,755	95.6%	$18.11	$3,164,965	100.0%

Vacant Space		8,111	4.4%

Collateral Total		182,866	100.0%

(1)	Based on underwritten rent roll dated December 10, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent includes rent steps through February 2027 totaling approximately $32,176.
(4)	Melrose recently executed a six-year lease at the Northwest Marketplace Property, and according to the sponsor, is expected to open for business Q1 2026. Melrose’s rent will commence upon the earlier to occur of (i) 180 days after the delivery date and (ii) the date the tenant opens for business, and will expire six years following the commencement date.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	8,111	4.4%	NAP	NA	P	8,111	4.4%	NAP	NAP
2026 & MTM	1	5,451	3.0%	$124,361	3.9%		13,562	7.4%	$124,361	3.9%
2027	5	28,978	15.8%	577,183	18.2%		42,540	23.3%	$701,544	22.2%
2028(3)	4	34,587	18.9%	454,997	14.4%		77,127	42.2%	$1,156,541	36.5%
2029	6	24,383	13.3%	734,921	23.2%		101,510	55.5%	$1,891,462	59.8%
2030	3	27,132	14.8%	364,462	11.5%		128,642	70.3%	$2,255,923	71.3%
2031	1	3,055	1.7%	80,652	2.5%		131,697	72.0%	$2,336,575	73.8%
2032	3	34,507	18.9%	462,906	14.6%		166,204	90.9%	$2,799,481	88.5%
2033	0	0	0.0%	0	0.0%		166,204	90.9%	$2,799,481	88.5%
2034	0	0	0.0%	0	0.0%		166,204	90.9%	$2,799,481	88.5%
2035	2	16,662	9.1%	365,484	11.5%		182,866	100.0%	$3,164,965	100.0%
2036	0	0	0.0%	0	0.0%		182,866	100.0%	$3,164,965	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%		182,866	100.0%	$3,164,965	100.0%
Total	25	182,866	100.00%	$3,164,965	100.00%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through February 2027 totaling approximately $32,176.
(3)	The tenant Affordable Dentures originally had a lease expiration in 2028 but has since went dark and is therefore being treated as vacant.

A-3-76

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Operating History and Underwritten Net Cash Flow(1)
	2023(2)	2024(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Total Leased Rent	$3,126,351	$3,088,256	$3,071,333	$3,164,965	$17.31	66.0%
Vacancy Gross Up	0	0	0	210,886	1.15	4.4
Gross Potential Rent	$3,126,351	$3,088,256	$3,071,333	$3,375,851	$18.46	70.4%
Total Reimbursements	1,332,103	1,023,455	1,445,677	1,404,563	7.68	29.3
Other Income	7,420	4,712	13,782	13,782	0.08	0.3
Net Rental Income	$4,465,874	$4,116,423	$4,530,792	$4,794,196	$26.22	100.0%
(Vacancy Gross Up)	0	0	0	(210,886)	(1.15)	(4.4)
Effective Gross Income	$4,465,874	$4,116,423	$4,530,792	$4,583,310	$25.06	95.6%
Real Estate Taxes	803,763	856,023	827,247	827,247	4.52	18.0
Insurance	126,672	121,767	224,944	145,467	0.80	3.2
Management Fee	133,976	123,493	135,460	137,499	0.75	3.0
Other Expenses	434,989	434,760	483,114	500,045	2.73	10.9
Total Expenses	$1,499,400	$1,536,042	$1,670,766	$1,610,259	$8.81	35.1%
Net Operating Income	$2,966,474	$2,580,381	$2,860,026	$2,973,051	$16.26	64.9%
Capital Expenditures	0	0	0	27,430	0.15	0.6
TI/LC	0	0	0	183,575	1.00	4.0
(TI/LC Holdback)	0	0	0	(40,000)	(0.22)	(0.9)
Net Cash Flow	$2,966,474	$2,580,381	$2,860,026	$2,802,046	$15.32	61.1%
(1)	Based on the underwritten rent roll dated December 10, 2025.
(2)	2024 Net Operating Income is less than 2023 Net operating Income and TTM Net Operating Income primarily due to the 2024 P&L statement missing an annual RET reconciliation. The TTM was adjusted to capture annual RET collections, which is driving the increase in TTM Net Operating Income.
(3)	TTM represents the trailing 12-month period ending October 31, 2025.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Northwest Marketplace Property is located in Houston, Texas within the Houston-Pasadena-The Woodlands, TX MSA along the Northwest Freeway, which serves frontage to US Highway 290, the major highway that runs northwest from Houston to the Central Business District. The Northwest Marketplace Property is shadow anchored by Boot Barn located directly to the west, and a Walmart Supercenter located directly to the east via an access road. The area immediately surrounding the Northwest Marketplace Property is primarily characterized by retail properties, residential communities and industrial parks, and is considered to be within the stable stage of its real estate cycle. Per the appraisal, the 2025 estimated population within a one-, three- and five-mile radius totaled 12,581, 120,560 and 313,334, respectively, and average household income for the same radii was $66,919, $87,420 and $103,032, respectively.

According to the appraisal, the Northwest Marketplace Property is located in the Near Northwest Oaks submarket of the Houston market and is considered a retail power center in this market. As of the third quarter of 2025, the total inventory of the Houston market was 446.2 million square feet with a 5.3% vacancy rate and asking rents of $20.78 per square foot. For the same time period, the total inventory of the Near Northwest Oaks submarket was approximately 11.0 million square feet with a 3.6% vacancy rate and asking rents of $15.77 per square foot.

The appraiser identified five comparable retail centers to the Northwest Marketplace Property:

A-3-77

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace
Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Northwest Marketplace Houston, TX	2002	95.6%(2)	182,866(2)	Various(2)	Various(2)	$18.11(2)(3)	Various(2)	Various(2)
Northbrook Shopping Center Houston, TX	2004	57.0%	10,290	Core Personnel	1,050	$30.00	Apr-2022	60
Northbrook Shopping Center Houston, TX	1975	96.0%	174,183	Milagro de Mexico	1,400	$24.00	Jul-2022	60
Rosslyn Cypress Center Houston, TX	2003	100.0%	12,500	Asking Rent	1,000	$18.00	Sep-2025	60
Willowbridge Professional Building Houston, TX	2005	84.0%	15,384	Jameson Dental Tech	1,452	$19.83	Mar-2024	36
Northway Shopping Center Houston, TX	1979	100.0%	143,464	Spec’s	12,927	$22.00	Sep-2024	120
Stomping Grounds Houston, TX	1955	66.0%	28,379	La Mex	3,122	$42.00	Jun-2023	60
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 10, 2025.
(3)	Rent PSF for the Northwest Marketplace Property is inclusive of underwritten rent steps through February 2027 totaling approximately $32,176.

The following table presents certain information relating to comparable sales for the Northwest Marketplace Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Northwest Marketplace Houston, TX	NAP	182,866(2)	95.6%(2)	NAP	NAP	NAP
Humblewood Shopping Center Humble, TX	Jul-2025	85,682	90.0%	$18,300,000	$213.58	NAP
Sugar Park Plaza Houston, TX	Sep-2025	95,032	100.0%	$20,850,000	$219.40	NAP
Baybrook Passage Shopping Center Webster, TX	Dec-2024	189,334	97.0%	$62,820,000	$331.79	NAP
First Colony Commons Sugar Land, TX	Sep-2024	379,829	97.0%	$67,000,000	$176.40	NAP
Northwest Crossing Centre Houston, TX	Jan-2023	161,292	79.0%	$35,000,000	$224.02	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 10, 2025.

The Borrower. The borrower is Commercial Marketplace Holdings LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northwest Marketplace Mortgage Loan. The non-recourse carve-out guarantors of the Northwest Marketplace Mortgage Loan are Enrique Agurcia and Vamsi Rasamallu.

The Borrower Sponsors. The borrower sponsors are Enrique Agurcia, the founder and CEO of Otima Investments, and Vamsi Rasamallu, the Vice President of Otima Investments. Otima Investments is a real estate investment first that provides highly vetted, diverse real estate investment opportunities for over 140 trusted members. Otima has completed over 130 projects to date and has over $120 million AUM.

Property Management. The Northwest Marketplace Property is managed by Brokers Commercial, LLC d/b/a NAI Excel, a third-party management company that specializes in commercial brokerage services in assets located in Texas, Utah and Nevada.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $71,005 for real estate taxes, (ii) approximately $1,869 for insurance premiums, (iii) $400,000 for tenant improvements and leasing commissions, (iv) $137,150 for capital expenditures, (v) $540,000 for required repairs, (vi) approximately $17,973 for CAM reconciliations, (vii) approximately $465,136 for outstanding tenant improvements and leasing commission and (viii) $166,475 for free rents.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $71,005.

Insurance Escrows – On a monthly basis, the borrower is required to escrow $1,869 for general and excess liability coverage.

A-3-78

Annex A-3	BBCMS 2026-5C40
No. 8 – Northwest Marketplace

Replacement Reserves – On a monthly basis when the replacement reserve falls under $137,150, the borrower will be required escrow the lesser of (i) $2,285.83 and (ii) the amount necessary to raise the replacement reserve balance to $137,150.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $400,000, the borrower will be required to escrow the lesser of (i) $15,238.83 and (ii) the amount necessary to raise the replacement reserve balance to $400,000.

Lockbox / Cash Management. The Northwest Marketplace Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower will establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon the earliest of (i) an event of default, (ii) the debt service coverage ratio based on the Northwest Marketplace Total Debt being less than 1.10x (which equates to 1.64x on solely the Northwest Marketplace Mortgage Loan) for one calendar quarter, (iii) insolvency of the borrower or manager or (iv) the commencement of a Low DSCR Period (as defined below). A Trigger Period will be cured (a) with respect to clause (i), upon the cure of such event of default, (b) with respect to clause (ii), the debt service coverage ratio based on the Northwest Marketplace Total Debt being equal to or greater than 1.10x (which equates to 1.64x on solely the Northwest Marketplace Mortgage Loan) for two consecutive calendar quarters, (c) with respect to clause (iii), when a qualified manager assumes management of the Northwest Marketplace Property pursuant to a replacement management agreement and (d) with respect to clause (iv), upon the cessation of such Low DSCR Period.

A “Low DSCR Period” means any period (i) commencing on the last day of any two (2) consecutive calendar quarter period during which the debt service coverage ratio for the Northwest Marketplace Property is less than 1.10x and (ii) ending on the last day of any two (2) consecutive calendar quarters thereafter for each of which the debt service coverage ratio for the Northwest Marketplace Property is greater than or equal to 1.20x.

Subordinate and Mezzanine Debt. RHYCF Northwest Freeway, LLC, funded the Northwest Market Place Mezzanine Loan on December 24, 2025, which has an outstanding principal balance of $5,000,000 as of the Cut-off date, accrues interest at a rate of 13.00000% per annum and is coterminous with the Northwest Marketplace Mortgage Loan. So long as no event of default is occurring, the mezzanine borrower will only be obligated to pay the portion of the mezzanine monthly debt service payment consisting of interest accruing at the Mezzanine Payable Interest Rate, and the unpaid remainder of the mezzanine monthly debt service payment will accrue and be due in full on the maturity date. The Mezzanine Payable Interest Rate is 9.0%. The Northwest Marketplace Mezzanine Loan is secured by the borrower sponsors’ direct equity interests in the borrower and is interest-only for the entire term. An intercreditor agreement was executed at origination.

Partial Release. Not permitted.

Ground Lease. None.

A-3-79

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

A-3-80

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

A-3-81

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,350,000	Title:	Fee
Cut-off Date Principal Balance:	$25,350,000	Property Type - Subtype:	Hospitality - Extended Stay
% of Pool by IPB:	3.0%	Net Rentable Area (Rooms):	128
Loan Purpose:	Acquisition	Location:	Camarillo, CA
Borrower:	Scotmist, LLC	Year Built / Renovated:	2009 / 2018
Borrower Sponsor:	Bobby B. Saadian	Occupancy / ADR / RevPAR:	90.3% / $206.09 / $186.06
Interest Rate:	6.83100%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/15/2025	4th Most Recent NOI (As of):	$3,582,169 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$3,469,190 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,814,742 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$4,195,156 (TTM 10/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	90.3% / $206.09 / $186.06
Amortization Type:	Interest Only	UW Revenues:	$9,163,093
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$5,094,408
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,068,684
Additional Debt:	No	UW NCF:	$3,610,530
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$40,000,000 / $312,500
Additional Debt Type:	N/A	Appraisal Date:	10/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$198,047
Taxes:	$141,635	$28,327	N/A	Maturity Date Loan / Room:	$198,047
Insurance:	$34,922	$11,641	N/A	Cut-off Date LTV:	63.4%
FF&E Reserve(2):	$0	Springing	N/A	Maturity Date LTV:	63.4%
PIP Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.06x
				UW NOI Debt Yield:	16.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,350,000	63.2%	Purchase Price	$39,000,000	97.2%
Sponsor Equity	14,767,794	36.8	Closing Costs	941,237	2.3
			Upfront Reserves	176,557	0.4
Total Sources	$40,117,794	100.0%	Total Uses	$40,117,794	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower maintains an FF&E reserve with Marriott (as defined below) which has a balance of approximately $2.4 million as of the origination date of the Residence Inn Camarillo Mortgage Loan (as defined below).

The Loan. The Residence Inn Camarillo mortgage loan (the “Residence Inn Camarillo Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $25,350,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 128-room, extended-stay hotel located in Camarillo, California (the “Residence Inn Camarillo Property”). The Residence Inn Camarillo Mortgage Loan has a 5-year term and is interest-only for the entire term and accrues interest at a rate of 6.83100% per annum on an Actual/360 basis.

The Property. The Residence Inn Camarillo Property is a 128-room, extended-stay hotel in Camarillo, California, approximately 51 miles northwest of downtown Los Angeles. The Residence Inn Camarillo Property was constructed in 2009, most recently renovated in 2018 and consists of a three-story building situated on a 3.55-acre site. The Residence Inn Camarillo Property underwent renovations to both guestrooms and common areas in 2018 totaling approximately $1.5 million ($11,779 per room). The Residence Inn Camarillo Property is comprised of 95 king studio suites, 14 king one-bedroom suites, five queen one-bedroom suites and 14 king/queen two-bedroom suites. Amenities and facilities at the Residence Inn Camarillo Property include a complimentary breakfast area, outdoor pool, business center, fitness center, guest self-laundry, sundry shop, and 500 square feet of meeting space. Additionally, the Residence Inn Camarillo Property has a large outdoor space with sports courts, firepits, and BBQ patio space, and offers complimentary high-speed internet

A-3-82

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

access in the guestrooms and public spaces. Guestrooms feature fully equipped kitchens with a stove, dishwasher, microwave, full-size refrigerator, and utensils, and offer standard amenities such as a work area, nightstand, dresser, sofa chair, flat screen television, internet, coffee maker, iron and an ironing board. The Residence Inn Camarillo Property has 135 on-site parking spaces (1.05 spaces per room).

The Residence Inn Camarillo Property is subject to a hotel management agreement between the borrower and Residence Inn by Marriott, LLC, (“Marriott”) expiring December 29, 2034, with two successive automatic 10-year renewal terms unless either party waives renewal by providing 12 months’ prior notice before the end of the then-current term. Management fees include a base management fee of 7% of gross revenues and an incentive management fee equal to 20% of available operating profit above $2,538,844 plus 12% of the amount of capital expenditures funded by the borrower sponsor. Additionally, Marriott collects an ongoing FF&E reserve equal to 5.0% of gross revenues. As of origination, the balance in the FF&E reserve held by Marriott was approximately $2.4 million.

Environmental. According to the Phase I environmental report dated November 4, 2025, there was no evidence of any recognized environmental conditions at the Residence Inn Camarillo Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Residence Inn Camarillo Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	82.1%	82.9%	89.0%	90.3%	90.3%
ADR	$190.27	$191.45	$198.31	$206.09	$206.09
RevPAR	$156.12	$158.77	$176.40	$186.06	$186.06
Room Revenue	$7,338,668	$7,448,426	$8,290,143	$8,692,776	$8,692,776	$67,912	94.9%
Food & Beverage Revenue	16,026	15,635	5,596	7,183	7,183	56	0.1
Other Departmental Revenue(3)	415,884	515,894	481,767	463,134	463,134	3,618	5.1
Total Revenue	$7,770,578	$7,979,956	$8,777,506	$9,163,093	$9,163,093	$71,587	100.0%
Room Expense	1,388,297	1,604,368	1,728,298	1,738,623	1,738,623	13,583	19.0
Food & Beverage Expense	3,959	6,031	6,344	355	355	3	0.0
Other Departmental Expenses	25,381	24,828	21,509	20,252	20,252	158	0.2
Departmental Expenses	$1,417,637	$1,635,227	$1,756,150	$1,759,230	$1,759,230	$13,744	19.2%
Gross Operating Income	$6,352,941	$6,344,729	$7,021,355	$7,403,862	$7,403,862	$57,843	80.8%
Undistributed Expenses	2,298,002	2,355,297	2,612,459	2,749,074	2,727,492	21,309	29.8
Gross Operating Profit	$4,054,938	$3,989,431	$4,408,897	$4,654,789	$4,676,371	$36,534	51.0%
Total Fixed Expenses	472,770	520,241	594,155	459,632	607,686	4,748	6.6
Net Operating Income	$3,582,169	$3,469,190	$3,814,742	$4,195,156	$4,068,684	$31,787	44.4%
FF&E	388,529	399,109	438,875	458,155	458,155	3,579	5.0
Net Cash Flow	$3,193,640	$3,070,081	$3,375,866	$3,737,002	$3,610,530	$28,207	39.4%
(1)	TTM column reflects the trailing 12 months ending October 31, 2025.
(2)	Per Room is based on 128 rooms.
(3)	Other Departmental Revenue consists of parking, pet fees, bottled beverage sales, guest room cancellations and other miscellaneous fees.

The Market. The Residence Inn Camarillo Property is located in Camarillo, California, approximately 51 miles northwest of downtown Los Angeles. Primary access to the Residence Inn Camarillo Property is provided by Route 101, a major north/south highway that runs from Los Angeles to Seattle. The Residence Inn Camarillo Property is also located 0.2 miles from the Camarillo train station, which provides access to Ventura County and Los Angeles. The greater Los Angeles area features a dynamic economy, including the technology industry, the creative industry, aerospace and advanced transportation, manufacturing, international trade and venture capital firms.

A-3-83

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

As of 2024, demand segmentation for the Residence Inn Camarillo Property consisted of 50.0% leisure, 30.0% commercial and 20.0% meeting and group. Leisure demand generators include Camarillo Premium Outlets, Channel Islands National Parks, Ventura Beach, Naval Base Ventura County (NBVC) and California State University Channel Islands. Commercial demand generators include various regional offices and businesses in the surrounding area, such as Semtech, PBS Biotech, Sandvik, Mitsubishi and Northrop Grumman Corporation. Meeting and group demand is primarily generated by the SMERF (Social, Military, Educational, Religious, and Fraternal) segment, while additional demand is generated from meetings and groups associated with nearby corporations and youth/collegiate sports.

There are three proposed hotels that are considered competitive within the market, which include the Embassy Suites Camarillo (approximately 3.5 miles away), Home2 Suites by Hilton Camarillo (approximately 3.8 miles away) and Residence Inn by Marriott Ventura Beach (approximately 16.5 miles away). The three proposed hotels are expected to feature approximately 400 total rooms and are expected to open in 2026.

The following table presents certain information relating to the historical performance and the competitive set of the Residence Inn Camarillo Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Camarillo(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	75.0%	$160.96	$120.72	82.1%	$190.27	$156.12	109.4%	118.2%	129.3%
2023	75.5%	$166.09	$125.43	82.9%	$191.45	$158.77	109.8%	115.3%	126.6%
2024	73.0%	$165.77	$121.02	89.0%	$198.31	$176.40	121.8%	119.6%	145.8%
TTM(3)	72.4%	$165.71	$119.96	90.3%	$206.09	$186.06	124.7%	124.4%	155.1%
(1)	Data obtained from third-party market research reports, dated as of December 31 of each respective year unless otherwise stated. Data is representative of the running 12 months as of the report date. The competitive set includes La Quinta Inn & Suites by Wyndham Thousand Oaks-Newbury Park, Staybridge Suites Oxnard - River Ridge, Quality Inn & Suites Camarillo – Oxnard, Hampton by Hilton Inn & Suites Camarillo, Hilton Garden Inn Oxnard Camarillo, TownePlace Suites Thousand Oaks Ventura County and Hampton Inn Channel Islands Harbor.
(2)	Occupancy, ADR and RevPAR for the Residence Inn Camarillo Property are based on the underwritten cash flow.
(3)	Data for the competitive set was obtained from a third-party market research report dated October 31, 2025. TTM data is representative of the running 12 months as of the report date.

The following table presents certain information relating to comparable hotel sales for the Residence Inn Camarillo Property:

Comparable Hotel Sales(1)
Property / Location	Rooms	Year Built / Renovated	Sale Date	Sale Price	Price Per Room	Cap Rate
Residence Inn Camarillo Camarillo, CA	128	2009 / 2018
Residence Inn by Marriott San Diego Sorrento San Diego, CA	150	1999 / N/A	Oct-25	$42,000,000	$280,000	7.9%
Hampton Inn Santa Barbara Goleta, CA	101	2007 / N/A	Mar-24	$29,250,000	$290,000	7.8%
Residence Inn Sacramento Cal Expo Sacramento, CA	176	1986 / N/A	Nov-24	$20,000,000	$113,636	7.0%
Extended Stay America - Camarillo Camarillo, CA	84	N/A / N/A	Jan-22	$8,625,000	$102,679	7.7%
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Scotmist, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Camarillo Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Bobby B. Saadian. Bobby Saadian is the founding partner of Wilshire Law Firm, PLC, a law firm based in California. Bobby Saadian’s real estate portfolio is comprised of 12 properties (inclusive of one non-stabilized property that has an estimated date of stabilization in January

A-3-84

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

2028) with a total estimated market value of approximately $284.0 million, comprised of eight multifamily properties in the Los Angeles area, one office in downtown Los Angeles, a hotel in the Los Angeles area and two multifamily properties in North Carolina. Bobby Saadian’s real estate portfolio is operated by a separate family office known as Legacy Strata.

Property Management. The Residence Inn Camarillo Property is managed by Marriott.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $141,635 for real estate taxes and (ii) $34,922 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $28,327 a month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the next ensuing 12 months (currently equivalent to approximately $11,641 a month).

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of the greater of (i) 4.0% of gross revenues or (ii) the monthly amount required to be reserved pursuant to the related hotel management agreement for the replacement of FF&E. The ongoing FF&E reserve is currently waived so long as Marriott continues to hold a reserve for the payment of FF&E pursuant to the terms of the hotel management agreement.

PIP Reserve – If Marriott or any replacement franchisor (the “Residence Inn Camarillo Franchisor”) requires a property improvement plan (“PIP”) under the existing hotel management agreement or any replacement franchise agreement, the borrower is required to, on each payment date, deposit an amount equal to 110% of the estimated PIP cost (less amounts made available from the FF&E reserve held by the Residence Inn Camarillo Franchisor) (the “PIP Deposit Amount”), divided by the number of months remaining until the PIP completion deadline set under the hotel management agreement (the “Monthly PIP Deposit Amount”). The borrower must complete each repair and remediation item within the period stated in the PIP or, if not stated, within 12 months after delivery of such PIP. At origination, the guarantor executed and delivered a completion guaranty covering payment and performance of the borrower’s PIP obligations.

Lockbox / Cash Management. The Residence Inn Camarillo Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all funds payable to the borrower by the Residence Inn Camarillo Franchisor under the existing hotel management agreement or any replacement franchise agreement to be transmitted directly by the Residence Inn Camarillo Franchisor into a lender-controlled lockbox account. The borrower is also required to cause all revenues and taxes received to be transmitted directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues and taxes received in connection with the Residence Inn Camarillo Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account will be remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts will be required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Residence Inn Camarillo Mortgage Loan documents.

A “Cash Management Period” means a period commencing upon the occurrence of any of the following: (i) a default or an event of default, (ii) if, as of the last day of any calendar quarter, the debt service coverage ratio (“NCF DSCR”) is less than 1.20x, (iii) 12 months prior to the expiration of the existing hotel management agreement or any replacement franchise agreement, (iv) a Franchise Trigger Event (as defined below) or (v) a PIP is required by the existing hotel management agreement or any replacement franchise agreement and the borrower fails to timely deposit the Monthly PIP Deposit Amount; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if the Residence Inn Camarillo Mortgage Loan and all other obligations under the Residence Inn Camarillo Mortgage Loan documents have been repaid in full or (1) with respect to the matter described in clause (i) above, such default or event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) with respect to the matter described in clause (ii) above, the lender has determined that the Residence Inn Camarillo Properties have achieved a NCF DSCR of at least 1.20x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) with respect to the matter described in clause (iii) above, the borrower either (A) extends the existing hotel management agreement to a date that is not less than five years after the stated maturity date or (B) delivers (a) a replacement franchise agreement, along with other required documentation, with an expiration date that is at least five years beyond the stated maturity date, (b) a tri-party agreement or comfort letter in a form approved by the lender and which relates to the extension of the existing hotel management

A-3-85

Annex A-3	BBCMS 2026-5C40
No. 9 – Residence Inn Camarillo

agreement or any replacement franchise agreement and (c) the satisfaction and payment in full of all repairs and renovations required in connection with a PIP required by the Residence Inn Camarillo Franchisor or the deposit of the PIP Deposit Amount with the lender (the “New License Conditions”), (4) with respect to the matter described in clause (iv) above, the borrower has satisfied the New License Conditions, and (5) with respect to the matter described in clause (v) above, the borrower timely deposits each Monthly PIP Deposit Amount or has provided evidence that all required renovations or other items required by the PIP have been completed and paid in full.

A “Franchise Trigger Event” will occur (i) if the Residence Inn Camarillo Franchisor gives notice of its intention to terminate or cancel or not extend or renew the existing hotel management agreement or any replacement franchise agreement, (ii) if an event of default occurs under the existing hotel management agreement or any replacement franchise agreement or (iii) upon the bankruptcy or insolvency of the Residence Inn Camarillo Franchisor.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-86

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

A-3-87

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

A-3-88

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$24,740,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,740,000	Property Type – Subtype:	Office – Lab / R&D
% of IPB:	3.0%	Net Rentable Area (SF):	289,912
Loan Purpose:	Refinance	Location:	Rockville, MD
Borrower:	GI TC Rockville, LLC	Year Built / Renovated:	2005 / NAP
Borrower Sponsor:	TechCore, LLC	Occupancy:	100.0%
Interest Rate:	5.00000%	Occupancy Date:	9/30/2025
Note Date:	9/30/2025	4th Most Recent NOI (As of):	$26,884,242 (12/31/2022)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$27,431,087 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$24,654,063 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$22,745,063 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	99.0%
Amortization Type:	Interest Only	UW Revenues:	$27,852,899
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$5,570,580
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$22,282,319
Additional Debt(1):	Yes	UW NCF:	$22,282,319
Additional Debt Balance(1):	$104,000,000	Appraised Value / Per SF(3):	$317,000,000 / $1,093
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	8/25/2025

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$444
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$444
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	40.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.6%
TI/LC Reserves:	$19,292,063	Springing	N/A	UW NCF DSCR:	3.41x
				UW NOI Debt Yield:	17.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$128,740,000	100.0%	Loan Payoff	$101,634,203	78.9%
			Upfront Reserves	19,292,063	15.0
			Closing Costs	4,514,149	3.5
			Principal Equity Distribution	3,299,585	2.6
Total Sources	$128,740,000	100.0%	Total Uses	$128,740,000	100.0%
(1)	The 9911 Belward Mortgage Loan (as defined below) is part of the 9911 Belward Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $128,740,000. The Financial Information in the chart above is based on the 9911 Belward Whole Loan. See “—The Loan” below.
(2)	See “Escrows and Reserves” section below.
(3)	The Appraised Value set forth above is the Market Value - Assuming Outstanding TIs Funded, which assumes that $21,743,000 of outstanding tenant improvement allowances was reserved. At origination, the then tenant improvement allowances outstanding amount of $19,292,063 was reserved, as certain of the allowances were already funded between the appraisal date and origination date. The appraisal also provided an “As Is” appraised value of the 9911 Belward Property (as defined below) of $297,000,000, which results in an Appraised Value Per SF of $1,024.45, and a Cut-off Date LTV and Maturity Date LTV of 43.3% each.

The Loan. The 9911 Belward mortgage loan (the “9911 Belward Mortgage Loan”) is part of a whole loan (the “9911 Belward Whole Loan”) which is comprised of six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $128,740,000. The 9911 Belward Whole Loan is secured by the borrower’s fee simple interest in a 289,912 square foot lab/R&D office complex located in Rockville, Maryland (the “9911 Belward Property”). The 9911 Belward Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $24,740,000. The 9911 Belward Whole Loan was originated by German American Capital Corporation (“GACC”) and Barclays Capital Real Estate Inc. (“BCREI”). GACC is contributing Note A-3 and BCREI is contributing Note A-6 to the BBCMS 2026-5C40 securitization.

The relationship between the holders of the 9911 Belward Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the

A-3-89

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

Preliminary Prospectus. The 9911 Belward Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V18 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 9911 Belward Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	Benchmark 2025-V18	Yes
A-2	$16,500,000	$16,500,000	Benchmark 2025-V19	No
A-3	$17,240,000	$17,240,000	BBCMS 2026-5C40	No
A-4	$25,000,000	$25,000,000	Benchmark 2025-V18	No
A-5	$7,500,000	$7,500,000	Benchmark 2025-V19	No
A-6	$7,500,000	$7,500,000	BBCMS 2026-5C40	No
Total	$128,740,000	$128,740,000

The Property. The 9911 Belward Property is a 289,912 square foot lab/R&D office building that was originally constructed as a build-to-suit for Human Genome Sciences, Inc. (“HGSI”) in 2005 for approximately $233.4 million ($805 per square foot). In 2006, BioMed Realty Trust completed a sale leaseback transaction in which it purchased the 9911 Belward Property and leased it back to HGSI on a 20-year, absolute triple net lease expiring in May 2026. In 2012, GlaxoSmithKline plc (“GSK”) (S&P / Moody’s: A / A2) acquired HGSI for $3.6 billion and spent approximately $139 million ($480 per square foot) substantially redeveloping the 9911 Belward Property in 2017. Additionally, from 2023 to 2024, GSK invested approximately an additional $20 million ($69 per square foot) in safety improvements and equipment upgrades. The 9911 Belward Property is 100% leased to HGSI, which lease is fully guaranteed by its investment-grade parent company, GSK. HGSI extended its lease for 10 years in May 2024, two years prior to its original lease expiration in May 2026, resulting in a current lease expiration date in May 2034, approximately 3.7 years beyond the maturity date of the 9911 Belward Whole Loan. HGSI currently has one additional 10-year renewal option and no termination or contraction options. The 9911 Belward Property serves as a production point for HGSI’s FDA-approved drugs, BENLYSTA and NUCALA, two of GSK’s best-selling pharmaceuticals. NUCALA’s patent does not expire until after the loan term in 2033. BENLYSTA’s patent is set to expire in 2027.

Sole Tenant.

HGSI (289,912 SF, 100.0% of net rentable area, 100.0% of UW base rent). HGSI researches and develops proprietary pharmaceutical and diagnostic products. HGSI products predict, prevent, detect, treat, and cure disease based on the discovery of human and microbial genes. In 2012, HGSI was purchased by GSK (ADR NYSE: GSK) for $3.6 billion or $14.25 per share. GSK is a global biopharmaceutical company headquartered in the United Kingdom with a legacy dating back to the 18th century and officially formed through a merger of Glaxo Wellcome and SmithKline Beecham in 2000. The company focuses on the research, development, and manufacturing of innovative medicines and vaccines. GSK’s top-selling biopharmaceutical products include Shingrix (a shingles vaccine), Arexvy (the first approved respiratory syncytial virus (RSV) vaccine for adults), and Dovato (a leading human immunodeficiency virus (HIV) treatment). As of 2024, GSK had approximately 70,000 employees globally (approximately 12,000 in the U.S.) and an expanding pipeline of vaccines and specialty medicines. The 9911 Belward Property functions as the primary manufacturing point for BENLYSTA and NUCALA, two key prescription medications for adults with active systemic lupus erythematosus (BENLYSTA) and COPD/asthma (NUCALA). HGSI’s lease is fully guaranteed by GSK.

The following table presents certain information relating to historical and current occupancy at the 9911 Belward Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless indicated otherwise.
(2)	Based on the underwritten rent roll as of September 30, 2025.

A-3-90

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

The following table presents certain information relating to the sole tenant at the 9911 Belward Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
HGSI	A2 / A / NR	289,912	100.0%	$81.37	$23,590,139	100.0%	5/31/2034
Occupied Collateral Total / Wtd. Avg.		289,912	100.0%	$81.37	$23,590,139	100.0%
Vacant Space		0	0.0%
Collateral Total		289,912	100.0%

(1)	Based on the underwritten rent roll as of September 30, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expiration of the 9911 Belward Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0	$0	0.0%		0	0.0	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0	0	0.0
2028	0	0	0.0	0	0.0		0	0.0	0	0.0
2029	0	0	0.0	0	0.0		0	0.0	0	0.0
2030	0	0	0.0	0	0.0		0	0.0	0	0.0
2031	0	0	0.0	0	0.0		0	0.0	0	0.0
2032	0	0	0.0	0	0.0		0	0.0	0	0.0
2033	0	0	0.0	0	0.0		0	0.0	0	0.0
2034	1	289,912	100.0	23,590,139	100.0		289,912	100.0	23,590,139	100.0
2035	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
2036	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
2037 & Beyond	0	0	0.0	0	0.0		289,912	100.0	23,590,139	100.0
Total	1	289,912	100.0%	$23,590,139	100.0%
(1)	Information is based on the underwritten rent roll as of September 30, 2025. Certain tenants may have termination options which are not considered for the purposes of the Lease Rollover Schedule.

A-3-91

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

The following table presents certain information relating to the operating history and underwritten cash flows of the 9911 Belward Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 6/30/2025	Underwritten(1)	Per SF	%(2)
Base Rent	$26,891,010	$27,428,830	$24,882,931	$22,960,306	$23,590,139	$81.37	93.6%
Credit Tenant Rent Steps(3)	0	0	0	0	1,619,386	$5.59	6.4
Gross Potential Rent	$26,891,010	$27,428,830	$24,882,931	$22,960,306	$25,209,526	$86.96	100.0%
Total Reimbursements	1,824,757	1,981,820	2,173,385	2,240,644	4,790,109	$16.52	17.2
Other Rental Income	0	0	0	95,844	0	$0.00	0.0
Vacancy / Credit Loss	0	0	0	0	(2,146,736)	($7.40)	(7.7)
Effective Gross Income	$28,715,767	$29,410,650	$27,056,316	$25,296,793	$27,852,899	$96.07	100.0%
Real Estate Tax	1,761,955	1,904,155	2,095,699	2,116,949	2,381,011	$8.21	8.5
Insurance	13,633	13,823	19,548	20,333	16,884	$0.06	0.1
Other Expenses(4)	55,937	61,585	287,006	414,448	3,172,685	$10.94	11.4
Total Expenses	$1,831,526	$1,979,563	$2,402,254	$2,551,730	$5,570,580	$19.21	20.0%
Net Operating Income	$26,884,242	$27,431,087	$24,654,063	$22,745,063	$22,282,319	$76.86	80.0%
Capital Expenditures	0	0	0	0	0	$0.00	0.0
TI/LC	0	0	0	0	0	$0.00	0.0
Net Cash Flow	$26,884,242	$27,431,087	$24,654,063	$22,745,063	$22,282,319	$76.86	80.0%
(1)	Based on the underwritten rent roll dated as of September 30, 2025.
(2)	% column represents percent of Gross Potential Rent for Base Rent, Credit Tenant Rent Steps, and Gross Potential Rent lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Credit Tenant Rent Steps are equal to the straight-line average of the loan term.
(4)	Lender is underwriting to a 3% management fee and 20% R&M expense plug and then recovering the R&M plug and management fees up to $72,000 per the tenants lease.

Environmental. According to the Phase I environmental site assessment dated September 11, 2025, there was no evidence of any recognized environmental conditions at the 9911 Belward Property.

The Market. The 9911 Belward Property is located in the I-270 corridor market in the greater market of suburban Maryland within Montgomery County. Montgomery County is the state of Maryland’s most populous and affluent jurisdiction, main economic engine, and most stable office market. It is next door to the nation’s capital and home to more than 300 biotech companies such as GSK and MedImmune.

The 9911 Belward Property is located in the life sciences cluster known as “DNA Alley” in Montgomery County, Maryland, a nationally recognized center for biotechnology and biomedical companies. Stretching along the I-270 corridor from Bethesda through Rockville, Gaithersburg, Germantown, and up to Frederick, the area earned its nickname from a news magazine in 2000 due to its high concentration of genomic and biotech firms. The cluster’s growth has been fueled by its proximity to major federal agencies such as the National Institutes of Health (NIH) in Bethesda, the Food and Drug Administration in White Oak and the National Institute of Standards and Technology in Gaithersburg.

A-3-92

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

The table below presents certain information relating to office leases comparable to those at the 9911 Belward Property identified by the appraisal:

Comparable Life Science Leases(1)
Property Name	Year Built/Renovated	Total NRA	Tenant	Rent PSF	Lease Term (Years)
9911 Belward(2)	2005 / NAP	289,912	HGSI	$81.37	8.7
4MLK	2024 / NAP	255,830	UMD – Flex Labs	$47.40	10.0
9605 Medical Center Drive – Building III	2004 / NAP	115,000	AbelZeta	$43.50	8.6
Cloverleaf Center IV	1995 / NAP	82,728	UBriGene Biosciences	$45.00	5.6
7495 New Horizon	2021 / NAP	75,000	Cartesian	$47.00	7.3
45 West Watkins Mill Road	1989 / NAP	54,737	AstraZeneca	$41.00	5.0
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll as of September 30, 2025.

The Borrower. The borrower is GI TC Rockville, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9911 Belward Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is TechCore, LLC. TechCore, LLC is a core investment vehicle actively investing in or owning technology-advantaged real estate in the United States, including data centers, carrier hotels, specialized technology corporate campuses, “Always On” facilities, and life sciences properties located in primary markets and leased to industry leading tenants. TechCore, LLC is a real estate fund formed by GI Partners, a private investment firm, and the California Public Employees Retirement System (“CalPERS”) which seeks to acquire technology-advantaged properties, capitalizing on the themes of growing data and connectivity usage, the increase in importance of complex treatments for human health challenges and the growth of other forms of technology and research in everyday life.

Property Management. The 9911 Belward Property is currently managed by GI Property Manager LP, a third party property manager.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $19,292,063 for outstanding tenant improvements and/or leasing commissions for the sole tenant at the 9911 Belward Property.

Tax Escrows – During a Cash Sweep Period (as defined below), the borrower is required to deposit into a real estate tax reserve on each Monthly Payment Date, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, however, that the insurance reserve will be conditionally waived for so long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to deposit approximately $4,832 monthly into a replacement reserve.

TI/LC Reserve – During a Cash Sweep Period, the borrower is required to deposit approximately $36,239 monthly into a replacement reserve

Lockbox / Cash Management. The 9911 Belward Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. So long as no Cash Sweep Period (as defined below) is continuing, the amounts on deposit in the lockbox account will be

A-3-93

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

swept to the borrower’s operating account. During the continuance of a no Cash Sweep Period, transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender, at a financial institution selected by the lender (and the borrower is required to cooperate with the lender and the cash management bank in the establishment of such account). Funds swept to the cash management account are required to be applied to payment of all monthly amounts due under the 9911 Belward Whole Loan documents, including deposits to the tax and insurance reserves, payments of monthly debt service, deposits to the replacement reserve, payment of monthly operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses.

A “Cash Sweep Period” (A) will commence upon (i) the occurrence of an event of default under the 9911 Belward Whole Loan documents, (ii) a Specified Tenant Sweep Event and borrower fails to timely make any cash deposit or to provide a letter of credit as described in the 9911 Belward Whole Loan Documents, and (B) will expire upon (v) with regard to any Cash Sweep Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (w) with regard to any Cash Sweep Period commenced in connection with clause (ii) the expiration of all Specified Tenant Sweep Periods or borrower makes the cash deposit or provides a letter of credit.

“Lease Sweep Reserve Deposit Amount” means an amount equal to the total rentable square feet of the applicable (portion of the) space leased pursuant to a Specified Tenant (as defined below) lease multiplied by $75.00.

“Specified Tenant” means (i) HGSI, (ii) any successor-in-interest to the tenant under the HGSI lease, or (iii) any other tenant or its affiliates under a lease (or combination of leases) covering more than 50% of the premises demised under the HGSI lease.

A “Specified Tenant Sweep Event” will commence (a) in the event that, unless the Specified Tenant or its lease guarantor has an IG Rating (as defined below), a Specified Tenant goes dark or ceases operations in all or substantially all of its space at the 9911 Belward Property for more than 30 consecutive days excluding (i) the temporary closure of building amenity space such as cafeterias and gyms pursuant to applicable legal requirements, (ii) a temporary closure as a result of repairs, alterations, or restoration being performed diligently and in accordance with the 9911 Belward Whole Loan documents, (iii) a temporary closure effectuated in order to comply with governmental restrictions which restrict use or occupancy or (iv) a temporary closure caused by force majeure; provided that with respect to clauses (iii) and (iv) the Specified Tenant occupies the applicable space and recommences operations within 60 days following the termination of the event that caused the closure, (b) upon a bankruptcy or insolvency proceeding of a Specified Tenant or the guarantor of its lease (or its parent company to the extent there is no lease guarantor), (c) in the event that a Specified Tenant fails to renew its lease by the later of (i) the date that is 12 months prior to the expiration date or (ii) the latest date the Specified Tenant is required under its lease to give notice of its exercise of a renewal option, in each case, unless such event is cured within 5 business days as described below; (d) upon the early termination, surrender or cancellation of a Specified Tenant’s lease or Specified Tenant gives notice of its intention to do so, or its intention not to renew its lease; or (e) upon a default by a Specified Tenant under its lease beyond any applicable notice and cure period which such default is (x) a material monetary or non-monetary default that would reasonably be anticipated to have a material adverse effect on the value or condition of the 9911 Belward Property and/or the borrower’s ability to perform its material obligations under the 9911 Belward Whole Loan documents, and/or (y) a failure (beyond applicable notice and cure periods) to pay base rent.

“IG Rating” means (A) with respect to the Specified Tenant lease in place as of the origination date, a long-term unsecured debt rating of at least “BBB-“ from Moody’s and S&P, and (B) with respect to any other entity, such entity has a long-term unsecured debt rating of at least “BBB-“ from Moody’s and S&P and an equivalent rating from each of the other rating agencies which rate such entity.

A Specified Tenant Sweep Event will end once (i) with respect to clause (a) above, the applicable Specified Tenant resumes occupancy and operations in substantially all its space, or with respect to clauses (b) through (e), at least 70% of the space demised under the Specified Tenant’s lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 9911 Belward Whole Loan documents, (ii) with respect to clause (b) above, the applicable Specified Tenant, lease guarantor or parent entity is no longer deemed insolvent or subject to bankruptcy or insolvency proceedings and has affirmed in bankruptcy the applicable lease and any lease guaranty pursuant to final non-appealable order of the bankruptcy court, (iii) in the case of clause (c), the applicable Specified Tenant (A) renews its lease pursuant to its terms, or (B) otherwise extends its lease at the fair market rental rate or otherwise on terms reasonably approved by the lender, with respect to at least 70% of such Specified Tenant’s space, together with other qualified leases, (iv) in the case of clause (d), any such

A-3-94

Annex A-3	BBCMS 2026-5C40
No. 10 – 9911 Belward

notice is rescinded or waived, (v) in the case of clause (e), the subject default has been cured or is otherwise no longer reasonably anticipated to have a material adverse effect, and (vi) in the case of any Specified Tenant Sweep Event, the 9911 Belward Property has achieved a debt yield of at least 10% as the result of re-tenanting all or any portion of the applicable space pursuant to one or more “qualified leases” (calculated to include the replacement “qualified leases” in question), and, in connection with any of the events described in the foregoing clauses(i), (iii) or (vi), in the lender’s reasonable judgment, sufficient funds (including any termination payments from any Specified Tenants that have been delivered to the lender in accordance with the terms of the 9911 Belward Whole Loan documents) have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvement and leasing commissions and free, gap and/or abated rent in connection therewith (which such free, gap and/or abated rent reserve may not exceed an amount that would be sufficient to cause the debt service coverage ratio to be equal to 1.50x until the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”), whereupon (i) any funds remaining in the Lease Sweep Reserve in excess of the amount required to cover all such Lease Sweep Re-tenanting Costs are required to be released to the borrower and (ii) the funds retained in the Lease Sweep Reserve to cover all such Lease Sweep Re-tenanting Costs are required to be disbursed to the borrower to fund such Lease Sweep Re-tenanting Costs. A Specified Tenant Sweep Event will also cease on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) the Lease Sweep Reserve Deposit Amount with respect to any portion of the space demised under the applicable lease that has not been re-tenanted and (y) to the extent a portion of the space demised under the applicable Specified Tenant lease has been re-tenanted pursuant to one or more qualified leases, in the lender’s judgment, sufficient funds have also been accumulated in the Lease Sweep Reserve, subject to the cap described above, to cover all anticipated Lease Sweep Re-tenanting Costs related to the space that has been re-tenanted.
Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-95

Annex A-3	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,400,000	Title:	Fee
Cut-off Date Principal Balance:	$23,400,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.8%	Net Rentable Area (SF):	105,215
Loan Purpose:	Acquisition	Location:	Thousand Oaks, CA
Borrower:	MP Corporate Center Owner, LLC	Year Built / Renovated:	1986 / 2023
Borrower Sponsors:	SAK Irrevocable Trust Dated June 7, 2012 and Christopher Russell	Occupancy:	100.0%
Interest Rate:	6.23200%	Occupancy Date:	12/1/2025
Note Date:	12/29/2025	4th Most Recent NOI (As of)(1):	$299,449 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(1):	$864,264 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$2,595,333 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,736,237 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,305,840
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$641,903
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,663,937
Additional Debt:	No	UW NCF:	$2,533,470
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$36,250,000 / $345
Additional Debt Type:	N/A	Appraisal Date:	11/24/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$222
Taxes:	$160,765	$32,153	N/A	Maturity Date Loan / SF:	$222
Insurance:	$43,754	$3,646	N/A	Cut-off Date LTV(2):	64.6%
Replacement Reserves:	$0	$2,104	N/A	Maturity Date LTV(2):	64.6%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.71x
Immediate Repairs:	$16,375	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,400,000	62.3%	Purchase Price	$36,250,000	96.5%
Sponsor Equity	14,161,905	37.7	Closing Costs(3)	1,091,011	2.9
			Upfront Reserves	220,894	0.6

Total Sources	$37,561,905	100.0%	Total Uses	$37,561,905	100.0%
(1)	The increase from 2022 to 2023 to 2024 Net Operating Income is due to the borrower sponsor executing both the ALE USA and Tesla leases in 2022 and 2023.
(2)	The appraisal also concluded to a “hypothetical market value as dark” of $25.9 million for the 2000 Corporate Center Property (as defined below).
(3)	Closing costs include a $331,500 rate buydown fee.

The Loan. The 2000 Corporate Center mortgage loan (the “2000 Corporate Center Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $23,400,000 and is secured by the borrower’s fee interest in an industrial flex property totaling 105,215 square feet located in Thousand Oaks, California (the “2000 Corporate Center Property”). The 2000 Corporate Center Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a rate of 6.23200% per annum on an Actual/360 basis.

The Property. The 2000 Corporate Center Property is a 105,215 square foot industrial flex facility located in Thousand Oaks, California. Situated on a 6.74-acre site, the 2000 Corporate Center Property was built in 1986 and renovated in 2023. The renovations included exterior and interior upgrades, landscaping, repaving of the parking lot, and the construction of two outdoor patios totaling approximately $3.5 million. The 2000 Corporate Center Property is built out with 26% office space and features a 30’ clear height, two dock high doors and five ground level roll-up doors. The 2000 Corporate Center Property contains two suites and includes 27,313 square feet (approximately 26% of net rentable area) of enclosed

A-3-96

Annex A-3	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center

mezzanine office space. The 2000 Corporate Center Property has a total of 359 parking spaces resulting in a 3.41 per 1,000 square feet parking ratio. As of December 1, 2025, the 2000 Corporate Center Property was 100% leased to two tenants on a triple net basis with a weighted average remaining lease term of approximately 7.4 years and as such both leases expire after the maturity date of the 2000 Corporate Center Mortgage Loan. Neither of the tenants have any termination options in their leases. The 2000 Corporate Center Property was formerly fully occupied by Blue Cross California which vacated at the end of 2022 prior to the two current tenants executing their leases.

Major Tenants.

Alcatel-Lucent Enterprise USA (55,215 square feet; 52.5% of NRA; 54.5% of underwritten rent): Alcatel-Lucent Enterprise (“ALE”) is a global technology provider headquartered in Colombes, France, delivering secure networking, communications, and cloud solutions for businesses across industries such as healthcare, education, hospitality, and government. Founded in 2014 after the enterprise division of Alcatel-Lucent was acquired by China Huaxin, ALE serves over one million customers in over 50 countries through 3,400 partners. Its portfolio includes digital-age networking, unified communications, IoT connectivity, and cloud-based collaboration tools like Rainbow. ALE has been in occupancy at the 2000 Corporate Center Property since November 2022 and leases 55,215 SF through April 30, 2033. The tenant is currently paying $27.54 per square foot on a triple net basis. The tenant has one, 5-year option to extend the lease at market rent. ALE reportedly invested $10 million into its space, $3 million of which was tenant improvement allowance and $7 million of its own funds.

Tesla (50,000 square feet; 47.5% of NRA; 45.5% of underwritten rent, rated Baa3/BBB by Moody’s/S&P): Tesla Inc. is an American multinational company headquartered in Austin, TX, specializing in electric vehicles, clean energy, and AI-driven technologies. It operates global manufacturing facilities and a worldwide network of showrooms, delivery hubs, and service centers, and also sells directly to consumers through its online platform. As of 2021, Tesla has a network of 438 stores and galleries, 100 service centers, and more than 30,000 superchargers in over 3,100 locations. As of late 2025, this infrastructure included over 7,900 Supercharger stations featuring more than 75,000 connectors worldwide. Tesla has been in occupancy at the 2000 Corporate Center Property since September 2023 and leases 50,000 square feet through September 30, 2033. The tenant is currently paying $24.40 per square foot per year on a triple net basis. The tenant has two, five-year options to extend the lease at 95% of market rent.

Environmental. According to the Phase I environmental assessment dated December 4, 2025, there was evidence of a recognized environmental condition in connection with chlorinated-solvent impacts to groundwater beneath the 2000 Corporate Center Property. See “Description of the Mortgage Pool—Environmental Considerations” in the preliminary prospectus.

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
8.7%	68.3%	100.0%	100.0%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of December 1, 2025.

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
ALE USA	NR / NR / NR	55,215	52.5%	$28.36	$1,566,053	54.5%	4/30/2033
Tesla	Baa3 / BBB / NR	50,000	47.5%	$26.17	$1,308,421	45.5%	9/30/2033

Total Occupied		105,215	100.0%	$27.32	$2,874,474	100.0%

Vacant Space		0	0.0

Total / Wtd. Avg.		105,215	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps totaling $133,999 through November 2026 for ALE USA and average rent for the next five years for Tesla.

A-3-97

Annex A-3	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center

The following table presents certain information relating to the tenant lease expirations of the 2000 Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	2	105,215	100.0	2,874,474	100.0		105,215	100.0%	$2,874,474	100.0%
2034	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2035	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2036	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
2037 & Beyond	0	0	0.0	0	0.0		105,215	100.0%	$2,874,474	100.0%
Total	2	105,215	100.0%	$2,874,474	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $133,999 through November 2026 for ALE USA and average rent for the next five years for Tesla.

The following table presents certain information relating to the operating history and underwritten cash flows of the 2000 Corporate Center Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$704,479	$1,460,203	$2,598,951	$2,670,268	$2,740,475	$26.05	78.8%
Rent Steps	0	0	0	0	133,999	1.27	3.9
Recovery Income	102,996	369,306	597,243	644,134	605,357	5.75	17.4
Gross Potential Rent	$807,475	$1,829,509	$3,196,194	$3,314,402	$3,479,831	$33.07	100.0%
Vacancy and Concessions	(231,903)	(463,806)	0	0	(173,992)	(1.65)	(5.0)
Effective Gross Income	$575,572	$1,365,703	$3,196,194	$3,314,402	$3,305,840	$31.42	95.0%
Total Expenses	276,123	501,439	600,861	578,165	641,903	6.10	19.4
Net Operating Income	$299,449	$864,264	$2,595,333	$2,736,237	$2,663,937	$25.32	80.6%
Capital Expenditures	0	0	0	0	25,252	0.24	0.8
TI / LC	0	0	0	0	105,215	1.00	3.2
Net Cash Flow	$299,449	$864,264	$2,595,333	$2,736,237	$2,533,470	$24.08	76.6%
(1)	The increase from 2022 to 2023 to 2024 Net Operating Income is due to the borrower sponsor executing both the ALE USA and Tesla leases in 2022 and 2023.
(2)	TTM represents the trailing 12-month period ending November 30, 2025.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 2000 Corporate Center Property is located in the city of Thousand Oaks in the southern portion of Ventura County, California. The 2000 Corporate Center Property is located in an industrial district 0.9 miles north of the 101 Freeway and 3.7 miles west of the 23 Freeway, specifically on the southwest corner of Corporate Center Drive and Rancho Conejo Boulevard. Access to the 101 Freeway is approximately 1.1 miles of driving distance from the 2000 Corporate Center Property. Furthermore, the closest local rail facility is Camarillo Station which is approximately 8.3 miles northwest from the 2000 Corporate Center Property.

A-3-98

Annex A-3	BBCMS 2026-5C40
No. 11 – 2000 Corporate Center

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the 2000 Corporate Center Property was 8,531, 56,269 and 127,118, respectively. According to the appraisal, the estimated 2025 median household income within the same radii was $120,901, $138,782 and $139,388, respectively.

According to the appraisal, the 2000 Corporate Center Property is situated in the Thousand Oaks industrial submarket. The Thousand Oaks industrial market contained approximately 6.75 million of industrial space with vacancy rate of 7.5% as of the trailing four quarters ended third quarter of 2025, respectively. Rents for flex properties in the Thousand Oaks submarket averaged $21.00 per square foot. Based on rental comparables, the appraisal concluded to a market rent of $22.80 per square foot triple net for the 2000 Corporate Center Property.

The following table presents recent leasing data at comparable properties to the 2000 Corporate Center Property:

Competitive Industrial Rental Summary(1)
Property Name	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Yrs.)
2000 Corporate Center Thousand Oaks, CA	1986 / 2023	105,215(2)	26.0%	30'	ALE USA(2)	55,215(2)	$27.54(2)	Triple Net(2)	Nov-22(2)	10.5(2)
3120 West Empire Avenue Burbank, CA	2002 / NAP	31,535	18.0%	21'	Rivian LLC	28,650	$27.00	Triple Net	Mar-24	5.0
LongPoint Van Nuys Industrial Park Van Nuys, CA	2027 / NAP	53,865	11.0%	32'	Stratus Surfaces	53,865	$27.00	Triple Net	Apr-25	7.6
4301 Lost Hills Road Calabasas, CA	1990 / NAP	35,064	50.0%	25'	Laboratory Corporation	35,064	$24.96	Triple Net	Jun-24	3.0
San Fernando Business Center San Fernando, CA	1988 / NAP	146,718	NAV	21'	Pharmavite, LLC	146,718	$24.60	Triple Net	Apr-24	5.0
Glendale Gateway Center – Building E Los Angeles, CA	1966 / 1994	58,860	NAV	24'	Prime Now LLC	43,313	$23.28	Triple Net	Feb-25	3.0
7701 Haskell Avenue Van Nuys, CA	1997 / NAP	33,400	19.0%	24'	Rivian	33,400	$22.80	Triple Net	May-24	5.1
405 Science Drive Moorpark, CA	1985 / 2024	75,538	40.0%	30'	Taft Electric Company	75,538	$22.20	Triple Net	Nov-24	12.0
7100-7102 Tujunga Avenue North Hollywood, CA	1970 / NAP	112,325	7.6%	20'	ABC	78,826	$21.60	Triple Net	Mar-24	5.0
(1)	Source: Appraisal, unless otherwise stated.
(2)	Information is based on the underwritten rent roll dated December 1, 2025.

A-3-99

Annex A-3	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,150,000	Title:	Fee
Cut-off Date Principal Balance:	$23,150,000	Property Type – Subtype:	Mixed Use – Office / Industrial
% of IPB:	2.7%	Net Rentable Area (SF):	182,005
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1700 South Santa Fe Avenue LLC	Year Built / Renovated:	1923 / 2019
Borrower Sponsors:	Daryoush Dayan	Occupancy:	76.9%
Interest Rate:	6.55000%	Occupancy Date:	10/1/2025
Note Date:	10/31/2025	4th Most Recent NOI (As of):	$2,288,517 (12/31/2022)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$2,496,574 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,756,717 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,845,742 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	78.6%
Amortization Type:	Interest Only	UW Revenues:	$3,842,569
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$904,492
Lockbox / Cash Management:	Springing	UW NOI:	$2,938,078
Additional Debt:	No	UW NCF:	$2,810,674
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,700,000 / $207
Additional Debt Type:	N/A	Appraisal Date:	9/29/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$127
Taxes(1):	$0	$58,000	N/A	Maturity Date Loan / SF:	$127
Insurance:	$44,616	$11,154	N/A	Cut-off Date LTV:	61.4%
Deferred Maintenance:	$16,330	$0	N/A	Maturity Date LTV:	61.4%
Replacement Reserve:	$0	$3,033	$109,203	UW NCF DSCR:	1.83x
Rollover Reserve:	$0	$7,584	$273,007	UW NOI Debt Yield:	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,150,000	99.8%	Loan Payoff	$22,188,353	95.6%
Borrower Sponsor Equity	50,000	0.2	Closing Costs(2)	950,701	4.1
			Upfront Reserves	60,946	0.3
Total Sources	$23,200,000	100.0%	Total Uses	$23,200,000	100.0%
(1)	The monthly deposit is $58,000 for the payment dates occurring in December 2025 and January, February and March 2026, and thereafter approximately $37,946 per month.
(2)	Closing Costs include a rate buydown of $173,625.

The Loan. The 1700 South Santa Fe mortgage loan (the “1700 South Santa Fe Mortgage Loan”) has an original principal balance and Cut-off Date balance of $23,150,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 182,005 square foot mixed use creative office and industrial property located in Los Angeles, California (the “1700 South Santa Fe Property”). The 1700 South Santa Fe Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.55000% per annum on an Actual/360 basis.

The Property. The 1700 South Santa Fe Property is a 182,005 square foot creative office / industrial property located in Los Angeles, California, approximately 3 miles south of downtown Los Angeles. The 1700 South Santa Fe Property consists of one four-story creative office building and single-story storage building originally constructed in 1923. The 1700 South Santa Fe Property is situated on an approximately 2.41-acre site with 98 surface parking spaces (approximately 0.5 spaces per 1,000 square feet). The borrower sponsor acquired the 1700 South Santa Fe Property in 2016 when it was primarily occupied by small fashion tenants. Since acquisition, the borrower sponsor has invested approximately $10.4 million ($57 per square foot) to convert the suites into creative offices that cater primarily to artists and designers. The conversion expenditures included suite upgrades and reconfigurations, interior/exterior improvements and painting, and adding

A-3-100

Annex A-3	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

restrooms to each suite. Following the conversion, the 1700 South Santa Fe Property is now primarily occupied by fashion designers, artists, art galleries and clothing companies.

The 1700 South Santa Fe Property contains 144,604 square feet of office space and 37,401 square feet of storage/static space. The borrower sponsor began leasing up the 1700 South Santa Fe Property in 2019 when it was fully vacant following the extensive renovations and as of October 1, 2025, the 1700 South Santa Fe Property was 76.9% leased by 22 tenants. Excluding storage/static space, the occupancy was 81.4%. Lease terms at the 1700 South Santa Fe Property typically range from 3-5 years and the borrower sponsor has historically not provided tenant improvement allowances due to the creative nature of the tenancy.

Major Tenants.

Susanne Vielmetter (32,100 square feet; 17.6% of net rentable area; 25.5% of underwritten base rent): The largest tenant, Susanne Vielmetter, is a prominent contemporary art gallery founded in 2000. The gallery showcases artists from diverse cultural backgrounds with a program that emphasizes international scope, gender parity and museum-level exhibitions. Susanne Vielmetter signed its initial lease in January 2019 for 12,925 square feet and has expanded its space multiple times. Susanne Vielmetter currently leases 24,302 square feet of creative office space and 7,798 square feet of storage space. In July 2023, Susanne Vielmetter extended its lease by five years to April 2029 and has no renewal or termination options.

Warren Lotas, LLC (18,324 square feet; 10.1% of net rentable area; 13.6% of underwritten base rent): The second largest tenant, Warren Lotas, LLC, is a Los Angeles based streetwear company founded in 2014 that primarily sells graphic tee shirts and hoodies. Warren Lotas, LLC has been a tenant at the 1700 South Santa Fe Property since July 2019 and has expanded multiple times. The tenant currently leases 13,854 square feet of creative office space and 4,470 square feet of storage space. Warren Lotas, LLC most recently extended its lease in August 2023 through its current expiration in August 2026 and has no renewal or termination options.

Kontainer Gallery d/b/a Nicodim Gallery (15,755 square feet; 8.7% of net rentable area; 13.3% of underwritten base rent): The third largest tenant, Kontainer Gallery d/b/a Nicodim Gallery (“Nicodim Gallery”), is a contemporary art gallery founded in 2006 in Los Angeles that features work from emerging artists from the United States, Africa, Asia, and Europe. Nicodim Gallery has been a tenant at the 1700 South Santa Fe Property since June 2019 and has expanded multiple times. The tenant currently leases 14,126 square feet of creative office space and 1,629 square feet of storage space. Nicodim Gallery most recently extended its lease in August 2024 through its current expiration in July 2029 and has no renewal or termination options.

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
67.3%	87.1%	82.3%	76.9%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of October 1, 2025.

A-3-101

Annex A-3	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to the largest tenants based on net rentable area at the 1700 South Santa Fe Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Susanne Vielmetter	NR/NR/NR	32,100	17.6%	$29.57	$949,311	25.5%	4/20/2029
Warren Lotas, LLC	NR/NR/NR	18,324	10.1%	$27.58	$505,405	13.6%	8/14/2026
Kontainer Gallery, Inc d/b/a Nicodim Gallery	NR/NR/NR	15,755	8.7%	$31.46	$495,586	13.3%	7/31/2029
Elwood Clothing	NR/NR/NR	9,471	5.2%	$22.36	$211,787	5.7%	3/31/2027
House of CB	NR/NR/NR	5,384	3.0%	$29.05	$156,384	4.2%	3/16/2028
NSF Clothing	NR/NR/NR	4,674	2.6%	$23.03	$107,627	2.9%	6/11/2027
Dairy Boy	NR/NR/NR	4,659	2.6%	$29.05	$135,325	3.6%	2/14/2026
Tolo Architecture	NR/NR/NR	4,383	2.4%	$21.01	$92,096	2.5%	10/31/2027
Revenge Official	NR/NR/NR	4,111	2.3%	$30.81	$126,680	3.4%	4/30/2027
SuperTexUs	NR/NR/NR	4,086	2.2%	$22.96	$93,816	2.5%	8/26/2027
Ten Largest Tenants		102,947	56.6%	$27.92	$2,874,017	77.3%
Remaining Occupied		36,975	20.3%	$22.84	$844,388	22.7%
Total Occupied		139,922	76.9%	$26.57	$3,718,405	100.0%
Vacant Space		42,083	23.1%
Collateral Total		182,005	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps totaling $87,723 through September 2026.

The following table presents certain information relating to tenant lease expirations at the 1700 South Santa Fe Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	42,083	23.1%	NAP	NA	P	42,083	23.1%	NAP	NAP
MTM & 2026	4	28,164	15.5	$755,813	20.3%		70,247	38.6%	$755,813	20.3%
2027	13	51,470	28.3	1,161,605	31.2		121,717	66.9%	$1,917,418	51.6%
2028	1	5,384	3.0	156,384	4.2		127,101	69.8%	$2,073,801	55.8%
2029	4	54,904	30.2	1,644,604	44.2		182,005	100.0%	$3,718,405	100.0%
2030	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2031	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2032	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2033	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2034	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2035	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
2036 & Beyond	0	0	0.0	0	0.0		182,005	100.0%	$3,718,405	100.0%
Total / Wtd. Avg.	22	182,005	100.0%	$3,718,405	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $87,723 through September 2026.

A-3-102

Annex A-3	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to operating history and underwritten cash flows at the 1700 South Santa Fe Property:

Cash Flow Analysis
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$2,830,236	$3,389,882	$3,733,293	$3,770,452	$3,630,682	$19.95	74.8%
Rent Steps(3)	0	0	0	0	87,723	0.48	1.8
Recovery Income	21,667	55	40,885	121,320	97,910	0.54	2.0
Vacancy Gross Up	0	0	0	0	1,036,650	5.70	21.4
Gross Potential Rent	$2,851,903	$3,389,937	$3,774,178	$3,891,772	$4,852,965	$26.66	100.0%
(Vacancy/Abatements)	0	0	0	0	(1,036,650)	(5.70)	(21.4)
Other Income(4)	3,503	21,099	13,808	26,524	26,254	0.14	0.5
Effective Gross Income	$2,855,406	$3,411,036	$3,787,986	$3,918,296	$3,842,569	$21.11	79.2%
Total Expenses	566,889	914,462	1,031,269	1,072,553	904,492	4.97	23.5
Net Operating Income	$2,288,517	$2,496,574	$2,756,717	$2,845,742	$2,938,078	$16.14	76.5%
Capital Expenditures	0	0	0	0	36,401	0.20	0.9
TI/LC	0	0	0	0	91,003	0.50	2.4
Net Cash Flow	$2,288,517	$2,496,574	$2,756,717	$2,845,742	$2,810,674	$15.44	73.1%
(1)	Represents the trailing 12-months ended September 30, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through September 2026.
(4)	Other Income includes parking income and miscellaneous fees.

Environmental. According to the Phase I environmental site assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the 1700 South Santa Fe Property.

The Market. The 1700 South Santa Fe Property is located in Los Angeles, California, approximately 3 miles south of downtown Los Angeles. Primary freeway access is provided by Interstate 10 and Interstate 5 while rail access is provided by the Washington Street metro station (1.5 miles away). The 1700 South Santa Fe Property is located just south of Los Angeles’ Arts District, which is home to over 1.2 million square feet of creative office space and is home to companies such as Spotify, Warner Music Group, and Shein. Cultural and entertainment venues near the 1700 South Santa Fe Property include the Los Angeles Convention Center (2.7 miles), L.A. Live (2.4 miles), Crypto.com Arena (2.5 miles) and the Grammy Museum (2.4 miles).

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the 1700 South Santa Fe Property was 8,620, 357,921 and 1,162,655, respectively. The 2025 estimated median household income within the same radii was $64,715, $61,234 and $62,278, respectively.

According to the appraisal, the 1700 South Santa Fe Property is situated in the Downtown Los Angeles office submarket, which contained approximately 70.8 million square feet of office space as of the second quarter of 2025. The Downtown Los Angeles office submarket reported a vacancy rate of 22.0%, with an average rental rate of $34.26 per square foot. The appraiser concluded to a market rent of $28.20 per square foot for office space, $18.60 per square foot for average storage space and $12.00 per square foot for the low-end storage space at the 1700 South Santa Fe Property.

A-3-103

Annex A-3	BBCMS 2026-5C40
No. 12 – 1700 South Santa Fe

The following table presents certain information relating to comparable office leases for the 1700 South Santa Fe Property:

Comparable Industrial Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Name	Tenant Size (SF)	Annual Base Rent PSF	Lease Type	Lease Date	Lease Term (Years)
1700 South Santa Fe Los Angeles, CA	1923 / 2019	182,005	Susanne Vielmetter(2)	24,302(2)	$33.53(2)	MG(2)	Apr-24(2)	5.0(2)
Box Yard Los Angeles, CA	NAV	261,528	Confidential	22,381	$18.00	NNN(3)	Dec-24	5.0
1330 South Santa Fe Avenue Los Angeles, CA	NAV	19,105	Reported Lease Terms	6,942	$28.20	MG	Mar-22	3.0
ROW DTLA Los Angeles, CA	NAV	1,102,148	Percival and Associates	4,525	$41.40	NNN(3)	Jun-25	10.9
710 East Pico Boulevard Los Angeles, CA	NAV	26,710	Confidential	3,239	$26.00	MG	Feb-24	3.0
California Market Center Los Angeles, CA	NAV	1,879,468	ASX Group	41,197	$48.00	NNN(3)	Jul-24	10.0
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 1, 2025. Storage space and the rent associated with such space were excluded from Tenant Size (SF) and Annual Base Rent PSF.
(3)	Confidential tenant, Percival and Associates and ASX Group are subject to NNN leases. The tenants’ Annual Base Rent PSF on a modified gross equivalent basis would be $24.00, $50.40 and $57.00 according to the appraisal.

A-3-104

Annex A-3	BBCMS 2026-5C40
No. 13 – 2730 Wilshire
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,150,000	Title:	Fee
Cut-off Date Principal Balance:	$22,150,000	Property Type – Subtype:	Office – Medical
% of IPB:	2.7%	Net Rentable Area (SF):	60,517
Loan Purpose:	Refinance	Location:	Santa Monica, CA
Borrower:	Wilshire Capital Ventures, LLC	Year Built / Renovated:	1985 / 2024
Borrower Sponsor:	Albert Taban	Occupancy:	78.8%
Interest Rate:	6.40000%	Occupancy Date:	11/1/2025
Note Date:	12/30/2025	4th Most Recent NOI (As of):	$1,899,200 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,893,763 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,753,354 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$2,174,940 (TTM 11/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	79.6%
Amortization Type:	Interest Only	UW Revenues:	$3,947,945
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,466,814
Lockbox / Cash Management:	Springing	UW NOI(1):	$2,481,131
Additional Debt:	No	UW NCF:	$2,408,510
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$40,500,000 / $669
Additional Debt Type:	N/A	Appraisal Date:	10/31/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$366
Taxes:	$211,329	$42,266	N/A	Maturity Date Loan / SF:	$366
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.7%
Replacement Reserve:	$0	$1,009	$36,310	Maturity Date LTV:	54.7%
Rollover Reserve:	$62,417	$5,043	$181,551	UW NCF DSCR:	1.68x
Rent Abatement Reserve:	$375,916	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,150,000	98.9%	Loan Payoff	$21,468,930	95.8%
Borrower Sponsor Equity	248,830	1.1	Upfront Reserves	649,662	2.9
			Closing Costs	280,237	1.3
Total Sources	$22,398,830	100.0%	Total Uses	$22,398,830	100.0%
(1)	The increase in Most Recent NOI to UW NOI is primarily due to increase in occupancy from newly executed leases.

The Loan. The 2730 Wilshire mortgage loan (the “2730 Wilshire Mortgage Loan”) has an original principal balance and Cut-off Date balance of $22,150,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 60,517 square foot medical office building located in Santa Monica, California (the “2730 Wilshire Property”). The 2730 Wilshire Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis.

The Property. The 2730 Wilshire Property is a 60,517 square foot medical office building located in Santa Monica, California, approximately 16 miles west of downtown Los Angeles. Situated on an approximately 0.86-acre site, the 2730 Wilshire Property consists of one, six-story building originally constructed in 1985 and most recently renovated in 2024. The borrower sponsor acquired the 2730 Wilshire Property in 2015 for approximately $35.0 million ($578 per square foot). Since acquiring the 2730 Wilshire Property, the borrower sponsor has invested approximately $2.8 million ($46 per square foot) in capital expenditures, tenant improvements and common area renovations to reposition the 2730 Wilshire Property from a traditional office to a medical office. The 2730 Wilshire Property features 205 total parking spaces (approximately 3.4 spaces per 1,000 square feet) in a surface valet lot and a two-level subterranean garage.

A-3-105

Annex A-3	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The 2730 Wilshire Property had an average occupancy of 87.6% in the three years prior to losing its largest tenant (8,500 square feet) in 2023, which caused occupancy to drop to 65.1%. Occupancy at the 2730 Wilshire Property has since been leased back up to 78.8% and the borrower sponsor is in the process of dividing the 8,500 square foot vacant suite into three suites to attract speculative tenants, with completion expected in early 2026.

As of November 1, 2025, the 2730 Wilshire Property was 78.8% leased by 27 tenants. The 2730 Wilshire Property features a granular tenant mix with no tenant accounting for more than 6.7% of the net rentable area or 9.2% of underwritten rent, with lease terms typically ranging from five to 10 years. Since the beginning of 2024, 11 leases have been executed, including three renewals and eight new leases, totaling 16,727 square feet (27.6% of net rentable area).

Major Tenants.

Matrix Physical Therapy (4,050 square feet; 6.7% of net rentable area; 9.2% of underwritten base rent): The largest tenant, Matrix Physical Therapy, is a licensed outpatient rehabilitation provider offering individualized physical therapy and wellness services. Matrix Physical Therapy has been a tenant at the 2730 Wilshire Property since 2016 when it executed a 63-month lease for 2,357 square feet. In January 2022, the tenant extended its lease term to its current expiration in May 2027 and expanded its premises by an additional 1,693 square feet. Matrix Physical Therapy has no renewal or termination options.

Imagen Santa Monica Bay Dental Support Services, LLC (3,916 square feet; 6.5% of net rentable area; 8.6% of underwritten base rent): The second largest tenant, Imagen Santa Monica Bay Dental Support Services, LLC (“Imagen”), provides administrative and operational support to affiliated dental practices within the Santa Monica Bay area, with a focus on streamlining clinical operations, enhancing patient experiences and optimizing practice efficiency through centralized management services. Imagen has been a tenant at the 2730 Wilshire Property since 2013, with a current lease expiration in May 2028. Imagen has no renewal or termination options.

Joseph Lebovic M.D.(LSG Imaging) (3,016 square feet; 5.0% of net rentable area; 5.7% of underwritten base rent): The third largest tenant, Joseph Lebovic M.D. (LSG Imaging) (“LSG Imaging”) is a physician-led medical practice providing specialized clinical care and diagnostic services. LSG Imaging has been a tenant at the 2730 Wilshire Property since August 2015, when it executed a 90-month lease for 2,854 square feet. The most recent amendment, executed in February 2023, extended the lease term through September 2028 and expanded the premises to 3,016 square feet. LSG Imaging has one, five-year renewal option and no termination options.

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
84.8%	80.4%	71.6%	78.8%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of November 1, 2025.

A-3-106

Annex A-3	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to the largest tenants based on net rentable area at the 2730 Wilshire Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Matrix Physical Therapy	NR/NR/NR	4,050	6.7%	$75.24	$304,722	9.2%	5/31/2027
Imagen Santa Monica Bay Dental Support Services, LLC	NR/NR/NR	3,916	6.5%	$72.12	$282,422	8.6%	5/31/2028
Joseph Lebovic M.D.(LSG Imaging)	NR/NR/NR	3,016	5.0%	$62.29	$187,853	5.7%	9/30/2028
Eric A. Videgain, DDS dba Santa Monica Dentists	NR/NR/NR	2,986	4.9%	$69.56	$207,696	6.3%	3/31/2032
Rehab Specialists Inc	NR/NR/NR	2,521	4.2%	$72.26	$182,162	5.5%	6/30/2027
Pablo Pazmino MD Inc	NR/NR/NR	2,332	3.9%	$73.61	$171,654	5.2%	9/30/2026
Inspire Health Alliance, LLC dba Kure Management	NR/NR/NR	2,220	3.7%	$70.23	$155,914	4.7%	12/31/2027
Fogelson, Wexler, Levin & Taylor	NR/NR/NR	2,158	3.6%	$65.91	$142,237	4.3%	4/30/2028
Julian Chen DDS	NR/NR/NR	2,014	3.3%	$66.86	$134,646	4.1%	10/31/2032
Marisa Chang, M.D.	NR/NR/NR	1,937	3.2%	$66.84	$129,469	3.9%	2/28/2030
Ten Largest Tenants		27,150	44.9%	$69.94	$1,898,776	57.6%
Remaining Occupied		20,534	33.9%	$68.14	$1,399,229	42.4%
Total Occupied		47,684	78.8%	$69.16	$3,298,005	100.0%
Vacant Space		12,834	21.2%
Collateral Total		60,517	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2025.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $92,539 through January 2027.

The following table presents certain information relating to tenant lease expirations at the 2730 Wilshire Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	12,834	21.2%	NAP	NA	P	12,834	21.2%	NAP	NAP
MTM & 2026	4	3,560	5.9	$245,348	7.4%		16,393	27.1%	$245,348	7.4%
2027	3	8,791	14.5	642,798	19.5		25,184	41.6%	$888,146	26.9%
2028	6	12,259	20.3	829,323	25.1		37,443	61.9%	$1,717,469	52.1%
2029	3	4,058	6.7	279,688	8.5		41,501	68.6%	$1,997,157	60.6%
2030	2	3,832	6.3	259,879	7.9		45,333	74.9%	$2,257,037	68.4%
2031	1	1,912	3.2	128,257	3.9		47,245	78.1%	$2,385,294	72.3%
2032	3	6,277	10.4	430,148	13.0		53,522	88.4%	$2,815,442	85.4%
2033	1	1,594	2.6	109,734	3.3		55,116	91.1%	$2,925,176	88.7%
2034	1	1,032	1.7	69,598	2.1		56,148	92.8%	$2,994,774	90.8%
2035	3	4,369	7.2	303,231	9.2		60,517	100.0%	$3,298,005	100.0%
2036	0	0	0.0	0	0.0		60,517	100.0%	$3,298,005	100.0%
2037 & Beyond	0	0	0.0	0	0.0		60,517	100.0%	$3,298,005	100.0%
Total / Wtd. Avg.	27	60,517	100.0%	$3,298,005	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $92,539 through January 2027.

A-3-107

Annex A-3	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to operating history and underwritten cash flows at the 2730 Wilshire Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM(1)	UW	UW PSF	%(2)
Base Rent	$2,707,508	$2,618,143	$2,815,868	$2,975,839	$3,205,466	$52.97	74.4%
Rent Steps(3)	0	0	0	0	92,539	1.53	2.1
Recovery Income	$235,104	312,891	139,132	185,310	133,404	2.20	3.1
Vacancy Gross Up	$0	0	0	0	879,095	14.53	20.4
Gross Potential Rent	$2,942,611	$2,931,034	$2,955,000	$3,161,149	$4,310,503	$71.23	100.0%
(Vacancy/Abatements)	(164,813)	(71,453)	(195,997)	(82,871)	(879,095)	(14.53)	-20.4
Other Income(4)	404,612	410,576	432,842	516,536	516,536	8.54	12.0
Effective Gross Income	$3,182,410	$3,270,156	$3,191,845	$3,594,814	$3,947,945	$65.24	91.6%
Total Expenses	1,283,210	1,376,393	1,438,492	1,419,873	1,466,814	24.24	37.2
Net Operating Income(5)	$1,899,200	$1,893,763	$1,753,354	$2,174,940	$2,481,131	$41.00	62.8%
Capital Expenditures	0	0	$0	$0	12,103	0.20	0.3
TI/LC	0	0	$0	$0	60,517	1.00	1.5
Net Cash Flow	$1,899,200	$1,893,763	$1,753,354	$2,174,940	$2,408,510	$39.80	61.0%
(1)	TTM represents the trailing 12-months ended November 30, 2025.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through January 2027.
(4)	Other Income includes parking income and miscellaneous fees.
(5)	The increase in TTM NOI to UW NOI is primarily due to increase in occupancy from newly executed leases

Environmental. According to the Phase I environmental site assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the 2730 Wilshire Property.

The Market. The 2730 Wilshire Property is located in Santa Monica, California, approximately 16 miles west of downtown Los Angeles. The 2730 Wilshire Property is situated on the corner of Harvard Street and Wilshire Boulevard, with primary access provided by Interstate 10 and rail access provided by the 26th Street / Bergamot metro station (1.0 mile away). The 2730 Wilshire Property is located 0.6 miles from Providence Saint John’s Health Center and 0.9 miles from UCLA Santa Monica Medical Center.

According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the 2730 Wilshire Property was 37,515, 254,377 and 469,738, respectively. The 2025 estimated median household income within the same radii was $191,501, $194,209 and $195,674, respectively.

According to the appraisal, the 2730 Wilshire Property is situated in the Santa Monica office submarket, which contained approximately 1.7 million square feet of office space as of the third quarter of 2025. The Santa Monica office submarket reported a vacancy rate of 16.3%, with an average rental rate of $69.41 per square foot. The appraiser concluded to a market rent of $67.83 per square foot at the 2730 Wilshire Property.

A-3-108

Annex A-3	BBCMS 2026-5C40
No. 13 – 2730 Wilshire

The following table presents certain information relating to comparable office leases for the 2730 Wilshire Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Name	Tenant Size (SF)	Annual Base Rent PSF	Lease Type	Lease Date	Lease Term (Years)
2730 Wilshire Santa Monica, CA	1985 / 2024	60,517	Matrix Physical Therapy(2)	4,050(2)	$75.24(2)	FSG(2)	Jan-22(2)	5.4(2)
Santa Monica Medical Plaza Santa Monica, CA	1973 / NAP	88,000	UCLA	8,067	$74.40	FSG	Jan-24	5.0
Medical Centre of Santa Monica Santa Monica, CA	1965 / 1976	204,414	David M. Butler, M.D.	1,597	$67.80	FSG	Jul-24	7.0
2825 Santa Monica Santa Monica, CA	1984 / NAP	54,930	Medical	1,562	$74.40	FSG	Oct-25	10.0
2001 Wilshire Boulevard Santa Monica, CA	1980 / NAP	106,813	Dermatologist	2,492	$54.60	FSG	Aug-23	7.0
435 Bedford Beverly Hills, CA	1957 / 2008	58,884	Ali Goshan, M.D.	1,471	$90.00	FSG	Feb-25	10.3
Beverly Hills Medical Plaza Beverly Hills, CA	1989 / NAP	67,510	GH Imaging	2,116	$86.40	MG	Mar-25	10.6
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated November 1, 2025.

A-3-109

Annex A-3	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(1):	Portfolio
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,991,620	Property Type - Subtype:	Hospitality – Full Service / Extended Stay
% of Pool by IPB:	2.5%	Net Rentable Area (Rooms):	345
Loan Purpose:	Acquisition	Location:	Independence, OH
Borrower:	Rockside 77 Hospitality, LLC	Year Built / Renovated:	1974, 2020 / 2024
Borrower Sponsors:	Sanjay R. Patel, Kawaljit S. Goraya, Ashish H. Patel, Nikunj G. Patel, Maheshbhai A. Patel and Girishkumar J. Patel	Occupancy / ADR / RevPAR:	57.1% / $125.76 / $72.70
Interest Rate:	8.31000%	Occupancy / ADR / RevPAR Date:	10/31/2025
Note Date:	12/23/2025	4th Most Recent NOI (As of):	$3,110,225 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of)(2):	$3,155,557 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of)(2):	$3,765,490 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(2)(3):	$3,023,375 (TTM 10/31/2025)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	57.1% / $125.76 / $71.86
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,485,247
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$9,133,361
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$3,351,886
Additional Debt:	No	UW NCF:	$2,852,476
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$31,000,000 / $89,855
Additional Debt Type:	N/A	Appraisal Date:	10/17/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$60,845
Taxes:	$338,560	$48,366	N/A	Maturity Date Loan / Room:	$58,467
Insurance:	$3,009	$1,504	N/A	Cut-off Date LTV:	67.7%
FF&E Reserves(4):	$0	$41,617	N/A	Maturity Date LTV:	65.1%
Required Repairs:	$19,090	$0	N/A	UW NCF DSCR:	1.50x
PIP Reserve(5):	$2,884,050	Springing	N/A	UW NOI Debt Yield:	16.0%
Static Insurance:	$58,686	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	65.1%	Purchase Price	$28,000,000	86.8%
Borrower Sponsor Equity	11,253,924	34.9	Reserves	3,303,395	10.2
			Closing Costs	950,530	2.9
Total Sources	$32,253,924	100.0%	Total Uses	$32,253,924	100.0%
(1)	The Cleveland Dual Brand Hotels Property (as defined below) is composed of two adjoining properties consisting of 91 rooms under the Candlewood Suites brand (the “Cleveland Candlewood Suites”) and 254 rooms under the Holiday Inn brand (the “Cleveland Holiday Inn”).
(2)	2nd Most Recent NOI is higher than 3rd Most Recent NOI and Most Recent NOI as the Cleveland Dual Brand Hotels Property (as defined below) experienced outsized demand from events drawing travelers to the Cleveland area in 2024. The most notable demand increase was seen in April 2024 due to the total solar eclipse and the women’s NCAA Final Four. TTM RevPAR has since normalized since 2024.
(3)	UW NOI is higher than Most Recent NOI primarily due to UW insurance expense of $363,979 which is based on the actual insurance premium compared to Most Recent Insurance expense of $694,256 which was based on the sellers blanket policy which included properties in Florida.
(4)	On each payment date, the borrower will deposit into the FF&E reserve account an amount equal to 1/12th of the greater of (i) 4% of projected annual gross revenue and (ii) the amount required under the franchise agreement, which is initially $41,617. At no time will the FF&E reserve monthly deposit be less than $41,617.
(5)	On the closing date the borrower deposited $2,884,050 representing 100% of required PIP work at the Cleveland Holiday Inn. On the payment date in March 2027 and on each payment date thereafter, the borrower will deposit an amount approved by the lender for anticipated PIP expenses at the Cleveland Candlewood Suites which is expected to commence April 2028.

The Loan. The Cleveland Dual Brand Hotels mortgage loan (the “Cleveland Dual Brand Hotels Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,991,620 and is secured by a first lien mortgage on the borrower’s fee interest in a full service / extended stay hospitality property located in Independence, Ohio (the “Cleveland Dual Brand

A-3-110

Annex A-3	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

Hotels Property”). The Cleveland Dual Brand Hotels Mortgage Loan has a five-year term, amortizes on a 360-month schedule and accrues interest at a fixed rate of 8.31000% per annum on an Actual/360 basis.

The Property. The Cleveland Dual Brand Hotels Property is a five-story, 345-room full-service / extended stay hotel located in Independence, Ohio. The Cleveland Dual Brand Hotels Property is dual branded, with 91 rooms at the Cleveland Candlewood Suites and 254 rooms at the Cleveland Holiday Inn. The Cleveland Holiday Inn first opened in 1974, and the Cleveland Candlewood Suites later opened as an addition in 2020. The Cleveland Dual Brand Hotels Property is situated on 8.12 acres and offers 750 surface parking spaces.

The Cleveland Candlewood Suites is a five-story, 91-room extended-stay lodging facility comprised of 67 single king bed, 20 double queen bed, and 4 king corner suite guestrooms. Amenities at the Cleveland Candlewood Suites include a sundries shop, a business center, and a lending locker where guests can borrow cookware and games. The Cleveland Candlewood Suites and the Cleveland Holiday Inn share a bulk of amenities including guest laundry, an indoor pool and a fitness center. The next PIP for the Cleveland Candlewood Suites is due by April 2028, and is expected to cover soft goods upgrades at an estimated cost of $467,400 ($5,136 per key). A monthly PIP reserve will commence March 2027 that is approved by lender.

The Cleveland Candlewood Suites is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire on December 23, 2045. The following table presents certain information relating to the performance of Cleveland Candlewood Suites:

Historical Occupancy, ADR, RevPAR(1)
	Cleveland Candlewood Suites(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	70.6%	$114.50	$77.85	62.7%	$119.13	$74.66	112.6%	96.1%	104.3%
2024	67.5%	$125.46	$84.70	61.8%	$125.19	$77.43	109.2%	100.2%	109.4%
TTM(4)	66.1%	$120.89	$79.87	67.9%	$115.61	$78.52	97.3%	104.6%	101.7%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	The Competitive Set includes Candlewood Suites Cleveland South – Independence, Courtyard Cleveland Independence, Residence Inn Cleveland Independence, Hampton by Hilton Inn & Suites Cleveland/Independence, Comfort Inn Independence, OH, Extended Stay America Premier Suites Cleveland – Independence and Home2 Suites by Hilton Cleveland Independence.
(4)	TTM is as of October 31, 2025.

The Cleveland Holiday Inn is a five-story, 254-room full-service lodging facility comprised of 119 single king suite, 65 double/double bed, 44 double queen, 18 single queen and 8 suite guestrooms. Amenities at the Cleveland Holiday Inn include a gift shop, a business center, a lounge and night club offering live entertainment Monday through Sunday, and a full-service restaurant offering breakfast and dinner. The Cleveland Holiday Inn has been undergoing a comprehensive renovation pursuant to a previous PIP, including improvements to approximately 140 guestrooms, bathrooms, the lobby, front desk areas, the business center as well as amenity upgrades. Since 2019, the seller has spent approximately $4.99 million ($19,685 per key) on upgrades to the Cleveland Holiday Inn, and an additional $2,884,050 PIP reserve was escrowed at closing for remaining renovation costs for the Cleveland Holiday Inn.

A-3-111

Annex A-3	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

The Cleveland Holiday Inn is subject to a 20-year franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire December 23, 2045. The following table presents certain information relating to the performance of Cleveland Holiday Inn:

Historical Occupancy, ADR, RevPAR(1)
	Cleveland Holiday Inn(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	55.6%	$119.74	$62.77	57.8%	$122.83	$71.01	96.2%	97.5%	88.4%
2024	58.7%	$128.52	$75.47	56.5%	$128.95	$72.87	103.9%	99.7%	103.6%
TTM(4)	54.1%	$127.51	$70.10	56.7%	$115.66	$65.57	95.4%	110.2%	106.9%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statement provided by the borrower sponsor.
(3)	The Competitive Set includes Holiday Inn Cleveland – S Independence, Courtyard Cleveland Independence, Residence Inn Cleveland Independence, Ramada by Wyndham Cleveland Independence, Wyndham Independence, Embassy Suites by Hilton Cleveland Rockside and Extended Stay America Premier Suites Cleveland.
(4)	TTM is as of October 31, 2025.

Environmental. According to the Phase I environmental site assessment dated October 24, 2025, there was no evidence of any recognized environmental conditions at the Cleveland Dual Brand Hotels Property.

The Market. The Cleveland Dual Brand Hotels Property is located in Independence, Ohio within the Cleveland CBD/Independence hospitality submarket. The Cleveland Dual Brand Hotels Property is situated at the crossroads of I-77 and I-480, creating accessible regional connectivity, with downtown Cleveland an approximate 10-minute drive and Cleveland Hopkins International Airport an approximate 20-minute drive from the Cleveland Dual Brand Hotels Property. Independence has a strong corporate and professional services base, with top accounts including Cleveland Clinic, Cleveland Cliffs and General Motors corporation. The Cleveland Dual Brand Hotels Property offers 18,695 square feet of meeting space, making it an attractive lodging facility for traveling business professionals. According to the appraisal, Independence exhibits high demand for extended-stay accommodations from construction companies, relocating individuals and other sources, indicating that the Cleveland Dual Brand Hotels will continue to capitalize on this steady lodging demand.

According to the appraisal, the estimated 2024 population and average household income within a two-, five- and ten-mile radii of the Cleveland Dual Brand Hotels Property were 12,541, 204,488 and 817,883 and $110,278, $69,097 and $73,298, respectively.

The following table presents certain information relating to the primary hotel competition for the Cleveland Candlewood Suites.

Competitive Set(1)
		Estimated Segmentation					2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Group	Leisure	Extended-Stay	Occupancy	ADR	RevPAR
Cleveland Candlewood Suites	2020	91	20%	5%	25%	50%	66.1%(2)	$120.89(2)	$79.87(2)
Comfort Inn Independence, OH	1990	89	40%	5%	50%	5%	60%-65%	$125-$130	$75-$80
Residence Inn Cleveland Independence	1995	118	25%	5%	25%	45%	55%-60%	$125-$130	$75-$80
Extended Stay America Premier Independence	1996	128	20%	5%	20%	55%	55%-60%	$110-$115	$65-$70
Hampton Inn & Suites Cleveland/Independence	1997	114	45%	8%	42%	5%	60%-65%	$130-$135	$80-$85
Courtyard Cleveland Independence	1998	154	41%	11%	45%	3%	55%-60%	$130-$135	$75-$80
Home2 Suites by Hilton Cleveland Independence	2016	105	9%	2%	18%	71%	70%-75%	$120-$125	$85-$90
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Cleveland Dual Brand Hotels Property are based on the aggregate operating statement provided by the borrower sponsor as of October 31, 2025.
A-3-112

Annex A-3	BBCMS 2026-5C40
No. 14 – Cleveland Dual Brand Hotels

The following table presents certain information relating to the primary hotel competition for the Cleveland Holiday Inn.

Competitive Set(1)
		Estimated Segmentation					2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Group	Leisure	Extended-Stay	Occupancy	ADR	RevPAR
Cleveland Holiday Inn	1974	254	35%	30%	32%	3%	54.1%(2)	$127.51(2)	$70.10(2)
Wyndham Independence	1980	192	32%	28%	36%	4%	65%-70%	$125-$130	$85-$90
Ramada Cleveland Independence	1974	178	32%	28%	36%	4%	40%-45%	$125-$130	$50-$55
Courtyard Cleveland Independence	1998	154	42%	10%	45%	3%	50%-55%	$140-$145	$70-$75
Embassy Suites by Hilton Cleveland Rockside	2001	271	35%	32%	30%	3%	60%-65%	$150-$155	$95-$100
SpringHill Suites Cleveland Independence	2016	121	42%	15%	40%	3%	60%-65%	$150-$155	$95-$100
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Cleveland Dual Brand Hotels Property are based on the aggregate operating statement provided by the borrower sponsor as of October 31, 2025.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cleveland Dual Brand Hotels Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	TTM(1)(2)(3)	Underwritten(3)	Per Room(4)	% of Total Revenue(5)
Room Revenue	$8,761,025	$9,726,161	$9,049,217	$9,049,217	$26,230	72.5%
Food and Beverage Revenue	3,450,283	3,847,048	3,374,973	3,374,973	9,783	27.0
Miscellaneous Income	75,852	63,071	61,057	61,057	177	0.5
Total Revenue	$12,287,160	$13,636,280	$12,485,247	$12,485,247	$36,189	100.0%
Room Expense	1,880,182	2,015,928	1,882,034	1,882,034	5,455	20.8
Food and Beverage Expense	2,160,396	2,233,285	2,097,209	2,097,209	6,079	62.1
Miscellaneous Expenses	40,331	33,325	28,841	28,841	83.596087	47.2
Total Departmental Expenses	$4,080,908	$4,282,538	$4,008,084	$4,008,084	$11,618	32.1%
Gross Operating Profit	$8,206,252	$9,353,742	$8,477,163	$8,477,163	$24,571	67.9%
Management Fees	368,615	409,088	374,557	374,557	1,086	3.0
Real Estate Taxes	545,389	591,888	591,888	580,388	1,682	4.6
Property Insurance	687,191	683,825	694,256	363,979	1,055	2.9
Other Expenses	3,449,500	3,903,452	3,793,088	3,806,353	11,033	30.5
Total Other Expenses	$5,050,695	$5,588,252	$5,453,788	$5,125,277	$14,856	41.1%
Net Operating Income	$3,155,557	$3,765,490	$3,023,375	$3,351,886	$9,716	26.8%
FF&E	491,486.41	545,451.21	499,409.83	499,410.00	1,448	4.0
Net Cash Flow	$2,664,070	$3,220,039	$2,523,965	$2,852,476	$8,268	22.8%
(1)	Net Operating Incomes is higher than 2023 and TTM as the Cleveland Dual Brand Hotels experienced outsized demand from events drawing travelers to the Cleveland area in 2024. The most notable demand increase was seen in April 2024 due to the total solar eclipse and the women’s NCAA Final Four. TTM RevPAR has normalized since 2024.
(2)	TTM is as of October 31, 2025.
(3)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to underwritten insurance expense of $363,979 which is based on the actual insurance premium compared to TTM Insurance expense of $694,256 which was based on the sellers blanket policy which included properties in Florida.
(4)	Per Room values are based on 345 rooms.
(5)	% of Total Revenue for Room Expense, Food & Beverage Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

A-3-113

Annex A-3	BBCMS 2026-5C40
No. 15 – Amazon LAX
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Industrial - Warehouse/Distribution
% of IPB:	2.4%	Net Rentable Area (SF):	703,728
Loan Purpose:	Acquisition	Location:	Los Angeles, CA
Borrower:	NHNR Hold Co 26, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	NH Net REIT Operating Partnership LP	Occupancy:	100.0%
Interest Rate:	5.50900%	Occupancy Date:	11/7/2025
Note Date:	11/7/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$15,128,260
Call Protection(2):	L(26),D(27),O(7)	UW Expenses:	$3,025,652
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,102,608
Additional Debt(1):	Yes	UW NCF:	$12,020,354
Additional Debt Balance(1):	$96,266,961	Appraised Value / Per SF:	$216,200,000 / $307
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/10/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.85x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$116,266,961	54.4%	Purchase Price	$211,394,474	98.9%
Principal Cash Contribution	97,461,447	45.6	Closing Costs	2,333,934	1.1
Total Sources	$213,728,408	100.0%	Total Uses	$213,728,408	100.0%
(1)	The Amazon LAX Mortgage Loan (as defined below) is part of the Amazon LAX Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $116,266,961. The Financial Information in the chart above is based on the Amazon LAX Whole Loan. See “—The Loan” below.
(2)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2026. Defeasance of the Amazon LAX Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 7, 2028. The assumed lockout period of 26 payments is based on the closing date of the BBCMS 2026-5C40 securitization trust in February 2026. The actual lockout period may be longer.
(3)	Historical financial information is not presented as the Amazon LAX Property (as defined below) was built in 2025.

The Loan. The Amazon LAX mortgage loan (the “Amazon LAX Mortgage Loan”) is part of a whole loan (the “Amazon LAX Whole Loan”) evidenced by four pari passu promissory notes that are secured by the borrower’s fee interest in a 19.4-acre, 845,088 land square foot industrial facility in Los Angeles, California (the “Amazon LAX Property”). The scheduled maturity date of the Amazon LAX Whole Loan is December 6, 2030.

The Amazon LAX Mortgage Loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Amazon LAX Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on November 7, 2025 and has an aggregate outstanding principal balance as of the Cut-off Date of $116,266,961. The Amazon LAX Whole Loan has a 5-year interest-only term and accrues interest at the rate of 5.50900% per annum on an Actual/360 basis. The proceeds of the Amazon LAX Whole Loan, along with sponsor equity, were used by the borrower to acquire the Amazon LAX Property and pay closing costs.

A-3-114

Annex A-3	BBCMS 2026-5C40
No. 15 – Amazon LAX

The Amazon LAX Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V19 securitization trust. The relationship between the holders of the Amazon LAX Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,500,000	$58,500,000	Benchmark 2025-V19	Yes
A-2	20,000,000	20,000,000	BBCMS 2026-5C40	No
A-3(1)	31,500,000	31,500,000	GSBI	No
A-4(1)	6,266,961	6,266,961	GSBI	No
Whole Loan	$116,266,961	$116,266,961
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Amazon LAX Property is a 19.4-acre, 845,088 land square feet, built-to-suit facility completed in 2025 for Amazon, and consists of two distinct parcels: one with a 141,360 SF Amazon distribution facility and a 562,368 SF industrial outdoor storage (“IOS”) parking site. The distribution facility has 24 foot clear heights, 11 dock doors, a rear-docked facility, and rooftop employee parking. The rooftop parking totals 218 spaces comprised of 192 standard, three handicap, and 23 electric spaces. The facility serves as Amazon’s only last-mile distribution facility in West Los Angeles, a region with a 2024 5-mile population of 630,164. The IOS site is a 562,368 SF excess parking area designated for Amazon delivery vans. The IOS site has 1,003 total parking spaces comprised of 966 standard, three handicap, 23 electric-vehicle, and 11 truck spaces. Combined with the rooftop parking, the Amazon LAX Property has 1,221 parking spaces.

The following information presents certain information relating to the historical and current occupancy of the Amazon LAX Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not presented as the Amazon LAX Property was built in 2025.
(2)	Current Occupancy is as of November 7, 2025.

Appraisal. According to the appraisal, the Amazon LAX Property had an “as-is” appraised value of $216,200,000 as of September 10, 2025.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Amazon LAX	$216,200,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated August 22, 2025, there were recognized environmental conditions at the Amazon LAX Property related to historical uses for manufacturing and commercial / industrial purposes and historical recognized environmental conditions at the Amazon LAX Property related to former underground storage tanks. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Sole Tenant. The sole tenant at the Amazon LAX Property is Amazon.com Services LLC (the “Tenant”). The Tenant’s lease is guaranteed by Amazon.com, Inc. (“Amazon”). The Tenant lease has an initial lease expiration date of May 2039 (which results in a remaining term of 13.3 years) with two 7-year extension options through May 2053 for a potentially fully extended term of 27.3 years. The current in-place rent is $16.63 PSF and includes annual rent bumps at 2.5%. The rent will reset at extension based on the fair market value (exclusive of the power upgrade). The lease has no termination options for the Tenant, except in connection with certain casualty or condemnation events.

A-3-115

Annex A-3	BBCMS 2026-5C40
No. 15 – Amazon LAX

The following table presents certain information relating to the sole tenant at the Amazon LAX Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Amazon.com Services LLC	NR/AA/AA-	703,728	100.0%	$16.63	$11,702,704	100.0%	5/31/2039
Occupied Total Collateral		703,728	100.0%	$16.63	$11,702,704	100.0%
Vacant Space (Owned)		0	0.0%
Totals/ Wtd. Avg. All Owned Tenants		703,728	100.0%
(1)	Based on the underwritten rent roll dated November 7, 2025, inclusive of contractual rent steps through June 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Amazon LAX Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2037 & Beyond	1	703,728	100.0%	$11,702,704	100.0%	703,728	100.0%	$11,702,704	100.0%
Total	1	703,728	100.0%	$11,702,704	100.0%
(1)	Based on the underwritten rent roll dated November 7, 2025, inclusive of contractual rent steps through June 1, 2026.

A-3-116

Annex A-3	BBCMS 2026-5C40
No. 15 – Amazon LAX

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Amazon LAX Property:

Underwritten Net Cash Flow(1)
	Underwritten	PSF	%(2)
Base Rent	$11,702,704	$16.63	77.4%
Contractual Rent Steps	399,904	$0.57	2.6%
Gross Potential Rent	$12,102,608	$17.20	80.0%
Total Reimbursements	3,025,652	$4.30	20.0%
Potential Gross Revenue	$15,128,260	$21.50	100.0%
(Vacancy & Credit Loss)	0	$0.00	0.0%
Effective Gross Income	$15,128,260	$21.50	100.0%

Real Estate Taxes	$0	$0.00	0.0%
Insurance	0	$0.00	0.0%
Management Fee	302,565	$0.43	2.0%
Utilities	0	$0.00	0.0%
Other Operating Expenses	2,723,087	$3.87	18.0%
Total Expenses	$3,025,652	$4.30	20.0%

Net Operating Income	$12,102,608	$17.20	80.0%
Replacement Reserves	82,254	$0.12	0.5%
TI/LC	0	$0.00	0.0%
Net Cash Flow	$12,020,354	$17.08	79.5%
(1)	Based on the underwritten rent roll as of November 7, 2025, inclusive of contractual rent steps through June 1, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.

The Market. The Amazon LAX Property is located in the Westside warehouse submarket of Los Angeles, California. The Amazon LAX Property benefits from its central infill location within the Los Angeles industrial landscape, benefiting from logistical advantages due to its direct adjacency to Los Angeles International Airport (LAX) and convenient access to major thoroughfares (Interstates 110, 105, 710, and 5).

According to the appraisal, as of the second quarter of 2025, the Westside warehouse submarket had inventory of 25,910,809 square feet, a vacancy rate of 8.3%, average asking rent of $34.02 per square foot, and negative net absorption as of the second quarter of 2025 of 247,898 square feet.

The following table presents information relating to comparable industrial leases for the Amazon LAX Property:

Comparable Industrial & Office Leases(1)
Property Name/Location	Distance from Subject	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Rent PSF
Amazon LAX(2) Los Angeles, CA	-	2025 / NAP	703,728	Amazon.com Services LLC	703,728	Jun-24	15.0	$16.63
Bridge Point Vernon III Vernon, CA	8.8 mi	2024 / NAP	185,089	Reformation USA	185,089	Sep-24	5.3	$27.60
Torrance Industrial Exchange Torrance, CA	6.6 mi	2023 / NAP	108,320	SHMA	108,320	Aug-24	7.0	$27.00
Bridge Industrial Development Torrance, CA	10.0 mi	2023 / NAP	174,211	K2 Space Corporation	174,211	Jun-24	5.0	$28.20
Confidential Redondo Beach, CA	4.0 mi	1962 / NAP	51,340	LA Slots	51,340	Apr-24	2.0	$24.60
2501 W. Rosecrans Avenue Los Angeles, CA	4.6 mi	1987 / 2012	300,217	Forward Air	300,217	Apr-24	7.0	$22.20

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated November 7, 2025. Annual Rent (PSF) includes rent steps through June 1, 2026.

A-3-117

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact	RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Argentic Services Company LP
	Attention: Andrew Hundertmark	ahundertmark@argenticservices.com
500 North Central Expressway, Suite 261 | Plano, TX 75074 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Certificateholder	Argentic Securities Holdings 2 Cayman Limited
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	03/17/26	BBCMS Mortgage Trust 2026-5C40
Determination Date:	03/11/26
Record Date:	02/27/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C40

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of February 1, 2026 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Computershare Trust Company, National Association, as Certificate Administrator and Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer.
Transaction: BBCMS Mortgage Trust 2026-5C40, Commercial Mortgage Pass-Through Certificates, Series 2026-5C40
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Argentic Services Company LP
Directing Certificateholder: Argentic Securities Income USA 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(1)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

1   This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

________________________

(2)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

C-2

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not

C-3

have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.   Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.   Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.   Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related non-serviced securitization trust) against such franchisor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related non-serviced trust or its designee providing notice of the transfer of such note to the related non-serviced trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.   Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.   Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged

D-1-2

Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.   Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.   Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

D-1-3

9.   Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

D-1-4

condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced trust).

16.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

D-1-5

by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

D-1-6

insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a

D-1-7

proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy

D-1-8

and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any

D-1-9

related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific person designated in the related Mortgage Loan documents or a person satisfying specific criteria

D-1-10

identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

D-1-11

35.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)      The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)      The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)      The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)      The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)      Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)      The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

D-1-12

(g)      The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)      A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)      Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)      In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)      Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this

D-1-13

Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.   Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.   Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional

D-1-14

Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.   Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller and officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

D-1-15

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	German American Capital Corporation	KeyBank National Association
Willow Glen (Loan No. 2) Northwest Marketplace (Loan No. 8)	None.	None.	None.
Goldman Sachs Mortgage Company	UBS AG New York Branch	LMF Commercial, LLC	Citi Real Estate Funding Inc.
None.	None.	None.	None.
Societe Generale Financial Corporation	Natixis Real Estate Capital LLC
None.	None.

D-1-16

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	German American Capital Corporation	KeyBank National Association
None.	None.	CityCenter (Aria & Vdara) (Loan No. 1)	None.
Goldman Sachs Mortgage Company	UBS AG New York Branch	LMF Commercial, LLC	Citi Real Estate Funding Inc.
CityCenter (Aria & Vdara) (Loan No. 1)	None.	None.	CityCenter (Aria & Vdara) (Loan No. 1)
Societe Generale Financial Corporation	Natixis Real Estate Capital LLC
None.	None.

D-1-17

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	German American Capital Corporation	KeyBank National Association
None.	None.	None.	None.
Goldman Sachs Mortgage Company	UBS AG New York Branch	LMF Commercial, LLC	Citi Real Estate Funding Inc.
None.	None.	None.	None.
Societe Generale Financial Corporation	Natixis Real Estate Capital LLC
None.	None.

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	German American Capital Corporation	KeyBank National Association
None.	None.	None.	None.
Goldman Sachs Mortgage Company	UBS AG New York Branch	LMF Commercial, LLC	Citi Real Estate Funding Inc.
None.	None.	None.	None.
Societe Generale Financial Corporation	Natixis Real Estate Capital LLC
None.	None.

D-1-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance

Willow Glen (Loan No. 2)

300 Four Falls (Loan No. 3)

Northwest Marketplace (Loan No. 8)

Cleveland Dual Brand Hotels (Loan No. 14)

Thoroughbred & Tate's (Loan No. 19)

Wingate Atlanta Galleria (Loan No. 29)

Holiday Inn Express - Crystal River (Loan No. 32)

The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	9911 Belward (Loan No. 10)

The Mortgage Loan documents provide that the Mortgagor may maintain (or cause to be maintained), as an alternative to the insurance policies required to be maintained under the Mortgage Loan documents, insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are Non-Conforming Policies; provided, that, prior to obtaining any such Non-Conforming Policy (or permitting such Non-Conforming Policy to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

In addition, the Mortgage Loan documents provide the Mortgagee the right to hold and disburse insurance proceeds with respect to property losses in an amount equal to or in excess of 5% of the original (as opposed to then outstanding) principal amount of the Mortgage Loan.

In addition, the Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.

(25) Local Law Compliance	Thoroughbred & Tate's (Loan No. 19)	The Thoroughbred Crossing Mortgaged Property is the subject of certain municipal violations. The Mortgage Loan is recourse to the applicable Mortgagor and the guarantors for any losses incurred by the Mortgagee with respect to the municipal violations, until the applicable Mortgagor has provided the Mortgagee with satisfactory evidence that such violations have been cured.
(26) Licenses and Permits	Cleveland Dual Brand Hotels (Loan No. 14)	With respect to the Holiday Inn portion of the Mortgaged Property, the existing liquor license is in the name of the prior owner, subject to a cooperation agreement under which the borrower-affiliated property manager operates the liquor business at the Holiday Inn portion of the Mortgaged Property. Pursuant to the cooperation agreement, the prior owner must cooperate with the property manager and the borrower to obtain a new liquor license in the name of the borrower and must maintain the existing liquor license in full force and effect until the borrower obtains the new liquor license.
(26) Licenses and Permits	Wingate Atlanta Galleria (Loan No. 29)

The Mortgagor is required to obtain a valid elevator permit by February 17, 2026. The Mortgage Loan is recourse to the Mortgagor and the guarantor for any losses incurred by the Mortgagee with respect to the failure of the Mortgaged Property to have a valid elevator permit, until the Mortgagor has provided the Mortgagee with a copy of a valid elevator permit.

The Mortgagor is required to obtain a liquor license issued by the State of Georgia Department of Revenue by April 18, 2026.

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	9911 Belward (Loan No. 10)	The Mortgage Loan documents limit losses to “actual” losses.
(30) Acts of Terrorism Exclusion	9911 Belward (Loan No. 10)	The Mortgage Loan documents provide that if any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, the Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, the Mortgagor is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.

D-2-2

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	300 Four Falls (Loan No. 3)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(25) Local Law Compliance	2730 Wilshire (Loan No. 13)	The use of the Mortgaged Property as medical/dental offices is legal non-conforming under the current zoning code. The zoning code permits any lawful non-conforming use to continue and any non-conforming structure to be rebuilt, if, among other requirements, the non-conforming use has not been abandoned for 12 consecutive months; provided that, if the cost of repairs equals or exceeds 50% of the property’s replacement value, approval of a development review permit by the applicable governmental authority is required. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantor for any losses to the Mortgagee resulting from the inability to restore the Mortgaged Property to the same size, area, characteristics, use and density that existed as of the origination date, without violating any zoning or other ordinances and without the necessity of obtaining any variances or special permits. The Mortgage Loan documents require, and the Mortgagor obtained, law and ordinance insurance.
(25) Local Law Compliance	Bella Vista Apartments (Loan No. 22)	The use of a portion of the Mortgaged Property for self-storage (the “Bella Vista Self-Storage Space”) is non-conforming under the current zoning code. The zoning code does not permit the Bella Vista Self-Storage Space to be reconstructed, unless revisions to the site plan and a special permit application for such use is approved by the applicable governmental authority. Pursuant to the Mortgage Loan documents, within 180 days of origination and at its sole cost and expense, the Mortgagor is required to take all actions necessary to obtain final zoning approvals permitting self-storage as-of-right on the Mortgaged Property, including applying to the applicable governmental authority for revisions to the approved site plan and securing all additional municipal approvals. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the inability to restore the Mortgaged Property to the same size, area, characteristics, use and density that existed as of the origination date, without violating any zoning or other ordinances and without the necessity of obtaining any variances or special permits. The Mortgage Loan documents require, and the Mortgagor obtained, law and ordinance insurance.
(26) Licenses and Permits	Bella Vista Apartments (Loan No. 22)	A commercial portion of the Mortgaged Property has not been issued a certificate of occupancy. Pursuant to the Mortgage Loan documents, within 90 days of origination and at its sole cost and expense, the Mortgagor is required to cause an unconditional certificate of occupancy to be issued for such portion permitting the tenant to operate an ice cream parlor in accordance with its lease (the “Coastline CO”); provided, that if the Mortgagor is unable to obtain the Coastline CO within such 90-day period and is diligently and expeditiously pursuing it, such period will be extended for the time reasonably necessary to obtain the Coastline CO. In addition, no certificate of occupancy has been issued for the Bella Vista Self-
D-2-3

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Storage Space. Pursuant to the Mortgage Loan documents, within 180 days of origination and at its sole cost and expense, the Mortgagor is required to cause unconditional certificates of occupancy to be issued for the Bella Vista Self-Storage Space. In addition, a unit on the 153 Main Street portion of the Mortgaged Property has not been issued a certificate of occupancy. Pursuant to the Mortgage Loan documents, within 90 days of origination and at its sole cost and expense, the Mortgagor is required to cause an unconditional certificate of occupancy to be issued for such unit; provided, that if the Mortgagor is unable to obtain such certificate within such 90-day period and is diligently and expeditiously pursuing it, such period will be extended for the time reasonably necessary to obtain such certificate, not to exceed an additional 90 days. The Mortgage Loan documents provide recourse to the Mortgagor and the guarantors for any losses to the Mortgagee resulting from the failure to maintain all legally required certificates of occupancy.

D-2-4

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

The lender may, (i) sell or otherwise transfer the Mortgage Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Mortgage Loan and the Mortgage Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization (as defined below)) may only be to an Eligible Assignee or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents or a pool of assets that include the Mortgage Loan and the Mortgage Loan documents (a “Securitization”). “Eligible Assignee” means, as more fully defined in the Mortgage Loan documents, the lenders under the related Whole Loan, certain of their affiliates, and certain banks and other institutions, and any other entity reasonably approved by the Mortgagors; provided that in each case such entity satisfies certain eligibility requirements, including without limitation holding at least $500 million of commercial real estate loans or interests therein; provided, that during an event of default under the Whole Loan, an Eligible Assignee may be any person or entity; provided further that if there is an event of default but a Priority Payment Cessation Event has not occurred, an Eligible Assignee may not be a direct competitor of the guarantor, Blackstone Real Estate Partners IX, Blackstone Inc. or any of their respective affiliates primarily engaged in the business of owning or operating commercial real estate in the ordinary course. “Priority Payment Cessation Event” means (a) the acceleration of the Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Mortgage Loan documents relating to all or a material portion of the applicable individual Mortgaged Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Mortgage Loan documents.

The related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”) of the Mortgaged Property, provides that, unless there is an event of default of the MGM Tenant under the MGM Lease, the Mortgaged Property may not be sold to a Tenant Competitor. A “Tenant Competitor” is defined in the MGM Lease to include a person or entity or an affiliate of a person or entity which (i) is among the top 10 global gaming companies by annual revenues or (ii) operates, leases or manages resorts with at least 1,000 rooms in the greater Las Vegas Strip area; provided, that a “Tenant Competitor” shall not include (x) commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate bank which funds principally invest in commercial loans or debt securities or (y) any person or entity that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include gaming facilities.

(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	Northshore Mall (Loan No. 7)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	4115 Zero Street (Loan No. 35)	The sole tenant, Stryen Energy, has a right of first refusal with respect to any offer received or made by the Mortgagor for the Mortgaged Property, provided that the tenant is not in default beyond and applicable notice and cure periods. Stryen Energy’s right of first refusal does not apply to, and is not triggered by, any mortgage or other financing encumbrances to the Mortgaged Property that otherwise do not violate the terms of the tenant’s lease or the tenant’s rights thereunder, nor by the foreclosure thereof.
(11) Condition of Property	535 & 545 5th Avenue (Loan No. 5)	The related engineering report is dated April 29, 2025, more than six months before origination of the Mortgage Loan.
D-2-5

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

With respect to all risk insurance, the deductible may be up to $1,000,000, and with respect to flood, windstorm and earthquake coverage, the deductible may not exceed 5% of the total insurable value of the applicable individual Mortgaged Property (each, an “Individual Property”), subject to a $5,000,000 minimum (provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and the rating agencies guaranteeing any failure by the Mortgagors to pay their obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Individual Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Individual Property). Additionally, the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $1,000,000 per occurrence deductible and a $1,000,000 maintenance deductible following the exhaustion of the aggregate and the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may not be considered customary.

The Mortgagors are not required to maintain the coverages on the Mortgaged Property required under the Mortgage Loan documents for so long as (A) the MGM Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Lease and (C) MGM Tenant maintains insurance policies on each Individual Property that satisfy the requirements set forth in the Mortgage Loan documents (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements set forth in the Mortgage Loan documents with respect to any property or terrorism deductible, provided that such deductible must be no greater than $5,000,000). Such deductible may not be considered customary.

With respect to Syndicate Insurance Ratings, the Mortgagors are only required to use commercially reasonable efforts to obtain insurance from insurance companies with the required ratings. In the event that the Mortgagors are not able to obtain insurance from insurance companies rated at least BBB+ by S&P (and to the extent the applicable rating agency rates securities representing an interest in the Whole Loan and the applicable insurance carrier, Baa1 by Moody’s and BBB+ by Fitch), for 40% of the insurance coverage, the Mortgagors may instead obtain such insurance from insurance companies rated A:X or better in the current Best’s Insurance Reports.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property; provided that if the total amount of proceeds payable net of applicable deductibles is $100,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds are required to be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

(17) Insurance	ActivSpace Portfolio (Loan No. 4)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan
D-2-6

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Northshore Mall (Loan No. 7)

The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000 with respect to the required commercial general liability insurance.

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

(17) Insurance	9911 Belward (Loan No. 10)

The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

In addition, the Mortgage Loan documents provide the Mortgagee the right to hold and disburse insurance proceeds with respect to property losses in an amount equal to or in excess of 5% of the original (as opposed to then outstanding) principal amount of the Mortgage Loan.

In addition, the Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.

(17) Insurance	Patoma Partners 4-Pack (Loan No. 25)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related
D-2-7

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	4115 Zero Street (Loan No. 35)

The required insurance is maintained by the sole tenant of the Mortgaged Property, other than with respect to terrorism insurance. The policies maintained by the tenant do not provide a 30-day/10-day notice of cancellation. In accordance with the lease, the tenant is required to provide the Mortgagee with written notice of a cancellation of any such policies to which Mortgagee is an additional insured and/or a loss payee within three business days of tenant’s receipt of notice from tenant’s insurer. The Mortgage Loan agreement provides for loss recourse for the failure of the Mortgagor or the tenant to provide such notice.

The tenant’s insurance policy has the following deductibles: $2,000,000 for property insurance; $1,000,000 for self-insured retention for general liability and $2,500,000 self-insured retention for umbrella.

(17) Insurance	Greenwood Manor (Loan No. 44)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(25) Local Law Compliance; (26) Licenses and Permits	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. For so long as the MGM Lease is in full force and effect, the covenant for the Mortgagors to keep in full force and effect the licenses and permits is limited to (x) the Mortgagors not directly taking such prohibited actions (or granting their consent under the MGM Lease to permit the MGM Tenant to take such a prohibited action to the extent such action is prohibited under the MGM Lease) and (y) the Mortgagors using commercially reasonable efforts to exercise their rights under the MGM Lease to cause the MGM Tenant to satisfy its obligations under the MGM Lease.
(25) Local Law Compliance	ActivSpace Portfolio (Loan No. 4)	Use of the Salmon Main Mortgaged Property for office and retail sales and services is legal non-conforming as such use is no longer permitted under the current zoning code without approval of a conditional use review and the Mortgagor has not obtained such approval. A structure that has non-conforming elements that are partially or totally damaged by fire or other causes beyond the control of the owner may be rebuilt using the same structure footprint.
(25) Local Law Compliance	535 & 545 5th Avenue (Loan No. 5)	Certain building and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cause to be remedied such open violations.
(25) Local Law Compliance	Northshore Mall (Loan No. 7)	Use of over 50,000 square feet of the Mortgaged Property for retail is legal non-conforming such use is no longer permitted under the current zoning code without a special use permit and the Mortgagor has not obtained such conditional use permit. A non-conforming structure may be rebuilt if damaged or destroyed, provided that a building permit is obtained within six months of the damage or
D-2-8

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
destruction and the rebuilding is completed within one year of the damage or destruction, unless extenuating circumstances exist in which case the special permit granting authority may grant an extension of up to two years to complete the rebuilding.
(25) Local Law Compliance	Patoma Partners 4-Pack (Loan No. 25)	Certain building code violations are open at the 545 Metropolitan Avenue Mortgaged Property, the 284 Suydam Street Mortgaged Property and the 18-15 Woodbine Street Mortgaged Property.
(25) Local Law Compliance	Oakwood Estates (Loan No. 26)	Use of the Mortgaged Property as a manufacturing housing community is legal non-conforming as such use as is no longer permitted under the current zoning code. Provided that a property is not abandoned for more than 12 months, a property with nonconforming uses may be continued so long as the use remains otherwise lawful..
(25) Local Law Compliance	Akron Drive (Loan No. 42)	Use of the Mortgaged Property for a warehouse is legal non-conforming as such use is no longer permitted under the current zoning code without approval of a zoning permit and the Mortgagor has not obtained such permit. A structure that has non-conforming elements may be reconstructed on the same lot, provided that a valid building permit is issued, the structure is not increased in size and has not relocated on the property, and a certificate of occupancy is issued.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Recourse Obligations	CityCenter (Aria & Vdara) (Loan No. 1)

Clause (a)(i) – The full recourse carveouts do not cover acquiescence by the Mortgagors.

Clause (a)(ii) is limited to collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the bankruptcy related full recourse carveout, including clause (a)(i) and (a)(ii) above, is limited to 10% of the outstanding amount of the related Whole Loan as of the date that the first full recourse event occurs, plus costs of enforcement.

Clause (b)(i) – There is no loss carveout for misappropriation of security deposits. There is only a loss carveout for rents received with respect to the property paid more than one month in advance.

Additionally, all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Mortgage Loan documents or applied to pay other obligations required to be paid pursuant to the Mortgage Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), there is no separate environmental indemnitor with respect to the Mortgage Loan.

With respect to clause (b)(iii), breaches of environmental covenants do not trigger recourse to the guarantor except, subject to a cap equal to a coverage limit of at least $25,000,000 for each incident and a combined aggregate of $25,000,000, to the extent that (A) the Mortgaged Property is not subject to the MGM Lease and (B) the Mortgagors obtain environmental insurance against claims for pollution and remediation legal liability (the “PLL Policies”) that does not run through the date that is at least two years past the date of repayment of the Mortgage Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability under the environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

D-2-9

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

With respect to clause (b)(iv) recourse for waste is limited to willful misconduct of Mortgagors or any of their affiliates that are controlled by the guarantor which results in physical damage or waste.

(27) Recourse Obligations	ActivSpace Portfolio (Loan No. 4)

With respect to clause (b)(iii), the non-recourse carveout guarantor is not a party to the environmental indemnity agreement. The Mortgagor obtained a $10mm eight-year blanket environmental policy with a $10mm limit per incident.

Additionally, the Mortgage Loan documents limit losses to “actual”

losses.

(27) Recourse Obligations	Northshore Mall (Loan No. 7)

The mortgage Loan documents limit losses and damages to those actually incurred.

The related non-recourse carveout guarantor is liable solely with respect to its interest in its Series B assets. The related guarantor is a Delaware Series LLC and its operating agreement creates three separate series of assets (A, B, and AB). The related Mortgaged Property is a Series B asset.

(27) Recourse Obligations	9911 Belward (Loan No. 10)	The Mortgage Loan documents limit losses to “actual” losses.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(28) Mortgage Releases	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagors may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the least of one of the following amounts: (i) the net condemnation proceeds plus the net proceeds of any arm’s length sale of the released portion of such Individual Property to an unrelated entity, (ii) the fair market value of the released portion of such Individual Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the lien.
(29) Financial Reporting and Rent Rolls	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the MGM Lease is in effect, the Mortgagors must deliver the annual financial statements of MGM Tenant and any subtenant under a sublease to the MGM Lease on a combined basis. For so long as the Mortgaged Property is not subject to the MGM Lease, the Mortgagors are required to furnish to the lender annually a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any 100% direct or indirect owner of the Mortgagors that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in the Mortgagors) annual financial statements.

There is an obligation to deliver trailing 12-month and year to date operating statements on a quarterly basis but operating statements are not part of the annual reporting package.

There is no obligation to deliver a rent roll.

(30) Acts of Terrorism Exclusion	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant. Such insurance may have a deductible of up to $5,000,000.

D-2-10

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Terrorism insurance may be written by a non-rated captive insurer. In addition, all exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(30) Acts of Terrorism Exclusion	9911 Belward (Loan No. 10)	The Mortgage Loan documents provide that if any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, the Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, the Mortgagor is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.
(31) Due on Sale or Encumbrance	CityCenter (Aria & Vdara) (Loan No. 1)

The Mortgage Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” means (i) any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor or (ii) any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor. “Initial Sponsor” means certain Blackstone funds specified or described in the Mortgage Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents. “RIC Investor” means Realty Income Corporation (or any successor thereto by operation of law (whether through a merger, consolidation or similar transaction)).

The Mortgage Loan documents provide that none of the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. Notwithstanding the foregoing, no consent of the lender is required in connection with (i) any foreclosure of any pledge of an indirect equity interest in the Mortgagors or (ii) exercise of remedies or acquisition of control by a provider of preferred equity or debt to an indirect owner of the Mortgagors that may or may not result in a change of control of the Mortgagors and no assumption fee will be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring control of the Mortgagors or exercising remedies is an eligible assignee (or with respect to preferred equity, a permitted assumption party) that is able to satisfy certain conditions, including remaking representations and covenants relating to embargoed persons.

Upon satisfaction of certain conditions set forth in the Mortgage Loan documents, a sale or pledge of the direct or indirect equity interests in the Mortgagors is permitted without lender consent provided that after giving effect to such sale or pledge, (A) (i) one or more of the entities comprising any Initial Sponsor and/or a Blackstone fund entity, (ii) the RIC Investor, (iii) following a permitted assumption, a permitted assumption party or (iv) following a public sale, a public vehicle (each, an “Approved Control Party”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest. The “Required Ownership Interest” means (i) for so long as one or more entities comprising an Approved Control Party individually or collectively controls the Mortgagors and the mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower, or (ii) in the event that an

D-2-11

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Approved Control Party does not individually or collectively control the Mortgagors and the mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower.

In the event that any gaming authority requires the Mortgagors or their direct or indirect owner to apply for a gaming license in connection with their ownership of the Mortgaged Property, the Mortgagors may, without the lender’s consent, implement a “voteco” structure which would result in (A) 100% of the voting membership interests in the Mortgagors (or a direct or indirect owner of the Mortgagors) being owned by a Voteco Entity, (B) Voteco Entity thereafter controlling the Mortgagors, and (C) the direct or indirect economic interests in the Mortgagors continuing to be owned in accordance with the requirements of the Mortgage Loan documents, provided that certain conditions are satisfied, including that no event of default is continuing. A “Voteco Entity” means a newly formed Delaware limited liability company that would (i) control the Mortgagors and (ii) be 100% owned and controlled by one or more senior management officers of the sponsor, or if a replacement guarantor has executed and delivered a replacement guaranty substantially in the form of the guaranty or otherwise in form reasonably satisfactory to the lender in accordance with the terms and provisions of the Mortgage Loan documents, one or more senior management officers of the applicable qualified transferee, in each case, that satisfies applicable gaming laws.

(32) Single-Purpose Entity	Northshore Mall (Loan No. 7)	The Mortgagor previously owned additional tracts surrounding the Mortgaged Property.
(33) Defeasance	Northshore Mall (Loan No. 7)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-12

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	658 Driggs Financial (Loan No. 20)	The Mortgaged Property is subject to (i) a Mandatory Inclusionary Housing Restrictive Declaration (the “Driggs Declaration”) by the Mortgagor and (ii) a Regulatory Agreement between the City of New York, acting by and through its Department of Housing Preservation and Development (“HPD”) and the Mortgagor, each relating to affordable housing (the “Regulatory Agreement”). As required by the HPD, the lender entered into a subordination agreement which subordinates the Mortgage Loan to the Regulatory Agreement. The Regulatory Agreement and the Driggs Declaration are exceptions to title which are prior and superior to the Mortgage Loan Documents. The Regulatory Agreement, among other things, (A) requires the Mortgagor to maintain an operating account (the “Special Reserve”) pledged in favor of HPD for “special reserve funds” to be used for three of the affordable housing units, which account is administered by HPD and required to be replenished if funds are directed by HPD to the Mortgaged Property, and which account is not subject to the lien of the Mortgage Loan Documents, (B) gives HPD the right to require proceeds after a casualty to be applied to restoration if the repair or reconstruction cost is less than or equal to 35% of the replacement value of the Mortgaged Property, and (C) gives HPD both the right to appoint a replacement property manager (with the lender’s reasonable approval) and consent rights over any property manager appointed by the lender.
(7) Permitted Liens; Title Insurance	658 Driggs Financial (Loan No. 20)	The Mortgaged Property is subject to (i) the Driggs Declaration and (ii) the Regulatory Agreement. As required by the HPD, the lender entered into a subordination agreement which subordinates the Mortgage Loan to the Regulatory Agreement. The Regulatory Agreement and the Driggs Declaration are exceptions to title which are prior and superior to the Mortgage Loan Documents. The Regulatory Agreement, among other things, (A) requires the Mortgagor to maintain a Special Reserve pledged in favor of HPD for “special reserve funds” to be used for three of the affordable housing units, which account is administered by HPD and required to be replenished if funds are directed by HPD to the Mortgaged Property, and which account is not subject to the lien of the Mortgage Loan Documents, (B) gives HPD the right to require proceeds after a casualty to be applied to restoration if the repair or reconstruction cost is less than or equal to 35% of the replacement value of the Mortgaged Property, and (C) gives HPD both the right to appoint a replacement property manager (with the lender’s reasonable approval) and consent rights over any property manager appointed by the lender.
(15) Escrow Deposits	658 Driggs Financial (Loan No. 20)	The Special Reserve is not pledged to the lender and is under the control of HPD as described in the exceptions to Representation (6) and (7).
(17) Insurance	658 Driggs Financial (Loan No. 20)	The Regulatory Agreement gives HPD the right to require proceeds after a casualty to be applied to restoration if the repair or reconstruction cost is less than or equal to 35% of the replacement value of the Mortgaged Property.
(25) Local Law Compliance	658 Driggs Financial (Loan No. 20)	The related Mortgaged Property has open building and fire code violations (the “Driggs Violations”). The related Mortgagor has represented and warranted that the Driggs Violations have been cured and that all costs, expenses, fees and penalties in connection with the Driggs Violations have been paid. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to have the Driggs Violations removed from the record on or prior to the earlier of (i) 60 days following the origination date of the related Mortgage Loan and (subject to extension as reasonably necessary so long as the Mortgagor is diligently pursuing such removal) and (ii) any enforcement action by any governmental agency. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained in connection with the Driggs Violations.
D-2-13

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	The MC (Loan No. 18)	The related Mortgaged Property has open fire code violations with the New York City Fire Department (the “MC Violations”). The related Mortgagor has represented and warranted that the MC Violations have been cured and that all costs, expenses, fees and penalties in connection with the MC Violations have been paid. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to have the MC Violations removed from the record on or prior to the earlier of (i) 60 days following the origination date of the related Mortgage Loan and (subject to extension as reasonably necessary so long as the Mortgagor is diligently pursuing such removal) and (ii) any enforcement action by any governmental agency. The related Mortgage Loan documents include a non-recourse carveout for any losses sustained in connection with the MC Violations.
(25) Local Law Compliance	FG Communities NC Portfolio (Loan No. 30)	The related Mortgaged Properties are legal non-conforming as to use due to the fact that, following the construction of the related Mortgaged Properties, the applicable zoning codes were amended and now require specialty use permits for manufactured housing. No specialty use permits are on file with the applicable governmental authorities. Pursuant to the applicable zoning codes, a non-conforming use which has been damaged by fire, wind, flood or other causes may be repaired and used as before, provided that (i) repairs are initiated within 12 months and completed within 2 years of the casualty event and (ii) the total amount of space devoted to a non-conforming use is not increased. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the existence of any use, improvement, or other condition at or on the related Mortgaged Properties that is non-conforming or legally non-conforming under current legal requirements. Furthermore, with respect to the Acony Bell Mortgaged Property, there are three open building code violations (the “Acony Violations”). Pursuant to the Mortgage Loan documents, within 30 days of the origination of the related Mortgage Loan, the related Mortgagor must provide evidence that these Acony Violations have been cured, remediated or otherwise cleared; provided that, if the related Mortgagor is diligently pursuing the cure or remediation of the Acony Violations, such deadline may be extended by the related Mortgagee in its discretion.
(25) Local Law Compliance	Bear Valley Medical and Business Center (Loan No. 33)	The San Bernardino County Superintendent of Schools (the “SBCS”) is a tenant at the related Mortgaged Property. Pursuant to the applicable zoning code, governmental offices require a conditional use permit and no such permit is currently on file for the SBCS. In turn, the operation of SBCS at the related Mortgaged Property is a non-conforming use. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the existence of any use, improvement, or other condition at or on the related Mortgaged Properties that is non-conforming or legally non-conforming under current legal requirements.
(26) Licenses and Permits	The MC (Loan No. 18)	The related Mortgaged Property is operating with a temporary certificate of occupancy. Pursuant to the related Mortgage Loan documents, the related Mortgagor is required to obtain a permanent certificate of occupancy within 6 months of the origination date of the related Mortgage Loan.
(26) Licenses and Permits	Bear Valley Medical and Business Center (Loan No. 33)	Pursuant to the Mortgage Loan documents, no later than February 27, 2026, the related Mortgagor is required to deliver an updated zoning report which must (i) include a conditional use permit and certificate of occupancy relating to the SBCS tenant and (ii) otherwise contain information from the applicable governmental authority confirming the related Mortgaged Property’s legal conforming status. If the updated zoning report lists any violations against the related Mortgaged Property or any other nonconformities, the Mortgagor will (i) promptly commence or diligently pursue the remediation of any outstanding violations and (ii) no later than 60 days from the date of such updated report, deliver to the Mortgagee written evidence of such remediation as will be acceptable to the Mortgagee in its discretion.
D-2-14

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Licenses and Permits	658 Driggs Financial (Loan No. 20)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with a “willful misrepresentation” as opposed to “intentional material misrepresentation”
(27) Recourse Obligations	The MC (Loan No. 18) FG Communities NC Portfolio (Loan No. 30) Bear Valley Medical and Business Center (Loan No. 33)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with (i) a “willful misrepresentation” as opposed to “intentional material misrepresentation” and (ii) “material physical waste” as opposed to “intentional material physical waste.”

(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.

D-2-15

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

The lender may, (i) sell or otherwise transfer the Mortgage Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Mortgage Loan and the Mortgage Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization (as defined below)) may only be to an Eligible Assignee or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents or a pool of assets that include the Mortgage Loan and the Mortgage Loan documents (a “Securitization”). “Eligible Assignee” means, as more fully defined in the Mortgage Loan documents, the lenders under the related Whole Loan, certain of their affiliates, and certain banks and other institutions, and any other entity reasonably approved by the Mortgagors; provided that in each case such entity satisfies certain eligibility requirements, including without limitation holding at least $500 million of commercial real estate loans or interests therein; provided, that during an event of default under the Whole Loan, an Eligible Assignee may be any person or entity; provided further that if there is an event of default but a Priority Payment Cessation Event has not occurred, an Eligible Assignee may not be a direct competitor of the guarantor, Blackstone Real Estate Partners IX, Blackstone Inc. or any of their respective affiliates primarily engaged in the business of owning or operating commercial real estate in the ordinary course. “Priority Payment Cessation Event” means (a) the acceleration of the Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Mortgage Loan documents relating to all or a material portion of the applicable individual Mortgaged Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Mortgage Loan documents.

The related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”) of the Mortgaged Property, provides that, unless there is an event of default of the MGM Tenant under the MGM Lease, the Mortgaged Property may not be sold to a Tenant Competitor. A “Tenant Competitor” is defined in the MGM Lease to include a person or entity or an affiliate of a person or entity which (i) is among the top 10 global gaming companies by annual revenues or (ii) operates, leases or manages resorts with at least 1,000 rooms in the greater Las Vegas Strip area; provided, that a “Tenant Competitor” shall not include (x) commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate bank which funds principally invest in commercial loans or debt securities or (y) any person or entity that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include gaming facilities.

(17) Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

With respect to all risk insurance, the deductible may be up to $1,000,000, and with respect to flood, windstorm and earthquake coverage, the deductible may not exceed 5% of the total insurable value of the applicable individual Mortgaged Property (each, an “Individual Property”), subject to a $5,000,000 minimum (provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and the rating agencies guaranteeing any failure by the Mortgagors to pay their obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Individual Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Individual Property). Additionally, the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $1,000,000 per occurrence deductible and a $1,000,000

D-2-16

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

maintenance deductible following the exhaustion of the aggregate and the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may not be considered customary.

The Mortgagors are not required to maintain the coverages on the Mortgaged Property required under the Mortgage Loan documents for so long as (A) the MGM Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Lease and (C) MGM Tenant maintains insurance policies on each Individual Property that satisfy the requirements set forth in the Mortgage Loan documents (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements set forth in the Mortgage Loan documents with respect to any property or terrorism deductible, provided that such deductible must be no greater than $5,000,000). Such deductible may not be considered customary.

With respect to Syndicate Insurance Ratings, the Mortgagors are only required to use commercially reasonable efforts to obtain insurance from insurance companies with the required ratings. In the event that the Mortgagors are not able to obtain insurance from insurance companies rated at least BBB+ by S&P (and to the extent the applicable rating agency rates securities representing an interest in the Whole Loan and the applicable insurance carrier, Baa1 by Moody’s and BBB+ by Fitch), for 40% of the insurance coverage, the Mortgagors may instead obtain such insurance from insurance companies rated A:X or better in the current Best’s Insurance Reports.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property; provided that if the total amount of proceeds payable net of applicable deductibles is $100,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds are required to be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

(17) Insurance	Amazon LAX (Loan No. 15)	The Mortgage Loan documents require the Mortgagor to maintain rental loss and/or business interruption insurance which covers a 12-month period from the date of any casualty.
(25) Local Law Compliance; (26) Licenses and Permits	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. For so long as the MGM Lease is in full force and effect, the covenant for the Mortgagors to keep in full force and effect the licenses and permits is limited to (x) the Mortgagors not directly taking such prohibited actions (or granting their consent under the MGM Lease to permit the MGM Tenant to take such a prohibited action to the extent such action is prohibited under the MGM Lease) and (y) the Mortgagors using commercially reasonable efforts to exercise their rights under the MGM Lease to cause the MGM Tenant to satisfy its obligations under the MGM Lease.
D-2-17

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	CityCenter (Aria & Vdara) (Loan No. 1)

Clause (a)(i) – The full recourse carveouts do not cover acquiescence by the Mortgagors.

Clause (a)(ii) is limited to collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

The non-recourse carveout guarantor’s liability with respect to the bankruptcy related full recourse carveout, including clause (a)(i) and (a)(ii) above, is limited to 10% of the outstanding amount of the related Whole Loan as of the date that the first full recourse event occurs, plus costs of enforcement.

Clause (b)(i) – There is no loss carveout for misappropriation of security deposits. There is only a loss carveout for rents received with respect to the property paid more than one month in advance.

Additionally, all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Mortgage Loan documents or applied to pay other obligations required to be paid pursuant to the Mortgage Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), there is no separate environmental indemnitor with respect to the Mortgage Loan.

With respect to clause (b)(iii), breaches of environmental covenants do not trigger recourse to the guarantor except, subject to a cap equal to a coverage limit of at least $25,000,000 for each incident and a combined aggregate of $25,000,000, to the extent that (A) the Mortgaged Property is not subject to the MGM Lease and (B) the Mortgagors obtain environmental insurance against claims for pollution and remediation legal liability (the “PLL Policies”) that does not run through the date that is at least two years past the date of repayment of the Mortgage Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability under the environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to clause (b)(iv) recourse for waste is limited to willful misconduct of Mortgagors or any of their affiliates that are controlled by the guarantor which results in physical damage or waste.

(28) Mortgage Releases	All GSMC Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagors may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the least of one of the following amounts: (i) the net condemnation proceeds plus the net proceeds of any arm’s length sale of the released portion of such Individual Property to an unrelated entity, (ii) the fair market value of the released portion of such Individual Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the
D-2-18

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the lien.
(29) Financial Reporting and Rent Rolls	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the MGM Lease is in effect, the Mortgagors must deliver the annual financial statements of MGM Tenant and any subtenant under a sublease to the MGM Lease on a combined basis. For so long as the Mortgaged Property is not subject to the MGM Lease, the Mortgagors are required to furnish to the lender annually a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any 100% direct or indirect owner of the Mortgagors that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in the Mortgagors) annual financial statements.

There is an obligation to deliver trailing 12-month and year to date operating statements on a quarterly basis but operating statements are not part of the annual reporting package.

There is no obligation to deliver a rent roll.

(30) Acts of Terrorism Exclusion	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant. Such insurance may have a deductible of up to $5,000,000.

Terrorism insurance may be written by a non-rated captive insurer.

In addition, all exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.

(31) Due on Sale or Encumbrance	CityCenter (Aria & Vdara) (Loan No. 1)

The Mortgage Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” means (i) any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor or (ii) any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor. “Initial Sponsor” means certain Blackstone funds specified or described in the Mortgage Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents. “RIC Investor” means Realty Income Corporation (or any successor thereto by operation of law (whether through a merger, consolidation or similar transaction)).

The Mortgage Loan documents provide that none of the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. Notwithstanding the foregoing, no consent of the lender is required in connection with (i) any foreclosure of any pledge of an indirect equity interest in the Mortgagors or (ii) exercise of remedies or acquisition of control by a provider of preferred equity or debt to an indirect owner of the Mortgagors that may or may not result in a change of control of the Mortgagors and no assumption fee will be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring control of the Mortgagors or exercising remedies is an eligible assignee (or with respect to preferred equity, a permitted assumption party) that is able to satisfy certain conditions, including remaking representations and covenants relating to embargoed persons.

D-2-19

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Upon satisfaction of certain conditions set forth in the Mortgage Loan documents, a sale or pledge of the direct or indirect equity interests in the Mortgagors is permitted without lender consent provided that after giving effect to such sale or pledge, (A) (i) one or more of the entities comprising any Initial Sponsor and/or a Blackstone fund entity, (ii) the RIC Investor, (iii) following a permitted assumption, a permitted assumption party or (iv) following a public sale, a public vehicle (each, an “Approved Control Party”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest. The “Required Ownership Interest” means (i) for so long as one or more entities comprising an Approved Control Party individually or collectively controls the Mortgagors and the mezzanine borrower, not less than 5% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower, or (ii) in the event that an Approved Control Party does not individually or collectively control the Mortgagors and the mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower.

In the event that any gaming authority requires the Mortgagors or their direct or indirect owner to apply for a gaming license in connection with their ownership of the Mortgaged Property, the Mortgagors may, without the lender’s consent, implement a “voteco” structure which would result in (A) 100% of the voting membership interests in the Mortgagors (or a direct or indirect owner of the Mortgagors) being owned by a Voteco Entity, (B) Voteco Entity thereafter controlling the Mortgagors, and (C) the direct or indirect economic interests in the Mortgagors continuing to be owned in accordance with the requirements of the Mortgage Loan documents, provided that certain conditions are satisfied, including that no event of default is continuing. A “Voteco Entity” means a newly formed Delaware limited liability company that would (i) control the Mortgagors and (ii) be 100% owned and controlled by one or more senior management officers of the sponsor, or if a replacement guarantor has executed and delivered a replacement guaranty substantially in the form of the guaranty or otherwise in form reasonably satisfactory to the lender in accordance with the terms and provisions of the Mortgage Loan documents, one or more senior management officers of the applicable qualified transferee, in each case, that satisfies applicable gaming laws.

D-2-20

UBS AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Embassy Suites San Luis Obispo (Loan No. 6)	The Mortgage Loan documents permit property and umbrella insurance premiums to be financed through a third-party premium financing company under a premium finance agreement, provided that (a) the Mortgagor submits or causes to be submitted to the lender evidence of payment of each and every installment due under the premium finance agreement as each installment becomes due and payable, (b) the premium financing company agrees to provide the lender with notice in the event of cancellation of the policies that are subject to the premium finance agreement, and (c) the Mortgagor escrows 125% of the annual insurance premiums during the entire term of the Mortgage Loan or until the premiums are no longer under a premium finance agreement.

D-2-21

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Hilton Garden Inn Birmingham/Lakeshore Drive (Loan No. 31)	The use of the Mortgaged Property as a hotel is a pre-existing legally non-conforming use, as hotel use is not a permitted use under current zoning laws. In the event of a casualty, no nonconforming building or structure which has been damaged by fire or other causes to more than 50% of its current replacement value prior to the time of such damage may be rebuilt or restored except in conformity with the current zoning laws. According to the current zoning laws, the current replacement value will be determined in accordance with the current International Code Council (a nonprofit standards organization that develops model building codes adopted by many jurisdictions), under which construction costs do not factor in the cost of the land). Additionally, a nonconforming use which has been discontinued for a continuous period of six months may not be reestablished, and any future use is required to be in conformity with the provisions of the current zoning laws.
(25) Local Law Compliance	146-150 Broadway (Loan No. 34)

The certificate of occupancy for the portion of the Mortgaged Property located at 150 Broadway permits use as a “meat packing factory” which does not conform with the Mortgaged Property’s current use.

The retail space at the Mortgaged Property (which covers the ground floor of both 146 and 150 Broadway) is leased by a single commercial tenant for use as a music venue. The certificate of occupancy for the 146 Broadway retail space permits this use. The Mortgagor has not yet received an updated certificate of occupancy for the 150 Broadway portion of the Mortgaged Property.

(25) Local Law Compliance	22-30 South Munn Avenue (Loan No. 37)	The City of East Orange (the “City”) requires a Certificate of Conformity from the City at the time of a transfer of real property which Certificate of Conformity verifies that a building conforms to the City’s property maintenance and housing code at the time of such transfer. The Mortgaged Property was inspected in connection with the foregoing requirement, and 19 violations were cited. The City provided a conditional Certificate of Conformity to the Mortgagor provided the Mortgagor, among other things, remedy all violations within a six-month period. The failure to remedy the violations in such time period could lead to monetary penalties and loss of the Certificate of Conformity.
(26) Licenses and Permits	Hilton Garden Inn Birmingham/Lakeshore Drive (Loan No. 31)	The existing liquor license is in the name of the prior owner, from whom the Mortgagors acquired the Mortgage Property as of the Mortgage Loan origination date. The Mortgagors are in process of obtaining a liquor license in their name. The Mortgagors and the prior owner entered into an interim beverage service agreement dated November 24, 2025 (the “Service Agreement”), pursuant to which the Mortgagors have until February 22, 2026 (plus one 30-day extension) to obtain the liquor license in their name. Pursuant to the Service Agreement, the prior owner is required to continue to hold the liquor license in its name and the Mortgagors are permitted to conduct beverage service at the Mortgaged Property on behalf of the prior owner for so long as the prior owner is the holder of the license (with the Mortgagors being entitled the related revenue).
(32) Single-Purpose Entity	146-150 Broadway (Loan No. 34)	The Mortgagor previously granted a collateral mortgage on the Mortgaged Property in order to guaranty the debt of an affiliate. The collateral mortgage was satisfied and released on or prior to the origination date of the Mortgage Loan and is of no further force and effect.

D-2-22

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

The lender may, (i) sell or otherwise transfer the Mortgage Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Mortgage Loan and the Mortgage Loan documents, except that any such sale, transfer, syndication or participation (but not a Securitization (as defined below)) may only be to an Eligible Assignee or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities secured by or evidencing ownership interests in all or any portion of the Mortgage Loan and the Mortgage Loan documents or a pool of assets that include the Mortgage Loan and the Mortgage Loan documents (a “Securitization”). “Eligible Assignee” means, as more fully defined in the Mortgage Loan documents, the lenders under the related Whole Loan, certain of their affiliates, and certain banks and other institutions, and any other entity reasonably approved by the Mortgagors; provided that in each case such entity satisfies certain eligibility requirements, including without limitation holding at least $500 million of commercial real estate loans or interests therein; provided, that during an event of default under the Whole Loan, an Eligible Assignee may be any person or entity; provided further that if there is an event of default but a Priority Payment Cessation Event has not occurred, an Eligible Assignee may not be a direct competitor of the guarantor, Blackstone Real Estate Partners IX, Blackstone Inc. or any of their respective affiliates primarily engaged in the business of owning or operating commercial real estate in the ordinary course. “Priority Payment Cessation Event” means (a) the acceleration of the Whole Loan during the continuance of an event of default, (b) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the Mortgage Loan documents relating to all or a material portion of the applicable individual Mortgaged Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the Mortgage Loan documents.

The related master lease (the “MGM Lease”) under which MGM Lessee III, LLC is the master tenant (“MGM Tenant”) of the Mortgaged Property, provides that, unless there is an event of default of the MGM Tenant under the MGM Lease, the Mortgaged Property may not be sold to a Tenant Competitor. A “Tenant Competitor” is defined in the MGM Lease to include a person or entity or an affiliate of a person or entity which (i) is among the top 10 global gaming companies by annual revenues or (ii) operates, leases or manages resorts with at least 1,000 rooms in the greater Las Vegas Strip area; provided, that a “Tenant Competitor” shall not include (x) commercial or corporate banks, pension funds, mutual funds and any other funds that are managed or controlled by a commercial or corporate bank which funds principally invest in commercial loans or debt securities or (y) any person or entity that has elected to be treated as a real estate investment trust and whose primary business activity is limited to acting as a landlord of properties under long-term triple-net leases that may include gaming facilities.

(17) Insurance	CityCenter (Aria & Vdara) (Loan No. 1)

With respect to all risk insurance, the deductible may be up to $1,000,000, and with respect to flood, windstorm and earthquake coverage, the deductible may not exceed 5% of the total insurable value of the applicable individual Mortgaged Property (each, an “Individual Property”), subject to a $5,000,000 minimum (provided that, if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and the rating agencies guaranteeing any failure by the Mortgagors to pay their obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Individual Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Individual Property). Additionally, the Mortgagors may utilize a $4,000,000 aggregate deductible subject to a $1,000,000 per occurrence deductible and a $1,000,000

D-2-23

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

maintenance deductible following the exhaustion of the aggregate and the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may not be considered customary.

The Mortgagors are not required to maintain the coverages on the Mortgaged Property required under the Mortgage Loan documents for so long as (A) the MGM Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the MGM Lease and (C) MGM Tenant maintains insurance policies on each Individual Property that satisfy the requirements set forth in the Mortgage Loan documents (the “MGM Policies”) (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements set forth in the Mortgage Loan documents with respect to any property or terrorism deductible, provided that such deductible must be no greater than $5,000,000). Such deductible may not be considered customary.

With respect to Syndicate Insurance Ratings, the Mortgagors are only required to use commercially reasonable efforts to obtain insurance from insurance companies with the required ratings. In the event that the Mortgagors are not able to obtain insurance from insurance companies rated at least BBB+ by S&P (and to the extent the applicable rating agency rates securities representing an interest in the Whole Loan and the applicable insurance carrier, Baa1 by Moody’s and BBB+ by Fitch), for 40% of the insurance coverage, the Mortgagors may instead obtain such insurance from insurance companies rated A:X or better in the current Best’s Insurance Reports.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Mortgagors and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property; provided that if the total amount of proceeds payable net of applicable deductibles is $100,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds are required to be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

(25) Local Law Compliance; (26) Licenses and Permits	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgagors did not covenant in the Mortgage Loan documents (so long as the Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect. For so long as the MGM Lease is in full force and effect, the covenant for the Mortgagors to keep in full force and effect the licenses and permits is limited to (x) the Mortgagors not directly taking such prohibited actions (or granting their consent under the MGM Lease to permit the MGM Tenant to take such a prohibited action to the extent such action is prohibited under the MGM Lease) and (y) the Mortgagors using commercially reasonable efforts to exercise their rights under the MGM Lease to cause the MGM Tenant to satisfy its obligations under the MGM Lease.
(27) Recourse Obligations	CityCenter (Aria & Vdara) (Loan No. 1)

Clause (a)(i) – The full recourse carveouts do not cover acquiescence by the Mortgagors.

Clause (a)(ii) is limited to collusion in writing.

Clause (a)(iii) is not a full recourse item (but loss recourse).

D-2-24

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The non-recourse carveout guarantor’s liability with respect to the bankruptcy related full recourse carveout, including clause (a)(i) and (a)(ii) above, is limited to 10% of the outstanding amount of the related Whole Loan as of the date that the first full recourse event occurs, plus costs of enforcement.

Clause (b)(i) – There is no loss carveout for misappropriation of security deposits. There is only a loss carveout for rents received with respect to the property paid more than one month in advance.

Additionally, all recourse under clause (b)(i) is limited such that it will not be deemed misappropriation to the extent such amounts are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Mortgaged Properties in accordance with the terms of the Mortgage Loan documents or applied to pay other obligations required to be paid pursuant to the Mortgage Loan documents, or otherwise delivered to the lender.

With respect to clause (b)(iii), there is no separate environmental indemnitor with respect to the Mortgage Loan.

With respect to clause (b)(iii), breaches of environmental covenants do not trigger recourse to the guarantor except, subject to a cap equal to a coverage limit of at least $25,000,000 for each incident and a combined aggregate of $25,000,000, to the extent that (A) the Mortgaged Property is not subject to the MGM Lease and (B) the Mortgagors obtain environmental insurance against claims for pollution and remediation legal liability (the “PLL Policies”) that does not run through the date that is at least two years past the date of repayment of the Mortgage Loan (the “Required PLL Period”) and the Mortgagors fail to renew, replace or extend such PLL Policy through the Required PLL Period as required under the Mortgage Loan documents, any liability under the environmental indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the lender.

With respect to clause (b)(iv) recourse for waste is limited to willful misconduct of Mortgagors or any of their affiliates that are controlled by the guarantor which results in physical damage or waste.

(28) Mortgage Releases	CityCenter (Aria & Vdara) (Loan No. 1)	The Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of the Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagors may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the least of one of the following amounts: (i) the net condemnation proceeds plus the net proceeds of any arm’s length sale of the released portion of such Individual Property to an unrelated entity, (ii) the fair market value of the released portion of such Individual Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the lien.
(29) Financial Reporting and Rent Rolls	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the MGM Lease is in effect, the Mortgagors must deliver the annual financial statements of MGM Tenant and any subtenant under a sublease to the MGM Lease on a combined basis. For so long as the Mortgaged Property is not subject to the MGM Lease, the Mortgagors are required to furnish to the lender annually a complete copy of the Mortgagors’ (or, at the Mortgagors’ election, any 100% direct or indirect owner of the Mortgagors that owns no assets other than such ownership interest and the ownership of any intermediate

D-2-25

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

holding companies that own no assets other than such ownership interest in the Mortgagors) annual financial statements.

There is an obligation to deliver trailing 12-month and year to date operating statements on a quarterly basis but operating statements are not part of the annual reporting package.

There is no obligation to deliver a rent roll.

(30) Acts of Terrorism Exclusion	CityCenter (Aria & Vdara) (Loan No. 1)

For so long as the Mortgaged Property is subject to the MGM Lease, the Mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant. Such insurance may have a deductible of up to $5,000,000.

Terrorism insurance may be written by a non-rated captive insurer.

In addition, all exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.

(31) Due on Sale or Encumbrance	CityCenter (Aria & Vdara) (Loan No. 1)

The Mortgage Loan documents permit free transfers or pledges of interests in an Excluded Entity. As used herein, “Excluded Entity” means (i) any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor or (ii) any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of any entity comprising Initial Sponsor, any other Approved Sponsor Entity or RIC Investor. “Initial Sponsor” means certain Blackstone funds specified or described in the Mortgage Loan documents. “Approved Sponsor Entity” means any entity comprising Initial Sponsor and/or certain Blackstone funds specified or described in the Whole Loan documents, as well as other Blackstone affiliates as described in the Whole Loan documents. “RIC Investor” means Realty Income Corporation (or any successor thereto by operation of law (whether through a merger, consolidation or similar transaction)).

The Mortgage Loan documents provide that none of the Mortgagors, any mezzanine borrower, or any other direct or indirect equity holder in the Mortgagors up to the first direct or indirect holder that has substantial assets other than its indirect interest in the Mortgaged Properties (each, a “Restricted Pledge Party”), other than the Mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. Notwithstanding the foregoing, no consent of the lender is required in connection with (i) any foreclosure of any pledge of an indirect equity interest in the Mortgagors or (ii) exercise of remedies or acquisition of control by a provider of preferred equity or debt to an indirect owner of the Mortgagors that may or may not result in a change of control of the Mortgagors and no assumption fee will be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring control of the Mortgagors or exercising remedies is an eligible assignee (or with respect to preferred equity, a permitted assumption party) that is able to satisfy certain conditions, including remaking representations and covenants relating to embargoed persons.

Upon satisfaction of certain conditions set forth in the Mortgage Loan documents, a sale or pledge of the direct or indirect equity interests in the Mortgagors is permitted without lender consent provided that after giving effect to such sale or pledge, (A) (i) one or more of the entities comprising any Initial Sponsor and/or a Blackstone fund entity, (ii) the RIC Investor, (iii) following a permitted assumption, a permitted assumption party or (iv) following a public sale, a public vehicle (each, an “Approved Control Party”) must individually or collectively, directly or indirectly, own the applicable Required Ownership Interest. The “Required Ownership Interest” means (i) for so long as one or more entities comprising an Approved Control Party individually or collectively controls the Mortgagors and the mezzanine borrower, not

D-2-26

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

less than 5% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower, or (ii) in the event that an Approved Control Party does not individually or collectively control the Mortgagors and the mezzanine borrower, not less than 15% of the ultimate direct or indirect interests in the Mortgagors and the mezzanine borrower.

In the event that any gaming authority requires the Mortgagors or their direct or indirect owner to apply for a gaming license in connection with their ownership of the Mortgaged Property, the Mortgagors may, without the lender’s consent, implement a “voteco” structure which would result in (A) 100% of the voting membership interests in the Mortgagors (or a direct or indirect owner of the Mortgagors) being owned by a Voteco Entity, (B) Voteco Entity thereafter controlling the Mortgagors, and (C) the direct or indirect economic interests in the Mortgagors continuing to be owned in accordance with the requirements of the Mortgage Loan documents, provided that certain conditions are satisfied, including that no event of default is continuing. A “Voteco Entity” means a newly formed Delaware limited liability company that would (i) control the Mortgagors and (ii) be 100% owned and controlled by one or more senior management officers of the sponsor, or if a replacement guarantor has executed and delivered a replacement guaranty substantially in the form of the guaranty or otherwise in form reasonably satisfactory to the lender in accordance with the terms and provisions of the Mortgage Loan documents, one or more senior management officers of the applicable qualified transferee, in each case, that satisfies applicable gaming laws.

D-2-27

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	535 & 545 5th Avenue (Loan No. 5)	The related engineering report is dated April 29, 2025, more than six months before origination of the Mortgage Loan.
(25) Local Law Compliance	535 & 545 5th Avenue (Loan No. 5)	Certain building and fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cause to be remedied such open violations.
(28) Mortgage Releases	535 & 545 5th Avenue (Loan No. 5)	If the Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-28

Natixis Real Estate Capital, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None.	None.	None.

D-2-29

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in This Prospectus	16
Summary of Terms	25
Summary of Risk Factors	58
Risk Factors	60
Description of the Mortgage Pool	153
Transaction Parties	237
Credit Risk Retention	339
Description of the Certificates	353
Description of the Mortgage Loan Purchase Agreements	390
Pooling and Servicing Agreement	400
Certain Legal Aspects of Mortgage Loans	506
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	523
Pending Legal Proceedings Involving Transaction Parties	526
Use of Proceeds	527
Yield and Maturity Considerations	527
Material Federal Income Tax Considerations	536
Certain State and Local Tax Considerations	547
Method of Distribution (Underwriter)	548
Incorporation of Certain Information by Reference	551
Where You Can Find More Information	551
Financial Information	552
Certain ERISA Considerations	552
Legal Investment	556
Legal Matters	557
Ratings	557
Index of Defined Terms	559

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$757,200,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2026-5C40
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2026-5C40

Class A-1	$6,215,000
Class A-2	$0	–
	$200,000,000
Class A-3	$377,851,000	–
	$577,851,000
Class X-A	$584,066,000
Class A-S	$108,470,000
Class B	$36,504,000
Class C	$28,160,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Bancroft Capital, LLC
Co-Manager

Drexel Hamilton
Co-Manager

Natixis
Co-Manager

January[__], 2026